UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Kansas City Southern

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KANSAS CITY SOUTHERN

427 West 12th Street
Kansas City, Missouri 64105

NOTICE AND PROXY STATEMENT

for
a Special Meeting of Stockholders
to be held
March 29, 2005

YOUR VOTE IS IMPORTANT!

           Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

Mailing of this Notice and Proxy Statement and the accompanying enclosed

Proxy commenced on or about February 28, 2005

KANSAS CITY SOUTHERN

427 West 12th Street
Kansas City, Missouri 64105
February 28, 2005

To Our Stockholders:

      On April 20, 2003, Kansas City Southern (“KCS”) entered into an acquisition agreement with Grupo TMM, S.A. (“Grupo TMM”) under which KCS would acquire control of TFM, S.A. de C.V. (“TFM”) which operates one of the three major rail systems in Mexico. This acquisition agreement was not consummated due to disputes arising between the parties which led to litigation and arbitration. As a result of negotiations between KCS and Grupo TMM to resolve their dispute over the acquisition agreement, on December 15, 2004, KCS entered into an amended and restated acquisition agreement with Grupo TMM (the “Acquisition Agreement”), amending certain terms of the original acquisition agreement.

      In connection with this acquisition, KCS proposes to issue 18 million shares of common stock, plus an additional number of shares of common stock (the “Additional Shares”) under certain circumstances and substantial cash payments. The Additional Shares will not exceed that number which, under an agreed upon formula, shall have a market value of $171 million (which represents $166 million in consideration and up to $5 million in interest). Based on the closing price of $17.64 for KCS common stock on the New York Stock Exchange on February 1, 2005, the market value of the 18 million shares would have been $317,520,000.

      Important information about this acquisition and related transactions is contained in the accompanying proxy materials.

      A Special Meeting of Stockholders will be held at 10:00 a.m. on Tuesday, March 29, 2005 at the offices of KCS, 427 West 12th Street, Kansas City, Missouri, to consider and approve the proposal described in the attached proxy statement.

      Your vote is important. KCS’s Board of Directors has recommended that you vote FOR the proposal contained in the proxy statement.

      The proxy statement contains detailed information about the Special Meeting and the formal business to be acted upon by the stockholders. We urge you to read these proxy materials and to participate in the Special Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to assure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

MICHAEL R. HAVERTY
Chairman of the Board, President
and Chief Executive Officer

KANSAS CITY SOUTHERN

427 West 12th Street
Kansas City, Missouri 64105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

       A Special Meeting of the Stockholders of Kansas City Southern, a Delaware corporation (“KCS”), will be held at the offices of KCS, 427 West 12th Street, Kansas City, Missouri, at 10:00 a.m. on Tuesday, March 29, 2005, to consider and vote upon approval of the proposed issuance of 18 million shares of common stock, par value $0.01 per share (“Common Stock”), plus an additional number of shares of Common Stock issuable under certain circumstances with a market value of up to $171 million (which represents $166 million in consideration and up to $5 million in interest), pursuant to an amended and restated acquisition agreement with Grupo TMM, S.A. and others and related agreements, and upon such other business as may properly come before the Special Meeting and any adjournments thereof. Based on the closing price of $17.64 for KCS Common Stock on the New York Stock Exchange on February 1, 2005, the market value of the 18 million shares would have been $317,520,000. (At present, our Board of Directors is not aware of any other business that will be presented for consideration at the Special Meeting.)

      The 18 million shares, together with $200 million in cash, constitute a part of the purchase price for the shares of Grupo TFM to be acquired by KCS. The up to $171 million of additional shares that may be issued consists of: (i) up to $110 million (of which $35 million may be paid in KCS Common Stock or cash) payable in the event of the resolution of certain disputes with the Mexican government; (ii) up to $47 million in principal of, and up to $5 million in interest on, KCS promissory notes placed in an escrow account to cover certain indemnity claims (all of which is payable in either KCS Common Stock or cash); and (iii) $9 million payable to a consulting firm in the event of the resolution of certain disputes with the Mexican government (all of which is payable in either KCS Common Stock or cash).

      Only holders of KCS Common Stock and holders of KCS Preferred Stock, $25 par value per share, of record at the close of business on February 18, 2005, are entitled to notice of and to vote at this meeting or any adjournment thereof. Holders of KCS Series C Preferred Stock do not have voting rights with respect to the proposal to be presented at this meeting. The list of stockholders entitled to vote at this meeting will be available for inspection during normal business hours in the office of KCS’s Corporate Secretary at least 10 days prior to the date of the meeting.

By Order of the Board of Directors,

MICHAEL R. HAVERTY
Chairman of the Board, President
and Chief Executive Officer

The date of this notice is February 28, 2005.

      Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in this notice and proxy statement. Please also indicate on your proxy card whether you plan to attend the Special Meeting.

KANSAS CITY SOUTHERN

427 West 12th Street
Kansas City, Missouri 64105

PROXY STATEMENT

i

Page

Selected Historical Consolidated Financial Data of KCS	47
Selected Historical Combined and Consolidated Financial Data of Grupo TFM	49
UNAUDITED PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA	50
FINANCIAL STATEMENTS OF GRUPO TFM	52
PRO FORMA FINANCIAL INFORMATION	53
PRINCIPAL STOCKHOLDERS AND STOCK OWNED BENEFICIALLY BY DIRECTORS AND CERTAIN EXECUTIVE OFFICERS	70
STOCKHOLDER PROPOSALS	74
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	75
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	75
OTHER MATTERS	75
FORWARD-LOOKING STATEMENTS	75
WHERE YOU CAN FIND MORE INFORMATION	76
DOCUMENTS INCORPORATED BY REFERENCE	76
Exhibit 1 — Grupo TFM Combined and Consolidated Financial Statements, December 31, 2001, 2002 and 2003	78
Exhibit 2 — Grupo TFM Consolidated Financial Statements, September 30, 2004	111
APPENDICES:
Appendix A — Amended and Restated Acquisition Agreement, dated as of December 15, 2004, by among Kansas City Southern, KARA Sub, Inc., KCS Investment I, Ltd., KCS Acquisition Subsidiary, Inc., Caymex Transportation, Inc., Grupo TMM, S.A., TMM Holdings, S.A. de C.V., TMM Multimodal, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.
A-1
Appendix B — Stockholders’ Agreement by and among Kansas City Southern, Grupo TMM, S.A., TMM Holdings, S.A. de C.V., TMM Multimodal, S.A. de C.V. and certain stockholders of Grupo TMM, S.A.	B-1
Appendix C — Consulting Agreement by and between Kansas City Southern and José F. Serrano International Business, S.A. de C.V.	C-1
Appendix D — Fairness Opinion of Morgan Stanley	D-1

ii

INTRODUCTION

      The accompanying proxy is solicited by the Board of Directors of Kansas City Southern (“KCS”) from holders of KCS Common Stock, par value $0.01 per share (the “Common Stock”), and holders of KCS Preferred Stock, par value $25.00 per share (the “Preferred Stock”), as of the record date for use at the Special Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. This proxy statement is first being mailed to stockholders on or about February 28, 2005.

SUMMARY TERM SHEET FOR THE PROPOSAL

      This summary term sheet for the proposal highlights selected information from this proxy statement regarding the proposal and may not contain all of the information that is important to you as a KCS stockholder. Accordingly, we encourage you to carefully read this entire document, including the appendices, and the documents to which we have referred you. You may obtain a copy of the documents to which we have referred you without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Background and Reasons for the Proposal (Pages 15 through 20)

      Since 1997, pursuant to a joint venture agreement (which terminated on December 1, 2003), and other agreements, entered into by KCS and Grupo TMM, S.A. (“Grupo TMM”), subsidiaries of KCS and Grupo TMM have owned, along with Mexican governmental agencies, interests in Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”).

•	Grupo TFM is the owner of 80% of the voting stock of TFM, S.A. de C.V. (“TFM”).

•	TFM holds the concession to operate, and operates, a major rail system in Mexico.

•	KCS currently owns 51% of the stock of Mexrail, Inc. (“Mexrail”), owner of 100% of the voting stock of The Texas-Mexican Railway Company (“Tex-Mex”). KCS has an exclusive option to purchase from TFM on or before October 31, 2005 the remaining 49% of the shares of Mexrail. If KCS does not exercise this option by October 31, 2005, KCS becomes obligated to purchase such remaining shares on October 31, 2005 at a purchase price of approximately $31.4 million. See “Proposal — Proposed Issuance of Common Stock — Regulatory Matters.”

•	Tex-Mex operates a 157 mile rail line from Laredo to Corpus Christi, Texas, and connects the operations of The Kansas City Southern Railway Company (“KCSR”) with TFM.

•	Mexrail also owns the northern half of the international railway bridge at Laredo, Texas. TFM, through its concession with the Mexican government, has the right to control and operate the southern half of the rail-bridge at Nuevo Laredo.

      The structure of this ownership prior to the execution of the Acquisition Agreement (with intermediate subsidiaries, except for KCSR and TMM Multimodal, S.A. de C.V. (“Multimodal”), eliminated), including KCSR’s and Multimodal’s imputed ownership from TFM’s ownership of 24.6% of Grupo TFM, appears in the following diagram:

      On April 20, 2003, KCS and Grupo TMM entered into an agreement for the acquisition by KCS of control of TFM, referred to as the “Original Acquisition Agreement.” The Original Acquisition Agreement was not consummated due to disputes arising between the parties which led to litigation and arbitration. See “Background and Recommendation — Background.” On December 15, 2004, KCS and Grupo TMM entered into an amended and restated acquisition agreement, referred to as the “Acquisition Agreement,” amending and restating the Original Acquisition Agreement.

      The following diagram illustrates the ownership structure resulting if the acquisition of TFM (through the acquisition of all the interest of Grupo TMM (held by its subsidiary, Multimodal) in Grupo TFM) (the “Acquisition”) is completed (eliminating intermediate subsidiaries).

(1)	Limited Voting. Mexican government has certain “put” rights discussed under “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — Ancillary Agreements — Agreement of Assignment and Assumption of Rights, and Agency Agreement with Undisclosed Principal, Duties and Obligations.”

Questions and Answers About the Proposal

      This question-and-answer section highlights important information in this proxy statement but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the appendices, and the other documents we refer you to for a more complete understanding of the matters being considered at the Special Meeting. In addition, we incorporate by reference into this proxy statement important business and financial information about KCS. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Q:	On what am I being asked to vote?

A:	You are being asked to approve the issuance of 18 million shares of Common Stock, and up to that additional number of shares of Common Stock, valued as described in this proxy statement, equal to $171 million (which represents $166 million in consideration and up to $5 million in interest), in connection with our acquisition of control of TFM. See “Proposal — Proposed Issuance of Common Stock.”

Q:	Why does KCS want to acquire additional interests in Grupo TFM?

A:	Grupo TFM owns 80 percent of the economic interest in TFM and all the shares of TFM entitled to full voting rights. KCS currently owns a 46.6% economic interest in Grupo TFM and 49.0% of the shares of Grupo TFM entitled to full voting rights. If KCS purchases the additional shares of Grupo TFM, it will have a controlling interest in Grupo TFM and, by virtue of Grupo TFM’s ownership interest in TFM, KCS will have a controlling interest in TFM.

Q:	What is TFM?

A:	TFM holds the concession to operate a strategically significant corridor between Mexico and the United States, and has as its core route a key portion of the shortest, most direct rail passageways between Mexico City and the border crossing to Laredo, Texas. TFM’s rail lines connect the most populated and industrialized regions of Mexico with Mexico’s principal U.S. border railway gateway at Nuevo Laredo. In addition, TFM serves three of Mexico’s primary seaports and 15 Mexican states and Mexico City, which together represent a majority of the country’s population and account for a majority of its estimated gross domestic product.

Q:	What is the purpose of this Acquisition?

A:	The purpose of the Acquisition is to place TFM under the control of KCS which will also control KCSR, Gateway Eastern and Tex-Mex. KCS management believes that common control of these railroads, which are already physically linked in an end-to-end configuration, will enhance competition and give shippers in the North American Free Trade Agreement (“NAFTA”) trade corridor a strong transportation alternative as they make their decisions to move goods between the United States, Mexico and Canada. In addition, KCS management believes that this common control offers stockholders greater value through the operating efficiencies expected to come from common ownership and control.

Q:	Why is KCS stockholder approval necessary?

A:	The rules of the New York Stock Exchange require listed companies, such as KCS, to obtain stockholder approval before the issuance of common stock in any transaction or series of related transactions which amount to 20% or more of the listed company’s issued and outstanding common stock. The proposed issuance of shares of Common Stock is expected to exceed 20% of KCS’s issued and outstanding common stock.

Q:	Do I have appraisal rights if I oppose the Proposal?

A:	No. Under Delaware law, stockholders do not have the right to an appraisal of the value of their shares in connection with the Proposal.

Q:	What is the Board of Directors’ recommendation on how to vote?

A:	The KCS Board of Directors has recommended that you vote FOR the Proposal.

Q:	What will happen if the Proposal is not approved?

A:	KCS will not be able to take the actions proposed, and KCS will be required to dismiss with prejudice certain legal actions pending against Grupo TMM. If the Proposal is not approved, KCS may not be able to complete the Acquisition.

Q:	What effects will the proposed issuances of Common Stock have on KCS stockholders?

A:	The proposed issuance of Common Stock will result in dilution in the percentage ownership interest of KCS’s existing stockholders. The amount of such dilution cannot be determined until the time of issuance; however, if KCS had issued, as of September 30, 2004, the maximum number of shares of Common Stock contemplated by the Acquisition Agreement and by the Consulting Agreement, assuming a price of $16.91 per share (based on the average trading price per share for KCS Common Stock on the New York Stock Exchange, as reported on Bloomberg (VAP function), for the 20 consecutive trading days immediately preceding December 21, 2004), which would aggregate approximately 28.1 million shares, then based upon approximately 62.7 million shares of Common Stock outstanding as of September 30, 2004 and a book value per share then of $12.54, the shares of Common Stock outstanding would have increased by approximately 44.8%, and the book value per share of Common Stock would have decreased, from $12.54 to $12.01. These results may be different at the time the Acquisition is completed.

Q:	Who can help answer other questions I may have?

A:	If you have any questions concerning the Proposals or the Special Meeting, or if you would like additional copies of the proxy statement, please contact the Senior Vice President and General Counsel of KCS at 816-983-1370.

The Proposal

      You are being asked to consider and vote upon approval of the proposal to authorize our issuance of shares of KCS Common Stock in connection with the Acquisition, as described in more detail below.

Proposed Issuance of Common Stock (Pages 27 through 46)

      We propose to issue shares of Common Stock, along with the payment of cash, to acquire control of TFM, in accordance with the terms of the Acquisition Agreement. Pursuant to the Acquisition Agreement and related agreements, we propose to issue 18 million shares of KCS Common Stock, and an additional number of shares of KCS Common Stock (the “Additional Shares”) with a market value of up to $171 million (which represents $166 million in consideration and up to $5 million in interest payable on certain promissory notes). Based on the closing price of $17.64 for KCS Common Stock on the New York Stock Exchange, or NYSE, on February 1, 2005, the market value of the 18 million shares would have been $317,520,000. The terms and conditions of these stock issuances and related transactions are set forth in the Acquisition Agreement, related ancillary agreements (the “Ancillary Agreements”) and other agreements described below. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements.”

Acquisition Agreement (Pages 28 to 34 and Appendix A)

      Pursuant to the Acquisition Agreement, KCS will acquire all of the interest of Grupo TMM (held by its subsidiary, Multimodal) in Grupo TFM for the following consideration at the closing of the Acquisition (the “Closing”):

•	$200 million in cash;

•	18 million shares of KCS Common Stock, the market value of which would have been $317,520,000 based on the closing price of $17.64 for KCS Common Stock on the NYSE on February 1, 2005; and

•	KCS promissory notes in the aggregate principal amount of $47 million (the “Indemnity Escrow Notes”) which will be deposited in an escrow account and held, reduced and released in accordance with the terms of an indemnity escrow agreement (the “Indemnity Escrow Agreement”). KCS may convert the remaining balance due under the Indemnity Escrow Notes, including accrued and unpaid interest of up to $5 million, into shares of KCS Common Stock on the terms set forth in the Indemnity Escrow Notes. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — Ancillary Agreements — Indemnity Escrow Agreement.”

      In addition, upon a positive resolution of certain proceedings related to TFM’s value added tax (“VAT”) claim (“VAT Claim”) and the Mexican government’s right under certain circumstances to compel the purchase of its 20% interest in TFM (the “Put”), KCS will pay to Multimodal up to $110 million in cash and KCS Common Stock (referred to as the “VAT Contingency Payment”). See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — The Acquisition Agreement”. Grupo TFM owns an 80% economic interest in TFM and all of the shares of stock with full voting rights of TFM (the “TFM Voting Stock”).

      Upon completion of the Acquisition, KCS will assume Grupo TMM’s rights and obligations to make any payment upon the exercise by the Mexican government of its right to compel the purchase of its 20% interest in TFM in accordance with the applicable agreements (the “Put”) and will indemnify Grupo TMM and its affiliates, and their respective officers, directors, employees and shareholders, against obligations or liabilities relating thereto. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — Ancillary Agreements — Agreement of Assignment and Assumption of Rights, and Agency Agreement with Undisclosed Principal, Duties and Obligations.”

      The obligations of KCS and Grupo TMM to complete the Acquisition are subject, in addition to standard conditions, to the following conditions:

•	Approval by KCS’s stockholders of issuance of KCS Common Stock (described in Proposal);

•	Obtaining required consents, waivers, authorizations and approvals from governmental authorities;

•	Approval for listing on the New York Stock Exchange of the KCS Common Stock to be issued in connection with the Acquisition;

•	Absence of any legal or judicial restraints or prohibitions preventing consummation of the Acquisition;

•	Absence of any insolvency or bankruptcy proceeding against Grupo TMM, Multimodal, TMM Holdings, S.A. de C.V. (“TMM Holdings”), Grupo TFM or TFM; and

•	Eligibility for release of certain of the documents from an escrow account (the “Closing Escrow”), subject only to the occurrence of the Closing.

See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — The Acquisition Agreement.”

      The Acquisition Agreement also contains indemnification provisions pursuant to which the parties will indemnify each other and certain of their affiliates against certain losses and tax liabilities. KCS and Grupo TMM have also agreed that upon Closing of the Acquisition substantially all litigation between them will be dismissed.

      The Acquisition Agreement is subject to termination prior to the Closing under certain circumstances. A termination fee of $18 million may be payable in the event of termination of the Acquisition Agreement due to certain circumstances. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — The Acquisition Agreement — Termination.”

Ancillary Agreements (Pages 34 to 42 and Appendix B)

      Certain Ancillary Agreements have also been entered into by certain of the parties, including the following which will become effective as of the date of the Closing (the “Closing Date”):

•	Stockholders’ Agreement. Under this agreement, Grupo TMM and certain of its subsidiaries and principal stockholders (the “Principal Stockholders”), and their respective affiliates who are then holders of KCS Common Stock (collectively, the “TMM Holders”) are subject to provisions which restrict transfer and certain acquisitions of, and provide pre-emptive rights with respect to, shares of KCS Common Stock, and which restrict certain activities aimed at influencing the control and management of KCS by Grupo TMM. The Stockholders’ Agreement also requires the TMM Holders to vote their shares of KCS in favor of the KCS Board of Directors’ slate of director nominees and against any proposal to remove any director nominated by the KCS Nominating and Corporate Governance Committee (the “Nominating Committee”) and elected to the KCS Board of Directors by KCS stockholders. Subject to specific termination provisions contained in the Stockholders’ Agreement, the agreement (with a few exceptions) terminates when the TMM Holders’ ownership, for 30 consecutive days, falls below 40% of the voting securities of KCS initially acquired pursuant to the Merger. A copy of this agreement is attached as Appendix B.

•	Registration Rights Agreement. This agreement provides Grupo TMM, Multimodal, certain of the Principal Stockholders and Permitted Transferees (as defined in the Registration Rights Agreement) (collectively, the “Holders”) with registration rights with respect to the shares of KCS Common Stock to be issued pursuant to the Acquisition Agreement and the Consulting Agreement and shares otherwise acquired upon the exercise of pre-emptive rights in compliance with the Stockholders’ Agreement. Pursuant to the terms and conditions of the Registration Rights Agreement, the Holders will have the right to request up to six demand registrations upon the request of Holders of 10% or more of the shares of Registrable Stock. However, KCS will not be required to file more than one “shelf registration.” The Holders will also be entitled to unlimited incidental, or “piggy-back,” registrations. The registration rights under this agreement terminate as to any Holder on the earliest to occur of (i) five years after the Closing and (ii) such time as the Holder is free to sell its shares of Registrable Stock without registration under the Securities Act of 1933 and without restriction as to the manner of sale. This agreement also contains certain indemnification provisions under which KCS will be obligated to indemnify certain persons against certain losses and KCS will be entitled to indemnification against certain losses from the Holders. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — Ancillary Agreements — Registration Rights Agreement.”

Other Agreements (Pages 42 to 44 and Appendix C)

      KCS has entered into other agreements with Grupo TMM and certain of its affiliates, including the consulting agreement summarized below, entered into on the same date as the Acquisition Agreement to become effective as of the Closing Date.

•	Consulting Agreement. This agreement provides for José F. Serrano International Business, S.A. de C.V. (the “Consulting Firm”) to provide certain consulting services to the KCS Board of Directors. José Serrano Segovia, the Chairman and Chief Executive Officer of Grupo TMM and the current Chairman of TFM and Grupo TFM, is required under the terms of the Consulting Agreement to be personally involved in the provision of services by the consulting firm. The Consulting Agreement has a term of three years commencing on the first business day following the Closing Date. Subject to the limitations set forth in the Consulting Agreement, KCS will pay to the Consulting Firm an annual fee of $3,000,000 in cash. In addition, upon the resolution of certain disputes with the Mexican government, KCS will pay to the Consulting Firm $9,000,000 (the “VAT Claim and Put Advisory Fee”). Such amount may be paid, at KCS’s election, in cash or KCS Common Stock. The Consulting Agreement contains certain restrictions on transfer of shares of KCS Common Stock. A copy of this agreement is attached as Appendix C. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — Other Agreements — Consulting Agreement.”

Fairness Opinion (Pages 21 to 26 and Appendix D)

      Morgan Stanley & Co. Incorporated, (“Morgan Stanley”) acted as financial advisor to KCS in connection with the Acquisition. At a December 14, 2004 meeting of the KCS Board of Directors, Morgan

Stanley delivered an oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Morgan Stanley, the consideration to be paid by KCS in the Acquisition was fair, from a financial point of view, to KCS. For purposes of its opinion, the consideration to be paid by KCS included the stock consideration, the cash consideration, any amounts that could become payable pursuant to the VAT Contingency Payment to Multimodal, the cash consideration for the consulting services and any amount that could become payable as a fee for advisory services in connection with the Final Resolution of the VAT Claim and Put to Consulting Firm pursuant to the Consulting Agreement, subject to certain assumptions and conditions. The full text of the written opinion of Morgan Stanley is attached hereto as Appendix D. KCS encourages you to read the opinion carefully, as well as the description of the analyses on which it was based.

Vote Required to Approve the Proposal (Pages 9 and 46)

      Approval of the Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of KCS Common Stock and of Preferred Stock present in person or represented by proxy and entitled to vote on these matters, voting together as a single class, provided a quorum is present. The Series C Preferred Stock is not entitled to vote on the Proposal.

INFORMATION ABOUT THE SPECIAL MEETING

Why Were KCS’s Stockholders Sent this Proxy Statement?

      KCS is mailing this proxy statement on or about February 28, 2005 to its stockholders of record on February 18, 2005 in connection with KCS’s Board of Directors’ solicitation of proxies for use at a Special Meeting of Stockholders and any adjournment thereof (the “Special Meeting”). The Special Meeting will be held at the offices of KCS, 427 West 12th Street, Kansas City, Missouri, on Tuesday, March 29, 2005 at 10:00 a.m. The Notice of Special Meeting of Stockholders and a proxy card accompany this proxy statement.

      KCS will pay for the Special Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, also solicit proxy cards. They have not been specifically engaged for that purpose, nor will they be compensated for their efforts. KCS has engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. KCS will pay these costs and expenses. In addition, KCS may reimburse brokerage firms and other persons representing beneficial owners of KCS shares for their expenses in forwarding this proxy statement and other soliciting materials to the beneficial owners.

      Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this notice and proxy statement and the proxy card to the beneficial owners of KCS’s stock held of record by them. Upon request, KCS will reimburse them for their reasonable expenses in completing the mailing of the materials to beneficial owners of our stock.

Who May Attend the Special Meeting?

      Only KCS stockholders or their proxies and guests of KCS may attend the Special Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Special Meeting may request reasonable assistance or accommodation from KCS by contacting the office of the Corporate Secretary at KCS’s principal executive offices, (816) 983-1538. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide KCS sufficient time to arrange for reasonable assistance, please submit all requests by March 23, 2005.

What Matters Will Be Considered at the Special Meeting?

      At the Special Meeting, stockholders will consider and vote upon a proposal to issue 18,000,000 shares of Common Stock and up to that additional number of shares of Common Stock equal to $171 million (which represents $166 million in consideration and up to $5 million in interest payable on the Indemnity Escrow Notes), calculated at the price set forth in the applicable agreement. Based on the closing price of $17.64 for KCS Common Stock on the NYSE on February 1, 2005, the market value of the 18 million shares would have been $317,520,000. These matters have been proposed by the Board of Directors. The Board of Directors knows of no other matters that will be presented or voted on at the Special Meeting.

VOTING

Which Stockholders May Vote at the Special Meeting?

      Only the holders of record at the close of business on February 18, 2005 (the “Record Date”), of the Common Stock and the holders of the Preferred Stock, are entitled to notice of and to vote at the Special Meeting. On the Record Date, KCS had outstanding 63,579,863 shares of Common Stock and 242,170 shares of Preferred Stock for a total of 63,822,033 shares eligible to be voted at the Special Meeting. The holders of Series C Preferred Stock will not have any right to vote on the matter known to be presented at the Special Meeting. Holders of the Series C Preferred Stock only have contingent voting rights, as in the case of a dividend or redemption payment default, as set forth in KCS’s Restated Certificate of Incorporation and as otherwise required by law.

      The Common Stock and the Preferred Stock (collectively, the “Voting Stock”) constitute KCS’s only voting securities which are entitled to vote at the Special Meeting and will vote together as a single class on all matters to be considered at the Special Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on all matters. Internet and telephone voting are also available, and the accompanying form of proxy contains the Internet address and toll-free telephone number.

How Does KCS Decide Whether Its Stockholders Have Approved the Proposal?

      Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Special Meeting. The shares of a stockholder who is present and entitled to vote at the Special Meeting, either in person or through a proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

      For the Proposal to be voted on at the Special Meeting, the affirmative vote of the holders of a majority of the outstanding shares of KCS Common Stock and of Preferred Stock present in person or represented by proxy and entitled to vote on the Proposal to approve the issuance of Common Stock, voting together as a single class, assuming a quorum is present, is required for the adoption of the Proposal.

      Voting ceases when the chairman of the Special Meeting closes the polls. The votes are counted and certified by inspectors appointed by the Board of Directors of KCS in advance of the Special Meeting. In determining whether a majority of shares have been affirmatively voted for the Proposal, the affirmative votes for the Proposal are measured against the votes for and against the Proposal plus the abstentions from voting on the Proposal. In other words, abstentions will have the effect of votes against the Proposal.

What if a Stockholder Holds Shares in a Brokerage Account?

      The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in the broker’s name for customers are required to get directions from the customers on how to vote their shares. NYSE rules also permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Special Meeting, informs the brokers whether or not the brokers are entitled to vote the undirected shares on the Proposal. KCS does not believe that brokers will be permitted to vote on the Proposal if they have not received directions from their customers.

      A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Special Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Special Meeting. Under applicable law, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote.

How may a Stockholder Vote by Proxy?

      Stockholders may vote by proxy in three ways, each of which is valid under Delaware law.

•	By Internet: Access our Internet voting site at http://www.eproxyvote.com/ksu and follow the instructions on the screen, prior to 5:00 p.m., central time, March 28, 2005 (March 27, 2005 for participants in certain employee benefit plans discussed below).

•	By Telephone: Using a touch-tone telephone, call toll-free 1-800-758-6573 and follow the voice instructions, prior to 5:00 p.m., central time, March 28, 2005 (March 27, 2005 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy or instruction card.

How are a Stockholder’s Shares Voted if the Stockholder Submits a Proxy?

      Stockholders who return a properly executed proxy card or properly vote via the Internet or telephone are appointing the Proxy Committee to vote their shares of Voting Stock covered by the Proxy. That Committee consists of the three directors of KCS whose names are listed on the related proxy card. A stockholder wishing to name as his, her or its proxy someone other than the Proxy Committee designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Special Meeting. Proxy cards so marked should not be mailed directly to KCS.

      The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholders executing the proxy(1) or authorizing the proxy and voting by Internet or telephone. If a properly executed, or authorized, and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares FOR the Proposal to issue shares of Common Stock, and in accordance with their discretion upon such other matters as may properly come before the Special Meeting.

May a Stockholder Revoke His or Her Proxy or Voting Instruction Card?

      Yes. At any time before the polls for the Special Meeting are closed, a stockholder who holds stock in his or her name may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on a previously executed and delivered proxy or to the date of a prior electronic vote or telephone vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to the Corporate Secretary of KCS. A stockholder who holds stock in a brokerage account must contact the broker and comply with the broker’s procedures if he or she wants to revoke or change the instructions that the stockholder returned to the broker. Attendance at the Special Meeting will not have the effect of revoking a properly executed or authorized proxy unless the stockholder delivers a written revocation to the Corporate Secretary before the proxy is voted.

How do Participants in KCS’s or DST Systems, Inc.’s Employee Stock Ownership Plans, in KCS’s 401(k) and Profit Sharing Plan, or in KCS’s union 401(k) plans Vote?

      Participants in KCS’s and DST Systems, Inc.’s employee stock ownership plans (“ESOPs”), in KCS’s 401(k) and Profit Sharing Plans (“401(k) Plan”) and in KCS’s union 401(k) plans (“Union Plans”) are each provided a separate voting instruction card (accompanying this proxy statement) to instruct the

      (1) Internet and telephone voting are also available, and the accompanying form of proxy contains the Internet address and toll-free telephone number.

respective trustees of these ESOPs, 401(k) Plan and Union Plans how to vote the shares of Common Stock held on behalf of the participant.(2) The trustee is required under the trust agreements to vote the shares in accordance with the instructions indicated on the voting instruction card.2 If voting instructions are not given by the participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from the plan participants. Unless giving voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to UMB Bank, N.A., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013. The voting instruction card should not be returned to KCS or DST Systems, Inc. (“DST”). ESOP participants, 401(k) Plan participants and Union Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the Votes of Participants in the ESOPs, the 401(k) Plan and the Union Plans Confidential?

      Under the terms of the ESOPs, the 401(k) Plan and the Union Plans, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

      (2) Voting instructions may also be given by Internet or telephone by participants in the KCS and DST ESOPs and the KCS 401(k) and Profit Sharing Plan, and the accompanying voting instruction card relating to such plans contains the Internet address and toll-free number.

BUSINESS OF KCS, TFM AND TEX-MEX

KCS

We, along with our subsidiaries and affiliates, own and operate a uniquely positioned North American rail network strategically focused on the growing north/south freight corridor that connects key commercial and industrial markets in the central United States with major industrial cities in Mexico. KCS’s principal subsidiary, KCSR, which was founded in 1887, is one of seven Class I railroads in the United States (railroads with annual revenues of at least $272 million, as indexed for inflation). Our rail network (KCSR, TFM and Tex-Mex) comprises approximately 6,000 miles of main and branch lines extending from the midwest portions of the United States south into Mexico. We have further expanded our rail network through marketing alliances and a strategic alliance.

      Our expanded network includes:

•	KCSR, which operates approximately 3,100 miles of main and branch lines running on a north/south axis from Kansas City, Missouri to the Gulf of Mexico and on an east/west axis from Meridian, Mississippi to Dallas, Texas (our “Meridian Speedway”) and from Kansas City to East St. Louis, Illinois and Springfield, Illinois, and 1,250 miles of other tracks in a ten state region that includes Missouri, Kansas, Arkansas, Oklahoma, Mississippi, Alabama, Tennessee, Louisiana, Texas and Illinois;

•	TFM, which operates approximately 2,650 miles of main and branch lines running from the U.S./ Mexico border at Laredo, Texas to Mexico City and serves most of Mexico’s principal industrial cities and three of its major shipping ports, and Tex-Mex, which operates a 157-mile rail line extending from Laredo to the port city of Corpus Christi, Texas and connects the operations of KCSR with TFM;

•	marketing agreements with Norfolk Southern Railway Company (“Norfolk Southern”) that allows us to gain incremental traffic volume between the southeast and the southwest United States and a marketing agreement with the Iowa, Chicago & Eastern Railroad Corporation (“IC&E”), that provides us with access to Minneapolis, Minnesota and Chicago, Illinois and to the origination of corn and other grain in Iowa, Minnesota and Illinois;

•	a strategic alliance with Canadian National Railway Company (“CN”) and Illinois Central Corporation (“IC,” and together with CN, “CN/ IC”), through which we have access to a contiguous rail network of approximately 25,000 miles of main and branch lines connecting Canada, the United States and Mexico;

•	a joint marketing alliance, entered into in April 2002 with The Burlington Northern and Santa Fe Railway Company (“BNSF”) aimed at promoting cooperation, revenue growth and extending market reach, principally to enhance chemical, grain and forest product traffic for both railroads in the United States and Canada; and

•	our affiliate, the Panama Canal Railway Company (“PCRC”), which holds the concession to operate the Panama Canal Railway, a 47-mile coast-to-coast railroad located adjacent to the Panama Canal. This railroad has been reconstructed for the purpose of performing freight and passenger operations. Its wholly-owned subsidiary, Panarail Tourism Company (“Panarail”), operates a commuter and tourist railway service over the lines of the Panama Canal Railway.

      KCS is incorporated in Delaware. Our principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105. Our telephone number is 816-983-1303.

TFM

      TFM is 80% owned by Grupo TFM, which holds all of the TFM Voting Stock. The remaining 20% economic interest in TFM is held by the Mexican government. Grupo TFM is a non-operating holding company with no material assets or operations other than its investment in TFM. The stockholders of Grupo TFM are Multimodal, an indirect subsidiary of Grupo TMM, NAFTA Rail, S. A. de C. V., an indirect wholly owned subsidiary of KCS, and TFM. TFM is the owner of the limited voting shares previously held by the Mexican National Railway, representing 24.6% of the equity of Grupo TFM. TFM holds the concession, which was awarded by the Mexican Government in 1996, to operate one of three principal rail systems in Mexico, with tracks and facilities located in the north and central regions of Mexico, for the 50 years ending in June 2047 and, subject to certain conditions, has an option to extend the Concession for an additional 50 years. The Concession is subject to certain mandatory trackage rights and is exclusive until 2027. However, the Mexican government may revoke TFM’s exclusivity after 2017 if it determines that there is insufficient competition and may terminate the Concession as a result of certain conditions or events, including (1) TFM’s failure to meet its operating and financial obligations with regard to the Concession under applicable Mexican law, (2) a statutory appropriation by the Mexican government for reasons of public interest and (3) liquidation or bankruptcy of TFM. TFM’s assets and its rights under the Concession may, under certain circumstances such as natural disaster, war or other similar situations, also be seized temporarily by the Mexican government. Under Mexican law, the Mexican government would be obligated to compensate Grupo TFM for damages arising out of the permanent or temporary condemnation of or seizure of the Concession.

      Under the Concession, TFM operates a strategically significant corridor between Mexico and the United States, and has as its core route a key portion of the shortest, most direct rail passageways between Mexico City and the border crossing to Laredo, Texas. TFM’s rail lines are the only ones which serve Nuevo Laredo, the largest rail freight exchange point between the United States and Mexico. TFM’s rail lines connect the most populated and industrialized regions of Mexico with Mexico’s principal U.S. border railway gateway at Nuevo Laredo. In addition, TFM serves three of Mexico’s primary seaports at Veracruz and Tampico on the Gulf of Mexico and Lazaro Cardenas on the Pacific Ocean. TFM serves 15 Mexican states and Mexico City, which together represent a majority of the country’s population and account for a majority of its estimated gross domestic product. KCS management believes the Nuevo Laredo gateway is the most important interchange point for rail freight between the United States and Mexico. As a result, TFM’s routes are an integral part of Mexico’s foreign trade distribution system.

      TFM operates approximately 2,650 miles of main and branch lines and certain additional sidings, spur tracks and main line tracks under trackage rights. TFM has the right to operate the rail lines, but does not own the land, roadway or associated structures, which remain owned by the Mexican Government.

      The principal executive offices of TFM are located in Mexico City at Av. Periferico Sur 4829, Piso 4°, Col. Parques Del. Pedregal, Mexico, D.F. 14010.

      We are proposing to acquire control of TFM. See “Proposal — Proposed Issuance of Common Stock.”

TEX-MEX

      Tex-Mex is a wholly-owned subsidiary of Mexrail. Mexrail is a holding company which owns 100% of the stock of Tex-Mex, the northern half of the International Bridge at Laredo, Texas and real property (approximately 70 acres of land) in and around Laredo, Texas.

      Tex-Mex operates a 157-mile rail line extending from Laredo to Corpus Christi. Tex-Mex connects to KCSR through trackage rights over the Union Pacific Railroad Company between Robbstown and Beaumont, Texas. These trackage rights were granted pursuant to a 1996 STB decision and have an initial term of 99 years. Tex-Mex provides a vital link between KCS’s U.S. operations through KCSR and its Mexican operations through TFM.

      The principal executive offices of Tex-Mex are located at 5810 San Bernardo, Laredo, Texas 78041.

      On February 27, 2002, KCS, Grupo TMM, and certain of Grupo TMM’s affiliates entered into a stock purchase agreement with TFM to sell to TFM all of the common stock of Mexrail. The sale closed on March 27, 2002 and we received approximately $31.4 million for our 49% interest in Mexrail. On August 16, 2004, in accordance with the terms of a stock purchase agreement, KCS acquired from TFM 51% of the shares of Mexrail for approximately $32.7 million. KCS has received the required approval from the STB and on January 1, 2005, the Mexrail shares were released from a voting trust to KCS. KCS has an exclusive option until October 31, 2005 to purchase from TFM the remaining 49% of the shares of Mexrail, and if not purchased pursuant to this option, becomes obligated to purchase such remaining shares on October 31, 2005, at a purchase price of approximately $31.4 million.

BACKGROUND AND RECOMMENDATION

Background

      In December 1995, KCS and Grupo TMM entered into a joint venture to participate in the privatization of the Mexican railroad. To facilitate the joint venture, they formed the entity which subsequently became Grupo TFM.

      On January 31, 1997, Grupo TFM paid approximately $565 million to the Mexican government, using funds provided by KCS and Grupo TMM, for a portion of the purchase price of the shares representing 80% of the economic interest in the Northeast Rail Lines. The Northeast Rail Lines, subsequently renamed TFM, holds the concession to operate the lines of the former Mexican National Railway Company running through the north and central portions of Mexico. Grupo TFM paid the remainder of the purchase price, approximately $835 million, to the Mexican government on June 23, 1997. Grupo TFM funded this second payment from a combination of TFM credit facilities, TFM debt securities sales, proceeds from the sale of 24.6% of Grupo TFM to the Mexican government and additional capital contributions from KCS and Grupo TMM.

      Following Grupo TFM’s purchase of TFM, executive officers of KCS and Grupo TMM have from time to time discussed the possibility of combining their respective U.S. and Mexican rail operations under a single transportation holding company. Shortly after joining KCS in 1995, Michael Haverty the Chairman, President and Chief Executive of KCS, proposed bringing KCSR, Tex-Mex and TFM under the control of a single holding company in order to capitalize on NAFTA trade developments.

      At a meeting on January 23, 2002, Mr. Haverty and Jose Serrano Segovia, Chairman and Chief Executive Officer of Grupo TMM, agreed it was time to direct their respective financial advisors to begin preliminary consideration of a possible transaction combining the rail operations of KCS and Grupo TMM under a single holding company. Larry Lawrence, Special Advisor to Mr. Haverty, subsequently met with KCS’s then financial advisor to assess valuation issues associated with such a transaction.

      The following month, KCS’s financial advisor and Grupo TMM’s financial advisor held discussions regarding possible terms for a transaction, and KCS’s financial advisor made a presentation to KCS regarding those terms. On February 6, 2002, Messrs. Haverty and Lawrence presented to the KCS Board of Directors a general outline of a possible transaction in which the U.S. rail operations of KCSR and Tex-Mex and the Mexican rail operations of TFM would be put under common control.

      Over the next seven months, business representatives and the financial and legal advisors for KCS and Grupo TMM held numerous discussions among themselves and with other representatives of KCS and Grupo TMM, in person, by telephone and electronically, to discuss various proposals for a U.S.-Mexican rail combination and issues associated with those proposals, and to try to agree on a term sheet for such a transaction. Key issues addressed in those discussions included the amount of the purchase price and the proportions of the price to be paid in cash and securities; the terms, and restrictions on transfer, of securities to be issued in the transaction; governance of the surviving entity; providing liquidity to the recipients of KCS securities in the transaction, U.S. and Mexican tax consequences; regulatory, stockholder and noteholder approval matters and post-closing operations.

      On May 1, 2002, at a regular meeting of the KCS Board of Directors, the Board received from management a presentation concerning the status of the negotiations between KCS and Grupo TMM and discussed the proposed transaction.

      In July 2002, KCS and Grupo TMM caused TFM to purchase the Mexican government’s 24.6% interest in Grupo TFM for approximately $256 million, using a combination of proceeds from an offering of TFM debt securities, a credit from the Mexican government for a reversion of certain redundant rail facilities, cash on hand and other financial resources. The Mexican government retained a 20% economic interest in TFM, which the Government had the right to sell in a public offering or to compel Grupo TFM to purchase following notification by the Government in accordance with the terms of the applicable agreements. In the event that Grupo TFM failed to purchase the Mexican government’s 20% economic interest in TFM, the Mexican government had the right to compel KCS and Grupo TMM to purchase the Government’s interest.

Grupo TFM and the Government are currently in litigation concerning Grupo TFM’s assertion that the Government does not currently have the right to compel the purchase of the Government’s interest by Grupo TFM, Grupo TMM or KCS and a Mexican court has enjoined the Government from seeking to compel the purchase pending resolution of the litigation.

      On September 24, 2002, at a regular meeting of the KCS Board of Directors, Mr. Lawrence and KCS’ legal and financial advisors made a presentation regarding a possible transaction with Grupo TMM to acquire control of TFM by acquiring additional shares of Grupo TFM.

      In October 2002, when the parties could not reach agreement on the proposed term sheet for a transaction, negotiations between the parties were suspended.

      During November 2002, KCS’s financial advisor and Grupo TMM’s financial advisor held intermittent discussions regarding proposed terms for the transaction and the term sheet. A revised term sheet was prepared. During that month, there were numerous telephonic and electronic communications between the respective legal advisors to KCS and Grupo TMM regarding the draft term sheet. On November 9, 2002, KCS and Grupo TMM executed confidentiality and standstill agreements.

      In December 2002, KCS officers and advisors met several times by telephone to discuss financial models and alternative structures for a proposed transaction and exchanged numerous electronic messages relating to the transaction.

      During January 2003, further discussions were held between representatives of KCS and Grupo TMM regarding a term sheet and the standstill provisions of the confidentiality agreement between KCS and Grupo TMM were extended. On January 16, 2003, at a regular meeting, the KCS Board of Directors discussed the status of the negotiations.

      In February 2003, KCS and Grupo TMM, and their respective legal advisors, worked on drafts of the transaction documents, including an Acquisition Agreement, a Stock Purchase Agreement, and the other Ancillary Agreements.

      During March 2003, representatives of KCS and Grupo TMM, including their respective financial and legal advisors met to negotiate the terms of the transaction documents and to conduct due diligence reviews of their businesses.

      At a special meeting held on April 15, 2003, the KCS Board received an extensive presentation on the possible transaction, which included a review of the proposed terms and draft transaction documents, consideration of financing alternatives and the results of due diligence inquiries. KCS’s financial advisor made a presentation to the Board regarding the transaction and delivered its oral fairness opinion. The Board requested that further due diligence be conducted and continued the meeting to April 20, 2003.

      On April 20, 2003, the KCS Board held a telephonic meeting, reviewed the results of the further due diligence review and after discussion of the proposed transaction, approved the proposals set forth in KCS’ preliminary proxy statement filed on June 26, 2003. KCS and Grupo TMM then executed and delivered the Original Acquisition Agreement dated April 20, 2003, and the original stock purchase agreement dated as of April 20, 2003 and a press release announcing their actions was released the next morning.

      On June 26, 2003, KCS filed a preliminary proxy statement for a special meeting of stockholders in connection with the Acquisition.

      On August 18, 2003, Grupo TMM announced that at its General Ordinary Shareholders meeting that day, the shareholders did not approve the sale of Grupo TMM’s interest in Grupo TFM to KCS. Grupo TMM further announced that as a result of the stockholder vote, Grupo TMM’s Board of Directors intended to meet to review Grupo TMM’s options and that Grupo TMM was proceeding to inform the authorities at the Ministry of Communications and Transportation (the “SCT”), the Ministry of Finance, other relevant authorities and stakeholders of the Grupo TMM shareholder’s decision.

      On August 21, 2003, KCS’s legal advisor wrote Grupo TMM’s legal advisor expressing KCS strong concerns over the Grupo TMM shareholders vote and KCS’ intention to pursue the consummation of the transaction.

      On August 23, 2003, Grupo TMM sent a notice to KCS purporting to terminate the Original Acquisition Agreement because the Grupo TMM shareholders had failed to approve that agreement.

      Grupo TMM representatives called a TFM Board Meeting for August 25, 2003. At the meeting, which the KCS appointed Board members did not attend, the Board purported to grant Mr. Serrano sole authority to negotiate the VAT and Put issue with the Mexican government, purported to grant Mario Mohar and Jose Serrano unlimited authority to approve TFM transactions and purported to approve a large commercial contract. KCS objected to the meeting based on improper notice and objected to the actions taken at the meeting as violating KCS’ rights under TFM’s governing documents and the Original Acquisition Agreement.

      On August 29, 2003, KCS delivered to Grupo TMM a Notice of Dispute pursuant to the Original Acquisition Agreement contesting Grupo TMM’s claimed termination. This initiated a 60-day negotiation period between the parties. In addition, on August 29, 2003, KCS filed a complaint in the Delaware Chancery Court alleging that Grupo TMM had breached the Original Acquisition Agreement and seeking a final order requiring Grupo TMM not to sell Grupo TFM or take other actions outside of the ordinary course of business, so as to preserve the assets and business of TFM while the parties followed the dispute resolution procedures. The Notice of Dispute and complaint pointed out that the Original Acquisition Agreement did not provide that a negative vote by Grupo TMM shareholders was a basis for termination.

      On September 2, 2003, KCS filed in the Delaware Court of Chancery a motion for a preliminary injunction to preserve the parties’ positions while KCS sought to resolve its dispute over Grupo TMM’s attempt to terminate the Original Acquisition Agreement.

      On September 11, 2003, Mr. Lawrence and Ronald Russ, Executive Vice President and Chief Financial Officer of KCS, met with Javier Segovia, President of Grupo TMM and two other TMM representatives. No progress was made toward resolving the dispute.

      On September 23, 2003, the KCS Board of Directors was provided an update on the many recent developments between KCS and Grupo TFM and affirmed KCS’ efforts to pursue all legal means to enforce the Original Acquisition Agreement.

      On October 29, 2003, the Delaware Court of Chancery granted KCS’ motion and issued a preliminary injunction to preserve the parties’ positions pending resolution of the dispute between KCS and Grupo TMM.

      On October 31, 2003, KCS initiated binding arbitration in accordance with the terms of the Original Acquisition Agreement. In its Arbitration Demand, KCS sought a determination that the Original Acquisition Agreement was in full force and effect, specific performance and damages for Grupo TMM’s breach of the terms of the Original Acquisition Agreement and failure to negotiate in good faith during the 60-day negotiation period. By the agreement of the parties, the arbitration was bifurcated. The first stage of the arbitration addressed only the question of whether Grupo TMM’s purported negative shareholder vote gave Grupo TMM the right to terminate the Original Acquisition Agreement.

      On December 10, 2003, Mr. Haverty of KCS met with Mr. Serrano of Grupo TMM in Monterrey, Mexico. They agreed to appoint negotiators to determine if a resolution of the dispute could be reached. On December 16, 2003, Mr. Russ for KCS and Rafael Moreno Valle for TMM met in Mexico City. Mr. Moreno Valle expressed that TMM would consider a new deal based solely on equity without cash. The meeting ended with no meaningful progress.

      By order dated January 6, 2004, the Delaware Court of Chancery held Grupo TMM in contempt of court for taking action inconsistent with the court’s October 29, 2003 order discussed above. The court held that by Grupo TMM causing its subsidiary Grupo TFM to revoke powers of attorney requiring the signature of a KCS representative for transactions in excess of $2.5 million and in granting new powers of attorney to Grupo TMM directors, Mr. Serrano and Mario Mohar, to act on behalf of the company, Grupo TMM violated provisions of the Original Acquisition Agreement. The previous order of the court required Grupo TMM to cause Grupo

TFM to conduct its business in accordance with the past practices and not to directly or indirectly amend its organizational documents. The court ordered Grupo TMM to take the actions necessary to revoke the new powers of attorney, to re-enact the original power of attorney, and to pay KCS its costs and attorneys fees for bringing the motion for contempt.

      On March 19, 2004, the arbitration panel issued an interim award finding that the Original Acquisition Agreement remained in force and was binding on KCS and Grupo TMM in accordance with its terms. The arbitration panel concluded that the rejection of the Original Acquisition 2003 Agreement by Grupo TMM” shareholders did not authorize Grupo TMM’s purported termination of the Original Acquisition Agreement. The second phase of the arbitration was to decide the remaining issues, including remedies and damages.

      On April 4, 2004, KCS and Grupo TMM agreed to and signed, and the arbitration panel approved, a stipulation agreement in which KCS and Grupo TMM agreed to discharge in good faith all of the obligations of the Original Acquisition Agreement.

      In the absence of TMM shareholder approval, and as an alternative to proceeding immediately to the second phase of arbitration on remedies and damages, TMM and KCS representatives began negotiating toward a comprehensive Amended and Restated Acquisition Agreement, each reserving the right to resume arbitration proceedings at any time.

      In negotiations, in person, by telephone, and electronically, Mr. Lawrence and Mr. Moreno Valle agreed in principle by the end of April to maintain many elements of the Original Acquisition Agreement (such as the base consideration to be paid by KCS to TMM and the standstill and shareholder restrictions on TMM) and to make a few specific changes (such as the lessening of TMM involvement in the governance of KCS or TFM going forward).

      For the next five months, from May through September, the TMM and KCS teams remained far apart on several issues, including, among other issues, the structure of the contingent consideration, the scope of TMM’s indemnification obligations, the proportion of consideration that would be placed in escrow to secure TMM’s obligations, the method for resolving pending lawsuits between the parties, the scope of the consulting agreement with a consulting company to be formed by José F. Serrano Segovia, and the resolution of various commercial agreements between TMM and TFM. During this time, TMM restructured its bonds, eliminating bondholder approval as a condition to close.

      To facilitate the negotiation of the Amended and Restated Acquisition Agreement, Grupo TMM and KCS asked the arbitration panel to extend the termination date of the Original Acquisition Agreement for 45 (forty five) days, until February 15, 2005. The arbitration panel entered the order on September 9, 2004. On September 16, 2004, Grupo TMM and KCS announced that they had agreed to further extend the termination date of the Original Acquisition Agreement until June 15, 2005.

      On September 28, 2004, the KCS Board of Directors reviewed the status of negotiations with Grupo TMM.

      On October 15, 2004, KCS tendered a comprehensive offer, including a complete set of the key transaction documents to Grupo TMM. KCS provided that the offer would be open until October 29, 2004 and would be withdrawn on that date if not accepted. KCS informed TMM that in the absence of an agreement, it expected the KCS Board to take decisive action at its meeting scheduled for November 4, 2004.

      TMM representatives scheduled a meeting in Kansas City on October 18, 2004 to discuss the proposal. TMM then cancelled the meeting and its representatives requested a meeting in Mexico City the week of October 25, 2004. Mr. Lawrence and KCS’ legal and financial advisors met with Mr. Segovia and TMM’s advisors from October 25 through October 28, 2004 in Mexico City. TMM and KCS each made several limited concessions, but a number of key issues remained unresolved.

      On October 29, 2004 KCS withdrew its offer pending further directions from the KCS Board. Upon learning of the withdrawal of the offer, TMM offered several compromise proposals. In addition, Mr. Segovia sent a letter stating that the TMM Board endorsed the transaction, subject to final resolution of certain critical issues.

      On November 4, 2004, the KCS Board of Directors reviewed the status of negotiations with Grupo TMM. The Board directed management to make a final effort to conclude a transaction and established a December 3, 2004 deadline for the completion of all negotiations with Grupo TMM.

      Business representatives and legal and financial advisors for both parties met in New York on November 8 to discuss KCS’ position. KCS stated that its Board was willing to continue discussions, but had established a deadline of December 3rd to conclude negotiations. The parties continued to meet in New York and negotiated various issues through November 10.

      For the next week, legal representatives from both parties worked on preparing documents for the transaction while substantive negotiations on the remaining open issues continued telephonically. Mr. Segovia and TMM’s legal and financial advisors met with Mr. Lawrence and KCS’ legal and financial advisors in Kansas City on November 17 and 18 to continue discussions intended to resolve the remaining open issues.

      The final major business issues were agreed to in principle over the next two weeks. TMM, with approval from its Board, submitted a signed Amended and Restated Acquisition Agreement to KCS management on December 3, 2004. The parties worked to finalize all of the documents concerning the Acquisition over the next 12 days.

      The KCS Board met on December 14, 2004 to consider the transaction. KCS management presented a detailed description and analysis of the purposed transaction. Morgan Stanley provided its opinion concerning the fairness of the consideration for the transaction and presented its analysis to the Board.

      Following discussion, the KCS Board approved the transaction and recommended that the shareholders approve the proposal described in this proxy statement.

      The parties executed the Acquisition Agreement on December 15, 2004.

Reasons for the Proposal

      KCS proposes to issue the Common Stock pursuant to the Acquisition Agreement to obtain a controlling interest in TFM through the purchase of shares of Grupo TFM, which holds an 80% economic interest in TFM and all of the TFM Voting Stock. KCS may issue additional Common Stock in order to consummate the Acquisition and pursuant to the Consulting Agreement.

      KCS believes that the acquisition of a controlling interest in TFM will benefit KCS and its stockholders. Upon consummation of the acquisition, KCSR, TFM and Tex-Mex will be under the common control of a single transportation holding company, KCS. KCS management believes that common control of these three railroads, which are already physically linked in an end-to-end configuration, will enhance competition and give shippers in the NAFTA trade corridor a strong transportation alternative as they make their decisions to move goods between the United States, Mexico and Canada. In addition, KCS management believes that this common control offers stockholders greater value through the operating efficiencies expected to come from common ownership and control.

      In arriving at its decision to approve the Acquisition and the transactions contemplated by the Acquisition Agreement and the Ancillary Agreements and in making its recommendation discussed below under “— Recommendation,” the KCS Board of Directors considered the following material factors which it believed supported its decision:

•	The opinion of Morgan Stanley, KCS’s financial advisor, based upon the factors set forth in their written opinion letter, to the effect that, the consideration was fair, from a financial point of view, to KCS. See “— Opinion of Financial Advisor;”

•	The importance of the Acquisition to KCS’s strategic objective of owning and operating under common control a cross-border rail system linking the commercial and industrial centers of the United States and Mexico;

•	The importance of TFM to the results of operations of KCS, including the expected increase in earnings per share contribution from the faster-growing rail operations of TFM, and the current lack of control over TFM;

•	The terms of the Acquisition Agreement, including among other things, the conditions to closing, the consideration to be paid and received, the rights of termination and termination fee provisions set forth in that agreement, and the terms of the Ancillary Agreements and other related agreements;

•	The operation of KCSR, TFM and Tex-Mex under integrated management, and the belief of KCS management that common control of these three railroads will enhance competition, give shippers in the NAFTA trade corridor a strong transportation alternative for moving goods between the United States, Mexico and Canada, and generate longer hauls;

•	The operating efficiencies expected to come from common ownership and control of KCSR, TFM and Tex-Mex;

•	The expected positive impact of the Acquisition on the customers of KCSR, Tex-Mex and TFM, including enabling the provision of common customer access and integrated customer service, and which as a result of combined resources is expected to lead to enhanced product offerings;

•	The financial resources of KCS, Grupo TMM, Grupo TFM, TFM and Tex-Mex, including the potential for KCS to repay existing debt and refinance at a more favorable rate;

•	The inclusion of more extensive interim governance arrangements in the Acquisition Agreement that require Grupo TMM to conduct the business of Grupo TFM in the ordinary course during the period between signing of the Acquisition Agreement and Closing, and the right of KCS to create a transition management team to facilitate the transition to KCS of ownership of Grupo TFM and certain subsidiaries of Grupo TFM;

•	The resolution of the dispute over Grupo TMM’s purported termination of the Original Acquisition Agreement, and other litigation and arbitration proceedings that have arisen in connection with the dispute; and

•	The expense and uncertain outcome of continuing to litigate with Grupo TMM regarding the Original Acquisition Agreement and the dismissal upon the Closing of all litigation (with a few exceptions).

      The Board of Directors also considered the following potentially negative factors concerning the Acquisition:

•	The dilution in the percentage ownership interest of KCS’s existing stockholders upon issuance of the shares of KCS Common Stock in connection with the Acquisition;

•	If the Acquisition is not consummated under the Acquisition Agreement, KCS would continue its efforts to consummate the Original Acquisition Agreement, which would delay its ability to have common control over KCSR, TFM and Tex-Mex and to achieve the anticipated efficiencies of operations, and would continue with certain legal actions;

•	If KCS stockholder approval is not obtained, KCS will not be able to take the actions proposed, but will be required to dismiss with prejudice certain legal actions pending against Grupo TMM.

      The foregoing discussion addresses certain material information and factors considered by the Board of Directors in its consideration of the Acquisition, including factors that support the Acquisition as well as those that may weigh against it. In reaching its determination to approve the Acquisition, the Ancillary Agreements and the transactions contemplated by these agreements and in making its recommendations to KCS stockholders, the Board of Directors did not assign any relative or specific weight to the foregoing factors, and individual directors may have given different weights to different factors. The Board of Directors’ determination was made after consideration of all of the factors in the aggregate.

Opinion of Financial Advisor

      Morgan Stanley acted as financial advisor to KCS in connection with the Acquisition. KCS’s Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise, reputation and its knowledge of the business and affairs of KCS. At a December  14, 2004 meeting of the KCS Board of Directors, Morgan Stanley delivered an oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Morgan Stanley, the consideration to be paid pursuant to the Acquisition was fair, from a financial point of view, to KCS. For purposes of its opinion, the consideration to be paid by KCS included the stock consideration, the cash consideration, any amounts that could become payable pursuant to the VAT Contingency Payment to Multimodal, the consideration for consulting services and any amount that could become payable pursuant to the Final Resolution of the VAT Claim and Put to Consulting Firm pursuant to the Consulting Agreement, based on certain assumptions and considerations as described below. See “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — The Acquisition Agreement — VAT Contingency Payment” and “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — Other Agreements — Consulting Agreement.”

      The full text of Morgan Stanley’s written opinion, dated December 14, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Appendix D to this proxy statement and is incorporated herein by reference. KCS stockholders are urged to read Morgan Stanley’s opinion in its entirety. Morgan Stanley’s opinion is directed to the KCS Board of Directors and addresses only the fairness from a financial point of view of the consideration to be paid by KCS in the Acquisition, and does not address any other aspect of the Acquisition and does not constitute a recommendation to any stockholder of KCS as to how to vote with respect to the Acquisition. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

      In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other information of Grupo TFM, Grupo TMM and KCS;

•	reviewed certain internal financial statements and other financial and operating data concerning Grupo TFM prepared by the management of Grupo TFM;

•	reviewed certain financial projections prepared by the management of Grupo TFM;

•	discussed the past and current operations and financial condition and the prospects of Grupo TFM with senior executives of Grupo TFM and Grupo TMM;

•	reviewed certain internal financial statements and other financial operating data concerning KCS prepared by the management of KCS;

•	reviewed certain financial projections regarding Grupo TFM and KCS prepared by the management of KCS;

•	discussed the past and current operations and financial condition and the prospects of KCS, including information relating to certain strategic, financial and operational benefits anticipated from the Acquisition, with senior executives of KCS;

•	reviewed the pro forma impact of the Acquisition on KCS’s earnings per share, consolidated and standalone capitalization and financial ratios;

•	compared the financial performance of Grupo TFM with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	discussed the strategic rationale for the Acquisition with the management of KCS;

•	participated in discussions and negotiations among representatives of Grupo TMM and KCS and their financial and legal advisors;

•	reviewed the Acquisition Agreement and the Consulting Agreement and certain related documents; and

•	performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

      In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain financial and operational benefits anticipated from the Acquisition, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the future financial performance of Grupo TFM and KCS, and expressed no opinion with respect to such forecasts or assumptions on which they were based. Morgan Stanley relied upon the assessments by the management of KCS of the strategic rationale for the Acquisition.

      Morgan Stanley did not make, and did not assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of Grupo TFM or KCS, nor was it furnished with any such appraisals. Morgan Stanley assumed that the Acquisition will be consummated in accordance with the terms set forth in the Acquisition Agreement and the Consulting Agreement. Morgan Stanley relied upon the assessments by the management of KCS of the strategic rationale for the Acquisition. Morgan Stanley is not a legal, tax or regulatory expert and for the purposes of its analysis, Morgan Stanley assumed the accuracy and veracity of the assessments provided by such advisors to KCS with respect to such issues.

      Morgan Stanley’s opinion did not address the fairness or the relative fairness of the consideration to be paid to the recipients thereof or the terms and conditions of the receipt of such consideration. Morgan Stanley’s opinion did not address the relative merits of the Acquisition or its structure compared to any other alternative business transaction or transaction structure that might be or might have been available to KCS, including the transaction contemplated as part of the Original Acquisition Agreement. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of December 14, 2004.

      The following is a summary of certain analyses performed by Morgan Stanley in connection with the preparation of its written opinion letter dated December  14, 2004. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

      For purposes of the following analyses, Morgan Stanley assumed two cases: (1) one in which no VAT payment refund and no exercise of the Put occurred, resulting in 38.8% as the effective economic ownership interest that KCS would be purchasing in TFM, for consideration of $553 million (which includes the $47 million of Indemnity Escrow Notes and the $9 million total fees paid over a three-year period under the Consulting Agreement) (the “No VAT/ Put Case”); and (2) one in which the VAT payment refund equaled the purchase price of the TFM shares subject to the Put, resulting in 51.0% as the effective economic ownership interest that KCS would be purchasing in TFM, for consideration of $672 million (which assumes the payment of the $110 million VAT Contingency Payment and includes the $47 million of Indemnity Escrow Notes, and the $9 million total fees paid over a three-year period and the $9 million VAT Claim and Put Advisory Fee under the Consulting Agreement) (the “VAT Equals Put Case”).

      For purposes of valuing the consideration, Morgan Stanley valued the KCS Common Stock at $16.50 per share, which was the last reported sale price of KCS Common Stock on December 7, 2004. Morgan Stanley also performed separate analyses to assess the trading value of KCS shares. The assumptions used in determining the value of consideration were made for convenience only. The publicly traded price of KCS stock to be provided as part of the consideration may change considerably between the date of the opinion and the date of the Closing of the Acquisition or the date upon which KCS would issue KCS stock as consideration.

      Neither Morgan Stanley nor KCS was able to assign relative probabilities to any of the scenarios described above because whether the Mexican government will validly exercise the Put and whether TFM will receive any payment from the VAT Claim (or, if any such payment is received, the magnitude of such payment) are beyond the control of Morgan Stanley, KCS, TFM or Grupo TMM. The VAT Claim and the Put are more fully discussed below in “Proposal — Proposed Issuance of Common Stock — Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — The Acquisition Agreement — VAT Contingency Payment.”

     Comparable Public Company Analysis

      As part of its analysis, Morgan Stanley compared forecasted financial information for TFM with publicly-available information for the following railroad companies. Morgan Stanley selected companies for the peer group that operate in and are exposed to the railroad industry and that have similar lines of business as TFM. The peer group contained Burlington Northern Santa Fe Corporation (“BNSF”), CSX Corporation (“CSX”), Norfolk Southern Corporation (“Norfolk Southern”), Union Pacific Corporation (“Union Pacific”), Canadian Pacific Railway Limited and Canadian National Railway Company (“Canadian National”), KCS and two other publicly traded railroad companies, Genesee & Wyoming, Inc. (“Genesee”) and RailAmerica, Inc. (“RailAmerica”). The table below presents, as of December 7, 2004, the low, high and mean of the ratios of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, to forecasted 2004 and 2005 earnings before interest, taxes, depreciation and amortization (or EBITDA) for the comparable companies and KCS. For the comparable companies, the forecasted EBITDA for 2004 and 2005 was based on a compilation of projections by securities research analysts.

	Aggregate Value to		Aggregate Value to
	Forecasted 2004		Forecasted 2005
	EBITDA		EBITDA

Low	7.6	x	6.9x
High	12.3	x	11.2x
Mean, including KCS, RailAmerica and Genesee	9.4	x	8.5x
Mean, excluding KCS, RailAmerica and Genesee	8.6		7.6

      Morgan Stanley noted that based on estimated 2004 EBITDA, using TFM financial projections developed by KCS management, a comparable trading multiple range for the comparable companies of 8.0x to 10.0x 2004 EBITDA would imply a range of consideration for the Acquisition of $400 million to $775 million, assuming no VAT payment refund and no exercise of the Put, and a range of consideration of $525 million to $1 billion, assuming the VAT payment refund equals the purchase price of the TFM shares subject to the Put. Morgan Stanley noted that the consideration in the No VAT/ Put Case was $553 million and that the consideration in the VAT Equals Put Case was $672 million. Morgan Stanley also noted that based on estimated 2005 EBITDA, using TFM financial projections developed by KCS management, a comparable trading multiple range of 7.0x to 9.0x 2005 EBITDA would imply a range of consideration of $450 million to $875 million, assuming no VAT payment refund and no exercise of the Put, and a range of consideration of $600 million to $1.15 billion, assuming the VAT payment refund equals the purchase price of the TFM shares subject to the Put. Based on estimated 2005 EBITDA, using TFM financial projections developed by TFM management, Morgan Stanley noted that a comparable trading multiple range of 7.0x to 9.0x 2005 EBITDA would imply a range of consideration of $375 million to $775 million, assuming no VAT payment refund and no exercise of the Put, and a range of consideration of $500 million to $1 billion, assuming the VAT payment refund equals the purchase price of the TFM shares subject to the Put. In each of these cases, the high point of the range assumes a 30% control premium based on past public company change of control transactions.

      No company utilized in the comparable public company analysis as a comparison is identical to TFM. In evaluating the companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond KCS’s or TFM’s control such as the impact of competition on KCS’s or TFM’s business and the industry generally, industry growth and the absence of any material adverse change in KCS’s or TFM’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining an average or a median, is not in itself a meaningful method of using comparable public company data.

     Analysis of Selected Precedent Transactions

      Using publicly available information, Morgan Stanley considered 10 announced or completed precedent transactions in the rail transportation industry comparable in certain respects to the Acquisition. These precedent transactions included:

•	Burlington Northern’s acquisition of Santa Fe Pacific (announced June 1994);

•	Illinois Central’s proposed acquisition of KCS (announced July 1994, but not completed);

•	Union Pacific’s acquisition of Chicago North Western Corporation (announced March 1995);

•	Union Pacific’s acquisition of Southern Pacific Rail (announced August 1995);

•	Norfolk Southern’s and CSX’s acquisition of Conrail (announced October 1996);

•	Grupo TMM’s and KCS’s acquisition of TFM (announced January 1997);

•	Canadian National’s acquisition of Illinois Central (announced February 1998);

•	BNSF’s proposed acquisition of Canadian National (announced December 1999, but not completed);

•	Canadian National’s acquisition of Wisconsin Central (announced January 2001); and

•	KCS’s acquisition of Grupo TMM’s ownership in TFM pursuant to the Original Acquisition Agreement (announced April 2003, but not completed).

      Morgan Stanley compared publicly available financial and market statistics of the precedent transactions. For each of the transactions above, Morgan Stanley reviewed the price paid (or proposed to be paid) and calculated the multiple of aggregate value implied by the consideration to the acquired or target company’s (i) last twelve month EBITDA (or LTM EBITDA), (ii) last twelve month earnings before interest and taxes (or LTM EBIT), and (iii) last twelve month revenues (or LTM Revenues). This analysis indicated the following multiples:

	Aggregate Value as a Multiple of

	LTM EBITDA		LTM EBIT		LTM Revenues

Low	7.2	x	9.7	x	1.7x
High	16.6	x	45.0	x	4.4x
Mean	10.4	x	16.5	x	3.0x
Median	9.7	x	13.2	x	3.2x

      Based on estimated 2004 EBITDA, using TFM financial projections developed by KCS management, Morgan Stanley observed that a transaction multiple range of 8.0x to 11.0x 2004 EBITDA would imply a range of consideration for the Acquisition of $400 million to $675 million, assuming no VAT payment refund and no exercise of the Put, and a range of consideration of $525 million to $900 million, assuming the VAT payment refund equals the purchase price of the TFM shares subject to the Put. Morgan Stanley noted that the consideration in the No VAT/ Put Case was $553 million and that the consideration in the VAT Equals Put Case was $672 million.

      No transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the Acquisition, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in our financial and operating characteristics and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to conditions and other matters, many of which are beyond our control, such as the impact of competition on us and the industry generally, industry growth and the absence of any adverse material change in our financial conditions and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using precedent transactions data.

     Discounted Cash Flow Analysis

      Morgan Stanley performed a discounted cash flow analysis, which is an analysis of the present value of projected unlevered free cash flows using terminal year multiples of EBITDA as of the end of the period for which TFM financial projections were provided by KCS management and by TFM management, in each case ranging from 7.0x to 9.0x, and discount rates, in each case ranging from 10% to 12%.

      Based on this analysis, and using TFM financial projections developed by KCS management, Morgan Stanley calculated a range of consideration of $725 million to $1.05 billion, assuming no VAT payment refund and no exercise of the Put, and a range of consideration of $950 million to $1.375 billion, assuming the VAT payment refund equals the purchase price of the TFM shares subject to the Put. Using TFM financial projections developed by TFM management, based on this analysis, Morgan Stanley calculated a range of consideration of $550 million to $800 million, assuming no VAT payment refund and no exercise of the Put, and a range of consideration of $700 million to $1.05 billion, assuming the VAT payment refund equals the purchase price of the TFM shares subject to the Put. Morgan Stanley noted that the consideration in the No VAT/ Put Case was $553 million and that the consideration in the VAT Equals Put Case was $672 million.

      In connection with the review of the Acquisition by the KCS Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and does not lend itself to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute a specific weight to any single method of analysis or factor it considered. Morgan Stanley believes that relying solely on a portion of its analyses, without considering all of its analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. While Morgan Stanley did not rely solely on any single method of analysis or factor, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. None of these valuations, however, should be taken to be Morgan Stanley’s view of TFM’s actual value. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond KCS’s control. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

      Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration to be paid pursuant to the Acquisition from a financial point of view to KCS and in connection with the delivery of its opinion to the KCS Board of Directors. Morgan Stanley’s analyses do not purport to be appraisals.

      In addition, as described above, Morgan Stanley’s opinion and its presentation to the KCS Board of Directors was one of many factors taken into consideration by the KCS Board of Directors in deciding to approve the Acquisition. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the KCS Board of Directors or the view of the management of KCS with respect to the Acquisition consideration or of whether the KCS Board of Directors would have been willing to agree to different consideration.

      Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley has provided financial advisory and financing services for KCS and has received fees for the rendering of these services. In addition, Morgan Stanley or one or more of its affiliates intends to participate in the financing of the Acquisition. In the ordinary course of its securities trading, investment management or brokerage activities, Morgan Stanley or its affiliates may actively trade the securities or loans of KCS or Grupo TMM for its own account, for the accounts of investment funds or other accounts under the management of Morgan Stanley or its affiliates and for the accounts of customers, and accordingly, may at any time hold a long or short position in these securities or loans. During the last two years, KCS has paid to Morgan Stanley fees of approximately $6.7 million (not including fees under the engagement letter discussed below).

      Pursuant to the engagement letter, Morgan Stanley provided financial advisory and investment banking services in connection with the Acquisition and a financial fairness opinion to the KCS Board of Directors in connection with the Acquisition, and KCS agreed to pay Morgan Stanley a fee in connection therewith. KCS agreed to pay Morgan Stanley a fee of up to $7.5 million for providing its financial advisory services in connection with the Acquisition, payable in installments. A portion of the fee was a fixed amount attributable to Morgan Stanley’s contribution to the parties’ reaching an agreement. Another portion of the fee was a fixed amount attributable to Morgan Stanley’s services with respect to the preparation and delivery of its opinion. The final portion of the fee is contingent upon the consummation of the Acquisition. KCS has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, KCS has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

      Morgan Stanley did not recommend any of the specific financial terms of the Acquisition. The Board of Directors of KCS relied, among other things, on Morgan Stanley’s opinion in arriving at the Board’s conclusions regarding the Acquisition, but did not specifically adopt the conclusions of Morgan Stanley. KCS does not intend to request an update to Morgan Stanley’s opinion.

Recommendation

      KCS’s Board of Directors has determined that the proposed issuance of Common Stock in connection with the Acquisition is in the best interests of KCS. KCS’s Board of Directors recommends a vote FOR the issuance of Common Stock as set forth in the Proposal.

PROPOSAL — PROPOSED ISSUANCE OF COMMON STOCK

Overview

      KCS currently owns a 46.6% economic interest in Grupo TFM and 49.0% of the shares of common stock of Grupo TFM entitled to full voting rights. Pursuant to the Acquisition Agreement, we seek to acquire the shares of Grupo TFM entitled to full voting rights that we do not own, by issuing:

•	18,000,000 shares of KCS Common Stock to Multimodal (which shares, based on the closing price for KCS Common Stock on the NYSE on February 1, 2005 of $17.64, would have had a market value of $317,520,000);

•	up to that additional number of shares of KCS Common Stock, as valued at the Volume Weighted Price pursuant to the Acquisition Agreement, equal to $47 million plus accrued interest of up to $5 million; and

•	in the event of the Final Resolution of the VAT Claim and Put, up to that additional number of shares of KCS Common Stock, as valued at the Volume Weighted Price pursuant to the Acquisition Agreement, equal to $110 million and up to that additional number of shares of KCS Common Stock, as valued at the Volume Weighted Price pursuant to the Consulting Agreement, equal to $9 million. KCS is unable to determine with any accuracy the timing of any Final Resolution of the VAT Claim and Put.

The Volume Weighted Price to be used to determine the number of shares of KCS Common Stock issuable pursuant to the Acquisition Agreement (i.e., the up to $47 million principal and up to $5 million in interest on the Indemnity Escrow Notes and the up to $110 million for the VAT Contingency Payment) is the average trading price per share for KCS Common Stock on the NYSE, as reported on the Bloomberg (VAP function) for the 20 consecutive trading days immediately preceding the later of (i) the Closing Date, or (ii) the date of the public announcement by KCS of the Final Resolution of the VAT Claim and Put. The Volume Weighted Price to be used to determine the number of shares issuable pursuant to the Consulting Agreement (i.e., the $9 million payment referred to above) is the average trading price per share for KCS Common Stock on the NYSE for the 20 consecutive trading days immediately preceding announcement of the Final Resolution of the VAT Claim and Put, as reported on Bloomberg (VAP Function).

The securities to be issued in connection with the Acquisition represent in the aggregate more than 20% of the issued and outstanding shares of KCS Common Stock.

Purpose and Effect of Proposed Issuance of Stock

      We are seeking your approval to issue the shares of KCS Common Stock in order to allow us to consummate the Acquisition and thereby acquire control of TFM, upon receipt of all regulatory approvals and satisfaction of the conditions to closing.

      The proposed issuance of KCS Common Stock will result in dilution in the percentage ownership interest of KCS’s existing stockholders. The amount of such dilution cannot be determined until the time of issuance; however, if KCS had issued, as of September 30, 2004 the maximum number of shares of KCS Common Stock contemplated by the Acquisition Agreement and by the Consulting Agreement, which would aggregate approximately 28.1 million shares (assuming a price of $16.91 per share), then based upon approximately 62.7 million shares of KCS Common Stock outstanding as of that date and a book value per share then of $12.54, the outstanding shares of KCS Common Stock outstanding would have increased by approximately 44.8%, and the book value per share of KCS Common Stock would have decreased, from $12.54 to $12.01.

Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements

      The following summary of the terms and provisions of the Acquisition Agreement, the Stockholders’ Agreement and the Consulting Agreement is qualified in its entirety by reference to each of those documents, a copy of which has been attached hereto as an appendix. You should read these agreements carefully for more details regarding the provisions described below and for other provisions that may be important to you.

The Acquisition Agreement

      Upon the terms and subject to the conditions of the Acquisition Agreement, dated December 15, 2004, by and among KCS, KARA Sub, Inc. (“KARA Sub”), KCS Investment I, Ltd. (“KCS Investment”), Caymex Transportation, Inc. (“Caymex”), KCS Acquisition Subsidiary, Inc. (“KCS Sub”), Grupo TMM, TMM Holdings and Multimodal and Grupo TFM, KCS would acquire all of the interest of Multimodal in Grupo TFM for consideration to Multimodal of $200 million, 18 million shares of KCS Common Stock, and the remaining amount due on the Indemnity Escrow Notes. In addition, if there is a Final Resolution of the VAT Claim and Put, KCS will pay to Multimodal any VAT Contingency Payment due pursuant to the terms of the Acquisition Agreement. The Acquisition will be accomplished in three steps, the Stock Purchase, the Subsidiary Investment and the Merger described below (and together comprising the Acquisition), all occurring sequentially and virtually simultaneously as follows:

(1) The Stock Purchase. KARA Sub, KCS Investment and Caymex (the “KCS Purchasers”) will purchase from Multimodal, in the proportions set forth below, all Grupo TFM shares held by Multimodal, consisting of 25,500 shares of Series “A” fixed capital stock of Grupo TFM and 3,842,901 shares of Series “A” variable capital stock of Grupo TFM.

	Share of Grupo TFM	Shares of Grupo TFM
	Series A Fixed	Series A Variable
	Capital Stock	Capital Stock

KARA Sub	12,750	1,696,201
KCS Investment	12,750	1,696,201
Caymex	0	450,499

Total	25,500	3,842,901

The purchase price to be paid by the KCS Purchasers to Multimodal for the purchase of the Grupo TFM shares shall be paid by the delivery at the Closing of: (i) $200 million in cash; (ii) 18 million shares of KCS Common Stock; and (iii) Indemnity Escrow Notes to be deposited into the Indemnity Escrow at Closing to be held in accordance with the terms and conditions of the Indemnity Escrow Agreement. Upon satisfaction of the terms and conditions of the Indemnity Escrow Agreement, the remaining amount due under the Indemnity Escrow Notes will be paid to Multimodal. Additionally, in the event of the Final Resolution of the VAT Claim and Put, KCS will pay to Multimodal on the date that is determined as provided in the Acquisition Agreement, the amount of any VAT Contingency Payment then due under the terms and conditions of the Acquisition Agreement. This step is referred to as the “Stock Purchase.”

At the Closing, the intercompany receivables between Grupo TFM and its subsidiaries, on the one hand, and Grupo TMM and its affiliates, on the other hand, will be settled as a net receivable amount and will be paid to the party with the greater amount of open accounts receivables within three business days after the amount is finally determined as set forth in the Acquisition Agreement.

(2) The Subsidiary Investment. Grupo TFM will, effective at the Closing Date, adopt resolutions to effect a capital reduction (the “Capital Reduction”). The Capital Reduction will result in Grupo TFM’s issuance to Multimodal of a subordinated promissory note of Grupo TFM in the amount of MXP $2,440,228,860 (the “Grupo TFM Sub Note”).

At the Closing, the following transactions, referred to as the “Subsidiary Investment” will take place: (i) Multimodal will exchange the Grupo TFM Sub Note for a subordinated promissory note of KCS Sub (the “KCS Sub Note”) in the same principal amount as the Grupo TFM Sub Note; and (ii) Multimodal will purchase 10% of the authorized KCS Sub common stock (the “KCS Sub Shares”), in consideration for delivery by Multimodal to KCS Sub of the KCS Sub Note. This step is referred to as the “Subsidiary Investment.” Multimodal and KCS Sub have entered into the Subscription Agreement for the purchase by Multimodal of these shares. The Grupo TFM Sub Note will following the Closing be delivered to Grupo TFM by KCS or subsidiaries of KCS in exchange for additional equity of Grupo TFM.

(3) The Merger. KCS Sub will then be merged into KCS in accordance with the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”). The Merger will be consummated by filing a certificate of merger with the Delaware Secretary of State in accordance with the Delaware Corporation Law. This step is referred to as the “Merger.” At such time, the shares of KCS Sub held by Multimodal will be converted into and exchanged for 18 million shares of KCS Common Stock. As a result of the Merger, the separate corporate existence of KCS Sub will cease and KCS will continue as the surviving corporation. The shares of KCS Common Stock and KCS Preferred Stock issued and outstanding immediately prior to the filing of the certificate of merger will remain issued and outstanding as shares of KCS Common Stock and KCS Preferred Stock.

      The closing of the Acquisition is dependent upon the closing of each of the Stock Purchase, the Subsidiary Investment and the Merger.

Conditions to Obligations to Complete the Acquisition

      The obligations of KCS and Grupo TMM to complete the Acquisition are subject to a number of conditions, including, among others:

•	KCS must have obtained approval of KCS stockholders of the issuance of KCS Common Stock specified in the Proposal;

•	All consents, waivers, authorizations and approvals required from all governmental authorities must have been obtained;

•	The KCS Common Stock to be issued must have been approved for listing by the NYSE;

•	There must not be any insolvency or bankruptcy proceeding pending against Grupo TMM, Multimodal, TMM Holdings, Grupo TFM or TFM; and

•	Certain of the documents placed in the Closing Escrow must be eligible for release from the Closing Escrow, subject only to the occurrence of the Closing.

Termination

      The Acquisition Agreement may be terminated prior to the Closing as follows:

•	By written consent of KCS and Grupo TMM;

•	By KCS or Grupo TMM if any order of any governmental authority permanently prohibiting the consummation of the Acquisition has become final and non-appealable or if any of the approvals of any governmental authority to perform the transactions contemplated by the Acquisition Agreement imposes any condition or requirement, the satisfaction of which is reasonably likely to have a material adverse effect on either KCS or Grupo TFM;

•	By KCS if any condition to the obligations of KCS under the Acquisition Agreement becomes incapable of fulfillment through no fault of KCS and is not waived by KCS;

•	By Grupo TMM if any condition to the obligations of Grupo TMM, Multimodal and TMM Holdings (collectively, the “Sellers”) under the Acquisition Agreement becomes incapable of fulfillment through no fault of Sellers and is not waived by Grupo TMM;

•	By KCS if Grupo TMM has experienced a change of control or publicly announced any agreement or intention to complete a transaction which would result in a change of control, or by Grupo TMM if KCS has experienced a change of control or publicly announced any agreement or intention to complete a transaction which would result in a change of control;

•	By KCS or Grupo TMM if the Closing has not occurred on or prior to December 31, 2005 (the “Termination Date”); provided, however, that the Termination Date may be extended by KCS and Grupo TMM by written agreement; and

•	By KCS or Grupo TMM if KCS does not obtain stockholder approval of the Proposal.

      A termination fee of $18 million is payable in the event of termination of the Acquisition Agreement due to (i) a change of control, or the public announcement of any agreement or intention to complete a transaction which would result in a change of control, of either KCS or Grupo TMM, in which case the party experiencing the change of control or making such public announcement must pay the termination fee to the other party, or (ii) the failure of the stockholders of KCS or of Grupo TMM to approve the Acquisition if at or prior to the meeting of such stockholders to approve the Acquisition, the Board of Directors of KCS, in the case of the KCS stockholders’ meeting, or the Board of Directors of Grupo TMM, in the case of the Grupo TMM stockholders’ meeting, has failed to recommend or has withdrawn and not reinstated its recommendation of the Acquisition, then the party whose stockholders have not approved the Acquisition shall pay to the other party, if that other party elects to terminate, the termination fee.

Required Regulatory and Other Consents, Approvals and Filings

      Certain regulatory approvals and filings and other consents are required in connection with the Closing. These include, among others:

•	Prior approval of the Mexican Foreign Investments Commission of control of Grupo TFM by a non-Mexican entity;

•	Clearance by the Mexican Antitrust Commission of anti-competitive concerns;

•	Notice to the Mexican Ministry of Communications and Transportation;

•	Approval by the NYSE for listing of Common Stock to be issued by KCS pursuant to the Acquisition Agreement;

•	Notice filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) and clearance of investment by Multimodal in KCS; and

•	KCS stockholder approval of issuance of KCS Common Stock.

      For a discussion of the filings made and the status of such filings, see “— Regulatory Matters” below.

VAT Contingency Payment

      The VAT Claim by TFM against the Mexican Treasury for the refund of a VAT payment in the original principal amount of 2,111,111,790 pesos, plus indexation and interest, which has been pending in the Mexican courts since 1997, arose out of the Mexican Treasury’s delivery of a VAT credit certificate to a Mexican governmental agency rather than to TFM.

      After a number of rulings and appeals, on January 19, 2004, TFM received a Special Certificate from the Mexican Federal Treasury. The Special Certificate represents the refund of the value added tax paid and may be used by TFM to satisfy any tax liabilities due. The Special Certificate has the same face amount as the VAT refund claimed by TFM in 1997 (2,111,111,790 pesos). The Special Certificate delivered to TFM had not been adjusted to reflect interest and inflation.

      TFM was served on January 20, 2004 with an official letter notifying TFM of the Mexican Government’s findings and conclusions arising from its tax audit of TFM’s 1997 tax returns (“Tax Audit Summary”). In the Tax Audit Summary, the Mexican government notified TFM of its preliminary conclusion that the documentation provided by TFM in support of the VAT refund and TFM’s basis in the concession title, locomotives and rail equipment, and capital leases purchased by TFM’s predecessor in interest, Ferrocarril del Noreste, S.A. de C.V., prior to Grupo TFM’s purchase of 80% of the shares of TFM, do not comply with the formalities required by the applicable tax legislation. If sustained, the conclusions of the Tax Audit Summary would prevent TFM from depreciating the concession title, locomotives and rail equipment, and capital leases that represent the majority of the value of the assets owned by TFM. The Tax Audit Summary also seized the Special Certificate received by TFM on January 19, 2004 from the Mexican Federal Treasury, pending resolution of the audit, as a potential asset to be used to satisfy any tax obligations owed by TFM as a result of the audit. TFM has advised that it has, within the time allowed by the Tax Audit Summary, contested the conclusions of the Mexican tax authorities, and it has filed a constitutional appeal against the Tax Audit Summary, alleging that the process followed by the Mexican government violated TFM’s constitutional rights.

      TFM also filed a complaint seeking an order that would require the Mexican government to issue a new Special Certificate in the amount of the original VAT refunded, adjusted to reflect interest and inflation from 1997 in accordance with applicable Mexican law and regulations. The Mexican Fiscal Court denied TFM’s complaint, and TFM appealed that decision. On November 24, 2004, the Federal Appellate Court issued a favorable decision reversing the Fiscal Court and resolving the VAT refund claim. That decision upheld TFM’s claim that it is entitled to inflation and interest from 1997 on VAT refund it received from the Mexican government. The Federal Appellate Court remanded the case to the Fiscal Court with instructions to enter a new order consistent with this decision. On January 26, 2005, the Mexican Fiscal Court issued from the bench an order directing the Mexican government to issue a new certificate including inflation and interest. On February 18, 2005, TFM was served with the favorable written decision of the Mexican Fiscal Court. In implementing the June 11, 2003 and November 24, 2004 Federal Appellate Court decisions, the Fiscal Court ordered the Mexican federal tax authorities to make the VAT refund to TFM through a single certificate issued in TFM’s name, and to refund through that certificate the original amount of the VAT refund due, increased for inflation and interest from the date the tax authorities should have made the refund in 1997, until the date that the refund certificate is actually delivered to TFM.

      Grupo TMM and KCS also announced on January 6, 2005 that Grupo TMM, Grupo TFM, and TFM have been served with a commercial lawsuit brought before a Mexican Federal Court by the Mexican Federal Government. KCS is also named as a defendant, but it has not yet been served. The Court refused to accept several claims asserted by the Mexican government in the lawsuit. The Mexican government has appealed that decision. The Court accepted for consideration the Mexican government’s request to determine whether the defendants have complied with all of the legal obligations they assumed during the process of the privatization of Ferrocarril del Noreste, S.A. de C.V. (today, TFM). Grupo TMM, Grupo TFM and TFM have answered the lawsuit, denying the Mexican government’s claims and asserting several affirmative defenses.

      On the later to occur of (i) the Closing Date, or (ii) the Final Resolution of the VAT Claim and Put (defined below), KCS will pay the VAT Contingency Payment. “Final Resolution of the VAT Claim and Put” means any combination of settlements, resolutions, agreements or other legal actions which collectively result in KCS, any affiliate, Grupo TFM or any GTFM Subsidiary receiving the shares of TFM owned by the Mexican government, without any appeal or other claim having been brought within 180 days thereafter by any governmental agency or other person, and the favorable cancellation of the 1997 tax audit carried out by the Mexican Tax Administration Service as a result of which no additional tax liability is imposed in connection with the amortization and/or deduction of the value of the Concession and Concession related assets with respect to that tax period and the termination or dismissal with prejudice of all litigation relating to the VAT Claim and the Put, or which is otherwise agreed to in writing by KCS, provided KCS receives the consideration provided for in such written agreement. KCS is unable to determine with any accuracy the timing of any Final Resolution of the VAT Claim and Put. The VAT Contingency Payment is equal to the sum of $110 million, reduced (but not below zero) by the following:

•	any cash payments required to be made by KCS, TFM or any of their respective affiliates to any Mexican government agency to obtain the Final Resolution of the VAT Claim and Put, net of any cash payments received by KCS, TFM or such affiliates from any Mexican government agency related to the Final Resolution of the VAT Claim and Put;

•	23% of the amount of any net operating losses available to TFM and its subsidiaries under applicable UMS tax laws which are relinquished to the Mexican government by TFM and its affiliates without any other valued received therefor (the “NOL Value”);

•	67% of the face amount of any other tax credits under Mexican law which TFM or any of its affiliates is required to apply, use or relinquish to the Mexican government without any other value received in exchange therefor, to obtain the Final Resolution of the VAT Claim and Put;

•	any taxes incurred with respect to the Final Resolution of the VAT Claim and Put which are not offset by the NOL Value or the other tax credits referred to above; and

•	the contingency fees, in an amount of $1,500,000 each (but not any portion of ongoing legal fees and expenses) to the extent required to be paid by Grupo TFM or any GTFM Subsidiary to either of two law firms in connection with the successful resolution of the Put and another law firm in connection with the successful resolution of the VAT Claim.

      The VAT Contingency Payment will be paid as follows: (i) $35 million will be paid in cash; (ii) $35 million will be paid by delivery of that number of shares of KCS Common Stock, valued at the Volume Weighted Price (defined below), equal to $35 million, and (iii) $40 million will be paid by deposit into escrow (the “VAT Escrow”), to be held and be subject to reduction in accordance with the terms of the VAT Escrow Agreement, of a promissory note in the principal amount of $40 million (the “VAT Escrow Note”), which will be converted at the fifth anniversary of the Closing Date, or at such earlier date following the date that is two years after the Final Resolution of the VAT Claim and Put as KCS may, in its sole discretion, deem appropriate after consultation with a tax consultant knowledgeable about Mexican tax laws, into that number of shares of KCS Common Stock, valued at the Volume Weighted Price, equal to the remaining principal amount of the VAT Escrow as of such date. Any reduction in the VAT Contingency Payment will be made in equal proportions in the amounts set forth in (i) through (iii) above. KCS may, at its election, deliver shares of KCS Common Stock valued at the Volume Weighted Price, in lieu of any portion of the cash payment. Under the Acquisition Agreement, the Volume Weighted Price means the average trading price per share for KCS Common Stock on the NYSE, as reported on the Bloomberg (VAP function), for the 20 consecutive trading days immediately preceding the later of (i) the Closing Date, or (ii) the date of the public announcement by KCS of the Final Resolution of the VAT Claim and Put.

      KCS has the exclusive right to manage the negotiation, prosecution and settlement of the VAT Claim and any extensions or other modifications of the obligations under the Put on behalf of Grupo TFM and TFM.

Voting Trust and Amendment to Trust Agreement

      Holders of more than a majority of the outstanding Series A shares of Grupo TMM have entered into an irrevocable voting trust agreement and an amendment to a trust agreement pursuant to which the trustee has been irrevocably instructed to vote such shares in favor of the Acquisition Agreement and the transactions contemplated by that agreement and the Ancillary Agreements. The affirmative vote of the shares subject to the voting trust and the amended trust agreement are sufficient to constitute the necessary approval of Grupo TMM stockholders of the Acquisition Agreement and such contemplated transactions.

      As part of the Grupo TMM stockholder approval, Grupo TMM (as the holder owning all but one share of TMM Holdings capital stock) will be irrevocably instructed to irrevocably vote all such shares of TMM Holdings capital stock in favor of the Acquisition Agreement and the transactions contemplated by that agreement and the Ancillary Agreements. As part of the TMM Holdings stockholder approval, TMM Holdings (holder of more than 91% of the shares of Multimodal entitled to vote), will be irrevocably instructed to irrevocably vote such shares of Multimodal capital stock in favor of the Acquisition Agreement and the transactions contemplated by that agreement and the Ancillary Agreements.

Third Party Matters

      Until the filing of the Certificate of Merger for the Merger, neither KCS nor Sellers may seek or entertain other offers, or enter into any agreements, with respect to certain acquisitions, mergers or business combinations of KCS or KCSR, and TMM Holdings, Multimodal, Grupo TFM or any of their respective subsidiaries, respectively. In addition, Grupo TMM will not enter into any agreement concerning any acquisition or purchase of a controlling equity interest in Grupo TMM by any competitor. These limitations are subject to the fiduciary duties of the respective Board of Directors of KCS and Grupo TMM.

Indemnification

      The representations and warranties of the Sellers and KCS generally survive until April 1, 2007, or in some cases for the applicable statute of limitations. The Sellers have jointly and severally agreed to indemnify KCS, and its subsidiaries (including, following the Acquisition, Grupo TFM and the GTFM Subsidiaries), and their respective officers, directors, alternative directors, employees, members, stockholders, agents and representatives (“KCS Indemnitees”) harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (“Losses”) resulting from, arising out of or due to:

(i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Sellers (except as discussed below with respect to tax indemnification) in connection with the Acquisition Agreement, or any breach or nonfulfillment of any covenant or agreement of any of the Sellers in connection with the Acquisition Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties arising from or relating to any of the foregoing;

(ii) certain actions by certain persons that constituted a fraud or a felonious criminal act, or occurred during the period from April 20, 2003 to the date of the Acquisition Agreement and required the approval of KCS under the terms of the Original Acquisition Agreement, which approval was not obtained and resulted in Losses to Grupo TFM or any Grupo TFM Subsidiary in excess of $1 million;

(iii) penalties and other termination payments aggregating more than $1 million required to be paid by Grupo TFM and the GTFM Subsidiaries to terminate certain contracts;

(iv) claims against Grupo TMM or any of its affiliates for any breach in performance during the two-year period following the Closing Date of any obligation of Grupo TMM or any of its affiliates under certain agreements with Grupo TFM or any GTFM Subsidiary continuing after the Closing Date; or

(v) any litigation, arbitration, mediation or other adversary proceeding brought against any KCS Indemnitee by José Joaquín de Teresa y Polignac or any of its affiliates, other than for certain fees or expenses incurred in certain ongoing litigation.

      The Sellers’ indemnification obligations for any inaccuracy or misrepresentation in, or breach of, any representation or warranty regarding Grupo TFM or its subsidiaries, with certain exceptions, is limited to 51% of Losses aggregating $5 million or more. Any claim against the Sellers for indemnification for Losses with certain exceptions, will be satisfied exclusively out of, and the maximum aggregate liability of all of the Sellers for such Losses is limited to, the assets held in the Indemnity Escrow. This limitation is not applicable to any Losses arising out of or resulting from any action or omission on the part of any Seller or its affiliate that involved a crime, fraud or willful misconduct. The computation of Losses excludes all Losses with respect to any single matter that are less than $50,000.

      The Sellers have jointly and severally agreed to indemnify each of the KCS Indemnitees against 51% of certain taxes and associated penalties, interest and similar charges of Grupo TFM and the GTFM Subsidiaries. The Sellers’ indemnification obligations with respect to these taxes is not limited to the assets held in the Indemnity Escrow or the VAT Escrow; provided that at KCS’s election, to the extent assets remain in the Indemnity Escrow or the VAT Escrow, Sellers’ indemnification obligations may be satisfied from such assets.

      KCS has agreed to indemnify the Sellers, each of their subsidiaries and each of their respective officers, directors, alternate directors, employees, members, stockholders, agents and representatives (“Seller Indemnitees”) from and against all Losses resulting from, arising out of or due to any inaccuracy or misrepresentation in, or breach of, any representation or warranty of KCS in connection with the Acquisition Agreement, or any breach or nonfulfillment of any covenant of KCS in connection with the Acquisition Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties arising from or relating to any of the foregoing. KCS’s indemnification obligations are limited to Losses aggregating $10 million or more. This limitation is not applicable to any Losses arising out of or resulting from any action or omission on the part of KCS or its affiliate that involved a crime, fraud or willful misconduct. The computation of Losses excludes all Losses with respect to any single matter that are less than $50,000.

      KCS has agreed to indemnify the Sellers against certain post-Closing taxes of Grupo TFM and the GTFM Subsidiaries.

      Any claim for indemnification by KCS against the assets held in the Indemnity Escrow, unless the claim is not contested by Grupo TMM, must be made by KCS by instituting arbitration proceedings in accordance with the dispute resolution procedures set forth in the Acquisition Agreement. No more than two indemnification arbitration proceedings may be instituted and no claim or proceeding may be instituted later than April 1, 2007.

Suspension and Dismissal of Actions and Releases

      From the date of the Acquisition Agreement to the Closing Date or the date of termination of the Acquisition Agreement in accordance with its termination provisions, none of KCS, Grupo TMM or any of their respective controlled affiliates will commence, publicly threaten to commence or continue to pursue any previously filed proceedings, except to preserve their rights under the Acquisition Agreement, which are based upon or arise out of the Original Acquisition Agreement or any claim or allegation with respect to certain actions prior to the date of the Acquisition Agreement by management, employees, shareholders or agents of Grupo TMM or any of its subsidiaries. These claims will be dismissed or may be reinstated as set forth in the Acquisition Agreement.

      Within 10 days after the date of the Acquisition Agreement, the parties will cause their respective litigation counsel to inform the American Arbitration Association of the suspension of the arbitration proceedings between KCS and Grupo TMM. The arbitration will be held in abeyance, but not dismissed or terminated until the Closing Date.

      On the date of the Acquisition Agreement, KCS and Grupo TMM entered into mutual release agreements (the “Releases”), which have been deposited in the Closing Escrow. The Releases will become effective on the Closing Date and will be released from the Closing Escrow to the parties entitled to receive them at the Closing, or at such earlier time as set forth in the Acquisition Agreement. See “— Ancillary Agreements — Acquisition Agreement Claims and Management Claims Releases” below.

      With respect to the Authority Litigation (defined below), KCS will grant releases to persons identified in the Authority Litigation Agreement described below. See “— Ancillary Agreements — Authority Litigation Agreement and Authority Litigation Releases” below.

      Except where otherwise noted, the Ancillary Agreements have been entered into as of the date of the Acquisition Agreement, to become effective upon the Closing, to carry out certain objectives of the Acquisition Agreement and the Acquisition. These Ancillary Agreements are described below.

Ancillary Agreements

Stockholders’ Agreement

      KCS, Grupo TMM, TMM Holdings, Multimodal and the Principal Stockholders have entered into a Stockholders’ Agreement, to become effective as of the Closing Date, which sets forth the rights and duties of the parties thereto arising out of and in connection with the Acquisition Agreement and the transactions contemplated thereby.

Standstill Provisions

      For a period of seven years from the effective date of the Stockholders’ Agreement, Grupo TMM, TMM Holdings, Multimodal and each of the Principal Stockholders agree that, unless specifically invited in writing to do so by the Board of Directors, such person will not, and will cause each of its affiliates not to, among other things:

•	acquire or agree to acquire (other than pursuant to the Acquisition Agreement, the Consulting Agreement or the Stockholders’ Agreement) aggregate beneficial ownership of more than 20% of the Total Voting Power of KCS (as defined in the Stockholders’ Agreement);

•	initiate or propose any matter for submission to a vote of stockholders of KCS or participate in the making of, or solicit stockholders for the approval of, any stockholder proposal;

•	except as otherwise set forth in the Stockholders’ Agreement, grant any proxy with respect to any voting securities of KCS to any person not approved in writing by KCS;

•	otherwise act, alone or in concert with others, to seek to control or influence materially the management, Board of Directors or policies of KCS.

      The standstill provisions terminate upon the earliest to occur of (i) a Change of Control of KCS (as defined in the Stockholders’ Agreement), or (ii) the first date the TMM Holders beneficially own in the aggregate less than 15% of the outstanding voting securities of KCS for at least 30 consecutive days.

Transfer Restrictions

      The TMM Holders may not sell, assign, transfer, pledge, hypothecate, otherwise subject to any lien, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any voting securities of KCS beneficially owned by them (a “Disposition”), except in accordance with the terms of the Stockholders’ Agreement. For a period of seven years from the effective date of the Stockholders’ Agreement, the TMM Holders may not effect a Disposition:

•	to a Competitor (as defined in the Stockholders’ Agreement), except as otherwise permitted by the Stockholders’ Agreement;

•	to any affiliate of Grupo TMM, TMM Holdings, Multimodal or the Principal Stockholders unless such affiliate agrees in writing to be bound by the terms of the Stockholders’ Agreement and provided that the TMM Holders will generally remain jointly and severally responsible for any breaches of the Stockholders’ Agreement by such affiliate;

•	that in the aggregate represents 5% or more of the outstanding voting securities of KCS to any Person other than a 13G Filer (as defined in the Stockholders’ Agreement), and no such disposition shall be made to any 13G Filer unless such 13G Filer would continue to be eligible to file reports pursuant to Section 13(g) under the Exchange Act with respect to the voting securities after giving effect to the proposed acquisition and KCS has been provided the right (but not the obligation) to purchase such voting securities at the same per share purchase price in the proposed acquisition;

•	to any person or group that would, together with such person’s affiliates and Associates (as defined in the Stockholders’ Agreement) and after giving effect to the acquisition of such voting securities, beneficially own or have the right to acquire more than 15% of the Total Voting Power of KCS; and

•	of any capital stock or voting securities of KCS or control of any person that, directly or indirectly, beneficially owns any voting securities of KCS to a Competitor, except as otherwise permitted by the Stockholders’ Agreement.

      Subject to the provisions contained in the Stockholders’ Agreement, a TMM Holder may pledge or hypothecate as security for any indebtedness or other obligations any or all voting securities of KCS beneficially owned by such person provided that KCS shall have a right to purchase the pledged voting securities upon the occurrence of an event which gives the pledgee the right to foreclose on the pledged voting securities.

      The TMM Holders may participate in a tender or exchange offer made by an unaffiliated third party to acquire KCS Common Stock, provided: (i) the TMM Holders are in compliance with the standstill provisions of the Stockholders’ Agreement with respect to such offer; (ii) the offer is for all of the outstanding voting securities of KCS; (iii) the offeror has made a commitment to effect a merger after completion of the offer to provide the same consideration being provided to the holders of the securities tendered in the tender offer; (iv) the holders of a majority of the voting securities of KCS, other than the voting securities beneficially owned by the TMM Holders, have tendered and not withdrawn their voting securities pursuant to the offer; (v) the tender or exchange offer is not conditioned on financing; and (vi) the TMM Holders do not tender, or publicly disclose their intention to tender, prior to the last business day before expiration of the offer.

      Except as otherwise provided, the transfer restrictions contained in the Stockholders’ Agreement terminate upon the earliest to occur of (i) a Change of Control of KCS, or (ii) the first date the TMM Holders beneficially own in the aggregate less than 15% of the outstanding voting securities of KCS for at least 30 consecutive days.

Pre-emptive Rights

      TMM Holders have the right to purchase additional shares of KCS Common Stock (or, as applicable, options, warrants or other securities convertible into or exercisable for KCS Common Stock) to maintain their percentage ownership in the event KCS authorizes the issuance or sale of any shares of KCS Common Stock or any securities containing options or rights to acquire shares of KCS Common Stock, other than as a dividend on the outstanding KCS Common Stock, and except for issuances of KCS Common Stock (including for this purpose, options, warrants and other securities convertible into or exercisable for KCS Common Stock) issued:

•	to KCS’s employees, directors, consultants, agents, independent contractors or other service providers in connection with a Plan (as defined in the Stockholders’ Agreement) existing as of the date of the Stockholders’ Agreement or a Plan approved by the Board of Directors and adopted by KCS after the date of the Stockholders’ Agreement;

•	upon the exercise of any options, warrants, convertible or exchangeable securities which are outstanding as of the date of the Stockholders’ Agreement;

•	in connection with the acquisition (by merger, consolidation, acquisition of assets or equity interests or otherwise) of the equity interests or assets of another person; or

•	issued pursuant to the Acquisition Agreement, the Ancillary Agreements or the Consulting Agreement.

      The TMM Holders’ pre-emptive rights under the Stockholders’ Agreement terminate on the earlier to occur of (i) the date that the TMM Holders beneficially own in the aggregate less than 40% of the voting securities of KCS initially acquired by Multimodal pursuant to the Acquisition Agreement; or (ii) three years following the date of the Stockholders’ Agreement.

Voting Agreement

      Each TMM Holder will vote all of the voting securities of KCS beneficially owned by such person and entitled to vote in the election of directors: (i) in favor of all nominees of the KCS Nominating Committee; and (ii) against any proposal to remove any director nominated by the KCS Nominating Committee and elected to the KCS Board of Directors by the KCS stockholders.

Termination

      Subject to specific termination provisions contained in the Stockholders’ Agreement, the Agreement (with a few exceptions) terminates on the earliest to occur of (i) the first date the TMM Holders and their affiliates have, for at least 30 consecutive days, beneficially owned in the aggregate less than 40% of the voting securities of KCS initially acquired by Multimodal pursuant to the Merger; and (ii) the termination of the Stockholders’ Agreement by the parties in writing and approved by the KCS Board of Directors.

Registration Rights Agreement

      KCS, Grupo TMM, Multimodal and certain principal stockholders of Grupo TMM have entered into the Registration Rights Agreement, which provides Grupo TMM, Multimodal, such principal stockholders of Grupo TMM, and any Permitted Transferee (as defined in the Registration Rights Agreement) who acquires shares of Registrable Stock (as defined in the Registration Rights Agreement) from Grupo TMM, Multimodal or any such principal stockholder and agrees to be bound by the terms and conditions of the Registration Rights Agreement (collectively, the “Holders”) with certain registration rights with respect to the shares of KCS Common Stock (i) issued pursuant to the Acquisition Agreement, (ii) issued pursuant to the Consulting Agreement, or (iii) otherwise acquired by a Holder upon exercise of pre-emptive rights in compliance with the Stockholders’ Agreement.

Required and Incidental Registrations

      The Holders shall have the right to request at any time prior to the five year anniversary of the effective date of the Registration Rights Agreement up to six demand registrations upon the request of Holders of 10% or more of the shares of Registrable Stock. However, KCS will not be required to file more than one “shelf registration.” KCS will use commercially reasonable efforts to file the registration statement within 30 business days after receipt of the request, provided that KCS will not be required to file a registration statement prior to 180 days after the Closing. Holders will also be entitled to unlimited incidental, or “piggy-back,” registrations. KCS can delay filing registrations upon the occurrence of certain events, including situations in which (i) KCS is not eligible to use Form S-3 to effect such registration, (ii) KCS gives notice to the Holders of its bona fide intention to file a registration statement with the SEC within 30 days of receipt of the Holders’ request for registration (other than a Form S-8 registration statement), or (iii) in the event that KCS furnishes to the Holders a resolution adopted by the Board of Directors to the effect that in the good faith judgment of KCS it would be seriously detrimental for a registration statement to be filed at that time.

      In the event the managing underwriters of a public offering furnish a written opinion that the amount of securities to be included in an offering exceed the maximum amount which can be marketed without materially and adversely affecting such offering, then the Holders, KCS and all other holders of KCS securities having the right to include such securities in the registration shall be subject to certain underwriting cut-backs. Holders are also subject to certain market standoff provisions during the ten days prior to and up to, but not exceeding, 90 days following the effective date of a registration statement to the same extent that KCS or its officers or directors are subject to such market standoff provisions.

Registration Expenses

      With respect to the first four demand registrations and any incidental registrations, KCS will pay all registration expenses, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements or counsel for KCS and blue sky fees and expenses. The registration expenses to be paid by KCS do not include any underwriting discounts, selling commissions or stock transfer taxes applicable to the sale of the Registrable Stock, or expenses of marketing and promotional efforts of the underwriters in connection with an underwritten offering of Registrable Stock in a demand registration. With respect to demand registrations effected beyond the first four, the Holders whose shares are included in the applicable registration shall pay all registration expenses.

Indemnification

      In the event of a registration of Registrable Stock pursuant to the Registration Rights Agreement, KCS will indemnify the Sellers, underwriters, their respective control persons, and their respective officers, directors, employees and advisors, against certain expenses, losses, claims, damages or liabilities which arise out of or are based upon any untrue or alleged untrue statement or any omission or alleged omission of a required material fact contained in the registration statement, any related prospectus, amendment or supplement. The Holders will jointly and severally indemnify KCS, each of its control persons, officers of KCS who sign the registration statement, directors of KCS and underwriters and their control persons against such expenses, losses, claims, damages or liabilities if such statement or omission was made in reliance upon and in conformity with information furnished to KCS by a Holder of Registrable Stock specifically for use in connection with the preparation of the registration statement, related prospectus, amendment or supplement.

Termination

      Except with respect to the indemnification provisions, the rights under the Registration Rights Agreement terminate as to any Holder on the earliest to occur of (i) five years after the Closing and (ii) such time as the Holder is free to sell all of such Holder’s shares of Registrable Stock without registration under the Securities Act of 1933 and without restriction as to the manner of sale.

Marketing and Services Agreement

Most Favored Nation Arrangement and Provision of Services

      TMM Logistics, S.A. de C.V. (“TMM Logistics” and together with its subsidiaries, affiliates and joint venture companies, the “Parent Group”), TFM and KCSR (together with its subsidiaries and affiliates, the “KCS Group”) have entered into the Marketing and Services Agreement. The Marketing and Services Agreement provides, among other things, that (i) except as otherwise provided, upon the request of any member of the Parent Group, TFM will provide certain intermodal services to any member of the Parent Group on terms which are no less favorable than the terms for like volumes and services provided to third or fourth party logistics companies (i.e., companies that are not rail carriers or shippers, and which as a majority of their business, arrange for transportation of goods and manage the supply chain of goods for others); (ii) the Parent Group will have the right to be the exclusive provider of Road-Railer freight services over TFM’s rail system within Mexico, and that the KCS Group will not sell, market or otherwise provide such services through any other person over TFM’s rail system within Mexico; (iii) to the extent that TFM determines to utilize a third party to operate its intermodal terminals within Mexico or to provide other services of the type which are the subject of the Marketing and Services Agreement, the Parent Group will be preferred to operate such intermodal terminals or to provide such services over any unrelated third party, subject to certain conditions; and (iv) the Parent Group will have the right to make a bid for the provision of certain transportation logistics services, if TFM and its subsidiaries and affiliates determine to have such services provided by any unaffiliated third party in Mexico.

Term and Termination

      The initial term of the Marketing and Services Agreement is five years from the Closing Date, and will be automatically renewed for periods of one year unless terminated by the Parent Group or the KCS Group. Notwithstanding the foregoing, the Marketing and Services Agreement will terminate automatically in the event that (i) TMM Logistics files any voluntary proceeding under any bankruptcy laws, or if TMM Logistics has filed against it any involuntary proceeding under any bankruptcy law which is not dismissed or stayed within 30 days or (ii) a change of control of the Parent Group occurs and the party effecting such change of control is a Competitor (as defined in the Acquisition Agreement). The Marketing and Services Agreement may also be terminated by TFM or the KCS Group in the event the Parent Group or TMM Logistics or any of their officers, directors or controlling shareholders has engaged in any act which has resulted in harm to the assets or business of TFM or the KCS Group or which involved the receipt of a material improper benefit by any person. Certain provisions of the Marketing and Services Agreement survive the termination of that agreement.

Indemnification

      Every party to the Marketing and Services Agreement will indemnify the other party or parties, as the case may be, and their respective shareholders, directors, officers, employees, representatives, agents, servants, successors and assigns and reimburse indemnified parties for any losses, damages, deficiencies, claims, causes of action or expenses incurred by indemnified parties arising out of or resulting from any breach of any warranty, representation, covenant or obligation of the indemnifying party under the Marketing and Services Agreement.

Acquisition Agreement Claims and Management Claims Releases

      KCS and Grupo TMM, each on behalf of itself and its controlled affiliates, have entered into Releases releasing and discharging certain of the other’s officers and directors from all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses based upon or arising out of the Original Acquisition Agreement or the transactions referred to in that agreement (“Acquisition Agreement Claims”) or any claim or allegation with respect to actions taken or meetings held prior to the date of the Acquisition Agreement by, or in their capacity as, directors, officers, employees, shareholders or agents of Grupo TMM or any of its subsidiaries (“Management Claims”). The Acquisition Agreement Claims Releases and the Management Claims Releases will become effective only upon and subject to the Closing and the proper release of the Releases by the escrow agent (the “Closing Escrow Agent”) in accordance with the terms of the Acquisition Agreement and the Closing Escrow Agreement described below. The Releases provide that nothing in the Releases will be deemed to release any of Grupo TMM, TMM Holdings, or Multimodal from their respective indemnification obligations under the Acquisition Agreement. The Releases become null and void if the Acquisition Agreement is terminated prior to the Closing for any reason other than as set forth in the Releases.

Closing Escrow Agreement

      KCS, KARA Sub, KCS Investment, KCS Sub, Caymex, Grupo TMM, TMM Holdings, Multimodal (collectively referred to in this description of this agreement as the “Parties”) and the Closing Escrow Agent have entered into the Closing Escrow Agreement dated and effective as of December 15, 2004, which provides for certain funds, securities, documents and other property deposited into the Closing Escrow to be held by the Closing Escrow Agent and released pursuant to the terms and conditions set forth in the agreement. Pursuant to the Closing Escrow Agreement, the Parties have deposited the following into the Closing Escrow:

•	the $200 million in cash constituting a portion of the purchase price for the Grupo TFM shares;

•	the KCS Sub Note;

•	the stock certificate for the KCS Sub Shares;

•	two executed copies of the Subscription Agreement;

•	the form of the certificate of merger of KCS Sub with and into KCS;

•	the stock certificate for the 18 million shares of KCS Common Stock to be received by Multimodal in the Merger, which shares are not deemed issued or delivered by KCS until the issuance has been approved by the KCS stockholders and the shares have been listed for trading on the NYSE;

•	Releases relating to the Acquisition Agreement Claims;

•	Releases relating to the Management Claims;

•	Release resolutions;

•	documents to effect dismissals of the Acquisition Agreement Claims, the Management Claims and the Authority Litigation (defined below);

•	Releases relating to the Authority Litigation;

•	stock certificates for the Grupo TFM shares to be purchased pursuant to the Acquisition Agreement;

•	the Grupo TFM Sub Note;

•	resolutions adopted by the Grupo TFM Board of Directors effecting the Capital Reduction;

      Upon receipt of written advice from both KCS and Grupo TMM that the Closing has occurred, the Closing Escrow Agent will date all undated documents in the Closing Escrow as of the Closing Date.

      The Closing Escrow Agreement sets forth the rights and obligations of the Closing Escrow Agent, including the fees to be paid the Closing Escrow Agent under the agreement. Under the terms of the Closing Escrow Agreement, KCS and Grupo TMM will each pay one-half of the fees and expenses of the Closing Escrow Agent. This agreement terminates upon distribution in full of the Closing Escrow.

Indemnity Escrow Agreement

      The Indemnity Escrow Agreement among KCS, Grupo TMM and the escrow agent (the “Indemnity Escrow Agent”), dated and effective as of December 15, 2004, provides, among other things, that the KCS Purchasers will deposit with the Indemnity Escrow Agent the Indemnity Escrow Notes, or in the event KCS exercises its option to convert any portion of the Indemnity Escrow Notes to shares of KCS Common Stock, certificate(s) representing such shares. The Indemnity Escrow Agent will hold, reduce the principal amount of the Indemnity Escrow Notes or the number of shares, and deliver those notes or shares pursuant to the terms of the Indemnity Escrow Agreement. Under this agreement, the Indemnity Escrow Agent will reduce the Indemnity Escrow if the Indemnity Escrow Agent (i) receives joint written instructions from KCS and Grupo TMM, (ii) receives written instructions from KCS, simultaneously sent to Grupo TMM, and Grupo TMM does not object to those instructions within the time set forth in the Indemnity Escrow Agreement, or (iii) receives a final order, decree or judgment of a court of competent jurisdiction or arbitration tribunal. On June 1, 2007, the Indemnity Escrow Agent will deliver to Multimodal the Indemnity Escrow Notes, as reduced by all claims subject to payment from the Indemnity Escrow, and any shares of KCS Common Stock in the Indemnity Escrow. In the event there is an unresolved objection from Grupo TMM with respect to any claim for reduction of the principal amount of the Indemnity Escrow Notes (or shares of KCS Common Stock) on that date, the Indemnity Escrow Agent will deliver that portion of the Indemnity Escrow Notes or shares to Multimodal not subject to the unresolved objection, and will deliver the balance as directed by joint instructions from KCS and Grupo TMM, or a final order, decree or judgment of a court of competent jurisdiction or arbitration tribunal. The Indemnity Escrow Agreement sets forth the rights and obligations of the Indemnity Escrow Agent, including the fees to be paid the Indemnity Escrow Agent under the agreement. Under the terms of the Indemnity Escrow Agreement, KCS and Grupo TMM will each pay one-half of the fees and expenses of the Indemnity Escrow Agent. This agreement terminates upon the reduction of the Indemnity Escrow Notes in full principal amount or the delivery of the Indemnity Escrow Notes or shares to Multimodal.

VAT Escrow Agreement

      The VAT Escrow Agreement among KCS, KARA Sub, KCS Investment, KCS Sub, Caymex, Grupo TMM, TMM Holdings, Multimodal and the escrow agent (the “VAT Escrow Agent”), dated and effective as of December 15, 2004, sets forth the terms and conditions for the deposit, holding and release of the $40 million VAT Escrow Note. This agreement provides, among other things, that on the later of the Closing Date or the Final Resolution of the VAT Claim and Put, KCS will deliver the VAT Escrow Note to the VAT Escrow Agent, to be held by the VAT Escrow Agent, and reduced and released only pursuant to the terms and conditions of the VAT Escrow Agreement. Under this agreement, the VAT Escrow Agent will reduce the VAT Escrow Note if the VAT Escrow Agent (i) receives joint written instructions from KCS and Grupo TMM, (ii) receives written instructions from KCS, simultaneously sent to Grupo TMM, and Grupo TMM does not object to those instructions within the time set forth in the VAT Escrow Agreement, or (iii) receives a final order, decree or judgment of a court of competent jurisdiction or arbitration tribunal (a “final resolution”). On the earliest to occur of (a) the fifth anniversary of the deposit of the VAT Escrow Note into the VAT Escrow, (b) the receipt by the VAT Escrow Agent of written instructions from KCS, or (c) a final resolution of the dispute, the VAT Escrow Note, as reduced by all claims subject to payment from the VAT Escrow and in accordance with the procedures set forth in the VAT Escrow Agreement, will automatically be converted into the right to receive that number of shares of KCS Common Stock as provided for in the VAT Escrow Note. KCS will issue those shares of KCS Common Stock to Multimodal and the VAT Escrow Agent

will return the VAT Escrow Note to KCS. In the event there is an unresolved objection with respect to any claim for reduction of the principal amount of the VAT Escrow Note on that date (i) KCS will deliver to MM that number of shares of KCS Common Stock as equal the portion of the VAT Escrow Note not subject to the dispute, and will deliver the balance upon agreement of the parties or a final resolution of the dispute, and (ii) the VAT Escrow Agent will deliver the VAT Escrow Note to KCS upon receipt of joint instructions of KCS and TMM, or a final resolution of the dispute. The VAT Escrow Agreement sets forth the rights and obligations of the VAT Escrow Agent, including the fees to be paid the VAT Escrow Agent under the agreement. Under the terms of the Indemnity Escrow Agreement, KCS and Grupo TMM will each pay one-half of the fees and expenses of the Indemnity Escrow Agent. This agreement terminates upon the earlier to occur of the reduction of the VAT Escrow Note in full principal amount or the delivery of the VAT Escrow Note to KCS. KCS is unable to determine with any accuracy the timing of any Final Resolution of the VAT Claim and Put.

Authority Litigation Agreement and Authority Litigation Releases

      KCS, KARA Sub, KCS Investment, KCS Sub, Caymex, Nafta Rail, S.A. de C.V. (a subsidiary of KCS) (collectively, the “KCS Parties”), Grupo TMM, TMM Holdings, Multimodal and Grupo TFM have entered into this agreement which provides for the KCS Parties and their employees who have initiated suits to grant releases (the “Authority Litigation Releases”) to certain persons from all claims in connection with (i) certain powers of attorney purportedly granted by the TFM Board of Directors, (ii) the purported approval by the Grupo TFM Board of Directors of the purported execution of certain agreements by TFM, and (iii) the purported ratification of the TFM Board of Directors of the purported execution of certain agreements by TFM (the lawsuits relating thereto referred to as the “Authority Litigation”). The Authority Litigation Releases will become effective and be released from the Closing Escrow to the parties entitled to receive them at the Closing in accordance with the terms of the Closing Escrow Agreement. The Authority Litigation Agreement further provides that within 10 days after the Closing, the KCS Parties will request that actions in the Authority Litigation against certain individuals be dismissed.

Agreement of Assignment and Assumption of Rights, and Agency Agreement with Undisclosed Principal, Duties and Obligations

      This agreement, dated as of December 15, 2004, by and among Grupo TMM, KCS, and Grupo TFM, provides that Grupo TMM assigns and transfers to KCS, and KCS accepts and assumes, all of Grupo TMM’s rights, duties and obligations with respect to the purchase of the TFM shares subject to the Put (the “Put Shares”) under the Put Agreement described below, effective upon the Closing of the Acquisition. KCS will have the right to designate another party to be the purchaser of the Put Shares. However, no such designation will relieve KCS of its obligation to pay the purchase price for such Put Shares or to indemnify Grupo TMM, its affiliates, and their respective officers, directors, employees and shareholders against all Losses (as defined in this agreement) from KCS’s failure to fully discharge the obligations of Grupo TMM and KCS under the Put Agreement.

      According to the terms of the original share purchase agreement for the company currently known as TFM, as amended by an Agreement, dated June 9, 1997, by and among the Federal Government of the Mexican States, Grupo TFM, Grupo TMM and KCS (the “Put Agreement”), the Mexican government has the option under certain circumstances to compel the purchase of its 20% interest in TFM by Grupo TFM following notification to Grupo TFM by the Mexican government in accordance with the terms of the Put Agreement. Upon proper exercise of the Put, Grupo TFM would be obligated to purchase the TFM capital stock at the initial share price paid by Grupo TFM adjusted for interest and inflation. Prior to October 30, 2003, Grupo TFM filed suit in the Federal District Court of Mexico City seeking, among other things, a declaratory judgment interpreting whether Grupo TFM was obligated to honor its obligation under the Put Agreement, as the Mexican government had not made any effort to sell the TFM shares subject to the Put prior to October 31, 2003. In its suit, Grupo TFM named Grupo TMM and KCS as additional interested parties. The Mexican government has provided Grupo TFM with notice of its intention to sell its interest in TFM. Grupo TFM has responded to the Mexican government’s notice reaffirming its right and interest in purchasing the Mexican government’s remaining interest in TFM, but also advising the Mexican government that it would not take any action until its lawsuit seeking a declaratory judgment was resolved. Grupo TFM has obtained an injunction, which blocks the Mexican government from exercising the Put until the litigation is resolved. Following the final judicial determination that the Mexican government has properly exercised the Put or the lifting of this injunction, in the event that Grupo TFM does not purchase the Mexican government’s 20% interest in TFM, Grupo TMM and KCS, or either of Grupo TMM or KCS alone, would, following notification by the Mexican government in accordance with the terms of the Put Agreement, be obligated to purchase the Mexican government’s remaining interest in TFM. If the Acquisition is completed prior to the valid exercise of the Put, KCS will be solely responsible for purchasing the Mexican government’s 20% interest in TFM. If KCS had been required to purchase this interest as of September 30, 2004, the total purchase price would have been approximately $476.5 million.

Other Agreements

First Amendment to Rights Agreement

      In connection with the Acquisition, KCS and Harris Trust & Savings Bank, as Rights Agent will amend the Rights Agreement, dated as of September 19, 1995 (the “Rights Agreement”). The amendment will prevent the parties acquiring shares of KCS Common Stock as a result of the Acquisition and their affiliates from becoming an Acquiring Person (as defined in the Rights Agreement), which would otherwise cause a Triggering Event (as defined in the Rights Agreement). Accordingly, the First Amendment to Rights Agreement will amend Section 1(a), the definition of Acquiring Person, to provide that no person or affiliate of such person shall become an “Acquiring Person” as a result of the acquisition of beneficial ownership of (i) shares of KCS Common Stock issued or issuable upon the conversion and exchange of the KCS Sub common stock pursuant to the Acquisition Agreement, (ii) shares of KCS Common Stock acquired pursuant to Section 7.13(a) of the Acquisition Agreement, (iii) shares of KCS Common Stock issued pursuant to Section 6 of the Consulting Agreement, or (iv) shares of KCS Common Stock acquired in compliance with the Stockholders’ Agreement, including upon exercise of pre-emptive rights as provided in that agreement.

      The definition of “Substantial Block” found at Section 1(z) of the Rights Agreement will also be amended to lower the threshold beneficial ownership that constitutes a “Triggering Event” from 20% to 15% (and from 15% to 13% in the event the Acquiring Person is declared by the Board of Directors to be an Adverse Person (as defined in the Rights Agreement)).

      In order to conform to the foregoing amendments, subsection (iii) of Section 3(e) regarding Restrictions on transfer of Rights to Acquiring Persons will be deleted and amended to provide that no Right (as defined in the Rights Agreement) shall be transferable or transferred other than as permitted under Section 1(a) of the Rights Agreement, as amended, to any person who, as a result of such transfer, would beneficially own 15% or more of the Rights.

      Finally, Section 7(e) of the Rights Agreement will be amended to correct a clerical error.

Consulting Agreement

      KCS and the Consulting Firm have entered into a Consulting Agreement, dated as of December 15, 2004 but to become effective on the Closing Date, which calls for Consulting Firm to provide certain consulting services to the KCS Board of Directors related to the maintenance, fostering and promotion of a positive relationship between KCS and/or its affiliates and high-ranking officials of those branches of the Mexican government that have an impact on the Mexican railroad industry or KCS’s rail network operations. José Serrano Segovia is required under the terms of the Consulting Agreement to be personally involved in the provision of services by the Consulting Firm. José Serrano Segovia is the current Chairman of the Board of Directors of Grupo TMM and certain of its subsidiaries, including TFM and Grupo TFM.

Term

      The Consulting Agreement has a term of three years beginning on the first business day following the Closing Date. Notwithstanding the three-year term, the Consulting Agreement and Consulting Firm’s engagement shall terminate automatically upon the death or disability of José Serrano Segovia or dissolution or bankruptcy of Consulting Firm. Consulting Firm may terminate the Consulting Agreement at any time by giving at least 30 days’ advance written notice to KCS or in the event of a material breach, and failure to cure the same, by KCS. Additionally, KCS may terminate the Consulting Agreement and Consulting Firm’s engagement for cause, or other than for cause, subject to certain conditions specified in the Consulting Agreement.

Compensation

      Subject to the terms and conditions of the Consulting Agreement, KCS will pay to Consulting Firm an annual fee of $3,000,000. The Consulting Agreement requires KCS to deposit the total amount of annual fee payable under the Consulting Agreement ($9,000,000) in an escrow account (the “Consulting Compensation Escrow”) to be held and released in accordance with the terms and conditions of the Consulting Agreement and the applicable escrow agreement (the “Consulting Compensation Escrow Agreement”). The annual fee payable for each successive one-year period in the term will not be paid if a majority of the members of KCS’s Board of Directors who are independent directors under the applicable rules of the NYSE (the “Non-Management Directors”) reasonably determine in good faith that during the applicable one-year period, Consulting Firm or José Serrano Segovia has failed to comply in any material respect with the terms of the Consulting Agreement, which failure was not remedied after written notice from the Non-Management Directors.

      As of the date of execution of the Consulting Compensation Escrow Agreement, Consulting Firm will control all investment decisions regarding the Consulting Compensation Escrow. Subject to the Stockholders’ Agreement and applicable U.S. laws and regulations, if so instructed by Consulting Firm, the Consulting Compensation Escrow agent may acquire shares of capital stock of KCS (the “Consulting Firm Stock”).

VAT Claim and Put Advisory Fee

      On the later of the Closing Date and the Final Resolution of the VAT Claim and Put, KCS will pay to Consulting Firm $9,000,000, which at KCS’s election may be paid in cash or KCS Common Stock, valued at the Volume Weighted Price as defined in the Consulting Agreement, as consideration for Consulting Firm’s services to KCS in connection with the resolution of the VAT Claim and Put. “Volume Weighted Price” is defined in the Consulting Agreement as the average trading price per share of KCS Common Stock on the NYSE for the 20 consecutive trading days immediately preceding the announcement of the Final Resolution of the VAT Claim and Put, as reported on Bloomberg (VAP function).

Transfer Restrictions

      Consulting Firm may not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any shares of Consulting Firm Stock, except in accordance with the terms of the Stockholders’ Agreement (described above).

Indemnification

      Consulting Firm will indemnify KCS, its affiliates and their respective officers, directors, employees, members, stockholders, agents and representatives against all losses resulting from, arising out of, or due to the filing of a lawsuit by one or more of Consulting Firm or any director, officer or employee of Consulting Firm against KCS and/or one or more of its affiliates claiming that a relationship, other than an independent contractor relationship, exists between any director, officer or employee of Consulting Firm and KCS and/or one or more of its affiliates. Jose Serrano Segovia has personally guaranteed these indemnification obligations of Consulting Firm.

Consulting Compensation Escrow Agreement

      KCS, the Consulting Firm and the Consulting Compensation Escrow Agent have entered into the Consulting Compensation Escrow Agreement, dated and effective as of December 15, 2004, which sets forth the terms and conditions for the Consulting Compensation Escrow Agent to hold, invest and distribute the Consulting Compensation Escrow. At the Closing, KCS will deposit with the Consulting Compensation

Escrow Agent the $9,000,000 total amount of annual fee payable under the Consulting Agreement. All interest, gains, income and other distributions with respect to the Consulting Compensation Escrow will be for the benefit of the Consulting Firm.

      No later than the last day of the month (or if not a business day, the next business day) following each of the first, second and third anniversary of the Consulting Compensation Escrow Agreement, the Consulting Compensation Escrow Agent will transfer to Consulting Firm the applicable amount of annual fee unless the Consulting Compensation Escrow Agent receives a written notice from KCS that the Consulting Firm is not entitled to such payment. Upon the timely receipt of such a notice, the Consulting Compensation Escrow Agent will transfer such amount to KCS (unless Consulting Firm disputes such notice, in which case no amounts will be transferred to KCS until the dispute is finally resolved), and will transfer to Consulting Firm the interest received on the Consulting Compensation Escrow during the applicable one-year period. If the Consulting Agreement is terminated prior to the expiration of its three-year term, the Consulting Compensation Escrow Agent will release the following amounts, upon written notice from KCS and Consulting Firm that the Consulting Agreement was terminated: (i) due to the death or disability of José Serrano Segovia, by the Consulting Firm due to a material breach thereof by KCS, or by KCS other than for cause, any remaining amounts held in the Consulting Compensation Escrow as of the date of termination to the Consulting Firm, (ii) due to the dissolution, bankruptcy or certain other events set forth in the Consulting Agreement with respect to the Consulting Firm, the annual fee or portion thereof accrued as of the date of the termination, together with interest received and not paid, to the Consulting Firm, and any remaining amounts in the Consulting Compensation Escrow after such payment, to KCS, and (iii) by the Consulting Firm without reason or by KCS for cause, the principal amount remaining in the Consulting Compensation Escrow as of the date of termination to KCS and any interest received and not paid as of the date of termination to the Consulting Firm.

      The Consulting Compensation Escrow Agreement also includes provisions regarding the rights and obligations of the Consulting Compensation Escrow Agent, including the fees to be paid the Consulting Compensation Escrow Agent under the agreement. Under the terms of the Consulting Compensation Escrow Agreement, KCS and Grupo TMM will each pay one-half of the fees and expenses of the Consulting Compensation Escrow Agent. The agreement terminates upon distribution in full of the Consulting Compensation Escrow and all interest earned thereon.

Agreement regarding Sellers’ indemnification of KCS Indemnitees

      The parties to the Acquisition Agreement have entered into an agreement, dated the same date as the Acquisition Agreement, which provides for the Sellers to indemnify the KCS Indemnitees against all Losses from any adversary proceeding brought against any KCS Indemnitee (i) by any Grupo TMM security holder relating to the Consulting Agreement, or (ii) with respect to the Capital Reduction. Any claim against Sellers for indemnification pursuant to this agreement may be satisfied from, but is not limited to, assets remaining in the Indemnity Escrow.

Regulatory Matters

      As discussed in “— Summary of the Acquisition Agreement, Ancillary Agreements and Other Agreements — The Acquisition Agreement” above, certain regulatory approvals and filings are required in connection with the closing of the Acquisition. The following actions have occurred to date:

•	KCS’s solicitation for permission as a foreign investor to control TFM, through Grupo TFM, was filed with the Mexican National Foreign Investments Commission on April 25, 2003. On August 27, 2003, KCS announced that it received notice from the Mexican National Foreign Investments Commission of that Commission’s decision to close the proceeding with respect to KCS’s application to acquire control of Grupo TFM and, through Grupo TFM, of TFM, without prejudice to refile in the event the dispute is resolved between KCS and Grupo TMM over whether the Acquisition Agreement remains in effect. KCS filed a renewed application seeking authorization from that Commission on June 23, 2004. In a decision dated September 13, 2004, the Mexican National Foreign Investments Commis-

sion denied KCS’ application, but invited KCS to reapply for authorization at anytime. KCS filed an amended application seeking authorization from that Commission on September 17, 2004. On October 6, 2004, KCS announced that it had received notice from that Commission approving its application. KCS must complete the transactions described in the Acquisition Agreement and the related agreements on or before October 5, 2005, or seek renewed authority from the Mexican National Foreign Investments Commission.

•	KCS’s Notification with respect to the acquisition of the Grupo TFM shares from Multimodal was filed with the Mexican Competition Commission on April 21, 2003. KCS received formal written notice that the Mexican Competition Commission has approved the proposed consolidation, without conditions. On September 26, 2003, KCS announced this approval was extended for an additional 180 days. On April 5, 2004, KCS announced that on April 2, 2004, the Mexican Competition Commission granted an extension of 180 days from the April 2, 2004 date of notice for its ruling issued on May 19, 2003 granting authority for the sale of Grupo TMM’s interest in Grupo TFM to KCS. On October 7, 2004, KCS was notified by the Mexican Competition Commission that it had extended KCS’s authority to purchase Grupo TMM’s interest in Grupo TFM for an additional 180 days. This new ruling extends the authorization to April 5, 2005.

•	TFM formerly notified the Secretary of Communications and Transportation of the proposed transactions on May 2, 2003.

•	KCS filed its HSR notification on May 19, 2003. Grupo TMM filed its HSR notification on July 1, 2003. Under the HSR process, the United States Department of Justice (“DOJ”) has 30 days after notice is filed to issue a second request asking for various documents and information from the HSR parties. The waiting period under the HSR officially expired on July 31,2003, with no request for additional information from the DOJ. As more than one year has passed since the expiration of the waiting period, Grupo TMM and KCS will need to refile with the DOJ and restart the HSR process prior to consummating the transactions contemplated by the Acquisition Agreement. KCS and Grupo TMM filed new HSR notifications on December 22, 2004. The 30-day waiting period has expired without a formal request from the DOJ for additional information or documentary material.

Requirement for Stockholder Approval

      KCS’s listing application with the NYSE requires stockholder approval for the issuance of KCS Common Stock that represents in the aggregate more than 20% of the issued and outstanding shares of KCS Common Stock. In addition, the listing application requires stockholder approval for the issuance of securities to a “substantial stockholder” of KCS.

      As of September 30, 2004, 62,702,450 shares of Common Stock were issued and outstanding. At the Closing of the Acquisition Agreement, Multimodal will acquire 18,000,000 shares of KCS Common Stock, which represents more than 20% of the issued and outstanding shares of Common Stock on a fully diluted basis, and Multimodal will become a substantial stockholder of KCS. In addition, KCS may issue up to that number of shares as equals $157 million, valued at the Volume Weighted Price, as defined in the Acquisition Agreement. KCS may also issue up to that number of shares as equals $9 million, valued at the Volume Weighted Price, as defined in the Consulting Agreement, entered into in connection with the transactions contemplated by the Acquisition Agreement.

Required Vote and Board of Directors’ Recommendation

      In accordance with the Delaware Corporation Law and KCS’s Restated Certificate of Incorporation, approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock present in person or represented by proxy at the Special Meeting and that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”
PROPOSAL — PROPOSED ISSUANCE OF COMMON STOCK

SELECTED FINANCIAL DATA

Selected Historical Consolidated Financial Data of KCS

(dollars in millions, except per share and ratio data)

      The following table sets forth selected consolidated financial data for KCS and certain subsidiaries and affiliates. The statement of income data for the years ended December 31, 2001, 2002 and 2003 and the balance sheet data as of December 31, 2002 and 2003 have been derived from KCS’s audited financial statements which are incorporated by reference in this proxy statement. The statement of income data for the years ended December 31, 1999 and 2000 and the balance sheet data as of December 31, 1999, 2000 and 2001 have been derived from KCS’s audited financial statements, none of which are included in this proxy statement. The statement of income data for the nine-month periods ended September 30, 2003 and 2004 and the balance sheet data as of September 30, 2004 have been derived from KCS’s unaudited financial statements, which have been incorporated by reference in this proxy statement. The balance sheet data as of September 30, 2003 has been derived from KCS’s unaudited financial statements not included in this proxy statement. The unaudited balance sheet data and statement of income data as of and for the nine-month periods ended September 30, 2003 and 2004 include all adjustments, consisting only of normal, recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations of KCS as of such date and for such periods. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of results that may be expected for the entire year or for any future period. All periods presented reflect the 1-for-2 reverse Common Stock split to stockholders of record on June 28, 2000 paid July 12, 2000. All of the summary data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of KCS and other financial information included elsewhere or incorporated by reference in this proxy statement.

	Nine Months
	September 30,				Year Ended December 31,

	2004		2003		2003		2002		2001		2000		1999

	(Unaudited)
Revenues	$464.9		$432.8		$581.3		$566.2		$583.2		$578.7		$609.0
Equity in net earnings of unconsolidated affiliates — continuing operations	$5.7		$5.2		$11.0		$43.4		$27.1		$22.1		$5.2
Income from continuing operations(i)	$23.7		$8.5	(ii)	$3.3	(ii)	$57.2		$31.1	(iii)	$16.7		$10.2
Income from continuing operations per common share:
Basic	$0.27		$0.06		$(0.04)		$0.94		$0.53		$0.29		$0.18
Diluted	$0.27		$0.06		$(0.04)		$0.91		$0.51		$0.28		$0.17
Total Assets (iv)	$2,307.8		$2,218.0		$2,152.9		$2,008.8		$2,010.9		$1,944.5		$2,672.0
Total Debt	$571.4		$578.7		$523.4		$582.6		$658.4		$674.6		$760.9
Cash dividends per common share	$—		$—		$—		$—		$—		$—		$0.32
Ratio of earnings to fixed charges(v)	1.5	x	—	(vi)	—	(vi)	1.3	x	1.1	x	1.0	x	1.2	x

(i)	Income from continuing operations for the years ended December 31, 2003, 2002, and 2001 include certain unusual operating expenses and other income as further described in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Results of Operations,” in KCS’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this proxy statement. These costs include casualty claims, costs related to the implementation of MCS, benefits received from the settlement of certain legal and insurance claims, severance costs and expenses associated with legal verdicts against KCS, gains recorded on the sale of operating property, among others. Other non-operating income includes gains recorded on sale of non-operating properties and investments. For the year ended December 31, 1999, income from continuing operations includes unusual costs and expenses related to facility and project closures, employee separations and related costs, labor and personal injury related issues.

(ii)	Income from continuing operations for the nine months ended September 30, 2003 and for the year ended December 31, 2003 does not include a favorable after-tax benefit of $8.9 million relating to the cumulative effect of an accounting change arising from a required change in the method of accounting for removal costs of certain track structure assets.

(iii)	Income from continuing operations for the year ended December 31, 2001 excludes a charge for the cumulative effect of an accounting change of $0.4 million (net of income taxes of $0.2 million). This charge reflects KCS’s adoption of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” effective January 1, 2001.

(iv)	The total assets presented herein as of December 31, 1999 include the net assets of Stilwell Financial Inc. of $814.6 million. Due to the spin-off of Stilwell Financial Inc. on July 12, 2000, the total assets as of December 31, 2003, 2002, 2001 and 2000 do not include the net assets of Stilwell Financial Inc.

(v)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose “earnings” represent the sum of (i) pretax income from continuing operations adjusted for income (loss) from unconsolidated affiliates, (ii) fixed charges, (iii) distributed income from unconsolidated affiliates and (iv) amortization of capitalized interest, less capitalized interest. “Fixed charges” represent the sum of (i) interest expensed, (ii) capitalized interest, (iii) amortization of deferred debt issuance costs and (iv) one-third of our annual rental expense, which management believes is representative of the interest component of rental expense.

(vi)	For the year ended December 31, 2003, the ratio of earnings to fixed charges was less than 1:1. The ratio of earnings to fixed charges would have been 1:1 if a deficiency of $18.2 million was eliminated. For the nine months ended September 30, 2003, the ratio of earnings to fixed charges was less than 1:1. The ratio of earnings to fixed charges would have been 1:1 if a deficiency of $1.7 million was eliminated.

Selected Historical Combined and Consolidated Financial Data of Grupo TFM

(amounts in millions of dollars, except per share amounts)

      The following table sets forth selected combined and consolidated financial data for Grupo TFM and subsidiaries. The statement of income data for the years ended December 31, 2001, 2002 and 2003 and the balance sheet data as of December 31, 2002 and 2003 have been derived from Grupo TFM’s audited financial statements included in this proxy statement. The statement of income data for the nine-month periods ended September 30, 2003 and 2004 and the balance sheet data as of September 30, 2003 and 2004 have been derived from Grupo TFM’s unaudited financial statements as provided to KCS and included in this proxy statement. The statement of income data for the years ended December 31, 1999 and 2000 and the balance sheet data as of December 31, 1999, 2000 and 2001 have been derived from Grupo TFM’s audited financial statements, none of which are included in this proxy statement. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of results that may be expected for the entire year or for any future period. Financial information in the table below for Grupo TFM is reported under U.S. GAAP.

	Nine Months
	September 30,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

	(Unaudited)
Revenues	$526.9	$523.3	$698.5	$712.1	$720.6	$695.4	$574.6
Net income from continuing operations	$9.3	$13.5	$27.3	$110.2	$73.6	$44.9	$1.6
Net income per share(i)	$1.22	$1.78	$3.60	$12.23	$7.31	$4.32	$0.25
Total assets	$2,308.5	$2,299.9	$2,337.5	$2,326.5	$2,272.2	$2,130.4	$2,109.5
Long-term debt	$879.5	$846.0	$771.4	$1,002.7	$570.9	$811.3	$664.4
Long-term portion of capital lease obligations	$1.3	$1.6	$1.6	$1.9	$2.1	$—	$4.2
Cash dividends per common share	—	—	—	—	—	—	—

(i)	Grupo TFM computes its provision for income taxes under the guidance of Statement of Financial Accounting Standards No. 109 as required by U.S. GAAP. The computation of deferred income taxes for Grupo TFM has a significant impact on its operating results. Deferred taxes for Grupo TFM are impacted by a number of factors, including the amount of pre-tax income or loss, inflationary gains or losses recognized for Mexican tax purposes — especially those related to tax loss carryforwards, which represents a significant difference between U.S. and Mexican tax law. Other factors include differences between book and tax depreciation and amortization, changes in Mexican corporate tax rates, foreign exchange gains and losses and foreign exchange rate effects on deferred tax balances. Grupo TFM reported deferred tax benefits (expense) of ($11.5) million, $13.2 million, ($9.3) million, $91.5 million, $62.3 million, $29.5 million and $20.9 million for the years ended December 31, 1999, 2000, 2001, 2002, 2003 and the nine-month periods ended September 30, 2003 and 2004, respectively. Additionally, deferred tax benefits (expense) impacted Grupo TFM earnings per share by ($0.92), $1.05, ($0.87), $8.12, $8.21, $5.07 and ($3.08) for the years ended December 31, 1999, 2000, 2001, 2002, 2003 and the nine-month periods ended September 30, 2003 and 2004, respectively.

UNAUDITED PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA

For the Nine Months Ended September 30, 2004 (dollars in millions, except per share data)

      The following summarizes pro forma selected consolidated financial data of KCS assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of January 1, 2004 for income statement purposes and as of September 30, 2004 for balance sheet purposes.

				Pro Forma
				Adjustments
		Grupo
	KCS	TFM	Mexrail				Pro
	Historical	Historical	Historical(iv)	Debit		Credit	Forma

Revenues	$464.9	$526.9	$9.7	—		—	$1001.5
Equity in net earnings (losses) from unconsolidated affiliates — continuing operations	$5.7	$(0.8)	—	$4.5	(i)	—	$.4
Income from continuing operations	$23.7	$9.3	$(1.6)	$10.5		—	$20.9
Income from continuing operations per common share:
Basic(ii)	$0.27	—	—	—		—	$0.18
Diluted(ii)	$0.27	—	—	—		—	$0.17
Basic Weighted Average Common shares outstanding (in thousands)	62,605			18,000			80,605
Diluted Weighted Average Common shares outstanding (in thousands)	63,856			18,000			81,856
Total Assets	$2,307.8	$2,308.5	$85.8	$403.4		$752.5	$4,353.0
Total Debt	$571.4	$906.7	$31.3	$51.0		$115.9	$1,574.3
Cash dividends per common share	$—	$—	—	—		—	$—
Book value per common share(iii)	$12.55						$13.52

(i)	Assuming the contemplated transaction would have been consummated on January 1, 2004, KCS would have consolidated earnings of Grupo TFM and accordingly, the equity in earnings of Grupo TFM would be eliminated.

(ii)	Pro forma per share amounts assume 18,000,000 shares of KCS Common Stock to be issued under the Acquisition Agreement.

(iii)	Historical book value per share is calculated as Total Stockholder’s equity less $199.1 million preferred equity divided by Common shares outstanding at September 30, 2004 of 62,702,460. Pro forma book value per share is calculated as Total Stockholder’s equity less $199.1 million preferred equity divided by 80,702,460, which includes the 18,000,000 shares of KCS Common stock to be issued under the Acquisition Agreement.

(iv)	Represents Mexrail’s Historical Income Statement for the period August 1, 2004 through September 30, 2004 (See Note 21 of Notes to Condensed Consolidated Pro Forma Financial Statements).

UNAUDITED PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA

For the Year Ended December 31, 2003 (dollars in millions, except per share data)

      The following summarizes pro forma selected consolidated financial data of KCS assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of January 1, 2003.

			Pro Forma
			Adjustments
	KCS	Consolidated				Pro
	Historical	Grupo TFM	Debit		Credit	Forma

Revenues	$581.3	$698.5	—		—	$1,279.8
Equity in net earnings (losses) from unconsolidated affiliates — continuing operations	$11.0	—	$12.3	(i)	—	$(1.3)
Income from continuing operations	$3.3	$27.3	$24.8		—	$5.8
Income from continuing operations per common share before cumulative effect of accounting change:
Basic (ii)	$(0.04)	—	—		—	$(0.04)
Diluted (ii)	$(0.04)	—	—		—	$(0.04)
Basic Weighted Average Common shares outstanding (in thousands)	61,725				18,000	79,725
Diluted Weighted Average Common shares outstanding (in thousands)	61,725				18,000	79,725
Cash dividends per common share	$—	$—	$—		$—	$—

(i)	Assuming the contemplated transaction would have been consummated on January 1, 2003, KCS would have consolidated earnings of Grupo TFM and accordingly, the equity in earnings of Grupo TFM would be eliminated.

(ii)	Pro forma per share amounts assume 18,000,000 shares of KCS Common Stock to be issued under the Acquisition Agreement.

FINANCIAL STATEMENTS OF GRUPO TFM

      The combined and consolidated financial statements for Grupo TFM (including the notes thereto and the Report of Independent Accountants thereon) as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 are included in this proxy statement as Exhibit 1.

      The unaudited combined and consolidated financial statements for Grupo TFM (including the notes thereto) as of September 30, 2004 and December 31, 2003 and for each of the nine months ended September 30, 2004 and 2003 are included herein in Exhibit 2.

PRO FORMA FINANCIAL INFORMATION

      On December 15, 2004, KCS and Grupo TMM announced a series of transactions that were approved by both respective boards of directors that would, following KCS shareholder approval and satisfaction of other conditions, place KCSR, Mexrail and TFM under the common control of KCS. Grupo TFM holds an 80% interest in TFM, which holds a 49% interest in Mexrail. Mexrail wholly-owns Tex-Mex.

      Under the terms of the agreement, Grupo TMM will receive as consideration for the transaction 18 million shares of KCS Common Stock and $200 million in cash. Additional contingent consideration includes up to $47 million represented by notes payable (the Indemnity Escrow Notes) and a potential payment of up to $110 million based upon the resolution of the VAT/ Put Contingency. The following table illustrates the range of consideration to be paid based on the aforementioned contingencies:

Purchase Price:	Minimum	Maximum

Value of 18 million shares of KCS Common Stock (at $16.91 per share) issued at Closing	$304.4	$304.4
Cash	200.0	200.0
VAT/Put Contingency (cash or shares)	0.0	110.0
Indemnity Escrow Notes	0.0	47.0
Total Purchase Price	$504.4	$661.4

      See Note 5 and Note 19 to the Pro Forma Condensed Consolidated Financial Statements for further information.

      The following pro forma condensed consolidated financial statements are presented to illustrate the impact of the Acquisition on KCS’s historical financial statements and reflect the effect of the various transactions necessary to consummate the agreements as if the transaction had occurred on January 1, 2003 for income statement purposes for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, and as of September 30, 2004 for balance sheet purposes. The historical financial statements of Grupo TFM are prepared under the principles of International Financial Reporting Standards (“IFRS”) and include a reconciliation between U.S. Generally Accepted Accounting Principles (“US GAAP”) and IFRS. The Grupo TFM historical financial information included in these pro forma financial statements is reflected under US GAAP and therefore no reconciliation of financial information between US GAAP and IFRS is required for these purposes.

      The Company has not completed a fair value appraisal of tangible or intangible assets as of this date. At the time those processes are completed, the allocation of the purchase price could change and may include certain identifiable intangible assets, such as customer contracts, customer relationships or similar items. For purposes of these pro forma financial statements, the Company has assumed the excess of the purchase price over book value is attributable to concession assets.

      The following summarizes selected pro forma financial information of the Registrant assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of September 30, 2004.

KANSAS CITY SOUTHERN

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2004

		Grupo		Pro Forma Adjustments
	Registrant	TFM	Mexrail					Pro
	Historical	Historical	Historical	Debit		Credit		Forma

	(Dollars in millions, except per share data)

	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$170.0	$11.8	$2.4	$37.5	(3,15)	$207.5	(3)	$14.2
Accounts receivable, net	127.2	194.4	12.0	—		7.1	(11)	326.5
Inventories	42.1	23.9	0.6	—		—		66.6
Other current assets	27.9	23.7	2.4	—		—		54.0

Total current assets	367.2	253.8	17.4	37.5		214.6		461.3

Investments	481.5	39.0	—	9.4	(21)	481.8	(1,21)	48.1
Concession rights and related assets	—	1,142.2	—	308.6	(2,8,10)	—		1,450.8
Properties, net	1,414.8	561.9	68.4	16.5	(21)	—		2,061.6
Goodwill	10.6	—	—	—		—		10.6
Deferred income taxes and employee’s statutory profit sharing	—	280.1	—	—		—		280.1
Other assets	33.7	31.5	—	31.4	(21)	56.1	(11,15)	40.5

Total assets	$2,307.8	$2,308.5	$85.8	$403.4		$752.5		$4,353.0

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Debt due within one year	$7.9	$66.6	$31.3	$51.0	(11)	$31.4	(21)	$86.2
Accounts and wages payable and accrued liabilities	220.0	195.6	0.6	7.1	(11)	—		409.1

Total current liabilities	227.9	262.2	31.9	58.1		31.4		495.3

Other Liabilities:
Long-term debt	563.5	840.1	—	—		84.5	(3,5,15)	1,488.1
Deferred income taxes	419.1	—	—	—		124.3	(10,21)	543.4
Other deferred credits	111.3	26.3	—	—		—		137.6

Total other liabilities	1,093.9	866.4	—	—		208.8		2,169.1

Minority interest	—	357.5	—	—		40.7	(16)	398.2

Stockholders’ Equity
Preferred stock	6.1	—	—	—		—		6.1
Redeemable cumulative convertible perpetual preferred stock	0.4	—	—	—		—		0.4
Common/capital stock	0.6	807.0	—	807.0	(7)	—		0.6
New issue common, $. 01 par	—	—	—	—		0.2	(4)	0.2
Treasury shares and effect on purchase of subsidiary shares	—	(222.0)	—	—		222.0	(7)	—
Retained earnings	861.2	237.4	(9.4)	237.4	(7)	9.4	(7)	861.2
Capital Surplus	116.2	—	63.3	63.3	(7)	304.2	(4)	420.4
Accumulated other comprehensive income (loss)	1.5	—	—	—		—		1.5

Total stockholders’ equity	986.0	822.4	53.9	1,107.7		535.8		1,290.4

Total liabilities and stockholders’ equity	$2,307.8	$2,308.5	$85.8	$1,165.8		$816.7		$4,353.0

See notes to pro forma condensed financial statements.

      The following summarizes selected pro forma financial information of the Registrant assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of January 1, 2004.

KANSAS CITY SOUTHERN

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
For the Nine Months Ended September 30, 2004

		Grupo
	Registrant	TFM	Mexrail	Pro Forma		Pro
	Historical	Historical	Historical(21)	Adjustments		Forma

	(Dollars in Millions, except per share data)

	(Unaudited)
Revenues	$464.9	$526.9	$9.7	$—		$1,001.5
Costs and expenses	369.5	360.6	11.4	2.3	(14,11)	743.8
Depreciation and amortization	39.3	66.3	0.5	7.6	(15,21)	113.7

Operating income	56.1	100.0	(2.2)	(9.9)		144.0
Equity in net earnings of unconsolidated affiliates:
Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.	6.1	—	—	(6.1	)(9,21)	—
Other	(0.4)	(0.8)	—	1.6	(9)	0.4
Interest expense	(33.0)	(85.7)	(0.1)	(4.7	)(5,6)	(123.5)
Debt retirement costs	(4.2)	—	—	—		(4.2)
Other income (expense)	11.8	(20.6)	(0.1)	11.1	(6,21)	2.2

Income (loss) before income taxes	36.4	(7.1)	(2.4)	(8.0)		18.9
Income tax provision (benefit)	12.7	(18.9)	(0.8)	1.0	(10,21)	(6.0)

Income (loss) before minority interest	23.7	11.8	(1.6)	(9.0)		24.9
Minority interest	—	(2.5)	—	(1.5	)(16,21)	(4.0)

Net income (loss)	23.7	9.3	(1.6)	(10.5)		20.9
Preferred stock dividends	6.6	—	—	—		6.6

Net income available to Common shareholders	$17.1	$9.3	$(1.6)	$(10.5)		$14.3

Basic Earnings per Common Share:
Net income available to Common shareholders	$0.27					$0.18	(12)

Basic Weighted Average Common shares outstanding (in thousands)	62,605			18,000		80,605	(13)

Diluted Earnings per Common share:
Net income available to Common shareholders	$0.27					$0.17	(12)

Diluted Weighted Average Common shares outstanding (in thousands)	63,856			18,000		81,856	(13)

See notes to pro forma condensed financial statements.

      The following summarizes selected pro forma financial information of the Registrant assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of January 1, 2003.

KANSAS CITY SOUTHERN

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

For the Year Ended December 31, 2003

		Grupo
	Registrant	TFM	Pro Forma		Pro
	Historical	Historical	Adjustments		Forma

	(Dollars in millions, except per share data)

	(Unaudited)
Revenues	$581.3	$698.5	$—		$1,279.8
Costs and expenses	487.9	503.7	3.0	(14,11)	994.6
Depreciation and amortization	64.3	87.2	10.2	(15,21)	161.7

Operating income	29.1	107.6	(13.2)		123.5
Equity in net earnings of unconsolidated affiliates:
Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.	12.3	—	(12.3	)(9)	—
Other	(1.3)	—			(1.3)
Interest expense	(46.4)	(111.1)	(3.7	)(5,6)	(161.2)
Other income (expense)	6.8	(13.8)	(1.1	)(6)	(8.1)

Income (loss) before income taxes	0.5	(17.3)	(30.3)		(47.1)
Income tax provision (benefit)	(2.8)	(51.5)	(6.9	)(10)	(61.2)

Income (loss) before minority interest	3.3	34.2	(23.4)		14.1
Minority interest	-	(6.9)	(1.4	)(16)	(8.3)

Income (loss) from continuing operations	3.3	27.3	(24.8)		5.8
Preferred stock dividends	5.9	—	2.8	(3)	8.7

Income (loss) from continuing operations available to Common shareholders	$(2.6)	$27.3	$(27.6)		$(2.9)

Basic Earnings per Common Share:
Income (loss) from continuing operations available to Common shareholders	$(0.04)				$(0.04	)(12)

Basic Weighted Average Common shares outstanding (in thousands)	61,725		18,000		79,725	(13)

Diluted Earnings per Common share:
Income (loss) from continuing operations available to Common shareholders	$(0.04)				$(0.04	)(12)

Diluted Weighted Average Common shares outstanding (in thousands)	61,725		18,000		79,725

See notes to pro forma condensed financial statements.

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:	Removal of the Equity Investment in Grupo TFM

      Pursuant to the Amended and Restated Acquisition Agreement dated December 15, 2004 (the “Amended Acquisition Agreement”), Kansas City Southern (the “Company” or “KCS”) would acquire a controlling interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”), resulting in the full consolidation of Grupo TFM’s balance sheet into KCS. Accordingly, the equity investment as of September 30, 2004 reflected on the Company’s pro forma condensed consolidated balance sheet would be eliminated.

Note 2:	Acquisition of Remaining Interest in Grupo TFM

      Additional identifiable intangibles or goodwill may be recorded as a result of the Grupo TFM acquisition. At September 30, 2004, the current value of the consideration to obtain a controlling interest in Grupo TFM exceeds the current book value of the underlying net assets by approximately $308.6 million, which is reflected on the pro forma condensed consolidated balance sheet as an addition to concession assets. The determination of the increase in concession assets is as follows (in millions):

Purchase price:
Value of 18 million shares of KCS Common (at $16.91 per share)	$304.4
Cash	200.0
VAT/Put Contingency (See Note 19)	0.0
Indemnity Escrow Note	47.0

Total Purchase Price	$551.4

Grupo TFM book value of net assets acquired	$398.8	(i)

Increase in Concession Assets:
Excess of Purchase Price over Grupo TFM Book Value of net assets acquired	$152.6
KCS Deferred Costs (basis difference and acquisition costs)	38.0
Deferred Tax liability adjustment (see Note 10)	118.0

Increase in Concession Assets	$308.6

(i)	Amount represents 48.5% of Grupo TFM net book value of $822.4 million as of September 30, 2004.

      For purposes of these pro forma financial statements the Company has assumed the excess of the purchase price over book value is attributable to the concession and related assets. The Company has not completed a fair value appraisal of tangible or intangible assets as of this date, and expects to do so during the second quarter of 2005. At the time that valuation process is completed, the allocation of the purchase price is likely to change, and may include certain identifiable intangible assets such as customer relationships or similar items.

      TFM has contracts with approximately 120 large customers that account for almost 80% of revenue. Most of those have non-exclusive contracts with TFM with terms of less than three years. The short-term nature of these contracts makes it unlikely that any significant value will be attributed to the contracts. However, some value may be attributed to non-contractual relationships with those customers. Given the nature of customer relationships in the rail industry in general and for TFM in particular, the Company expects that any value that may assigned to such intangible assets would have a long useful life.

      Management’s best estimate of the amount of amortization is included in the pro forma financial statements, and is based on information currently available. Increases or decreases may result from the fair

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

value appraisal valuation. For example, values could be reallocated to assets with shorter lives than the concession assets, and the lives of some asset classes could be extended or shortened. A one-year change in the lives assumed for these pro forma financial statements for all TFM assets would change depreciation and amortization by approximately $2.0 million. The average remaining useful life used for depreciation of the concession assets is 32 years. A reallocation of purchase price amounts to other assets such as customer relationships, which may have shorter periods of amortization, could result in increases in annual amortization as set out in the table below, assuming that there were no offsetting changes in useful lives of other assets.

Annual impact of a potential reallocation of amounts from concession assets to other identifiable intangibles

	Amortization rates, reflecting
	potentially shorter periods of amortization

other identifiable intangibles amounts	3.1%	4.0%	5.0%	6.0%	7.0%	8.0%

	in $ millions
$0.0	0	0	0	0	0	0
$10.0	0	0.09	0.19	0.29	0.39	0.49
$20.0	0	0.18	0.38	0.58	0.78	0.98
$30.0	0	0.27	0.57	0.87	1.17	1.47
$40.0	0	0.36	0.76	1.16	1.56	1.96
$50.0	0	0.45	0.95	1.45	1.95	2.45

Note 3:	Cash at Closing — Source of Funds

      Consideration for the transaction includes a cash payment of $200 million. For purposes of these pro forma financial statements, the payment of $200 million has been funded from the net proceeds of the sale of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (“Convertible Preferred Stock”). The Convertible Preferred Stock offering generated approximately $193.0 million, when it was completed in April 2003. Net of amounts used for operations and expansion, KCS has approximately $170 million available for the acquisition. The remaining $30 million in cash consideration, plus amounts to be paid to Morgan Stanley of up to $7.5 million will be funded from borrowings under the Company’s credit facility.

      The Company’s historical consolidated financial statements as of and for the nine months ended September 30, 2004 fully reflect the impacts of the issuance of the Convertible Preferred Stock. The Company’s historical consolidated income statement for the year ended December 31, 2003 reflects only $5.7 million of dividends related to the Convertible Preferred Stock issued in April 2003. Accordingly, a pro forma adjustment of $2.8 million for preferred dividends was recorded in order to annualize preferred dividends and give effect to the transaction as if completed at January 1, 2003.

      Holders of the Convertible Preferred Stock are entitled to receive any dividends declared by the Company’s board of directors at the rate of 4.25% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2003. The dividends are cumulative from the date of initial issuance and accumulated but unpaid dividends cumulate dividends at the annual rate of 4.25%. In addition, the Company will also pay “special dividends” if it fails to comply with certain obligations under a registration rights agreement. Additional information regarding the Convertible Preferred Stock issuance can be found in the Company’s 2003 Annual Report on Form 10-K, including the circumstances under which KCS would be required to redeem the Convertible Preferred Stock.

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4:	Shares of KCS Common Stock

      Grupo TMM, S.A. (“Grupo TMM”) will receive as consideration for the transaction 18 million shares of KCS Common Stock. This pro forma adjustment reflects the addition to stockholders’ equity of a total of $304.4 million of equity based upon 18 million common shares as part of the initial agreement and assuming a stock price of $16.91 per share. The assumed stock price was derived by averaging the closing price of the Company’s common stock five days before and five days after the announcement of the transaction on December 15, 2004. The total allocation of the new capital as reflected in the pro forma condensed consolidated balance sheet at September 30, 2004 is $0.2 million, which is comprised of 18 million shares of new common stock with a par value of $.01 per share and $304.2 million, which is reflected as capital surplus representing the value of the stock issued in excess of par.

Note 5:	Indemnity Escrow

      KCS promissory notes in the aggregate principal amount of $47.0 million will be deposited in an escrow account (the “Indemnity Escrow”) and held, reduced and released in accordance with the terms of an indemnity escrow agreement (the “Indemnity Escrow Agreement”) entered into and effective as of December 15, 2004 by certain parties to the Amended Acquisition Agreement. Based upon information currently available, KCS is not aware of any reductions that should be made pursuant to the Indemnity Escrow Agreement and, accordingly, for purposes of the pro forma condensed consolidated balance sheet at September 30, 2004, the full amount of the Indemnity Escrow has been shown as a note payable and an increase in consideration. At the time of the acquisition, the Company will assess the amount to be recorded based upon the terms of the Indemnity Escrow Agreement and the amount likely to be paid under those terms. The Indemnity Escrow may be reduced, pursuant to the indemnification provisions of the Amended Acquisition Agreement, by the amount of certain losses relating to breaches of certain representations and warranties, or any covenant or agreement of Grupo TMM, TMM Holdings, S.A. de C.V. or TMM Multimodal, S.A. de C.V. in that agreement, or any claims relating thereto, or for certain actions by certain persons that constituted a fraud or felonious criminal act or that required KCS approval under the Original Acquisition Agreement that was not obtained. Therefore, the principal amount of the Indemnity Escrow could potentially be reduced to $0.

      The note bears interest at a rate of 5%. Accordingly, the pro forma condensed consolidated income statements include increased interest expense of $2.4 million and $1.8 million for the periods ended December 31, 2003 and September 30, 2004, respectively.

      At KCS’ option, prior to their release, KCS may convert the net amount of the promissory notes into shares of KCS Common Stock. Conversion of the net amount will occur at the Volume Weighted Price (“VWP”) or the average trading price per share for KCS Common Stock on the NYSE, as reported on Bloomberg (VAP function), for the twenty (20) consecutive trading days immediately prior to a measurement date. For purposes of settling the Indemnity Escrow Note, the VWP will be based on the 20 days prior to April 1, 2007. See additional discussion of share price sensitivity in Note 20.

Note 6:	Adjustments to Interest Income and Interest Expense

      In addition to the increase in interest expense related to the Indemnity Escrow Agreement described in Note 5, the pro forma condensed consolidated income statements include the following adjustments to interest income and expense.

      The pro forma condensed consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004 reflect a $1.2 million and $0.8 million reduction to interest income (included in other income and expense), respectively. These adjustments reflect the fact that, assuming the Acquisition had been consummated as of the beginning of the period of each pro forma condensed consolidated income statement presented, the Company’s cash balance relating to the issuance of the Convertible Preferred Stock would have been

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

used to fund the $200 million payment described above, and thus, interest income relating to that cash balance would not have been realized.

      Had the Acquisition been consummated as of January 1, 2003, cash would not have been available to pay down $49.3 million of debt during December 2003 and $38.5 million during March 2004. Therefore, an adjustment has been made to the pro forma condensed consolidated income statements to increase interest expense by $0.1 million for the year ended December 31, 2003 and $2.2 million for the nine months ended September 30, 2004.

      As described in Note 3, the Company will also incur additional borrowing to fund the acquisition and certain acquisition related costs of $37.5 million. Therefore, an adjustment has been made to the pro forma condensed consolidated income statements to increase interest expense by $1.3 million for the year ended December 31, 2003 and $1.0 million for the nine months ended September 30, 2004.

      The pro forma condensed consolidated income statements for the year ended December 31, 2003 and the nine months ended September 30, 2004 reflect a $0.1 million and $0.3 million reduction to interest expense and interest income (included in other income and expense), respectively. These adjustments reflect the fact that, assuming the Acquisition had been consummated as of the beginning of the period of each pro forma condensed consolidated income statement presented, interest charged by KCS to Tex-Mex (wholly-owned subsidiary of Mexrail) would have been eliminated in consolidation.

Note 7:	Elimination of Grupo TFM and Mexrail Stockholders’ Equity

      As a result of KCS obtaining a controlling interest in Grupo TFM, Grupo TFM’s assets and liabilities would be consolidated with KCS. Accordingly, Grupo TFM’s stockholders’ equity amounts would be eliminated in the consolidation process.

      As a result of KCS obtaining a controlling interest in Mexrail, Mexrail’s assets and liabilities would be consolidated with KCS. Accordingly, Mexrail’s stockholders’ equity amounts would be eliminated in the consolidation process (see also Note 21).

Note 8:	Elimination of Equity Basis Difference in Grupo TFM

      The calculation of the Company’s net equity in Grupo TFM’s underlying net assets utilizing the Company’s current ownership percentage of approximately 46.6%, as compared to the amount recorded as an investment as of September 30, 2004, results in a basis difference of approximately $15.0 million. This difference in basis results from a number of factors, the most significant of which is the changing ownership interest in Grupo TFM, which produced a difference in investment basis that occurred when TFM, S.A. de C.V. (“TFM”) acquired the Mexican government’s 24.6% interest in Grupo TFM during 2002. This basis difference would have been amortized over time; however, because the Company will obtain a controlling interest in Grupo TFM, the remaining basis difference will be recognized at the date of the Acquisition. The pro forma financial statements as stated herein recognize the elimination of this basis difference as an addition to concession assets on the pro forma condensed consolidated balance sheet.

Note 9:	Elimination of Equity Earnings from Grupo TFM and Mexrail

      Assuming the contemplated transaction would have been consummated on January 1, 2003, the Company would have consolidated Grupo TFM and accordingly, the equity in earnings of Grupo TFM would be eliminated.

      For the year ended December 31, 2003 and for the seven months ended July 31, 2004, the historical financial statement of Grupo TFM reflect the operations of Mexrail on a consolidated basis. Accordingly, elimination of equity in earnings of Grupo TFM includes elimination of equity in earnings of Mexrail. Because Mexrail was not consolidated by either KCS or TFM for the historical two month period ending Septem-

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ber 30, 2004, the pro forma adjustments reflect the elimination of equity in earnings of Mexrail. (See also Note 21)

Note 10:	Provision for Income Taxes/Deferred Income Taxes

      The pro forma condensed consolidated income statement reflects the income tax impacts of the pro forma adjustments utilizing an income tax rate of 38.25%, but excluding any consideration of the equity earnings of Grupo TFM and Mexrail, since the Company has not previously provided a tax provision on these amounts. See note (i) to the “Selected Historical Combined and Consolidated Financial Data of Grupo TFM” for a discussion of the impact of taxes on Grupo TFM’s results.

      For the periods presented, the pro forma tax calculation is as follows:

	September 30,	December 31,
	2004	2003

Pretax Proforma Adjustments (income) expense	$8.0	$30.3
Add back TFM Equity in Earnings Adjustment	(6.1)	(12.3)
Add back Mexrail Equity in Earnings Adjustment	1.6	—
Add TFM loss on sale of interest in Mexrail Adjustment	12.2	—

Net Proforma Adjustments (income) expense subject to tax at 38.25%	$15.7	$18.0

Tax (benefit) of net adjustments	$(6.0)	$(6.9)
Adjust TFM benefit derived from Mexrail transaction	7.0	—

Net pro forma tax expense (benefit)	$1.0	$(6.9)

      In addition, the recognition of additional identifiable intangible assets in the form of concession assets creates an additional deferred tax liability associated with those assets. The pro forma condensed consolidated balance sheet recognizes the deferred tax liability of approximately $118.0 million related to the Grupo TFM transaction and $6.3 million related to the Mexrail acquisition, as of September 30, 2004.

Note 11:	Consolidation Eliminations

      These pro forma adjustments reflect the elimination of intercompany amounts between the Company, Grupo TFM and Mexrail, assuming the three entities were consolidated for financial reporting purposes.

      In addition, there are certain transactions between KCSR, Mexrail and TFM which arise in the normal course of operations. These transactions eliminate within the same line item; therefore, the impact shown in the proforma adjustments is zero and no additional elimination entry is required.

Note 12:	Computation of Earnings Per Share

      Basic earnings per share for purposes of the pro forma condensed consolidated income statement reflect pro forma consolidated net income, less dividends on the Company’s $25 par preferred stock of approximately $242,000 annually, less dividends on the Company’s $1.00 par Convertible Preferred Stock of approximately $8.5 million annually, divided by the weighted average outstanding shares as described in Note 13 below.

      Diluted earnings per share for purposes of the pro forma condensed consolidated income statements reflect pro forma consolidated net income, less dividends on the Company’s $25 par preferred stock of approximately $242,000 annually, divided by the weighted average diluted outstanding shares as described in Note 13 below.

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The assumed conversion of the Company’s $1.00 par Convertible Preferred Stock (convertible into 13,389,121 common shares) would have been anti-dilutive to the pro forma diluted earnings per share computations in each of the periods presented. Accordingly, conversion of preferred shares into common shares was not assumed and these shares were not included in the pro forma diluted earnings per share computations. Total preferred dividends, however, were subtracted from net income in the computation of the pro forma diluted earnings per share.

      Because the transaction contains a number of payments that will be made only on the resolution of significant contingencies, additional disclosure regarding the contingent payments and their impact on both the weighted average shares outstanding and earnings per share is provided in Note 19.

Note 13:	Weighted Average Shares Outstanding

      The weighted average basic shares outstanding are calculated beginning with Company historical average basic shares (61,725,000 for the year ended December 31, 2003 and 62,605,000 for the nine months ended September 30, 2004) plus 18 million shares assumed to be issued as described in Note 4 above.

      For the nine months ended September 30, 2004, the weighted average diluted shares outstanding are calculated beginning with Company historical average diluted shares of 63,856,000 plus 18 million shares assumed to be issued as described in Note 4 above.

      For the year ended December 31, 2003, the weighted average diluted shares outstanding are calculated beginning with Company historical average diluted shares of 61,725,000 plus 18 million shares assumed to be issued as described in Note 4 above.

      As stated in Note 12 above, the inclusion of the 13,389,121 shares assuming full conversion of the Convertible Preferred Stock into common utilizing a conversion rate of 33.4728 for each share of preferred to common shares would have had an anti-dilutive effect on the computations of pro forma dilutive earnings per share for all periods presented.

Note 14:	Consulting Agreement

      In connection with the transaction, the Company has entered into a consulting agreement, effective upon the closing of the Acquisition, with Jose F. Serrano International Business, S.A. de C.V. (the “Consulting Firm”) with an initial term of three years. In consideration of services provided, the Consulting Firm will receive an annual fee of $3 million in cash. The pro forma condensed consolidated income statements reflect the effect of these transactions as consulting expense.

      In addition, upon the resolution of certain disputes with the Mexican government, KCS will pay to the Consulting Firm $9 million. The contingent payment can be settled in either shares of the Company’s stock or cash at the Company’s discretion. No provision has been made in the pro forma condensed consolidated financial statements for the payment of the contingency due to the uncertainty surrounding settlement of the disputes. See also Note 19.

Note 15:	Amortization of Identifiable Intangibles — Concession Assets

      The transactions as described above result in a net addition to concession assets of approximately $308.6 million as of September 30, 2004. For purposes of the pro forma condensed consolidated income statements presented herein, this balance is amortized over the remaining amortizable life of the concession assets of 32 years. The original concession was acquired in 1997 and Grupo TFM assigned the concession value to the various asset classes including land, way and structures, equipment, and other tangible assets, typical of a railroad enterprise. This allocation resulted in a weighted average life of the concession assets of 38 years in 1997: therefore, under the straight line method of depreciation, the remaining life of the concession

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets at January 1, 2003 would be 32 years. Adjustments have been made to the pro forma condensed consolidated financials for additional amortization expense, calculated on a straight-line basis, of approximately $9.6 million for the year ended December 31, 2003 and $7.2 million for the nine months ended September 30, 2004. Following completion of a fair value appraisal of all tangible and intangible assets during the second quarter of 2005 there may be a further change in amortization costs, as described in Note 2.

      Approximately $15.5 million related to acquisition costs have been recorded by KCS as other non-current assets. This amount has been reclassified to concession assets as consideration paid in the pro forma condensed consolidated balance sheet as of September 30, 2004. In addition, estimated fees payable to Morgan Stanley of $7.5 million for work currently being performed relating to the acquisition have been included as an increase in consideration paid with a corresponding increase in concession assets and long-term debt at September 30, 2004. Because the transaction is not yet completed, the Company will likely incur additional fees or charges that are directly related to the acquisition. Except as described above, no provision has been made for additional acquisition costs in these pro forma condensed consolidate financial statements.

Note 16:	Minority Interest

      As previously reported, TFM repurchased the Mexican government’s 24.6% interest in Grupo TFM in June 2002. Since the purchase of the Mexican government’s 24.6% interest was completed by Grupo TFM’s subsidiary, TFM, and the fact that the Mexican government also continues to maintain a 20% minority interest in TFM, the Mexican government retained an indirect 4.9448% minority interest in Grupo TFM through its ownership of TFM. The pro forma adjusting entries to minority interest reflect the continuing indirect minority ownership in Grupo TFM by the Mexican government for the periods indicated. For the pro forma condensed consolidated balance sheet as of September 30, 2004, an additional $40.7 million of minority interest was added to the pro forma balances representing 4.9448% of Grupo TFM’s net assets. For the pro forma condensed consolidated income statements, the amount of minority interest in Grupo TFM’s US GAAP net income was computed for the periods presented resulting in approximately $1.4 million for the year ended December 31, 2003 and $0.5 million for the nine months ended September 30, 2004.

Note 17:	VAT Refund Claim

      The impact of the resolution of the VAT refund claim on the Company’s consolidated financial statements will be dependent upon the timing and terms of any consideration received in relation to that claim, including the Final Resolution of the VAT Claim and Put (See Note 19). KCS is unable to determine with any accuracy the timing of any Final Resolution of the VAT Claim and Put. It is expected that the value of any consideration received from the Mexican government from the resolution of the VAT refund claim will be recorded as income by TFM and Grupo TFM, net of related income taxes. If such consideration is received before the consummation of the Acquisition, the Company would record its proportionate share of any such gain through its equity in earnings of Grupo TFM, based upon its existing ownership of 46.6%. If the Acquisition is subsequently consummated, the proceeds from the resolution of the VAT refund claim received and retained by TFM, including the impacts of any additional consideration as may become payable as discussed below, would impact the Company’s allocation of the purchase price to assets acquired and liabilities assumed, likely impacting amounts otherwise allocable to long-lived assets, including intangibles, as presented herein.

      If the consideration required by resolution of the VAT refund claim is received following the consummation of the Acquisition, the Company would record in income its proportionate share of any gain from the resolution of the VAT refund claim through its consolidation of the operating results of Grupo TFM, based upon its pre-acquisition ownership interest of 46.6%. The portion of any gain attributable to the acquired interest of Grupo TMM would likely constitute a pre-acquisition contingency and not impact the Company’s operating results, but rather would be considered in the allocation of the purchase price to assets acquired and

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

liabilities assumed, likely reducing amounts otherwise allocable to long-lived assets, including intangibles, as presented herein. Payments to the Company related to the resolution of the VAT refund claim are subject to significant contingencies; no amounts related to the gain contingency have been included in the pro forma consolidated financial statements.

Note 18:	Consideration of the Mexican Government’s Put Rights Regarding Its 20% Minority Interest in TFM

      The provisions of the “Put Agreement” obligate Grupo TFM under certain circumstances to purchase the Put shares and, if Grupo TFM fails to purchase, then KCS and/or Grupo TMM would be obligated to purchase the Mexican government’s 20% minority interest in TFM. As disclosed in the Company’s Form  10-Q for the nine months ended September 30, 2004, the total estimated purchase price of the Mexican government’s minority interest was approximately $476.5 million. The calculation of the purchase price is dependent upon inflationary factors of the Mexican economy and foreign exchange rate factors, which the Company can not predict. While the Company, along with Grupo TFM, is currently exploring financing alternatives, the source and cost of any such financing for this obligation is not reasonably determinable at this time.

      The purchase of the Mexican government’s shares of TFM is the subject of an ongoing judicial proceeding. On November 3, 2003, the Ministry of Transportation stated in a communication to Grupo TFM that it had complied with the requirements for the exercise of its put rights as set out in the Put Agreements and that all procedures required to execute the sale of the Mexican government’s TFM shares would be made through the Mexican Treasury. Grupo TFM requested that a federal court review the Ministry of Transportation’s communications with respect to the Mexican government’s put rights. On December 16, 2003, the Fourth Administrative District Court issued an injunction ordering Grupo TFM, the Ministry of Transportation and the Treasury to maintain the status quo pending judicial resolution of the dispute. Additionally, Grupo TFM requested and received from a federal judge an injunction, which blocked the Mexican government from exercising its put option. The ability of the Mexican government to exercise its put option has been suspended until the put lawsuit is resolved. Grupo TFM will vigorously defend its view that the Mexican government has not fulfilled the prescribed steps required to exercise its put rights. Although Grupo TFM believes that it will prevail in legal proceedings related to these matters, there can be no assurance that it will prevail. Further, the acquisition of the Mexican government’s interest and funding of this obligation could be affected by the resolution of TFM’s VAT refund claim.

      Due to the uncertainties noted above, the accompanying pro forma financial statements do not reflect the impact of the acquisition of additional shares of TFM which could arise under the Put Agreement. If, following the consummation of the acquisition of Grupo TFM shares from Grupo TMM, the Company acquires the remaining shares of TFM held by the Mexican government pursuant to the Put Agreement, the accompanying pro forma financial statements would be generally impacted as follows. The excess of the purchase price over the carrying value of minority interest would be allocated to the assets and liabilities of Grupo TFM, based upon their fair values, with the likely impact being an increase to recorded amounts for long-lived assets, including intangibles, as presented herein. Additionally, the minority interest in earnings of Grupo TFM would be eliminated from the pro forma condensed consolidated income statement, offset by the costs of any debt financing incurred to finance the purchase and any increases in depreciation or amortization expense relating to the application of purchase accounting.

Note 19:     VAT/PUT Contingency

      Pursuant to the terms of the Amended Acquisition Agreement, if the value of the consideration received by TFM in connection with the resolution of the VAT refund claim (Note 17) equals or exceeds the amount payable pursuant to the Put Agreement (Note 18) KCS shall pay the sum of $110 million, reduced (but not

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

below zero) by net cash paid relating to resolution of the VAT refund claim and adjusted for the impact of certain Mexican tax implications related to the resolution of the VAT refund claim. If the VAT Contingency Payment is made in the full amount of $110 million, it shall be paid as follows: (i) $35 million shall be paid in cash; (ii) $35 million shall be paid by delivery of that number of shares of KCS Common Stock as, valued at the VWP, shall be equal to $35 million, and (iii) $40 million shall be paid by deposit into escrow (the “VAT Escrow”) of a $40 million note, the residual of which shall be converted at the fifth anniversary of the closing date of the Acquisition or such earlier date as deemed appropriate by KCS in accordance with the terms of the Amended Acquisition Agreement into that number of shares of KCS Common Stock as, valued at the VWP, shall be equal to the remaining principal amount of the VAT Escrow as of such date. Per the Amended Acquisition Agreement, KCS may at its election deliver shares of KCS Common Stock valued at the VWP, in lieu of any portion of the cash payment. Any such payment would constitute additional consideration for the purchase of the interests of Grupo TMM and the Mexican government in Grupo TFM and as such, would impact amounts allocable to long-lived assets, including intangibles, as presented herein. Conversion of the cash amounts stated above will occur at the VWP 20 days prior to a measurement date.

      In addition, KCS will pay to the Consulting Firm an additional $9 million as consideration for the Consulting Firm’s services to the Company in connection with the advisory services to the Company relating to the Final Resolution of the VAT Claim and Put. The contingent payment can be settled in either shares of the Company’s stock or cash at the Company’s discretion. No provision has been made in the pro forma condensed consolidated financial statements for the payment of the contingency due to the uncertainty surrounding the Final Resolution of the VAT Claim and Put.

      While it is uncertain if KCS will exercise its option to pay the full amount of the $119 million liability in shares, the number of shares that would have been issued at the December 21, 2004 VWP of $16.91 is 7,037,256.

      Accounting for the Final Resolution of the VAT Claim and Put will be driven by the facts and circumstances of the resolution and would likely impact the financial statements as described in Notes 17 and 18, respectively. Because these amounts are uncertain, no provision has been made for such a settlement in the accompanying pro forma condensed consolidated financial statements. The following table provides additional proforma information as if the VAT/ Put contingency were resolved at January 1, 2003 in order to illustrate potential impacts on net income and earnings per share for the full year and nine month periods presented. Because the share price will be determined using the VWP developed on a future date, a range of share prices and the related shares to be issued, if the Company chose to settle the amounts in shares, are presented.

Adjustment of Pro Forma Results for Impact of Settlement of the VAT/ Put Contingency

	Nine Months Ended		Year Ended
	September 30, 2004		December 31, 2003

	Pro Forma	Adjusted	Pro Forma	Adjusted

	(Amount in millions)(1)
Consolidated pro forma net income available to Common Shareholders	$14.3	$14.3	$(2.9)	$(2.9)
Add: Income allocated to Minority Interest		4.0		8.3

Pro forma net income available to Common Shareholders	$14.3	$18.3	$(2.9)	$5.4

Shares Outstanding	81,856	88,893	79,725	86,762

Pro forma EPS available to Common Shareholders	$0.17	$0.21	$(0.04)	$0.06

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impact of Share Price on Number of Shares to Be Issued in Settlement of

the $119 Million Contingency and Diluted EPS as Adjusted

		Diluted Earnings Per Share(3)

	Additional	Nine Months Ended	Year Ended
VWP Price Range (Dollars)	Shares(2)	September 30, 2004	December 31, 2003

$11.91	9,991,604	$0.20	$0.06
12.91	9,217,661	0.20	0.06
13.91	8,554,996	0.20	0.06
14.91	7,981,221	0.20	0.06
15.91	7,479,573	0.20	0.06
16.91	7,037,256	0.21	0.06
17.91	6,644,333	0.21	0.06
18.91	6,292,967	0.21	0.06
19.91	5,976,896	0.21	0.06
20.91	5,691,057	0.21	0.06
21.91	5,431,310	0.21	0.06

(1)	Pro Forma column includes all aspects of the acquisition except the VAT contingency payment and the issue of shares for the Indemnity Escrow. Adjusted Column includes the VAT/ Put contingency payment of $119 million converted to shares of 7,037,256 at the December 21, 2004 VWP of $16.91 per share and elimination of Minority Interest.

(2)	Derived by dividing the amount of the VAT/ Put settlement payable in stock of $119.0 million by the applicable “VWP”.

(3)	Based on adjusted net income available to Common Shareholders divided by Pro Forma shares outstanding plus “Additional Shares”.

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 20:	Indemnity Escrow/ Share Price Sensitivity

      As described in Note 5 above, the Indemnity Escrow Notes can be settled in cash or KCS shares at the discretion of KCS. Conversion of the net amount will occur at the VWP 20 days prior to April 1, 2007. Further, the Amended Acquisition Agreement provides for interest at an annual rate of 5% from the date of closing through the settlement date (approximately 2 years). Assuming no offsetting amounts and assuming two years of interest, the settlement amount would be $51.7 million. While it is uncertain if KCS will exercise its option to settle the notes in shares, the following table presents the number of shares at various price levels and impact on EPS as presented in the pro forma condensed consolidated financial statements.

Adjustment of Pro Forma Results for Impact of Settlement of the Indemnity Escrow Notes

	Nine Months Ended		Year Ended
	September 30, 2004		December 31, 2003

	Pro Forma	Adjusted	Pro Forma	Adjusted

	(Amount in millions)(1)
Consolidated pro forma net income available to Common Shareholders	$14.3	$14.3	$(2.9)	$(2.9)
Add: Interest Expense on Escrow Note, net of tax		1.1		1.5

Pro forma net income available to Common Shareholders	$14.3	$15.4	$(2.9)	$(1.4)

Shares Outstanding	81,856	84,913	79,725	82,782

Pro forma EPS available to Common Shareholders	$0.17	$0.18	$(0.04)	$(0.02)

Impact of Share Price on Number of Shares to Be Issued in Settlement of

the $51.7 Million Indemnity Escrow Notes and Diluted EPS as Adjusted

		Diluted Earnings Per Share(3)

	Additional	Nine Months Ended	Year Ended
VWP Price Range (Dollars)	Shares(2)	September 30, 2004	December 31, 2003

$11.91	4,340,890	$0.18	$(0.02)
12.91	4,004,648	0.18	(0.02)
13.91	3,716,751	0.18	(0.02)
14.91	3,467,471	0.18	(0.02)
15.91	3,249,529	0.18	(0.02)
16.91	3,057,363	0.18	(0.02)
17.91	2,886,655	0.18	(0.02)
18.91	2,734,003	0.18	(0.02)
19.91	2,596,685	0.18	(0.02)
20.91	2,472,501	0.18	(0.02)
21.91	2,359,653	0.18	(0.02)

(1)	Pro Forma column includes all aspects of the acquisition except the VAT contingency payment and the issue of shares for the Indemnity Escrow. Adjusted Column includes the issue of shares for the settlement of the Indemnity Escrow Notes of $51.7 million converted to shares of 3,057,363 at the December 21, 2004 VWP of $16.91 per share and elimination of Minority Interest.

(2)	Derived by dividing the amount of the VAT/ Put settlement payable in stock of $51.7 million by the applicable “VWP”.

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NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)	Based on adjusted net income available to Common Shareholders divided by Pro Forma shares outstanding plus “Additional Shares”.

Note 21:	Repurchase of Mexrail Shares by KCS

      On August 16, 2004, the Company, Grupo TMM and TFM entered into a new Stock Purchase Agreement for the purchase by KCS of a 51% investment in Mexrail, Inc. for a total of approximately $32.7 million. The Mexrail shares were placed in a voting trust pending the approval of the Surface Transportation Board of KCS’ application for authority to exercise common control over The Texas-Mexican Railway Company, The Kansas City Southern Railway Company and the Gateway Eastern Railway Company. On November 29, 2004, the STB approved KCS’ application for authority to exercise common control over The Texas-Mexican Railway Company. The Kansas City Southern Railway Company and the Gateway Eastern Railway Company. The decision became effective December 29, 2004 and control of the shares was transferred from the voting trust to KCS on January 1, 2005. In addition, the proforma financial statements include adjustments for the following items related to the Mexrail acquisition.

      Pending the STB’s approval of common control, and for the period ended September 30, 2004 both the Company and Grupo TFM have recorded their respective ownership percentages in Mexrail as an equity investment in their historical balance sheet. For the period from August 1, 2004 through September 30, 2004, the Company and Grupo TFM have recorded their respective percentage of Mexrail’s earnings as equity earnings in their historical income statements. Mexrail’s historical earnings for the period from August 1, 2004 through September 30, 2004 have been presented in the condensed consolidated income statement to give effect to consolidation of Mexrail for the full nine month period presented. Accordingly, the condensed consolidated income statement for the nine months ended September 30, 2004 reflects adjustments necessary to eliminate the equity in earnings derived from Mexrail. No equity adjustment is necessary for the 12 months ended December 31, 2003 since the results of Mexrail are presented on a consolidated basis with TFM for that period.

      As a result of the Mexrail transaction, TFM recognized a loss, net of tax and minority interest, of $4.2 million on the sale of 51% of its interest in Mexrail to KCS. Accordingly, the accompanying pro forma condensed consolidated income statement for September 30, 2004 includes the following adjustments to eliminate the loss on the Mexrail transaction: decrease in other expense of $12.2 million, decrease in tax benefit of $7.0 million and an increase in the minority interest of 1.0 million.

      As a result of the STB approval, KCS recorded a proforma adjustment of $31.4 million representing the purchase price of the remaining 49% of Mexrail. Because this transaction is between KCS and Grupo TFM, the pro forma condensed consolidated balance sheet reflects elimination of the intercompany receivable and payable as described in Note 11.

      Approval by the STB combined with acquisition of Grupo TFM would result in the full consolidation of Mexrail’s balance sheet into KCS. Accordingly, the equity investment as of September 30, 2004 reflected on the Company’s pro forma condensed consolidated balance sheet would be eliminated.

KANSAS CITY SOUTHERN

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The pro forma condensed consolidating balance sheet includes adjustments necessary to reflect the acquisition of Mexrail as of September 30, 2004, resulting in an increase in property and equipment of $16.5 million calculated as follows:

Purchase price	$64.1
Mexrail book value of net assets acquired	53.9

Excess of purchase price over Mexrail book value of net assets acquired	10.2
Deferred Tax liability assumed	6.3

Increase in Property and Equipment	$16.5

      The Company has not completed a fair value appraisal of tangible or intangible assets as of this date. At the time those processes are completed, the allocation of the purchase price could change which could result in a change in the amortization period. For purposes of the pro forma condensed consolidated income statement, the amortization period is assumed to be equal to the remaining useful life of the underlying assets of Mexrail of 30 years and results in an increase in amortization expense of $0.6 million for the year ended December 31, 2003 and $0.4 million for the nine months ended September 30, 2004.

      A change in the allocation of the purchase price to shorter lived assets would effect the amortization expense for the consolidated entity. A reduction in the useful life of the underlying assets from an average of 30 to 20 years would increase the amortization expense $300 thousand per year.

PRINCIPAL STOCKHOLDERS AND STOCK OWNED BENEFICIALLY

BY DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

      The following table sets forth information as of the Record Date concerning the beneficial ownership of KCS’s Common Stock by: (1) beneficial owners of more than five percent of any class of such stock that have publicly disclosed their ownership; (ii) the members of the Board of Directors, the Chief Executive Officer and the four other most highly compensated executive officers in 2004; and (iii) all executive officers and directors as a group. KCS is not aware of any beneficial owner of more than five percent of the Preferred Stock. None of the directors or executive officers own any shares of Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Holders of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C (“Series C Preferred Stock”) do not have any voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have rights to vote at the Special Meeting. No officer or director of KCS owns any shares of Series C Preferred Stock. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of the shares. KCS is not aware of any arrangement which would at a subsequent date result in a change of control of KCS.

			Percent
	Common		of
Name and Address	Stock(1)		Class(1)

Dimensional Fund Advisors Inc.	4,370,715	(2)	6.87%
Mac-Per-Wolf Company, PWMCO, LLC,	4,620,575	(3)	7.27%
Perkins, Wolf, McDonnell and Company, LLC
Waddell & Reed Financial, Inc.,	3,449,920	(4)	5.43%
Waddell & Reed Ivy Investment Company,
Waddell & Reed Investment Management Company,
Waddell & Reed, Inc.,
Waddell & Reed Financial Services, Inc.
Merrill Lynch & Co. Inc. (on behalf of Merrill Lynch Investment Managers),	3,733,815	(5)	5.87%
FAM (Sub) ADV Federated Investment Management Co.,
FAM (Sub) ADV Gartmore Mutual Fund Capital Trust
FAM (Sub) ADV Pacific Life Insurance Company
Fund Asset Management, L.P.,
Merrill Lynch Investment Managers, L.P.,
Merrill Lynch Investment Managers, LLC,
A. Edward Allinson	106,033	(6)	*
Director
Gerald K. Davies	159,977	(7)	*
Former Executive Vice President and
Chief Operating Officer
Robert J. Druten	6,412	(8)	*
Director
Michael G. Fitt	116,800	(9)	*
Director
Michael R. Haverty	2,652,290	(10)	4.09%
Chairman of the Board, President and Chief Executive Officer
Jerry W. Heavin	74,855	(11)	*
Senior Vice President — International Engineering of KCSR
James R. Jones	87,580	(12)	*
Director

			Percent
	Common		of
Name and Address	Stock(1)		Class(1)

Thomas A. McDonnell	623,321	(13)	*
Director
Jay M. Nadlman
Associate General Counsel and Corporate Secretary	65,691	(14)	*
Karen L. Pletz	20,000	(15)	*
Director
Ronald G. Russ	94,034	(16)	*
Executive Vice President and Chief Financial Officer
Rodney E. Slater	40,000	(17)	*
Director
All Directors and Executive Officers as a Group (16 Persons)	4,222,291	(18)	6.43%

*	Less than one percent of the outstanding shares.

(1)	Under applicable law, shares that may be acquired upon the exercise of options or other convertible securities that are exercisable on the Record Date, or will become exercisable within 60 days of that date, are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are exercisable on the Record Date, or exercisable within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares. The list of executive officers of KCS is included in KCS’s Annual Report on Form 10-K. See the last page of this proxy statement for instructions on how to obtain a copy of the Form 10-K.

(2)	The address of Dimensional Fund Advisors Inc. (“Dimensional”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). These securities are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities. This information is based on Dimensional’s Schedule 13G Amendment No. 1 filed February 9, 2005.

(3)	The address of Mac-Per-Wolf Company and its two subsidiaries, PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC, is 310 S. Michigan Ave., Suite 2600, Chicago, IL 60604. Perkins, Wolf, McDonnell and Company, LLC, a registered investment adviser, furnishes investment advice to various registered investment companies and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”). The Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts. The interest of any one such person does not exceed 5% of the class of securities. PWMCO, LLC is a wholly-owned subsidiary of Mac-Per-Wolf Company and is both a registered broker dealer and a registered investment adviser. This information is based on Schedule 13G Amendment No. 1 filed January 31, 2005.

(4)	The address for each of Waddell & Reed Ivy Investment Company, Waddell & Reed Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Financial Services, Inc., and Waddell & Reed Financial, Inc., is 6300 Lamar Avenue, Overland Park, KS 66202. The securities are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Ivy Investment Company (“WRIICO”), an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”) or Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisory subsidiary of Waddell & Reed, Inc.

(“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant WRIICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant WRIICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, WRIICO and/or WRIMCO may be deemed the beneficial owner of the securities. These entities have sole voting and dispositive power over the following number of shares of KCS common stock: WDR — 3,449,920 (indirect), WRFSI — 2,966,520 (indirect), WRI — 2,966,520 (indirect), WRIMCO — 2,966,520 (direct), and WRIICO — 483,400 (direct). WRIICO, WRIMCO, WRI, WRFSI and WDR are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. Indirect “beneficial ownership” is attributed to the respective parent companies solely because of the parent companies’ control relationship to WRIMCO. This information is based on Schedule 13G Amendment No. 1 filed February 8, 2005.

(5)	Merrill Lynch & Co., Inc. (“ML&Co.”) is a parent holding company. Merrill Lynch Investment Managers (“MLIM”) is an operating division of ML&Co. consisting of ML&Co.’s indirectly-owned asset management subsidiaries. The following asset management subsidiaries hold certain shares of the common stock, FAM (Sub) ADV Federated Investment Management Co., FAM (Sub) ADV Gartmore Mutual Fund Capital Trust, FAM (Sub) ADV Pacific Life Insurance Company, Fund Asset Management, L.P., Merrill Lynch Investment Managers, L.P., and Merrill Lynch Investment Managers, LLC. The address for these entities is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381. MLIM of ML&Co. is comprised of the following legal entities: Merrill Lynch Investment Managers, L.P., (“MLIMLP”) doing business as Merrill Lynch Investment Managers; Fund Asset Management, L.P. (“FAM”) doing business as Fund Asset Management; Merrill Lynch Investment Managers, LLC (“MLIMLLC”); Merrill Lynch Asset Management U.K. Limited (“MLAM UK”); Merrill Lynch (Suisse) Investment Management S.A. (“MLS”); Merrill Lynch Investment Managers International Limited (“MLIMI”); Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers (Asia Pacific) Limited; Merrill Lynch Investment Managers (Asia) Limited; Merrill Lynch Investment Managers Limited (Australia); Merrill Lynch Investment Managers (Isle of Man) Limited; Munich London Investment Management Limited; Munich London Investment Management (Jersey) Limited; Merrill Lynch Investment Managers Co. Ltd; DSP Merrill Lynch Fund Managers Ltd; Merrill Lynch Global Asset Management Limited; Merrill Lynch Fund Managers Limited; Merrill Lynch Fund Managers (Channel Islands) Limited; Merrill Lynch Investment Managers (Channel Islands) Limited; and Merrill Lynch Pensions Limited. Each of MLIMLP, FAM, MLAM UK, MLS and MLIMI is a registered investment adviser which acts as investment adviser to various registered investment companies. Each other firm constituting part of MLIM is an investment adviser operating under the laws of a jurisdiction other than the United States. The investment advisers that comprise MLIM exercise voting and investment powers over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. The information is based on Schedule 13G Amendment No. 1 filed January 19, 2005.

(6)	Mr. Allinson’s beneficial ownership includes 84,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 1,200 shares held in a Keogh plan.

(7)	Mr. Davies was the Executive Vice President and Chief Operating Officer at December 31, 2004 and is one of the four other most highly compensated executive officers in 2004. Mr. Davies’ beneficial ownership includes 87,360 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 587 shares allocated to his account in the KCS ESOP.

(8)	Mr. Druten’s beneficial ownership includes 1,000 shares held by a charitable foundation.

(9)	Mr. Fitt’s beneficial ownership includes 66,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 50,800 shares held in trusts for which he is the trustee with sole voting and dispositive power.

(10)	Mr. Haverty’s beneficial ownership includes 1,333,160 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 26,358 shares allocated to his account in the KCS ESOP, 11,124 shares allocated to his account in KCS’s 401(k) and Profit Sharing Plan, 412 shares held by one of his children and 375,000 shares held in trusts for his children for which his brother acts as trustee.

(11)	Mr. Heavin’s beneficial ownership includes 72,308 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 742 shares allocated to his account in KCS’s 401(k) and Profit Sharing Plan.

(12)	Mr. Jones’ beneficial ownership includes 72,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date. Mr. Jones and his wife jointly own 4,150 of the total shares listed.

(13)	Mr. McDonnell’s beneficial ownership includes 30,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 3,321 shares allocated to his account in the DST ESOP, 500,000 shares held by a subsidiary of DST and for which Mr. McDonnell disclaims beneficial ownership, and 40,000 shares held by a charitable foundation and for which Mr. McDonnell disclaims beneficial ownership. Mr. McDonnell and his wife jointly own 50,000 of the total shares listed.

(14)	Mr. Nadlman’s beneficial ownership includes 50,400 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 5,736 shares allocated to his account in the KCS ESOP. Mr. Nadlman and his wife jointly own 6,719 of the total shares listed.

(15)	Ms. Pletz’s beneficial ownership includes 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)	Mr. Russ’ beneficial ownership includes 78,291 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(17)	Mr. Slater’s beneficial ownership includes 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(18)	The number includes 2,084,057 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 1,017,206 shares otherwise held indirectly. A director disclaims beneficial ownership of 540,000 of the total shares listed.

STOCKHOLDER PROPOSALS

2005 Annual Meeting Proxy Statement

      To be properly brought before the 2005 annual meeting of stockholders, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

      If a holder of KCS Common Stock wishes to present a proposal for inclusion in KCS’s proxy statement for next year’s annual meeting of stockholders, such proposal must be received by KCS on or before December 3, 2004. Such proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof as well as KCS’s Bylaws. Any such proposal should be sent to the Corporate Secretary of KCS at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by federal express or other form of express delivery to KCS at 427 West 12th Street, Kansas City, Missouri 64105).

      As described below, in order for a stockholder proposal that is not included in KCS’s proxy statement for next year’s annual meeting of stockholders to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at KCS’s executive offices no earlier than February 4, 2005 and no later than March 21, 2005 (assuming a meeting date of May 5, 2005) and such proposal must also comply with the procedures outlined below, which are set forth in KCS’s Bylaws. The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting.

Director Nominations

      With respect to stockholder nominations of candidates for KCS’s Board of Directors, KCS’s Bylaws provide that not less than 45 days nor more than 90 days prior to the date of any meeting of the stockholders at which directors are to be elected (the “Election Meeting”) any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to the Secretary of KCS setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of KCS that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held; provided, however, that in the event that the Election Meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the Election Meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The Stockholder’s Notice shall include a signed consent of each such nominee to serve as a director of KCS, if elected. KCS may require any proposed nominee or stockholder proposing a nominee to furnish such other information as may reasonably be required by KCS to determine the eligibility of such proposed nominee to serve as a director of KCS or to properly complete any proxy or information statement used for the solicitation of proxies in connection with such Election Meeting.

Matters Other than Director Nominations

      In addition to any other applicable requirements, for a proposal to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of KCS. To be timely, such a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of KCS, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that the meeting is designated by the Board of Directors to be held at a date other than the first

Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held and (iv) any material interest of the stockholder in such business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KCS’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of KCS’s Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock, and the changes therein, with the SEC, the New York Stock Exchange and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2004 and any amendments thereto furnished to KCS and written representations from certain of the Reporting Persons, no Reporting Person other than Jay M. Nadlman was late in filing such Section 16 Reports for fiscal year 2004. On October 18, 2004, Mr. Nadlman filed an amendment to his original Form 3 filed on April 9, 2001 to include 328 shares of KCS common stock inadvertently omitted in his original Form 3.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

      Pursuant to the rules of the SEC, services that deliver KCS’s communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of this proxy statement. KCS will promptly deliver upon written or oral request a separate copy of this proxy statement to any stockholder at a shared address to which a single copy of this proxy statement was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by United Parcel Service or other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling the KCS Corporate Secretary’s Office at (816) 983-1530. Any stockholder who wants to receive separate copies of the proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

      The Board of Directors knows of no other matters that are expected to be presented for consideration at the Special Meeting.

FORWARD-LOOKING STATEMENTS

      This proxy statement contains forward-looking comments that are not based upon historical information. Such forward-looking comments are based upon information currently available to management and management’s perception thereof as of the date of this proxy statement. Readers can identify these forward-looking comments by the use of such verbs as expects, anticipates, believes or similar verbs or conjugations of such verbs. The actual results of operations of KCS could materially differ from those indicated in forward-looking comments. The differences could be caused by a number of factors or combination of factors including, but not limited to, those factors identified in KCS’s Annual Report on Form 10-K for the year ended December 31, 2003, which is on file with the U.S. Securities and Exchange Commission (File No. 1-4717) and is incorporated by reference in this proxy statement. Readers are strongly encouraged to consider these factors when evaluating forward-looking comments. KCS will not update any forward-looking comments set forth in this proxy statement. All forward-looking statements in this proxy statement are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this proxy statement and in the documents KCS incorporates by reference in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

      KCS files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information can be obtained by mail from the public reference room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The reports and other information filed by KCS can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. KCS’s Internet address is www.kcsi.com. Through this website, KCS makes available, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to “incorporate by reference” certain documents, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this proxy statement, except to the extent that this proxy statement updates or supersedes the information. We incorporate by reference the documents listed below which we have previously filed with the SEC (SEC File No. 1-4717):

•	Our Annual Report on Form 10-K for the year ended December 31, 2003;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

•	Our Current Reports on Form 8-K filed on January 9, 2004, January 20, 2004, January 21, 2004, March 23, 2004, April 1, 2004, April 6, 2004, April 13, 2004, July 28, 2004, August 3, 2004, August 18, 2004, September 17, 2004, October 1, 2004, October 7, 2004 (dated October 6, 2004), November 9, 2004, November 30, 2004, December 21, 2004, December 29, 2004, January 6, 2005, January 26, 2005, February 1, 2005, February 15, 2005, and February 23, 2005, our Current Reports on Form 8-K/ A filed September 24, 2004 and February 14, 2005, and Item 8.01 and Exhibit 99.2 of our Current Report on Form 8-K filed October 8, 2004.

      We also incorporate by reference the information contained in all other documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and before the date of the special meeting. The information will be considered part of this proxy statement from the date of the document filed and will supplement or amend the information contained in this proxy statement.

      We will provide you, without charge, a copy of the documents we incorporate by reference in this proxy statement upon your request. To request a copy of any or all of these documents, you should write or telephone us at Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or some other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, or if by telephone at (816) 983-1538.

      You should rely only on the information contained in this proxy statement or to which we have referred you to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different.

By Order of the Board of Directors

MICHAEL R. HAVERTY
Chairman of the Board, President
and Chief Executive Officer

Kansas City, Missouri

February 28, 2005

Exhibit 1

GRUPO TRANSPORTACIÓN FERROVIARIA

MEXICANA, S. A. DE C. V.

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2001, 2002 AND 2003

GRUPO TRANSPORTACIÓN FERROVIARIA

MEXICANA, S.A. DE C.V.

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2001, 2002 AND 2003

REPORT OF INDEPENDENT AUDITORS

Mexico City, March 19, 2004

To the Board of Directors and Stockholders of

Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.

      We have audited the accompanying combined and consolidated balance sheets of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and subsidiaries as of December 31, 2003 and 2002, and the related combined and consolidated statements of income, of changes in stockholders’ equity and of cash flows for each of the three years in the period ended December 31, 2003, all expressed in US dollars. These combined and consolidated financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audits.

      We conducted our audits in accordance with International Auditing Standards and Auditing Standards Generally Accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and that they were prepared in accordance with International Financial Reporting Standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the aforementioned combined and consolidated financial statements present fairly, in all material respects, the combined and consolidated financial position of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and subsidiaries as of December 31, 2003 and 2002, and the combined and consolidated results of their operations, the changes in their stockholders’ equity and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with International Financial Reporting Standards.

      International Financial Reporting Standards vary in certain significant respects from Accounting Principles Generally Accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 12 to the combined and consolidated financial statements.

PricewaterhouseCoopers

/s/ ALBERTO DEL CASTILLO V. V.

Alberto Del Castillo V. Vilchis
Audit Partner

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

COMBINED AND CONSOLIDATED BALANCE SHEETS

(Note 1)

	December 31,

	2002	2003

	(Amounts in Thousands of
	US dollars)
Assets
Current assets:
Cash and cash equivalents	$30,249	$3,597
Accounts receivable — Net	90,596	101,595
Amounts due from related parties (Note 7)	5,316	5,410
Taxes recoverable	78,808	51,244
Other accounts receivable — Net	27,820	34,046
Materials and supplies	20,261	16,693
Other current assets	12,200	13,157

Total current assets	265,250	225,742
Long-term account receivable	1,388	1,350
Concession rights and related assets — Net (Note 3)	1,215,487	1,174,217
Property, machinery and equipment — Net (Note 4)	609,367	632,431
Investment held in associate company (Note 2h.)	7,435	8,020
Other assets	524	1,507
Deferred income taxes (Note 10)	100,972	78,845

Total assets	$2,200,423	$2,122,112

Liabilities and stockholders’ equity
Short-term liabilities:
Current portion of long-term debt (Note 5)	$18,286	$192,740
Current portion of capital lease obligations (Note 11)	267	414
Amounts owed to related parties (Note 7)	9,175	10,010
Suppliers	57,236	65,522
Advance payments from customers	7,055	5,809
Accounts payable and accrued expenses	55,276	86,268

Total short-term liabilities	147,295	360,763

Long-term portion of capital lease obligations (Note 11)	1,875	1,556
Long-term debt (Note 5)	968,555	745,189
Other long-term liabilities	40,735	33,724

Total long-term liabilities	1,011,165	780,469

Total liabilities	1,158,460	1,141,232

Minority interest (Note 2o.)	329,619	317,475

Commitments and contingencies (Note 11)
Stockholders’ equity (Note 8):
Common stock, 10,063,570 shares authorized and issued without par value	807,008	807,008
Treasury shares	(204,904)	(204,904)
Effect on purchase of subsidiary shares	(33,562)	(33,562)
Retained earnings	143,802	94,863

Total stockholders’ equity	712,344	663,405

Total liabilities and stockholders’ equity	$2,200,423	$2,122,112

The accompanying notes are an integral part of these combined and consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

COMBINED AND CONSOLIDATED STATEMENTS OF INCOME

(Notes 1 and 7)

	Year Ended December 31,

	2001	2002	2003

	(Amounts in Thousands of US dollars,
	except per share amounts)
Transportation revenues	$720,627	$712,140	$698,528

Costs and expenses:
Salaries, wages and employee benefits	128,845	124,413	121,762
Purchased services	147,015	163,835	155,594
Fuel, material and supplies	68,717	58,594	71,843
Other costs	147,578	129,428	130,769
Depreciation and amortization	79,496	82,552	86,554

	571,651	558,822	566,522

Income on transportation	148,976	153,318	132,006

Other income (expenses) — Net (Note 9)	35,572	(19,255)	(35,382)

Operating income	184,548	134,063	96,624

Interest income	4,510	4,974	1,509
Interest expense	(87,009)	(101,722)	(112,641)
Exchange gain (loss) — Net	2,783	(17,411)	(13,695)

Net financing cost	(79,716)	(114,159)	(124,827)

Income (loss) before provision for deferred income taxes and minority interest	104,832	19,904	(28,203)
Income tax and deferred income tax expense (Note 10)	(2,652)	(30,233)	(32,890)

Income (loss) before minority interest	102,180	(10,329)	(61,093)
Minority interest	(20,431)	2,341	12,154

Net income (loss) for the year	$81,749	$(7,988)	$(48,939)

Net income (loss) for the year per share (Note 2p.)	$8.12	$(.89)	$(6.45)

The accompanying notes are an integral part of these combined and consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES

IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED
DECEMBER 31, 2001, 2002 AND 2003
(Notes 1 and 8)

		Effect on
		Purchase of
	Common	Subsidiary	Treasury	Retained
	Stock	Shares	Shares	Earnings	Total

	(Amounts in Thousands of US dollars)
Balance at December 31, 2000	$807,008	$17,912		$69,763	$894,683
Net income for the year				81,749	81,749

Balance at December 31, 2001	807,008	17,912		151,512	976,432
Effect on purchase of subsidiary shares		(51,474)		278	(51,196)
Treasury shares			$(204,904)		(204,904)
Net loss for the year				(7,988)	(7,988)

Balance at December 31, 2002	807,008	(33,562)	(204,904)	143,802	712,344
Net loss for the year				(48,939)	(48,939)

Balance at December 31, 2003	$807,008	$(33,562)	$(204,904)	$94,863	$663,405

The accompanying notes are an integral part of these combined and consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Note 1)

	Year Ended December 31,

	2001	2002	2003

	(Amounts in Thousands of US
	dollars)
Cash flows from operating activities:
Net income (loss) for the year	$81,749	$(7,988)	$(48,939)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,496	82,552	86,554
Amortization of discount on senior unsecured debentures and commercial paper	49,408	23,158	370
Income tax and deferred income tax expense	2,652	30,233	32,890
Minority interest	20,431	(2,341)	(12,154)
Loss on sale of property, machinery and equipment—Net	7,585	6,897	2,909
Gain on transfer of concession rights—Net	(60,744)
Changes in other assets and liabilities:
Accounts receivable	(17,697)	12,966	(10,999)
Other accounts receivable	(24,595)	(36,915)	21,338
Materials and supplies	1,269	3,068	3,568
Other current assets	(1,084)	(2,170)	(957)
Amounts due to related parties	(21,289)	(4,180)	741
Accounts payable and accrued expenses	11,912	13,811	27,269
Other non-current assets and long-term liabilities	3,454	(6,345)	(2,926)

Total adjustments	50,798	120,734	148,603

Net cash provided by operating activities	132,547	112,746	99,664

Cash flows from investing activities:
Investment in Mexrail Inc.		(44,000)
Sale of property, machinery and equipment	2,012	642	2,390
Acquisition of property, machinery and equipment	(85,245)	(89,355)	(73,121)
Acquisition of treasury shares		(162,575)

Net cash used in investing activities	(83,233)	(295,288)	(70,731)

Cash flows from financing activities:
Payments under commercial paper	(25,156)	(340,000)	(37,001)
Proceeds from commercial paper		196,738
Proceeds from senior notes		175,241
Proceeds from term loan facility		128,000
Principal payment of term loan facility			(18,286)
Principal payments under capital lease obligations	(4,227)	(298)	(298)

Net cash (used in) provided by financing activities	(29,383)	159,681	(55,585)

Increase (decrease) in cash and cash equivalents	19,931	(22,861)	(26,652)
Cash and cash equivalents:
Beginning of the year	33,179	53,110	30,249

End of the year	$53,110	$30,249	$3,597

Supplemental information:
Cash paid during the year for interest	$28,779	$58,525	$98,626

Non-cash transactions:
Due from Mexican Government	$81,892	$93,555

Due from related parties		$20,000

Assets acquired through capital lease obligation	$2,448		$120

The accompanying notes are an integral part of these combined and consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2001, 2002 and 2003

(Amounts in Thousands of US Dollars ($) or Thousands of Pesos (Ps), Except Number of Shares)

Note 1:     The Company

      Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”) was incorporated on July 12, 1996. In December 1996, Grupo TFM was awarded the right to acquire (the “Acquisition”) an 80% interest in TFM, S.A. de C.V. (“TFM” or the “Company”), formerly Ferrocarril del Noreste, S.A. de C.V. pursuant to a stock purchase agreement.

      Grupo TFM is a non-operating holding company with no material assets or operations other than its investment in the Company, which in turn is the holding company of Mexrail, Inc. (“Mexrail”) and Arrendadora TFM, S.A. de C.V. (“Arrendadora TFM”). The stockholders of Grupo TFM are TMM Multimodal, S.A. de C.V. (“TMM Multimodal”), an indirect subsidiary of Grupo TMM, S.A. de C.V. (“Grupo TMM”), Nafta Rail, S.A. de C.V. (“Nafta”), an indirectly wholly owned subsidiary of Kansas City Southern (“KCS”) and TFM. See Note 8.

      TFM lines are comprised of approximately 2,641 (excluding the 20 miles of the Griega-Mariscala stretch, see Note 3) miles of track, which form a strategically important rail link within Mexico and to the North American Free Trade Agreement corridor. TFM lines directly link Mexico City and Monterrey (as well as Guadalajara through trackage rights) with the ports of Lázaro Cárdenas, Veracruz and Támpico and the Mexican/ United States border crossings of Nuevo Laredo-Laredo, Texas and Matamoros-Brownsville, Texas.

      Approximately 71% of the Company’s employees are covered under a collective bargaining agreement dated July 1, 2001. Under this labor agreement, the compensation terms of the collective bargaining agreement are subject to renegotiation on an annual basis, whereas all other terms are to be renegotiated every two years.

      On February 27, 2002, Grupo TMM and KCS announced that they had agreed to sell Mexrail (a US company), and its wholly owned subsidiary, the Tex-Mex Railway, to TFM for an aggregate price of $64 million ($32.6 million to Grupo TMM and $31.4 million to KCS). The sale was completed on March 27, 2002 and the purchase price was paid by crediting an account receivable amounting to $20,000 due from Grupo TMM, and the remaining balance of $44,000 was paid in cash. As a result, Mexrail, Inc., with its wholly owned subsidiary, the Tex-Mex Railway, became wholly owned subsidiaries of TFM. TFM now controls the operation and dispatching of the entire international rail bridge.

      The purchase of Mexrail by TFM was accounted for at historical cost in a manner similar to a pooling of interests because it is considered a business reorganization among companies within the same control group. As a result, all the assets and liabilities acquired by TFM were recorded at their historical cost. The transaction resulted in a reduction of stockholders’ equity, at TFM level amounting to $41,952 representing the difference between the historical carrying value of the assets and liabilities acquired and the purchase price of $64,000. Thus, the transaction in Grupo TFM was accounted as a reduction of stockholders’ equity amounting to $33,562 and to minority interest amounting to $8,390.

      Since the above sale of Mexrail to TFM was a transaction between entities under common control, the transaction, for financial reporting purposes, has been retroactively restructured for all the previous periods on a historical cost basis in a manner similar to a pooling of interest.

      Arrendadora TFM was incorporated on September 27, 2002 under the Mexican Law regulations and its only operation is the leasing to TFM of the locomotives and cars acquired through the privatization previously transferred by TFM (locomotives in 2002 and cars in 2003). Arrendadora TFM is a subsidiary of TFM.

      On May 9, 2003, TFM sold its 51% interest in Mexrail and its wholly owned subsidiary the Tex-Mex Railway, to KCS for 32.6 million. The Mexrail stock sold was to remain in an independent voting trust pending approval of the transaction by the U.S. Surface Transportation Board (“STB”). Within two years of the date of this agreement, TFM had the right to repurchase all of the shares from KCS at any time for an

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amount equal to the purchase price. Such right was unconditional and could be exercised in the sole discretion of TFM by written notice to KCS given by the chairman of TFM and without any other corporate approvals of TFM or Grupo TMM. Since the sale was conditional on obtaining approval of the transaction by the STB, TFM recognized a liability for the net present value of the purchase price. Proceeds from the sale were re-invested in TFM. In September 2003, TFM reacquired for $32.6 million the shares previously transferred to KCS, and the related liability was canceled.

Note 2:     Summary of Significant Accounting Policies

      Grupo TFM and subsidiaries prepare their financial statements in accordance with International Financial Reporting Standards (“IFRS”) expressed in U.S. dollars, which differ in certain material respects from those under United States of America Generally Accepted Accounting Principles (“U.S. GAAP”). See Note 12. The most significant accounting policies are described below.

a. Consolidation

      The consolidated financial statements include the accounts of Grupo TFM and its subsidiaries. All intercompany balances and transactions have been eliminated.

b. Translation

      Although Grupo TFM and subsidiaries are required to maintain for tax purposes their books and records in Mexican pesos (“Ps”), except Mexrail and its subsidiary, Grupo TFM and subsidiaries keep records and use the US dollar as their functional and reporting currency.

      Monetary assets and liabilities denominated in Mexican pesos are translated into US dollars using current exchange rates. The difference between the exchange rate on the date of the transaction and the exchange rate on the settlement date, or balance sheet date if not settled, is included in the income statement as a foreign exchange gain/loss. Non monetary assets or liabilities originally denominated in Mexican pesos are translated into US dollars using the historical exchange rate at the date of the transaction. Capital stock transactions and minority interest are translated at historical rates. Results of operations are mainly translated at the monthly average exchange rates. Depreciation and amortization of non-monetary assets are translated at the historical exchange rate.

c. Cash and cash equivalents

      Cash and cash equivalents represent highly liquid interest-bearing deposits and investments with an original maturity of less than three months.

d. Accounts receivable

      Accounts receivable are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables.

e. Materials and supplies

      Materials and supplies, consisting mainly of fuel and items for maintenance of property and equipment, are valued at the lower of the average cost and net realizable value.

f. Concession rights and related assets

      Costs incurred by the Company to acquire the concession rights and related assets were capitalized and are amortized on a straight-line basis over the estimated useful lives of the related assets and rights acquired (see Notes 3 and 4). The purchase price to acquire the concession rights and related assets was allocated to the identifiable assets acquired and liabilities assumed in connection with the privatization process (see Note 3) based on their estimated fair value.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The assets acquired and liabilities assumed include:

i. The tangible assets acquired pursuant to the asset purchase agreement, consisting of locomotives, rail cars and materials and supplies;

ii. The rights to utilize the right of way, track structure, buildings and related maintenance facilities of the TFM lines;

iii. The 25% equity interest in the company established to operate the Mexico City rail terminal facilities; and

iv. Capital lease obligations assumed.

g. Property, machinery and equipment

      Machinery and equipment acquired through the asset purchase agreement were initially recorded at their estimated fair value. Subsequent acquisitions are stated at cost. Depreciation is calculated by the straight-line method based on the estimated useful lives of the respective fixed assets (see Note 4).

      Recurring maintenance and repair expenditures are charged to operating expenses as incurred. The cost of locomotives rebuilt is capitalized and is amortized over the period in which benefits are expected to be received (eight years).

h. Investment held in associate company

      TFM’s 25% interest in the Mexico City rail terminal is accounted for using the equity method of accounting. For the years ended December 31, 2001, 2002 and 2003, the equity in the loss (income) of Mexico City rail terminal amounted $915, ($1,269) and ($282), respectively and is included in other income (expenses) — net in the combined and consolidated statements of income (see Note 9).

i. Deferred income tax

      Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the financial statements. Currently enacted tax rates are used in the determination of deferred income tax.

      Deferred tax assets are recognized to the extent that it is probable that future taxable profit against which the temporary differences can be utilized, will be available.

      Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

j. Borrowings

      Borrowings are recognized initially as the proceeds received, net of transactions costs incurred. Borrowings are subsequently stated at amortized cost using the effective yield method; any difference between proceeds (net of transactions costs) and the redemption value is recognized in the income statements over the period of the borrowings.

k. Seniority premiums

      Seniority premiums to which employees are entitled upon termination of employment after 15 years of service are expensed in the years in which the services are rendered. Starting in 2002, the Company recognized the seniority premiums based on actuarial computations. At December 31, 2002 and 2003, the Company had a provision of $778 and $847, respectively, which is included in other long-term liabilities in the combined and consolidated balance sheets.

      Other compensations based on length of service to which employees may be entitled in the event of dismissal, in accordance with the Mexican Federal Law, are charged to the statement of income in the year in which they become payable.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

l. Revenue recognition

      Revenue is recognized proportionally as a shipment moves from origin to destination.

m. Intangible assets and long-lived assets

      The carrying value of intangible assets and long-lived assets are periodically reviewed by the Company and impairments are recognized whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized for the amount by which the carrying amount of the assets exceeds its recoverable amount, which is the higher of an asset’s net selling price and its value in use. For the purpose of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable discounted cash flows.

n. Leases

      Leases of property, machinery and equipment where the Company has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the inception of the lease at the lower of the fair value of the leased property and the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

      Leases where the lessor retains a significant portion of the risks and rewards of ownership are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

o. Minority interest

      The minority interest reflects the 20% share of the Company held by the Government.

p. Net income (loss) per share

      Net income (loss) per share is calculated based on the weighted average number of shares outstanding during the year. The weighted average number of shares outstanding for the years ended December 31, 2001, 2002 and 2003 was 10,063,570; 9,011,069 and 7,585,100, respectively.

q. Use of estimates

      The preparation of the combined and consolidated financial statements requires Management to make estimates and assumptions that could affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

r. Financial risk management

i.	Financial risk factors

      The Company enters into financial and commodity derivative instruments as a part of its risk management program including currency exchange contracts, interest rate arrangements and U.S. based fuel futures. These contracts are mark to market and accordingly gains and losses related to such transactions are recognized in results of operations on a monthly basis. See Note 6.

ii.	Foreign exchange risk

      TFM operates internationally and is exposed to foreign exchange risk arising from exposure primarily with respect to the Mexican peso.

      At December 31, 2003 Grupo TFM had monetary assets and liabilities denominated in Mexican pesos of Ps1,325 million and Ps261 million (Ps1,292 million and Ps414 million, at December 31, 2002), respectively. At December 31, 2002 and 2003 the exchange rate was Ps10.45 and Ps11.23 per US dollar, respectively. At

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 19, 2004, date of issuance of these consolidated financial statements, the exchange rate was Ps10.98 per US dollar.

iii.	Interest-rate risk

      The Company’s income and operating cash flows are substantially independent of changes in market interest rates. The interest rates of the finance leases to which TFM is lessor are fixed at the inception of the lease. TFM’s policy is to maintain approximately 75% of its borrowings in fixed-rate instruments. At the year ended December 31, 2002 and 2003 75% and 80% were at fixed rates.

iv.	Concentration of risk

      Over 19.4% of the Company’s transportation revenues are generated by the automotive industry, which is made up of a relatively small number of customers. In addition, the Company’s largest customer accounted for approximately 10% of transportation revenues. The Company performs ongoing credit valuations of its customers’ financial conditions and maintains a provision for impairment of those receivables.

s.	Reclassifications

      Certain figures of the years 2001 and 2002 were reclassified according to 2003 figures.

t.	New accounting pronouncements

      The International Accounting Standards Board (“IASB”) on December 18, 2003 revised International Accounting Standards (“IAS”) 1, 2, 8, 10, 16, 17, 21, 24, 27, 28, 31, 33 and 40 and gave notice of the withdrawal of IAS 15. The revised standards mark the near-completion of the IASB’s improvement project.

      The project addressed concerns, questions and criticism raised by securities regulators and other interested parties about the existing set of IASs. The project brings:

•	Removal of some options (i.e. allowed alternatives)

•	Better reporting through convergence

•	New guidance and disclosures

      Improved versions of two further standards (IAS 32 and IAS 39) were also revised by the Board as part of its improvements project and issued on December 17, 2003.

      The effective date for the amended standards is for financial periods beginning on or after January 1, 2005. Earlier adoption is permitted.

      On February 19, 2004, the IASB published IFRS 2, “Share-based Payment”. Effective date is for periods beginning on or after January 1, 2005. IFRS 2 replaces the IAS 19 disclosure requirements for equity compensation benefits. The IFRS 2 requires an entity to recognize share-based payment transactions in its financial statements, including transactions with employees or other parties to be settled in cash, other assets or equity instruments of the entity. The standard sets out measurement principles and specific requirements for three types of share-based payment transactions: equity-settled share-based payment transactions; cash-settled share-based transactions and with settlement alternatives.

      Management is currently evaluating the impact, if any, of the adoption of the above-mentioned standards.

Note 3:     Concession Rights and Related Assets

      In December 1996, the Mexican Government (the “Government”) granted TFM the Concession (the “Concession”) to operate the northeast rail lines for an initial period of fifty years, exclusive for thirty years, renewable, subject to certain conditions, for a second period of equal length.

      Under the terms of the Concession, the Company has the right to use and the obligation to maintain the right of way, track structure, buildings and related maintenance facilities. Ownership of such property and fixtures, however, has been retained by the Government.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Concession rights and related assets are summarized below:

	December 31,		Estimated
			useful lives
	2002	2003	(years)

Land	$132,878	$132,878	50
Buildings	33,113	33,113	27-30
Bridges	75,350	75,350	41
Tunnels	94,043	94,043	40
Rail	317,268	317,268	29
Concrete and wood ties	137,351	137,351	27
Yards	106,174	106,174	35
Ballast	107,189	107,189	27
Grading	391,808	391,808	50
Culverts	14,942	14,942	21
Signals	1,418	1,418	26
Other	61,792	61,792	5-50

	1,473,326	1,473,326
Accumulated amortization	(257,839)	(299,109)

Concession rights and related assets — Net	$1,215,487	$1,174,217

      Amortization of concession rights was $40.0 million, $40.2 million, and $41.0 for the years ended December 31, 2001, 2002 and 2003, respectively.

      On February 9, 2001 the Ministry of Communications and Transport (“SCT”) issued statement 4.123. Under this statement, the SCT and TFM agreed to transfer a line of the two-way Griega-Mariscala stretch to the Government in order to be included in the North Pacific concession. In return for this stretch, TFM recorded a receivable from the Government in the amount of $85,226, which was applied against the purchase price of the 24.63% Grupo TFM’s capital stock owned indirectly by the Government through Ferrocarriles Nacionales de México (“FNM”) and Nacional Financiera, S. N. C. (“Nafin”) (see Note 8). During 2001, the Company recognized a net gain related with this transaction of approximately $60,744, which was credited to other income (expenses) — net in the combined and consolidated statement of income (see Note 9).

      Government payment was restated in accordance with an appraisal performed by the “Comisión de Avalúos de Bienes Nacionales”, until the payment date.

      On February 12, 2001, the SCT modified the Concession title granted to TFM (i) to transfer the Griega-Mariscala stretch described above, and (ii) authorized the dismantling of the catenary running over the route between Huehuetoca, State of Mexico and the City of Querétaro.

Note 4:     Property, Machinery and Equipment

      Pursuant to the asset purchase agreement, the Company obtained the right to acquire locomotives and rail cars and various materials and supplies, formerly owned by FNM. The Company also agreed to assume the outstanding indebtedness, as of the commencement of operations, relating to certain locomotives originally acquired by FNM under capital lease arrangements (see Note 11). Legal title to the purchased assets was transferred to TFM at that time.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2003

	Balance at					Balance at
	beginning of					end of	Estimated
	year — net of					year — net of	useful
	accumulated			Transfer and		accumulated	lives
	depreciation	Additions	Disposals	others	Depreciation	depreciation	(years)

Locomotives	$111,644				$11,609	$100,035	14
Freight cars	66,023	$122	$3,356		5,387	57,402	12–16
Machinery of workshop	7,000	5		$387	1,944	5,448	8
Machinery of road	21,712	310		78	1,910	20,190	14
Terminal and other equipment	35,528	1,212	177	17,951	5,153	49,361	1–15
Track improvement	234,769	27,391		22,939	9,096	276,003	15–48
Buildings	5,368	820	34		177	5,977	20
Overhaul	45,246	9,758			10,197	44,807	8

	527,290	39,618	3,567	41,355	45,473	559,223
Land	37,607	18	198			37,427
Construction in progress	44,470	33,485		(42,174)		35,781

	$609,367	$73,121	$3,765	$(819)	$45,473	$632,431

	2002

	Balance at					Balance at
	beginning of					end of	Estimated
	year — net of					year — net of	useful
	accumulated			Transfer and		accumulated	lives
	depreciation	Additions	Disposals	others	Depreciation	depreciation	(years)

Locomotives	$123,385		$122		$11,619	$111,644	14
Freight cars	76,905		4,974		5,908	66,023	12–16
Machinery of workshop	8,499	$70		$337	1,906	7,000	8
Machinery of road	20,790	14	61	2,747	1,778	21,712	14
Terminal and other equipment	36,798	1,571	223	3,069	5,687	35,528	1–15
Track Improvement	195,136	5,518		40,885	6,770	234,769	15–48
Buildings	5,033	181		292	138	5,368	20
Overhaul	44,092	10,120			8,966	45,246	8

	510,638	17,474	5,380	47,330	42,772	527,290
Land	37,459		14	162		37,607
Construction in progress	20,624	71,881		(48,035)		44,470

	$568,721	$89,355	$5,394	$(543)	$42,772	$609,367

      Depreciation of property, machinery and equipment was $39.5 million in 2001, $42.8 million in 2002 and $45.5 million in 2003.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5:     Financing

      Financing is summarized as follows:

	December 31,

	2002			2003

		Deferred			Deferred
		financing			financing
		costs/			costs/
	Proceeds	discount	Borrowings	Proceeds	discount	Borrowings

Short-term debt:
Commercial paper(1)				$85,000	$(593)	$84,407
Current portion of long-term debt:
Term loan facility(2)	$18,286		$18,286	109,713	(1,380)	108,333

	$18,286		$18,286	$194,713	$(1,973)	$192,740

	December 31,

	2002			2003

		Deferred			Deferred
		financing			financing
		costs/			costs/
	Proceed	discount	Borrowings	Proceeds	discount	Borrowings

Long-term debt:
Senior notes due 2007(3)	$150,000		$150,000	$150,000		$150,000
Senior discount debentures(4)	443,501	$(7,592)	435,909	443,501	$(6,247)	437,254
Senior notes due 2012(5)	180,000	(25,654)	154,346	180,000	(22,065)	157,935
Commercial paper(1)	122,000	(1,517)	120,483
Term loan facility(2)	109,714	(1,897)	107,817

	$1,005,215	$(36,660)	$968,555	$773,501	$(28,312)	$745,189

      On September 17, 2002, the total amount of the initial commercial paper was due and the Company entered into two new bank facilities provided by a consortium of banks for an aggregate amount of $250 million in order to refinance the initial commercial paper program (the “Credit Agreement”). The Company repaid the remaining $60 million of indebtedness outstanding under the former commercial paper program.

      According to the Credit Agreement, the Company entered into two new bank facilities as follows:

(1)	New commercial paper

      The second and new commercial paper program consists of a two-year facility in the amount of $122,000, which is supported by a letter of credit issued under the bank facility. The new commercial paper facility allows the Company to draw-down advances from time to time, subject to certain terms and conditions. The obligations of the new commercial paper facility rank at least pari passu with the other senior unsecured indebtedness.

      The average interest rate for the year ended December 31, 2002 and 2003 was 1.87% and 1.28%, respectively.

(2)	Term loan facility

      The term loan facility is a four-year term loan in the amount of $128,000. The term loan is payable in semi-annual installments beginning in September 2003 and ending in September 2006 and bearing interest at Libor plus applicable margin. The obligations of the term loan facility rank at least pari passu with the other senior unsecured indebtedness. The average interest rate for the year ended December 31, 2002 and 2003 was 4.44% and 3.97%, respectively.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On October 22, 2003, the Company began discussions with the Syndicate Members towards the refinancing the outstanding balance of the existing $122,000 commercial paper program, including the reduction of such program to a maximum amount of $85,000 and the required changes to financial covenants to the above mentioned credit agreements.

      As of March 19, 2004, date of issuance of these combined and consolidated financial statements the Company is still discussing the terms of the refinancing of its commercial paper program.

(3)	Senior notes due 2007

      In June 1997 the Company issued US dollar denominated securities bearing interest semiannually at a fixed rate of 10.25% and maturing on June 15, 2007.

      Interest expense related with the senior notes amounted $16,167, for each one of the years ended December 31, 2001, 2002 and 2003.

(4)	Senior discount debentures (“SDD”)

      The US dollar denominated SDD were sold in June 1997, at a substantial discount from their principal amount of $443,501, and no interest was payable thereon prior to June 15, 2002. The SDD will mature on June 15, 2009. The SDD yield 11.75% fixed rate at semiannual specified date an accreted value, computed on the basis of semiannual compounding and maturing on June 15, 2002. Interest on the SDD is payable semiannually at a fixed rate of 11.75%, commencing on December 15, 2002. The SDD are redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002, at a certain redemption price of 100% starting on June 15, 2004 from and thereafter (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any.

      Interest expense related with the SDD amounted $47,763, $53,406 and $54,796 during 2001, 2002 and 2003, respectively.

(5)	Senior notes due 2012

      TFM completed a solicitation of consents of holders of 10.25% Senior Notes due 2007 and 11.75% SDD due 2009 senior notes and its debentures to an amendment providing for certain changes to the “Limitation on Restricted Payments”, “Limitation on Indebtedness”, and “Limitation on Liens” covenants in each of the indentures pursuant to which the securities were issued. TFM obtained the requisite consents and paid a fee of $16,972 to allow it to issue additional $180,000 in new debt and to purchase the call option shares in Grupo TFM held by the Government (see Note 8).

      In June 2002, TFM issued senior notes for an aggregate principal amount of $180,000. The senior notes are denominated in dollars, bear interest semi-annually at a fixed rate of 12.50% and mature on June 15, 2012. The senior notes are redeemable at TFM’s option on or after June 15, 2007 and, subject to certain limitations. The senior notes were issued at a discount of $2.5 million, which is being amortized based on the interest method over its term.

      The Company incurred and capitalized $25.1 million in consent and professional services fees in connection with the issuance of these notes and is being amortized based on the interest method over the term of the senior notes.

      Interest expense related with the senior notes due 2012 amounted to $23,659, for the year ended December 31, 2003.

Covenants

      The agreements related to the above-mentioned loans include certain affirmative and negative covenants and maintenance of certain financial conditions, including, among other things, dividend and other payment restrictions affecting restricted subsidiaries, limitation on affiliate transactions and restrictions and asset sales, with which Grupo TFM and subsidiaries were in compliance at December 31, 2002.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On May 2, 2003 the Credit Agreement was amended to restate some covenants for the term loan facility and the commercial paper program.

      On October 24, 2003 and on March 10, 2004, TFM received a waiver from the banks which participate in the Credit Agreement of the term loan facility and the commercial paper program. TFM is now waived from the financial covenants under such agreement for the three months ended September 30, 2003 and for the three months ended December 31, 2003, respectively.

      Considering that some financial covenants were breached in 2003, and it is probable that further breaches will occur within twelve months period of the balance sheet date, the outstanding long-term loan facility amounting to $71,762 has been reclassified to short-term debt as of December 31, 2003.

      Maturity of long-term debt is as follows:

	December 31,

	2002			2003

		Deferred			Deferred
		financing			financing
		costs/			costs/
	Proceeds	discount	Borrowings	Proceeds	discount	Borrowings

2004	$158,570	$(2,034)	$156,536
2005	36,572	(517)	36,055
2006	36,572	(863)	35,709
2007	150,000		150,000	$150,000		$150,000
2008 and thereafter	623,501	(33,246)	590,255
2009 and thereafter				623,501	$(28,312)

      Considering that some financial covenants were breached in 2003, and it is probable that further breaches will occur within twelve months period of the balance sheet date, the outstanding long-term loan facility amounting to $71,762 has been reclassified to short-term debt as of December 31, 2003.

      Maturity of long-term debt is as follows:

	December 31,

	2002			2003

		Deferred			Deferred
		financing			financing
		costs/			costs/
	Proceeds	discount	Borrowings	Proceeds	discount	Borrowings

2004	$158,570	$(2,034)	$156,536
2005	36,572	(517)	36,055
2006	36,572	(863)	35,709
2007	150,000		150,000	$150,000		$150,000
2008 and thereafter	623,501	(33,246)	590,255
2009 and thereafter				623,501	$(28,312)	595,189

	$1,005,215	$(36,660)	$968,555	$773,501	$(28,312)	$745,189

Note 6:     Financial Instruments

Fuel swap contracts

      The Company may seek to assure itself of more predictable fuel expenses through U.S. fuel swap contracts. TFM’s fuel hedging program covered approximately 25% of estimated fuel purchases. Hedge positions are also closely monitored to ensure that they will not exceed actual fuel requirements in any period.

      As of December 31, 2002, the Company had ten swap contracts outstanding for 5,000,083 gallons of fuel which expired in January and February 2003. The realized gain was $1,548 and the Company has only recorded at December 31, 2002 a benefit of $1,009 and in 2003 the remaining $539 were recognized.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a result of the fuel swaps contracts acquired during 2003, the realized gain was $849. As of December 31, 2003, the Company did not have any fuel future contracts.

Foreign exchange contracts

      The purpose of the Company’s foreign exchange contracts is to limit the risks arising from its peso-denominated monetary assets and liabilities.

      The nature and quantity of any hedging transactions will be determined by Management of the Company based upon net assets exposure and market conditions.

      As of December 31, 2002, the Company had one Mexican peso call option outstanding in the notional amount of $1.7 million, based on the average exchange rate of Ps11.0 per dollar. This option expired in May 29, 2003.

      Additionally, as of December 31, 2002, the Company had one forward contract outstanding in the notional amount of $10 million, based on the exchange rate of Ps9.769 per dollar. This forward expired on February 13, 2003.

      As of December 31, 2003, the Company had two Mexican peso call options outstanding in the notional amount of $11.8 million and $1.7 million, respectively, based on the exchange rate of Ps13.00 and Ps.12.50 each one per dollar. These options will expire on September 8, and May 29, 2004, respectively. The premium paid was $250 and $40, respectively.

Fair value of financial instruments

      The fair values of cash and cash equivalents, accounts receivable, short-term debt and accounts payable approximate carrying values because of the short maturity of these financial instruments.

      The related fair value based on the quoted market prices for the Senior notes due 2007 and SDD or similar issues at December 31, 2002 was $140,625 and $427,334, and at December 31, 2003 was $142,922 and $446,956, respectively. The related fair value based on the quoted market prices for the senior notes due 2012 at December 31, 2002 and 2003 was $179,325 and $205,200, respectively. The carrying amount of commercial paper and term loan facility approximates fair value due to their variable rates.

Note 7:     Balances and Transactions with Related Parties

	December 31,

	2002	2003

Accounts receivable:
Terminal Ferroviaria del Valle de México, S. A. de C. V.		$1,550
Other Grupo TMM’s subsidiaries	$5,316	3,860

	$5,316	$5,410

Accounts payable:
KCS	$1,222	$4,345
Terminal Ferroviaria del Valle de México, S. A. de C. V.	3,479
Other Grupo TMM’s subsidiaries	4,474	5,665

	$9,175	$10,010

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The most important transactions with related parties are summarized as follows:

	Year Ended December 31,

	2001	2002	2003

Transportation revenues	$4,431	$10,375	$13,783

Management services	$(2,500)	$(2,500)	$(2,500)

Other expenses	$(9,161)	$(9,800)	$(8,426)

Grupo TMM management services agreement

      The Company and Grupo TMM entered into a management services agreement pursuant to which Grupo TMM provides certain consulting and management services to the Company commencing May 1997 for a term of 12 months and which may be renewed for additional one-year periods by agreement of the parties. Under the terms of the agreement, Grupo TMM is to be reimbursed for its costs and expenses incurred in the performance of such services.

KCS Transportation Company (“KCSTC”) management services agreement

      The Company and KCSTC, a wholly owned subsidiary of KCS, entered into a management services agreement pursuant to which KCSTC makes available to the Company certain railroad consulting and management services commencing May 1997 for a term of 12 months and which may be renewed for additional one-year periods by agreement of the parties. Under the terms of the agreement, KCSTC is to be reimbursed for its costs and expenses incurred in the performance of such services.

      On April 30, 2002, TFM and KCS, as successor in interest through merger with KCSTC, as well as TFM and Grupo TMM, entered into amendments to the management services agreements that provides for automatic renewal of the agreements and compensates KCS and Grupo TMM for their services under the agreements. The amendments state that KCS and Grupo TMM are entitled to receive (1) $2,500,000 paid in nine equal monthly installments beginning in April 2002, as compensation for services rendered between January 1, 1999 and December 31, 2000; (2) and additional $2,500,000 in a lump sum payment on or before January  2, 2003 as compensation for services rendered from January 1, 2001 through December 31, 2002; and (3) quarterly service payments, payable in arrears, for the period beginning January 1, 2003 at an annual rate of $1,250,000. The management services agreements are terminable by either party upon 60 days written notice.

Note 8:     Stockholders’ Equity

      Grupo TFM’s capital stock is variable with a fixed minimum of Ps50,000 and an unlimited maximum. The capital stock of Grupo TFM is divided into series without par value, whose principal differences relate to: a) Series “A” shares with voting rights, which can be held only by persons or companies of Mexican nationality and represent up to 51% of the capital stock of Grupo TFM; b) Series “B” shares with voting rights, which can be held by persons or companies of non-Mexican nationality and represent up to 49% of the capital stock of Grupo TFM, unless authorized by the National Commission of Foreign Investments, in which case the percentage can be higher, and c) Series “L” shares with restricted voting rights, which are not entitled to a dividend preference.

      In connection with the original formation of Grupo TFM, the Government purchased a 24.63% non-voting interest in Grupo TFM for $198.8 million. The Government also granted the original shareholders of Grupo TFM an option (the “call option”) to purchase the Government’s equity interest in Grupo TFM. TFM has been appointed as the purchaser and, on July 29, 2002, purchased all of the call option shares for an aggregate purchase price of $256.1 million. The purchase price for the call option shares was financed through (1) a portion ($162,575) of the proceeds of the issuance of $180,000 of debt securities by TFM (see Note 5) and approximately $93,555 was applied against note receivables from the Government. Thus, the shares acquired by TFM are being considered as treasury shares.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At December 31, 2003 the capital stock of Grupo TFM is represented by 10,063,570 shares as follows:

	Number of shares	Number of shares
Stockholders	(fixed portion of capital stock)	(variable portion of capital stock)

	Series ‘A‘	Series ‘A‘

TMM Multimodal	25,500	3,842,901
	Series ‘B‘	Sub-series ‘B‘

Nafta	24,500	3,692,199
		Sub-series ‘L-2‘

TFM (treasury shares)		2,478,470

Total	50,000	10,013,570

      Pursuant to the new shares sub-series “L-2” granted to TFM, the voting rights attached to these shares are limited to the following matters: (i) extension of the duration of the Company; (ii) premature dissolution of the Company; (iii) change in the object of the Company; (iv) change of nationality of the Company; (v) transformation of the Company; (vi) merger with another company; (vii) the split-up of the Company and (viii) the cancellation of the registration of the shares with the Mexican Stock Exchange or any foreign stock exchange of the shares which might be registered. Except as described above, holders of Sub-series “L-2” shares have no voting rights. Grupo TFM Sub-series “L-2” shares do not confer upon the holders thereof any right to preference dividends.

      The sub-series “L-1” shares that were previously held the by Government were cancelled as the call option was appointed by TFM.

      At the General Ordinary Stockholders’ Meeting held on December 21, 2001, the stockholders of Grupo TFM agreed to pay dividends of $33,819, equivalent to $3.3605 per share.

      At the Unanimous Resolutions Meeting held on December 21, 2001, the stockholders of TFM agreed to pay dividends of $33,165, equivalent to $0.0002396 per share.

      On March 26, 2002, the Company received the ruling from Mexican Court annulling the Ordinary Stockholders’ Meeting mentioned above. As a consequence the Unanimous Resolutions Meeting mentioned above, was also annulled, thus the dividends, agreed in both Meetings, were cancelled in the consolidated financial statements as of December 31, 2001, giving retroactive effect to said annulment. Thus, the amounts paid in this regard were applied against the acquisition of Mexrail and the purchase price of the 24.63%. (See Note 1).

      The Government retained a 20% interest in TFM’s shares and reserved the right to sell such shares by October 31, 2003 in a public offering. In the event that such public offering does not occur by October 31, 2003, Grupo TFM may purchase the Government’s equity interest in TFM at a purchase price equal to the per share price initially paid by Grupo TFM, indexed based on Mexican inflation. If Grupo TFM does not purchase the Government’s TFM interest, the Government may require Grupo TMM and KCS to purchase the TFM shares at the price discussed above. See actual events on Note 11.

      Dividends paid are not subject to income tax if paid from the Net Tax Profit Account and will be taxed at a rate that fluctuates between 4.62% and 7.69% if they arise from the Reinvested Net Tax Profit Account. Any excess over this account is subject to a tax equivalent to 49.25% and 47.06% depending on whether paid in 2004 or 2005, respectively. The tax is payable by the Company and may be credited against its income tax in the same year or the following two years. Dividends paid are not subject to tax withholding.

      In the event of a capital reduction, any excess of stockholders’ equity over capital contributions, the latter restated in accordance with the provisions of the Income Tax Law, is accorded the same treatment as dividends.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9:     Other Income (Expenses)

	December 31,

	2001	2002	2003

Fees paid in VAT Lawsuit(1)		$(6,260)	$(26,701)
Sales of property and equipment — Net	$(7,585)	(6,897)	(2,909)
Costs of locomotive sublease	(1,452)	(1,256)	(1,240)
Electric locomotive maintenance	(2,469)	(2,428)	(2,428)
Gain on sale of Hercules Mariscala Line	60,744	2,384
Equity in Terminal Ferroviaria del Valle de México	(915)	1,269	282
Recoverable income tax	2,861		1,222
Other — Net	(15,612)	(6,067)	(3,608)

	$35,572	$(19,255)	$(35,382)

(1)	As a result of the resolution of the courts regarding the VAT claim, in which TFM won on August 13, 2003, TFM has paid to external lawyers handling the case on behalf of the Company, fees in accordance with the terms of the agreements. Notwithstanding, in accordance with IAS the VAT recovery is a contingency gain as of December, 31, 2003. (See Note 11)

Note 10:     Income Tax, Employees’ Statutory Profit Sharing, Asset Tax and Tax Loss Carryforwards

Income tax

      Grupo TFM and its subsidiaries compute income tax on an individual basis. However, Grupo TFM and its subsidiaries (except Mexrail and its subsidiary) report tax results to Grupo TMM at the 60% from its holding interest in each subsidiary to determine Grupo TMM’s consolidated tax result. Thus, Arrendadora TFM owes income tax of $2,551 to Grupo TMM as of December 31, 2003.

      Grupo TFM and its subsidiaries had historical combined losses for tax purposes of $51,680, $401,415 and $234,403 for the years ended December 31, 2001, 2002 and 2003, respectively. The difference between tax losses and book income (loss) is due principally to the inflation gain or loss recognized for tax purposes, the difference between book and tax depreciation and amortization, non-deductible expenses and temporary differences for certain items that are reported in different periods for financial reporting and income tax purposes.

      The expense for income tax charged to income was as follows:

	Year Ended December 31,

	2001	2002	2003

Current income tax expense	$79	$—	$10,763
Deferred income tax expense	2,573	30,233	22,127

Net income tax expense	$2,652	$30,233	$32,890

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Reconciliation of the income tax expense based on the statutory income tax rate to recorded income tax expense was as follows:

	Year Ended December 31,

	2001	2002	2003

Income (loss) before income tax	$104,832	$19,904	$(28,203)

Income tax at 35% in 2001 and 2002 and 34% in 2003	$36,691	$6,967	$(9,589)
(Decrease) increase resulting from:
Effects of inflationary and devaluation components	28,680	(42,251)	(15,347)
Indexation of depreciation and amortization	(39,648)	48,117	30,154
Effects of inflation on tax loss carryforwards	(26,202)	14,281	(9,222)
Non-deductible expenses	911	2,128	578
Change in tax rate from 35% to 32%		(1,837)	2,992
Other — Net	2,220	3,828	2,630

Net deferred income tax expense	$2,652	$30,233	$32,890

      According to the amendments to the Mexican Income Tax Law in 2002, the income tax rate will decrease one percent per year from 35% starting in 2003 up to 32% in 2005.

      The components of deferred tax assets and (liabilities) are comprised of the following:

	December 31,

	2002	2003

Tax-loss carryforwards	$381,954	$478,947
Inventories and provisions — Net	31,255	20,597
Machinery and equipment	(42,951)	(48,224)
Concession rights	(264,046)	(367,949)
Other	(5,240)	(4,526)

Net deferred income tax asset	$100,972	$78,845

      The Company has recognized deferred tax assets related to its tax loss carryforwards and other items after evaluating the reversal of existing taxable temporary differences. To the extent that the balance of the deferred tax assets exceeds the existing temporary differences. Management has evaluated the recoverability of such amounts by estimating future tax profits expected in the foreseeable future and the remaining tax loss carryforward periods which extend between 2012 through 2046. The tax profits include estimates of profitability and macroeconomic assumptions which are based on Management’s best estimate as of this date.

Employees’ statutory profit sharing

      Employees’ statutory profit sharing is determined by the Company at the rate of 10% on taxable income, adjusted as prescribed by the Mexican Income Tax Law. For the years ended December 31, 2001, 2002 and 2003, there was no basis for employees’ statutory profit sharing.

Asset tax

      The Asset Tax Law establishes a tax of 1.8% on the average of assets, less certain liabilities, which is payable when it exceeds the income tax due. For the year ended December 31, 2001 the Company was not subject to assets tax. There was no asset tax due in 2002 and 2003.

Tax loss carryforwards

      At December 31, 2003 Grupo TFM and its subsidiaries had combined tax loss carryforwards, which under the Mexican Income Tax Law are inflation-indexed through the date of utilization as shown in next page.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Inflation-indexed
	amounts as of	Year of
Year in which loss arose	December 31, 2003	expiration

1996	$14,130	2046
1997	228,092	2046
1998	339,384	2046
1999	9,049	2046
2000	160,049	2046
2001	68,743	2046
2002	398,791	2012
2003	274,817	2013

	$1,493,055

Note 11:     Commitments and Contingencies

Commitments:

Concession duty

      Under the Concession, the Government has the right to receive a payment from the Company equivalent to 0.5% of the gross revenue during the first 15 years of the Concession period and 1.25% during the remaining years of the Concession period. For the years ended December 31, 2001, 2002 and 2003 the concession duty expense amounted to $3,391, $3,267 and $3,599, respectively, which was recorded as operating expense.

Capital lease obligations

      At December 31, 2002 and 2003, the outstanding indebtedness corresponds to two land capital leases for a period of ten years, in which TFM has the option to purchase them at the end of the agreement term.

Locomotives operating leases

      In May 1998 and September 1999, the Company entered into operating lease agreements for 75 locomotives each, which expire over the next 17 and 18 years, respectively. At the end of the contracts the locomotives will be returned to the lessor. As of December 31, 2003, the Company had received 150 locomotives. Rents under these agreements amounted $28.8 million in 2001, $29.1 million in 2002 and $29.1 million in 2003.

      Future minimum payments, by year and in the aggregate, under the aforementioned leases are as follows:

	At December 31,

Year ending December 31,	2002	2003

2003	$29,095
2004	29,135	$29,135
2005	29,095	29,095
2006	29,095	29,095
2007	29,095	29,095
2008 and thereafter	344,173	29,135
2009 and thereafter		315,038

	$489,688	$460,593

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Railcars operating leases

      The Company leases certain railcars under agreements, which are classified as operating leases. The term of the contracts fluctuate between 3 and 15 years. Future minimum rental payments, under these agreements are shown as follows:

	At December 31,

Year ending December 31,	2002	2003

2003	$32,830
2004	18,064	$31,930
2005	12,504	15,592
2006	10,012	12,642
2007	9,084	10,433
2008 and thereafter	51,143	9,498
2009 and thereafter		40,942

	$133,637	$121,037

     Locomotives maintenance agreements

      The Company has entered into two locomotives maintenance agreements, which expire in 2004 and 2018 with third-party contractors. Under current arrangements, the contractors provide both routine maintenance and major overhauls at an established rate in a range from four to five hundred dollars per locomotive per day.

     Track maintenance and rehabilitation agreement

      In May 2000, the Company entered into a track maintenance and rehabilitation agreement, which expires in 2012. Under this contract, the contractor provides both routine maintenance and major rehabilitation to the Celaya — Lazaro Cardenas stretch, which is comprised of approximately 350 miles. Maintenance and rehabilitation expense amounted to $30.2 million in 2001, $35.6 million in 2002 and $3.4 million in 2003. Under this agreement, the Company will pay approximately $30 million in the following 10 years.

     Fuel purchase agreement

      On December 19, 1997, the Company entered into a fuel purchase agreement with PEMEX Refinación, under which the Company has the obligation to purchase at market price a minimum of 15,000 cubic meters and a maximum of 20,000 cubic meters per month of PEMEX diesel. The term of the agreement is indefinite but can be terminated for justified cause by each party with a written notification upon three months notice.

     Fuel freight service agreement

      On October 30, 2002, the Company entered into a freight service agreement with PEMEX Refinación, which will expire until 2006. Under this agreement the Company has the obligation to provide services amounting in pesos by year as shown below:

	Minimum		Maximum

2003	Ps	126,264	Ps	315,659
2004		98,769		246,922
2005		98,769		246,922
2006		65,756		164,390

	Ps	389,558	Ps	973,893

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contingencies:

A) Value Added Tax Lawsuit

      The Company has filed a claim for the refund of approximately $262 million (Ps 2,111 million) of value added tax (“VAT”) paid in connection with the Acquisition (see Note 1).

      On September 25, 2002 the Mexican Magistrates Court of the First District (the “Federal Court”) issued its judgment in favor of TFM on the VAT claim, which has been pending in the Mexican Courts since 1997. The claim arose out of the Mexican Treasury’s delivery of a VAT refund certificate to a Mexican governmental agency rather than to TFM. By a unanimous decision, a three-judge panel of the Federal Court vacated a prior judgment of the Mexican Fiscal Court (Tribunal Federal de Justicia Fiscal y Administrativa) and remanded the case to the Mexican Fiscal Court with specific instructions to enter a new decision consistent with the guidance provided by the Federal Court’s ruling. The Federal Court’s ruling required the fiscal authorities to issue the VAT refund certificate in the name of TFM. On December 6, 2002 the upper chamber of the Mexican Fiscal Court issued a ruling denying TFM’s right to receive a value added tax refund from the Government. On January 8, 2003, TFM was officially notified of the new judgment of the Fiscal Court and on January 29, 2003, filed the appropriate appeal.

      On June 11, 2003 the Federal Court issued a judgment in favor of TFM against the ruling of the Fiscal Court. On July 9, 2003 TFM was formally notified by a three-judge panel of the Federal Court of its June 11, 2003 judgment, which granted TFM constitutional protection (“amparo”) against the ruling of the Fiscal Court issued on December 6, 2002, which had denied TFM the right to receive the VAT refund certificate. The Federal Court found that the VAT refund certificate had not been delivered to TFM, and confirmed the Fiscal Court’s determination that TFM had the right to receive the VAT refund certificate. The Federal Court’s ruling stated that the Treasury’s decision denying delivery of the VAT refund certificate to TFM violated the Mexican Law, and it instructed that the VAT refund certificate be issued to TFM on the terms established by Article 22 of the Mexican Fiscal Code in effect at that time.

      In a public session held on August 13, 2003, the Fiscal Court issued a resolution regarding TFM’s VAT lawsuit vacating its previous resolution of December 6, 2002, and in strict compliance with the ruling issued on June 11, 2003, by the Fiscal Court, resolved that TFM had proved its case, and that a “ficta denial” occurred, declaring such denial null and void as ordered by the Fiscal Court. On August 25, 2003, TFM was formally notified by the Fiscal Court of its resolution regarding TFM’s VAT lawsuit. The resolution was the result of the unanimous vote of the nine magistrates present at the public session. The Fiscal Court ordered the issuance of the VAT refund certificate to TFM under the terms established by Article 22 of the Mexican Fiscal Code in effect in 1997. On October 13, 2003 the Mexican Tax Attorney of the Federal Government (Procuraduría Fiscal de la Federación) filed for a review of the Fiscal Court’s ruling issued on August 13, 2003. On November 5, 2003, the Federal Court found no merit to the requested review and as a result, the August 13, 2003 Fiscal Court’s ruling remains in place.

      On January 19, 2004, the Mexican Treasury delivered to TFM, pursuant to the August 13, 2003 Fiscal Court ruling, a Special VAT Certificate representing the historical claim amount of Ps2,111 million, or approximately $188 million as of December 31, 2003. TFM will continue seeking for the additional amounts representing the effect of inflation and interest on the original claim amount.

Recent events

      On January 20, 2004, the Mexican Fiscal Administration Service (“Servicio de Administración Tributaria” or “SAT”) issued a provisional attachment of the Special VAT Certificate, stating that the documents that support the value of the Special VAT Certificate do not comply with applicable tax requirements. TFM has publicly stated it will oppose the SAT’s action through all possible legal means.

      In the preliminary summation finding, the SAT noted that the Company, “... wrongfully declared a VAT receivable for Ps2,111 million, which in the Company’s opinion refers to expenses that do not comply with fiscal requirements, and therefore, are not deductible. In our view, TFM did not prove its VAT claim with

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

corresponding documentation, which incorporates fiscal requisites as to the identity of the taxpayer, its tax identification code, address of the seller and buyer of the assets in question, and the VAT shown as separate from the principal...” and as a result, the VAT cannot be credited. TFM has not made any reserve for this purported claim as it believes that it has not merits and as of today, no tax liability has been levied against TFM, as the final summary of the audit is still pending.

B) The Mexican Government Put

      In October 2003, Grupo TFM requested that a federal judge in Mexico provide an appropriate interpretation of the Put Agreements. When the Government opened the Mexican railroad system to private investment, it retained a 20% equity interest in TFM. The intention was to sell these shares through a public offering, at such time as the Government considered it appropriate and with approval of the Comisión Nacional Bancaria y de Valores-“CNBV”, with the objective of strengthening the market for public investments in Mexico and encouraging additional investors to invest in the capital stock of TFM.

      Additionally, TFM’s bid contained the following condition: “The franchise purchasers will be obligated to acquire the equity portion that cannot be placed in the Bolsa Mexicana de Valores- “BMV”, at the initial offering prices plus respective interest”.

      The Company believes that under the Put Agreements, the Government agreed to comply with the following process in order to sell the equity interest that the Government retains in TFM:

      1. Register the TFM shares with the BMV;

      2. Receive the approval of the CNBV to exercise the put;

      3. Request that TFM provide all information necessary to place the Government’s equity stake in the equity markets; and

      4. Place the number of TFM shares it is able to in the equity markets once all necessary approvals are granted.

      When the above steps are completed, the Government is to notify Grupo TFM of the number of TFM shares that could not be placed in the equity markets and is to request that Grupo TFM acquire those shares at the minimum stipulated price. The Company does not believe that any of the steps described above have been carried out. As a result, the Company believes that the Government has not yet completed the steps required for it to request that Grupo TFM acquire the equity stake in TFM held by the Government.

      The price of the Government’s interest, as indexed for Mexican inflation, as of December 31, 2003 was approximately 1,570.3 million UDIS (representing Ps5,264 million, or approximately $468.4 million). This amount may not be equal to the fair market value of the Mexican Government’s interest. Nevertheless, if the Government’s put rights were properly exercised and the transaction was consummated, purchase accounting would apply and goodwill may be recognized for the excess, if any, of the purchase price over the fair value of net assets acquired.

      Nevertheless, and notwithstanding the judicial proceeding initiated by Grupo TFM in October 2003, on October 31, 2003, the SCT requested that Grupo TFM confirm whether it intends to purchase the TFM shares subject to the put rights of the Government. Grupo TFM responded that the purchase of the Government’s shares of TFM was the subject of an ongoing judicial proceeding that had yet to be resolved. On November 3, 2003, the SCT stated in a communication to Grupo TFM that it had complied with the requirements for the exercise of its put rights as set out in the Put Agreements and that all procedures required to execute the sale of the Government’s TFM shares would be made through the SAT. Grupo TFM requested that a federal court review the SCT’s communications with respect to the Government’s put rights. On December 16, 2003, the Fourth Administrative District Court issued an injunction ordering the parties to maintain the status quo pending judicial resolution of the dispute. In order for the injunction to be effective, the Fourth Administrative District Court required that Grupo TFM post a bond for the equivalent of six months of interest on the exercise price of the Government’s put option to be calculated at an interest rate of 6% per annum (approximately Ps160 millions or approximately $14.3 million at December 31, 2003).

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      However, as no further action has been taken by the Government to enforce its rights in connection with the put shares, Grupo TFM’s obligation to post such a bond is considered discretionary under Mexican law. Consequently, Grupo TFM has elected, for the time being, not to post the bond so as not to incur unnecessary expense. Grupo TFM has the right to post the bond at any time while the amparo proceeding is pending. Grupo TFM will vigorously defend its view that the Government has not fulfilled the prescribed steps required to exercise its put rights. Although Grupo TFM believes that it will prevail in legal proceedings related to these matters, there can be no assurance that it will prevail.

      In the event that Grupo TFM does not purchase the Government’s put, Grupo TMM and KCS, or either Grupo TMM or KCS, are obligated to purchase the Government’s interest. Grupo TMM and KCS have cross indemnities in the event the Government requires only one of them to purchase its interest. The cross indemnities allow the party required to purchase the Government’s interest to require the other party to purchase its pro rata portion of such interest.

C) Ferrocarril Mexicano, S. A. de C. V. (“Ferromex”) disputes

      TFM and Ferromex have not been able to agree upon the rates each of them is required to pay to the other for interline services and haulage and trackage rights. Therefore, in accordance with TFM’s rights under the Mexican railroad services law and regulations, in February 2001, TFM initiated and administrative proceeding requesting a determination of such rates by the SCT.

      In September 2001, Ferromex filed a legal claim against TFM relating to the payments that TFM and Ferromex are required to make to each other for interline services and trackage and haulage rights. TFM believes that this legal claim is without merit, and that the payments for interline services and trackage and haulage rights owed to TFM by Ferromex exceed the amount of payments that Ferromex claims TFM owes to Ferromex for such services and rights. Accordingly, TFM believes that the outcome of this legal claim will not have a material adverse effect on the financial condition of TFM. On September 25, 2002, the Third Civil Court of Mexico City rendered its judgment in favor of TFM. Ferromex appealed the judgment and TFM prevailed in such appeal. Ferromex went in last resource, to the “amparo” proceedings before Federal Courts, and obtained a resolution that orders the higher local court to review the case again exclusively for the interline services. The higher local issued a new ruling which both, Ferromex and TFM claimed in a new “amparo” proceeding at the Federal Court, and which is pending resolution. TFM cannot predict whether it will ultimately prevail.

      In connection with the Ferromex claim, Ferromex temporarily prevented TFM from using certain short trackage rights which TFM has over a portion of its route running from Celaya to Silao, which is the site of a General Motors plant from where TFM transports finished vehicles to the border crossing at Nuevo Laredo. Ferromex was subsequently ordered by the court to resume giving us access, and in October 2001, TFM filed a counterclaim against Ferromex relating to these actions. TFM has also initiated several judicial and administrative proceedings at the SCT to seek the imposition sanctions on Ferromex for violations to the trackage rights in the route from Celaya to Silao, which as of to date have not been resolved.

      TFM has also initiated several administrative and judicial proceedings (including criminal actions) against Ferromex at the SCT and the relevant Federal Courts, in connection with its trackage rights in Altamira, Topo Grande-Chipinque, Guadalajara, Arellano-Chicalote, Ramos Arizpe-Encantada, and Pedro C. Morales-Cerro de la Silla. TFM cannot predict whether it will ultimately prevail on such proceedings.

      In March 2002, the SCT issued its ruling in response to TFM’s request, establishing a rate to be charged for trackage rights using the criteria set forth in the Mexican railroad services law and regulations. TFM is appealing the ruling and requesting a suspension of the effectiveness of the ruling pending resolution of its appeal. TFM cannot predict whether it will ultimately prevail. TFM believes that even if the rates established in the ruling goes into effect and TFM and Ferromex begin using the long-distance trackage rights over each other’s rail line, this will not have a material adverse effect on TFM’s results of operations. A separate ruling was issued confirming TFM’s right to use the Celaya-Silao stretch of Ferromex track, which was appealed by Ferromex before Federal Courts obtaining the suspension of such ruling. TFM requested and obtained an

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

“amparo” proceeding against such suspension and Ferromex appealed the resolution granting the “amparo” to TFM. The final resolution on the appeal of Ferromex is pending. TFM cannot predict whether it will ultimately prevail in this “amparo” proceeding as well as on the main procedure regarding TFM’s right to use the Celaya-Silao stretch of Ferromex track.

      Both Ferromex and TFM have suspended the reconciliation of their balances in 2003, and have initiated several judicial and administrative proceedings in connection with the amounts payable to each other for interline services, haulage and trackage rights. Those procedures continue under litigation and therefore are pending of final resolution.

D) Dispute between Grupo TMM and KCS

      On April 20, 2003, Grupo TMM entered into the Acquisition Agreement with KCS, which owns a 49% voting interest in Grupo TFM, under the terms of which Grupo TMM was to sell its entire interest in Grupo TFM, which owns 80% of TFM and through which its railroad operations are conducted. Under the agreement, KCS was to acquire the Grupo TMM’s interest in Grupo TFM in exchange for $200 million in cash and 18,000,000 shares of common stock of KCS’s successor corporation. In addition, Grupo TMM was to have the right to receive an additional earnout of up to $175 million in cash ($180 million if KCS elected to defer a portion of the payment) in the event that the pending VAT claim against the Government by TFM was successfully resolved prior to the execution by the Government of its “put” rights in certain shares of TFM and the amount of VAT Proceeds received was greater than the purchase price of the “put” shares held by the Government. Completion of the TFM sale was subject to approval by (i) holders of Grupo TMM existing notes, (ii) the shareholders of KCS and (iii) the shareholders of Grupo TMM, receipt of certain governmental approvals in the United States and Mexico and other customary conditions. Subsequent to the execution of the Acquisition Agreement, KCS representatives undertook certain activities that Grupo TMM believes jeopardized the economic value to be realized by Grupo TMM and its shareholders form the sale of Grupo TFM. Grupo TMM believes these actions interfered with its ability to realize the earnout and also created the potential for serious detriment to the value of the KCS shares Grupo TMM was to receive in the transaction.

      On August 18, 2003, Grupo TMM’s shareholders voted to reject the Acquisition Agreement. In addition, Grupo TMM’s Board of Directors met on August 22, 2003 and voted to terminate the Acquisition Agreement. Grupo TMM sent a notice of termination of the Acquisition Agreement to KCS that day.

      KCS has disputed Grupo TMM rights to terminate the Acquisition Agreement and alleged certain breaches by Grupo TMM of the Acquisition Agreement. Under the terms of the Acquisition Agreement, the parties have submitted these disputes to binding arbitration. An arbitration panel has been chosen in accordance with the terms of the Acquisition Agreement. KCS has obtained a preliminary injunction for the Delaware Chancery Court enjoining Grupo TMM from violating the terms of the Acquisition Agreement pending a subsequent decision by a panel of arbitrators regarding whether the Acquisition Agreement was properly terminated.

      On December 8, 2003, Grupo TMM and KCS participated in a preliminary hearing with the arbitrators during which the arbitrators deliberated whether the issued of the Acquisition Agreement’s continued effectiveness should be bifurcated from the other issues in the case. On December 22, 2003, the panel bifurcated the issue of whether Grupo TMM properly terminated the Acquisition Agreement for the other disputed issues between the parties. On February 2, 3 and 4, 2004 a hearing was held in New York on the issue of whether Grupo TMM’s termination was proper. Grupo TMM maintained that they properly terminated the Acquisition Agreement while KCS sought a declaration that the Acquisition Agreement was wrongfully terminated. On February 19, 2004, Grupo TMM and KCS filed post-hearing briefs with the panel. Grupo TMM is currently awaiting a ruling from the panel on the issue of whether Grupo TMM’s termination was proper, which ruling is expected from the panel in April 2004. Once the panel issues its ruling, the parties will agree to a schedule to resolve the other remaining issues.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In March 2003, Grupo TMM announced that the three-member panel in the arbitration proceeding between KCS and Grupo TMM concluded, in an interim award, that the rejection of the Acquisition Agreement by Grupo TMM’s shareholders in its vote on August 18, 2003, did not authorized Grupo TMM to terminate the Agreement. Accordingly, the three-member panel indicated the Agreement will remain in force and binding on the parties until otherwise terminated according to its terms or by law. In reaching the conclusion, the panel found it unnecessary to determine whether approval by Grupo TMM’s shareholders is a “condition” of the Agreement.

      Grupo TMM continues to believe that any transaction cannot occur without approval of the Company’s shareholders, and the panel’s decision did not reach a conclusion on that issue. The arbitration process will continue, and Grupo TMM will review the interim reward with its counsel and analyze the alternatives available to it in this process.

E) Other Legal Disputes involving KCS

      Several Grupo TFM and TFM board of directors meetings have taken place since August 25, 2003. KCS and certain of its representatives have initiated judicial proceedings in Mexico seeking the nullification of such board meetings. In addition, KCS has initiated another proceeding seeking the nullification of Grupo TFM’s November 24, 2003 shareholders’ meeting. The Company believes that KCS’s claims in this connection are without merit. At present, the Company has responded to all claims concerning which the Company has been served. Although the Company cannot assure the outcome of the proceedings resulting from these claims, the Company believes that none of the underlying claims initiated by KCS in Mexico, if ultimately determined in favor of KCS, will have a material adverse effect on Grupo TFM or TFM.

F) Other legal proceedings

•	The Company is a party to various other legal proceedings and administrative actions, all of which are of an ordinary or routine nature and incidental to its operations. Although it is impossible to predict the outcome of any legal proceeding, in the opinion of the Company’s Management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

•	The Company has significant transactions and relationships with related parties. Because of these relationships, in accordance with the Mexican Income Tax Law, the Company must obtain a transfer pricing study that confirms that the terms of these transactions are the same as those that would result from transactions among wholly unrelated parties. The Company is in the process of completing this study.

•	In January 2004, TFM and Arrendadora TFM assumed joint and several responsibility for the prepayment of federal taxes.

•	The SAT, which is empowered to verify tax results for the last five years, is performing a review of the TFM’s 2000 and 2001 tax results. At present no final conclusion has been reached from the tax authorities; however, the Company considers that no material adverse effect would result from these reviews.

Note 12: Reconciliation of Differences Between IFRS and U.S. GAAP

      The Company’s combined and consolidated financial statements are prepared in accordance with IFRS which differ in certain material respects from U.S. GAAP. The main differences between IFRS and U.S. GAAP, as they relate to the Company, are summarized in the following pages. An explanation is provided when considered necessary of the effects on the consolidated net income and on stockholders’ equity.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

a.	Reconciliation of net income

		Year ended December 31,
	Reference to
	subnote d.	2001	2002	2003

Net income (loss) under IFRS		$81,749	$(7,988)	$(48,939)
Deferred income tax (expense) benefit	i	(6,679)	121,738	84,379
Deferred employees’ statutory profit sharing expense (benefit)	i	(2,623)	25,792	11,528
Deferred charges	ii	(933)	702
Amortization of deferred charges	ii			34
Depreciation	iii		(459)	(612)
Effect of U.S. GAAP adjustments on minority interest		2,047	(29,601)	(19,076)

Net income under U.S. GAAP		$73,561	$110,184	$27,314

b.	Reconciliation of stockholders’ equity

		December 31,
	Reference to
	subnote d.	2002	2003

Stockholders’ equity under IFRS		$712,344	$663,405
Deferred income tax	i	33,406	117,785
Deferred employees’ statutory profit sharing	i	38,693	50,221
Deferred charges	ii	(231)	(197)
Depreciation	iii	(459)	(1,071)
Effect on purchase of subsidiary shares	iii	16,447	16,447
Effect of U.S. GAAP adjustments on minority interest		(14,328)	(33,404)

Stockholders’ equity under U.S. GAAP		$785,872	$813,186

c.	Analysis of changes in stockholders’ equity under U.S. GAAP:

		December 31,
	Reference to
	subnote d.	2002	2003

Balance at beginning of the year		$915,341	$785,872
Effect on purchase of subsidiary shares	iii	(34,749)
Treasury shares		(204,904)
Net income		110,184	27,314

Balance at end of the year		$785,872	$813,186

d.	Significant differences between IFRS and U.S. GAAP:

i.	Deferred income tax and employees’ statutory profit sharing

      The deferred income tax included in the consolidated financial statements was calculated in accordance with the IAS-12 (revised) which requires the recording of deferred taxes for fixed assets and concession, including the effects of indexing for tax purposes.

      U.S. GAAP prohibits recognition of deferred tax assets or liabilities for differences related to assets and liabilities that are remeasured from the local currency into the functional currency using historical exchange rates and that result from changes in exchange rates or the indexation for tax purposes.

      In Mexico, companies are obligated to pay their employees a portion of the net income as defined by specific regulations. For U.S. GAAP purposes, deferred profit sharing liabilities or assets would be recorded for temporary differences that may arise in the determination of the current liability based on the statutory rate

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of 10%. These temporary differences are similar to those that exist for deferred income tax purposes. IFRS do not require the establishment of assets or liabilities for these differences.

      The differences in the net deferred income tax and employees’ statutory profit sharing assets determined under U.S. GAAP and IFRS at December 31, 2002 and 2003 are summarized below:

	Deferred income tax		Deferred profit sharing
	assets		assets

	2002	2003	2002	2003

Amounts recorded under IFRS	$100,972	$78,845	$—	$
Amount determined under U.S. GAAP	134,378	196,630	38,693		50,221

Net difference	$(33,406)	$(117,785)	$(38,693)		$(50,221)

      Under U.S. GAAP, employee profit sharing would be considered as operating expense.

ii.	Deferred charges

      During 2001, the Company incurred in certain financing costs paid to third parties which were capitalized under IFRS amounting to $933. Under U.S. GAAP, it is required that these costs are expensed as incurred.

      Additionally during 2002, the Company incurred in certain expenses related with the $180,000 senior notes as mentioned in Note 5. Under U.S.GAAP the legal fees for the exchange of such senior notes amounting to $231 should be expensed as incurred. Nevertheless, under IFRS these expenses should be capitalized and amortized over the period of the senior notes. The amortization for the year ended December 31, 2003 was 34.

iii.	Mexrail transaction

      As more fully described in Note 1, on March 27,2002, Grupo TMM and KCS sold their respective interests in Mexrail to TFM for an aggregate purchase price of $64 million. Under U.S. GAAP, TFM has recorded this transaction pursuant to SFAS No. 141 “Business Combinations” with partial fair value step-up (49%), for KCS’s investment, being recognized for the assets and liabilities being acquired. Thus, the amount recorded was $20,557 and the corresponding deferred income tax (45%) for $9,249, both allocated in fixed assets. During the year ended December 31, 2003 the depreciation was $612 ($459 for 2002). The portion sold by Grupo TMM to TFM (51%) amounting to $21.4 million was accounted for on a historical carryover basis since both Mexrail and TFM are under the common control of Grupo TMM. Thus, the effect of the latter affected stockholders’ equity by $16.4 million (80%) and minority interest by $4.1 million.

iv. Earnings per share

      The weighted average number of shares outstanding for the years ended December 31, 2001, 2002 and 2003 was 10,063,570; 9,011,069 and 7,585,100, respectively. The net income per share (basic and diluted) under U.S. GAAP was $7.31 in 2001, $12.23 in 2002 and $3.60 in 2003.

v. Intangible assets and long-lived assets

      In accordance with IFRS, impairments are recognized using discounted operating cash flows, while under U.S. GAAP the Company must use undiscounted cash flows. Under both methods, there is no impairment of intangible assets and long-lived assets.

vi. Deferred financing costs

      For U.S. GAAP purposes costs of issuing debt should be deferred as an asset and amortized by periodic charges to the income statement using the interest method over the life of the debt. Under IFRS, those costs are presented net from the debt proceedings.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

vii. Effect of recently issued accounting standards as they relate to the Company

      In April 2003, SFAS No. 149 Amendments to SFAS No. 133 (“SFAS No. 133”) on “Derivative Instruments and Hedging Activities” was issued and is applicable for contracts entered into or modified after June 30, 2003. The requirements of SFAS No. 133, as amended by SFAS 149 requires all derivative instruments to be recognized as either assets or liabilities on the balance sheet, measured at fair values. The statement permits special hedge accounting for fair value, cash flow and foreign currency hedges providing specific criteria are met. Certain aspects of the required hedge criteria do not allow portfolio hedging.

      In May 2003, Statement of Financial Accounting Standard No. 150 (“SFAS 150”) “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS 150 improves the accounting for certain free standing financial instruments that, under previous guidance, issuers could account for as equity. SFAS 150 requires that certain instruments be classified as liabilities in the statements of financial position. With the exception of the deferral of the provisions related to mandatorily redeemable non controlling interests, SFAS No. 150 is applicable for all financial instruments entered into or modified after May 31, 2003 and is otherwise applicable at the beginning of the first interim period after June 15, 2003.

      In January 2003, FIN 46 “Consolidations of Variable Interest Entities” (“FIN 46”), was issued and clarifies the application of Accounting Research Bulletin No. 51 “Consolidated Financial Statements”, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. These types of entities are referred to as VIEs. For all Special Purpose Entities (“SPEs”) created prior to February 1, 2003, public companies must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003 (i. e., as of December 31, 2003 for an entity with a calendar year-end). If a public company applies FIN 46 for such period, the provisions of FIN 46-R must be applied as of the end of the first interim or annual reporting period ending after March 15, 2004. For all non-SPEs created prior to February 1, 2003, public companies will be required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004. For all entities (regardless or whether the entity is an SPE) that were created subsequent to January 31, 2003, public companies were already required to apply the provisions of FIN 46, and should continue doing so unless they elect to early adopt the provisions of FIN 46-R as of the first interim or annual reporting period ending after December 15, 2003. If they do not elect to early adopt FIN 46-R, public companies would be required apply FIN 46-R to these post-January 31, 2003 entities as of the end of the first interim or annual reporting period ending after March 15, 2004.

      The Company is currently evaluating the impact, if any, that the adoption of the above mentioned standards may have on the combined and consolidated financial statements.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

e. Condensed combined and consolidated balance sheets and income statements

      The following condensed combined and consolidated balance sheets and income statements reflect the effects of the principal differences between IFRS and U.S. GAAP:

	Condensed combined and
	consolidated Balance Sheets
	December 31,

	2002	2003

Total current assets	$265,250	$225,742
Long-term account receivable	1,388	1,350
Concession rights and related assets — Net	1,215,487	1,174,217
Property, machinery and equipment — Net	638,716	660,294
Deferred income taxes and employees’ statutory profit sharing	163,822	238,474
Other non-current assets	41,850	37,447

Total assets	$2,326,513	$2,337,524

Total short-term liabilities	$147,295	$362,689
Total long-term liabilities	1,045,287	806,660

Total liabilities	1,192,582	1,169,349

Minority interest	348,059	354,989

Capital stock	807,008	807,008
Treasury Shares	(204,904)	(204,904)
Effect on purchase of subsidiary shares	(17,115)	(17,115)
Retained earnings	200,883	228,197

Total stockholders’ equity	785,872	813,186

Total liabilities and stockholders’ equity	$2,326,513	$2,337,524

	Condensed combined and consolidated
	Statements of Income
	Years ended December 31,

	2001	2002	2003

Transportation revenues	$720,627	$712,140	$698,528
Cost and expenses	521,115	541,254	558,481

Income on transportation	199,512	170,886	140,047
Other expenses — Net	(17,587)	(11,721)	(32,473)

Operating income	181,925	159,165	107,574
Net financing cost	(80,649)	(113,226)	(124,827)

Income (loss) before provision for deferred income taxes and minority interest	101,276	45,939	(17,253)
Current income tax	(79)		(10,763)
Deferred income tax (expense) benefit	(9,252)	91,505	62,252
Minority interest	(18,384)	(27,260)	(6,922)

Net income for the year	$73,561	$110,184	$27,314

EXHIBIT 2

GRUPO TRANSPORTACION FERROVIARIA MEXICANA S.A. DE C.V. AND SUBSIDIARIES

SEPTEMBER 30, 2004

      The Consolidated Financial Statements included herein have been prepared by Grupo Transportacion Ferroviaria Mexicana (“Grupo TFM”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosure normally included in financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), differs in certain respects from United States Generally Accepted Accounting Principles (“U.S. GAAP”). Note 5 to the combined and consolidated financial statements provides a description of the principal differences between IAS and U.S. GAAP as they relate to Grupo TFM and a reconciliation to U.S. GAAP of net income and stockholders’ equity.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in Thousands of
	US dollars)
	(Unaudited)
Revenues	$526,915	$523,365
Operating expenses:
Salaries, wages and employee benefits	89,725	90,479
Purchased services	116,957	116,804
Fuel, material and supplies	62,932	55,061
Other costs	95,460	96,459
Depreciation and amortization	65,893	64,660

Total operating expenses	430,967	423,463

Operating Revenues	95,948	99,902

Other (expenses) income — net	(7,540)	(25,104)

Operating Profit	88,408	74,798
Interest income	367	1,319
Interest expense	(84,295)	(84,722)
Exchange (loss) gain — net	(1,805)	(10,119)

Net comprehensive financing cost	(85,733)	(93,522)

Income (loss) before provision for deferred income taxes and minority interest	2,675	(18,724)
Income tax and deferred income tax	15,538	(37,780)

Income (loss) before minority interest	18,213	(56,504)
Equity method	(762)	—
Minority interest	(3,705)	11,248

Net income (loss) for the period	$13,746	$(45,256)

See accompanying notes to consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2004	2003

	(Amounts in Thousands of
	US dollars)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$11,788	$3,597
Accounts receivable — net	105,572	101,595
Amounts due from related parties	11,553	5,410
Other accounts receivable — net	77,236	85,289
Materials and supplies	23,884	16,693
Other current assets	23,790	13,157

Total current assets	253,823	225,741
Concession, property and equipment — net	1,142,172	1,174,217
Property, machinery and equipment — net	561,930	632,431
Investment held for operating purposes	34,706	8,020
Deferred financing costs	—	159
Other assets	6,202	2,698
Deferred income tax	102,545	78,845

Total assets	$2,101,378	$2,122,111

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$64,588	$192,740
Current portion of capital lease obligations	381	414
Amounts owed to related parties	7,678	10,009
Accounts payable and accrued expenses	187,900	157,600

Total current liabilities	260,547	360,763
Long-term portion of capital lease obligation	814,956	745,188
Long-term debt	1,271	1,556
Other non-current liabilities	26,273	33,723

Long-term liabilities	842,500	780,467

Total liabilities	1,103,047	1,141,230

Minority interest	321,179	317,475

Stockholders’ equity
Capital stock	807,008	807,008
Treasury shares	(204,904)	(204,904)
Effect on purchase of subsidiary shares	(33,562)	(33,562)
Retained earnings	108,610	94,864

Total stockholders’ equity	677,152	663,406

Total liabilities and stockholders’ equity	$2,101,378	$2,122,111

See accompanying notes to consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

		Effect on
		purchase of
	Common	subsidiary	Treasury	Retained
	Stock	shares	shares	earnings	Total

	(Amounts Expressed in Thousands of US dollars)

	(Unaudited)
Balance at December 31, 2003	$807,008	$(33,562)	$(204,904)	$94,864	$663,406
Net income for the period	—	—	—	13,746	13,746

Balance at September 30, 2004	$807,008	$(33,562)	$(204,904)	$108,610	$677,152

See accompanying notes to consolidated financial statements.

GRUPO TRANSPORTACIÓN FERROVIARIA MEXICANA, S.A. DE C.V.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,

	2004	2003

	(Amounts in Thousands
	of US dollars)

	(Unaudited)
Cash flows from operating activities:
Net (loss) income for the period	$13,746	$(45,256)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,893	64,660
Amortization of discount on senior secured debentures and commercial paper	—	—
Amortization of deferred financing costs	4,998	4,804
Other non cash items	(12,339)	29,498
Changes in working capital	3,428	18,949

Total adjustments	61,980	117,911

Net cash provided by operating activities	75,726	72,655

Cash flows from investing activities:
Proceed from sale of Mexrail’s shares	27,147	—
Sale of property and equipment	378	1,766
Acquisitions of property and equipment — net	(33,615)	(51,003)

Net cash used in investing activities	(6,090)	(49,237)

Cash flows from financing activities:
Payments Debt	(71,445)	(45,287)
Proceeds Debt	10,000	—

Net cash (used in) provided by financing activities	(61,445)	(45,287)

Increase (decrease) in cash and cash equivalents	8,191	(21,869)
Cash and cash equivalents
Beginning of period	3,597	30,249

End of period	$11,788	$8,380

See accompanying notes to consolidated financial statements.

NOTES TO THE UNAUDITED CONSOLIDATED

INTERIM FINANCIAL STATEMENTS

For the Periods Ended September 30, 2003 and 2004

(Amounts in Thousands of US Dollars, Except Number of Shares)

      The accompanying unaudited combined and consolidated interim financial statements present the financial position of GTFM and its subsidiary companies as of September 30, 2004, and December 31, 2003, the results of its operations for the nine months ended September 30, 2004 and 2003, and its cash flows for the nine months ended September 30, 2004 and 2003, and its changes in stockholders’ equity for the nine months ended September 30, 2004. The financial statements have been prepared in accordance with IFRS which differs in certain respects from U.S. GAAP. See Note 5 which contains a description of the principal differences between IAS and U.S. GAAP as they relate to us and a reconciliation to U.S. GAAP of net income and stockholders’ equity. The accompanying consolidated financial statements have been prepared consistently with accounting policies described in Note 1 to the consolidated financial statements.

1.     Accounting Policies.

a. Consolidation

      The consolidated financial statements include the accounts of GTFM and its subsidiaries. All intercompany balances and transactions have been eliminated.

b. Translation

      Although Grupo TFM and subsidiaries are required to maintain for tax purposes their books and records in Mexican pesos (“Ps”), except Mexrail, GTFM and subsidiaries keep records and use the US dollar as their functional and reporting currency.

      Monetary assets and liabilities denominated in Mexican pesos are translated into US dollars using current exchange rates. The difference between the exchange rate on the date of the transaction and the exchange rate on the settlement date, or balance sheet date if not settled, is included in the income statement as a foreign exchange gain/ loss. Non monetary assets or liabilities originally denominated in Mexican pesos are translated into US dollars using the historical exchange rate at the date of the transaction. Capital stock and minority interest are translated at historical rates. Results of operations are mainly translated at the monthly average exchange rates. Depreciation and amortization of non-monetary assets are translated at the historical exchange rate.

c. Cash and cash equivalents

      Cash and cash equivalents represent highly liquid interest-bearing deposits and investments with an original maturity of less than three months.

d. Accounts receivable

      Accounts receivable are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables.

e. Materials and supplies

      Materials and supplies, consisting mainly of fuel and items for maintenance of property and equipment, are valued at the lower of the average cost or market.

f. Concession rights and related assets

      Costs incurred by the Company to acquire the concession rights and related assets were capitalized and are amortized on a straight-line basis over the estimated useful lives of the related assets and rights acquired. The purchase price to acquire the concession rights and related assets was allocated to the identifiable assets acquired and liabilities assumed in connection with the privatization process based on their estimated fair value.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

      The assets acquired and liabilities assumed include:

i. The tangible assets acquired pursuant to the asset purchase agreement, consisting of locomotives, rail cars and materials and supplies;

ii. The rights to utilize the right of way, track structure, buildings and related maintenance facilities of the TFM lines;

iii. The 25% equity interest in the company established to operate the Mexico City rail terminal facilities; and

iv. Capital lease obligations assumed.

g. Property, machinery and equipment

      Machinery and equipment acquired through the asset purchase agreement were initially recorded at their estimated fair value. Subsequent acquisitions are stated at cost. Depreciation is calculated by the straight-line method based on the estimated useful lives of the respective fixed assets.

      Recurring maintenance and repair expenditures are charged to operating expenses as incurred. The cost of locomotives rebuilt is capitalized and is amortized over the period in which benefits are expected to be received (eight years).

h. Investment held in associate company

      TFM’s 25% interest in the Mexico City rail terminal is accounted for using the equity method of accounting. For the periods ended September 30, 2003 and September 30, 2004, the equity in the loss (income) of the Mexico City rail terminal amounted to $720 and ($521), respectively and are included in other (expenses) income-net in the statements of income.

i. Deferred income tax

      Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the financial statements. Currently enacted tax rates are used in the determination of deferred income tax.

      Deferred tax assets are recognized to the extent that it is probable that future taxable profit against which the temporary differences can be utilized will be available.

      Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

j. Borrowings

      Borrowings are recognized initially as the proceeds received, net of transactions costs incurred. Borrowings are subsequently stated at amortized cost using the effective yield method; any difference between proceeds (net of transactions costs) and the redemption value is recognized in the income statements over the period of the borrowings.

k. Seniority premiums

      Seniority premiums to which employees are entitled upon termination of employment after 15 years of service are expensed in the years in which the services are rendered. Starting in 2002, GTFM recognized the seniority premiums based on actuarial computations. The balance sheets as of December 31, 2003 and at September 30, 2004, include liabilities of $847 and $970, respectively.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

      Other compensation based on length of service to which employees may be entitled in the event of dismissal or death, in accordance with the Mexican Federal Law, are charged to the statement of income in the year in which they become payable.

l. Revenue recognition

      Revenue is recognized proportionally as a shipment moves from origin to destination.

m. Intangible assets and long-lived assets

      The carrying value of intangible assets and long-lived assets are periodically reviewed by GTFM and impairments are recognized whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized for the amount by which the carrying amount of the assets exceeds its recoverable amount, which is the higher of an asset’s net selling price and its value in use. For the purpose of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable discounted cash flows.

n. Leases

      Leases of property, machinery and equipment where GTFM has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the inception of the lease at the lower of the fair value of the leased property and the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

      Leases where the lessor retains a significant portion of the risks and rewards of ownership are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

o. Minority interest

      The minority interest reflects the 20% share of our subsidiary TFM held by the Government.

p. Net income per share

      Net income per share is calculated based on the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding for the periods ended September 30, 2003 and 2004 was 7,585,100. The net income (loss) per share for the periods ended September 30, 2003 and 2004 was ($5.97 and $1.81, respectively.

q. Use of estimates

      The preparation of the consolidated financial statements requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

r. Financial risk management

i	Financial risk factors

      The Company enters into financial and commodity derivative instruments as a part of its risk management program including currency exchange contracts, interest rate arrangements and U.S. based fuel futures. These contracts are marked to market and accordingly gains and losses related to such transactions are recognized in results of operations on a monthly basis. See Note 3.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

ii	Foreign currency position

      At September 30, 2004, we had monetary net asset position denominated in Pesos of Ps. 1,049.7 million. At December 31, 2003, we had a monetary net asset position denominated in Pesos of Ps. 1,064.0 million. At September 30, 2004 and December 31, 2003, the applicable Peso-Dollar exchange rate was Ps. 11.37 and Ps. 11.23 per U.S. Dollar, respectively.

iii.	Interest-rate risk

      The Company’s income and operating cash flows are substantially independent of changes in market interest rates. The interest rates of the finance leases to which TFM is lessor are fixed at the inception of the lease. TFM’s policy is to maintain approximately 75% of its borrowings in fixed-rate instruments. At the year and December 31, 2003 and at September 30, 2004 75% and 85% were at fixed rates.

iv.	Concentration of risk

      Over 14.7% of the Company’s transportation revenues are generated by the automotive industry, which is made up of a relatively small number of customers. In addition, the Company’s largest customer accounted for approximately 10% of transportation revenues. The Company performs ongoing credit valuations of its customers’ financial conditions and maintains a provision for impairment of those receivables.

2.	Effect of recently issued accounting standards as they relate to GTFM.

      The International Accounting Standards Board (“IASB”) on December 18, 2003 revised International Accounting Standards (“IAS”) 1, 2, 8, 10, 16, 17, 21, 24, 27, 28, 31, 33 and 40 and gave notice of the withdrawal of IAS 15. The revised standards mark the near-completion of the IASB’s improvement project.

      The project addressed concerns, questions and criticism raised by securities regulators and other interested parties about the existing set of IASs. The project brings:

•	Removal of some options (i.e. allowed alternatives)

•	Better reporting through convergence

•	New guidance and disclosures

      Improved versions of two further standards (IAS 32 and IAS 39) were also revised by the Board as part of its improvements project and issued on December 17, 2003.

      The effective date for the amended standards is for financial periods beginning on or after January 1, 2005. Earlier adoption is permitted.

      On February 19, 2004, the IASB published IFRS 2, “Share-based Payment”. Effective date is for periods beginning on or after January 1, 2005. IFRS 2 replaces the IAS 19 disclosure requirements for equity compensation benefits. The IFRS 2 requires an entity to recognize share-based payment transactions in its financial statements, including transactions with employees or other parties to be settled in cash, other assets or equity instruments of the entity. The standard sets out measurement principles and specific requirements for three types of share-based payment transactions: equity-settled share-based payment transactions; cash-settled share-based transactions and with settlement alternatives.

      Management is currently evaluating the impact, if any, of the adoption of the above-mentioned standards.

3.	Derivative Financial Instruments.

      Fair Value of Financial Instruments. The fair values of cash and cash equivalents, accounts receivable, short-term debt and accounts payable approximate carrying values because of the short maturity of these financial instruments.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

      The related fair value based on the quoted market prices for the Senior notes due 2007 and SDD or similar issues at December 31, 2003 was $142,922 and $446,956, and at September 30, 2004 was $154,875 and $445,718, respectively. The related fair value of the senior notes due 2012 at December 31, 2003 was $205,200 and at September 30, 2004 was $198,900. The carrying amount of term loan facility approximates fair value due to their variable rates.

      Foreign Exchange Contracts. The purpose of our foreign currency hedging activities is to limit the risks arising from Peso-denominated monetary assets and liabilities. Our management determines the nature and quantity of any hedging transactions, based upon net assets exposure and market conditions.

      As of September 30, 2004, the Company had two Mexican peso call options outstanding in the notional amounts of $11.8 million and $1.7 million, respectively, based on the average exchange rate of Ps13.00 (the options expired in September 8, 2004) and Ps13.50 (the option will expire in May 30, 2005) each one per dollar. The premium paid was $250 and $35, respectively.

      Fuel Swaps Contracts. TFM may seek to assure more predictable fuel expenses through U.S. fuel swap contracts. TFM’s fuel hedging program covered approximately 25% of estimated fuel purchases of each year. Hedge positions are also closely monitored to ensure that they will not exceed actual fuel requirements in any period.

      As of December 31, 2002, the Company had ten swap contracts outstanding for 5,000,083 gallons of fuel which expired in January and February 2003. The realized gain was $1,548 and the Company had only recorded at December 31, 2002 a benefit of $1,009 and in 2003 the remaining $539 were recognized.

      As of September 30, 2003 we had three swaps contracts outstanding for 10,000,000 gallons of fuel, which expired in October, November and December 2003, and as a result of theses fuel swaps contracts, the gain recorded was $498 as of September 30, 2003.

      As of September 30, 2004, the Company did not have any fuel future contracts.

Commitments and contingencies

Commitments

      Concession duty. Under the Concession, the Government has the right to receive a payment from our subsidiary TFM equivalent to 0.5% of the gross revenue during the first 15 years of the Concession period and 1.25% during the remaining years of the Concession period. For the periods ended September 30, 2003 and 2004, the concession duty expense amounted to $2,712 and $2,445, respectively, which was recorded as operating expense.

      Capital lease obligations. At September 30, 2004, the outstanding indebtedness corresponds to two land capital leases for a period of ten years, in which TFM has the option to purchase them at the end of the agreement term.

      Locomotives operating leases. In May 1998 and September 1999, TFM entered into operating lease agreements for 75 locomotives each, which expire over the next 18 and 19 years, respectively. At the end of the contracts the locomotives will be returned to the lessor. As of December 31, 2001, TFM had received 150 locomotives. Rents under these agreements in the periods ended September 30, 2003 and 2004 amounted $19.4 million and $19.8 million, respectively.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

      Future minimum payments by year and in the aggregate, under the aforementioned locomotive operating leases are as follows:

      Period ending September 30, 2004

2004	$7,679
2005	29,095
2006	29,095
2007	29,095
2008	29,135
2009 and thereafter	315,038

$439,137

      Railcars operating leases. TFM leases certain railcars under agreements, which are classified as operating leases. The term of the contracts fluctuate between 3 and 15 years. Future minimum rental payments, under these agreements are shown as follows:

      Period ending September 30, 2004,

2004	$8,557
2005	32,408
2006	28,476
2007	24,744
2008	22,184
2009 and thereafter	67,655

$184,024

      Locomotives maintenance agreements. TFM has entered into two locomotive maintenance agreements, which expire in 2004 and 2018 with third-party contractors. Under current arrangements, the contractors provide both routine maintenance and major overhauls at an established rate.

      Track maintenance and rehabilitation agreement. In May 2000, TFM entered into a track maintenance and rehabilitation agreement, which expires in 2012. Under this contract, the contractor provides both routine maintenance and major rehabilitation to the Celaya — Lazaro Cardenas stretch, which is comprised of approximately 350 miles. Maintenance and rehabilitation expense amounted to $3.4 million in 2003, and $2.7 million in the period ended September 30, 2004. Under this agreement, TFM will pay approximately $27 million over the following 9 year period.

      Fuel purchase agreement. On December 19, 1997, TFM entered into a fuel purchase agreement with PEMEX Refinacion, under which TFM has the obligation to purchase at market price a minimum of 15,000 cubic meters and a maximum of 20,000 cubic meters per month of PEMEX diesel. The term of the agreement is indefinite but can be terminated for justified cause by each party with a written notification upon three months notice.

Contingencies:

A) Value Added Tax Lawsuit

      The Company has filed a claim for the refund of approximately $188 million (Ps 2,111 million) of value added tax (“VAT”) paid in connection with the Acquisition (see Note 1).

      On September 25, 2002 the Mexican Magistrates Court of the First District (the “Federal Court”) issued its judgment in favor of TFM on the VAT claim, which has been pending in the Mexican Courts since 1997. The claim arose out of the Mexican Treasury’s delivery of a VAT refund certificate to a Mexican

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

governmental agency rather than to TFM. By a unanimous decision, a three-judge panel of the Federal Court vacated a prior judgment of the Mexican Fiscal Court (Tribunal Federal de Justicia Fiscal y Administrativa) and remanded the case to the Mexican Fiscal Court with specific instructions to enter a new decision consistent with the guidance provided by the Federal Court’s ruling. The Federal Court’s ruling required the fiscal authorities to issue the VAT refund certificate in the name of TFM. On December 6, 2002 the upper chamber of the Mexican Fiscal Court issued a ruling denying TFM’s right to receive a value added tax refund from the Government. On January 8, 2003, TFM was officially notified of the new judgment of the Fiscal Court and on January 29, 2003, filed the appropriate appeal.

      On June 11, 2003 the Federal Court issued a judgment in favor of TFM against the ruling of the Fiscal Court. On July 9, 2003 TFM was formally notified by a three-judge panel of the Federal Court of its June 11, 2003 judgment, which granted TFM constitutional protection (“amparo”) against the ruling of the Fiscal Court issued on December 6, 2002, which had denied TFM the right to receive the VAT refund certificate. The Federal Court found that the VAT refund certificate had not been delivered to TFM, and confirmed the Fiscal Court’s determination that TFM had the right to receive the VAT refund certificate. The Federal Court’s ruling stated that the Treasury’s decision denying delivery of the VAT refund certificate to TFM violated the Mexican Law, and it instructed that the VAT refund certificate be issued to TFM on the terms established by Article 22 of the Mexican Fiscal Code in effect at that time.

      In a public session held on August 13, 2003, the Fiscal Court issued a resolution regarding TFM’s VAT lawsuit vacating its previous resolution of December 6, 2002, and in strict compliance with the ruling issued on June 11, 2003, by the Fiscal Court, resolved that TFM had proved its case, and that a “ficta denial” occurred, declaring such denial null and void as ordered by the Fiscal Court. On August 25, 2003, TFM was formally notified by the Fiscal Court of its resolution regarding TFM’s VAT lawsuit. The resolution was the result of the unanimous vote of the nine magistrates present at the public session. The Fiscal Court ordered the issuance of the VAT refund certificate to TFM under the terms established by Article 22 of the Mexican Fiscal Code in effect in 1997. On October 3, 2003 the Mexican Tax Attorney of the Federal Government (Procuraduria Fiscal de la Federacion) filed for review of the Fiscal Court’s ruling issued on August 13, 2003. On November 5, 2003, the Federal Court found no merit to the requested review and as a result, the August 13, 2003 Fiscal Court’s ruling remains in place.

      On January 19, 2004, the Mexican Treasury delivered to TFM, pursuant to the August 13, 2003 Fiscal Court ruling, a Special VAT Certificate representing the historical claim amount of Ps2,111 million, or approximately $188 million as of December 31, 2003. TFM will continue seeking for the additional amounts representing the effect of inflation and interest on the original claim amount.

      On January 20, 2004, the Mexican Fiscal Administration Service (“Servicio de Administracion Tributaria” or “SAT”) issued a provisional attachment of the Special VAT Certificate, stating that the documents that support the value of the Special VAT Certificate do not comply with applicable tax requirements. TFM has publicly stated it will oppose the SAT’s action through all possible legal means.

      In the preliminary summation finding, the SAT noted that the Company, “... wrongfully declared a VAT receivable for Ps2,111 million, which in the Company’s opinion refers to expenses that do not comply with fiscal requirements, and therefore, are not deductible. In our view, TFM did not prove its VAT claim with corresponding documentation, which incorporates fiscal requisites as to the identity of the taxpayer, its tax identification code, address of the seller and buyer of the assets in question, and the VAT shown as separate from the principal...” and as a result, the VAT cannot be credited. TFM has not made any reserve for this purported claim as it believes that it has not merits and as of today, no tax liability has been levied against TFM, as the final summary of the audit is still pending.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

B) The Mexican Government Put

      In October 2003, Grupo TFM requested that a federal judge in Mexico provide an appropriate interpretation of the Put Agreements. When the Government opened the Mexican railroad system to private investment, it retained a 20% equity interest in TFM. The intention was to sell these shares through a public offering, at such time as the Government considered it appropriate and with approval of the Comision Nacional Bancaria y de Valores-“CNBV”, with the objective of strengthening the market for public investments in Mexico and encouraging additional investors to invest in the capital stock of TFM.

      Additionally, TFM’s bid contained the following condition: “The franchise purchasers will be obligated to acquire the equity portion that cannot be placed in the Bolsa Mexicana de Valores- “BMV”, at the initial offering prices plus respective interest”.

      The Company believes that under the Put Agreements, the Government agreed to comply with the following process in order to sell the equity interest that the Government retains in TFM:

a. Register the TFM shares with the BMV;

b. Receive the approval of the CNBV to exercise the put;

c. Request that TFM provide all information necessary to place the Government’s equity stake in the equity markets; and

d. Place the number of TFM shares it is able to in the equity markets once all necessary approvals are granted.

      When the above steps are completed, the Government is to notify Grupo TFM of the number of TFM shares that could not be placed in the equity markets and is to request that Grupo TFM acquire those shares at the minimum stipulated price. The Company does not believe that any of the steps described above have been carried out. As a result, the Company believes that the Government has not yet completed the steps required for it to request that Grupo TFM acquire the equity stake in TFM held by the Government; and consequently, the Company believes that the put is still outstanding until the above conditions and the VAT claim will be completed and on such date the term of 81 months starts, in accordance with the agreement dated June 9, 1997.

      The price of the Government’s interest, as indexed for Mexican inflation, as of December 31, 2003 was approximately 1,570.3 million UDIs (representing Ps5,264 million, or approximately $469.4 million). The estimated fair market value of the Government’s interest as of December 31, 2003 was $475.6 million. If the Government’s put rights were properly exercised and the transaction was consummated, purchase accounting would apply and goodwill may be recognized for the excess, if any, of the purchase price over the fair market value of the net assets acquired.

      Nevertheless, and notwithstanding the judicial proceeding initiated by Grupo TFM in October 2003, on October 31, 2003, the SCT requested that Grupo TFM confirm whether it intends to purchase the TFM shares subject to the put rights of the Government. Grupo TFM responded that the purchase of the Government’s shares of TFM was the subject of an ongoing judicial proceeding that had yet to be resolved. On November 3, 2003, the SCT stated in a communication to Grupo TFM that it had complied with the requirements for the exercise of its put rights as set out in the Put Agreements and that all procedures required to execute the sale of the Government’s TFM shares would be made through the SAT.

      Grupo TFM requested that a federal court review the SCT’s communications with respect to the Government’s put rights. On December 16, 2003, the Fourth Administrative District Court issued an injunction ordering the parties to maintain the status quo pending judicial resolution of the dispute. In order for the injunction to be effective, the Fourth Administrative District Court required that Grupo TFM post a bond for the equivalent of six months of interest on the exercise price of the Government’s put option to be

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

calculated at an interest rate of 6% per annum (approximately Ps160 millions or approximately $14.3 million at December 31, 2003).

      However, as no further action has been taken by the Government to enforce its rights in connection with the put shares, Grupo TFM’s obligation to post such a bond is considered discretionary under Mexican law. Consequently, Grupo TFM has elected, for the time being, not to post the bond so as not to incur unnecessary expense. Grupo TFM has the right to post the bond at any time while the amparo proceeding is pending. Grupo TFM will vigorously defend its view that the Government has not fulfilled the prescribed steps required to exercise its put rights. Although Grupo TFM believes that it will prevail in legal proceedings related to these matters, there can be no assurance that it will prevail.

      In the event that Grupo TFM does not purchase the Government’s put, Grupo TMM and KCS, or either Grupo TMM or KCS, are obligated to purchase the Government’s interest. Grupo TMM and KCS have cross indemnities in the event the Government requires only one of them to purchase its interest. The cross indemnities allow the party required to purchase the Government’s interest to require the other party to purchase its pro rata portion of such interest.

C) Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”) disputes

      TFM and Ferromex have not been able to agree upon the rates each of them is required to pay to the other for interline services and haulage and trackage rights. Therefore, in accordance with TFM’s rights under the Mexican railroad services law and regulations, in February 2001, TFM initiated and administrative proceeding requesting a determination of such rates by the SCT.

      In September 2001, Ferromex filed a legal claim against TFM relating to the payments that TFM and Ferromex are required to make to each other for interline services and trackage and haulage rights. TFM believes that this legal claim is without merit, and that the payments for interline services and trackage and haulage rights owed to TFM by Ferromex exceed the amount of payments that Ferromex claims TFM owes to Ferromex for such services and rights. Accordingly, TFM believes that the outcome of this legal claim will not have a material adverse effect on the financial condition of TFM. On September 25, 2002, the Third Civil Court of Mexico City rendered its judgment in favor of TFM. Ferromex appealed the judgment and TFM prevailed in such appeal. Ferromex went in last resource, to the “amparo” proceedings before Federal Courts, and obtained a resolution that orders the higher local court to review the case again exclusively for the interline services. The higher local issued a new ruling which both, Ferromex and TFM claimed in a new “amparo” proceeding at the Federal Court, and which is pending resolution. TFM cannot predict whether it will ultimately prevail.

      In connection with the Ferromex claim, Ferromex temporarily prevented TFM from using certain short trackage rights which TFM has over a portion of its route running from Celaya to Silao, which is the site of a General Motors plant from where TFM transports finished vehicles to the border crossing at Nuevo Laredo. Ferromex was subsequently ordered by the court to resume giving us access, and in October 2001, TFM filed a counterclaim against Ferromex relating to these actions. TFM has also initiated several judicial and administrative proceedings at the SCT to seek the imposition of sanctions on Ferromex for violations to the trackage rights in the route from Celaya to Silao, which as of to date have not been resolved.

      TFM has also initiated several administrative and judicial proceedings (including criminal actions) against Ferromex at the SCT and the relevant Federal Courts, in connection with its trackage rights in Altamira, Topo Grande-Chipinque, Guadalajara, Arellano-Chicalote, Ramos Arizpe-Encantada, and Pedro C. Morales-Cerro de la Silla. TFM cannot predict whether it will ultimately prevail on such proceedings.

      In March 2002, the SCT issued its ruling in response to TFM’s request, establishing a rate to be charged for trackage rights using the criteria set forth in the Mexican railroad services law and regulations. TFM is

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

appealing the ruling and requesting a suspension of the effectiveness of the ruling pending resolution of its appeal. TFM cannot predict whether it will ultimately prevail. TFM believes that even if the rates established in the ruling goes into effect and TFM and Ferromex begin using the long-distance trackage rights over each other’s rail line, this will not have a material adverse effect on TFM’s results of operations. A separate ruling was issued confirming TFM’s right to use the Celaya-Silao stretch of Ferromex track, which was appealed by Ferromex before Federal Courts obtaining the suspension of such ruling. TFM requested and obtained an “amparo” proceeding against such suspension and Ferromex appealed the resolution granting the “amparo” to TFM. The final resolution on the appeal of Ferromex is pending. TFM cannot predict whether it will ultimately prevail in this “amparo” proceeding as well as on the main procedure regarding TFM’s right to use the Celaya-Silao stretch of Ferromex track.

      Both Ferromex and TFM have suspended the reconciliation of their balances in 2003, and have initiated several judicial and administrative proceedings in connection with the amounts payable to each other for interline services, haulage and trackage rights. Those procedures continue under litigation and therefore are pending of final resolution.

D) Dispute between Grupo TMM and KCS

      On April 20, 2003, Grupo TMM entered into the Acquisition Agreement with KCS, which owns a 49% voting interest in Grupo TFM, under the terms of which Grupo TMM was to sell its entire interest in Grupo TFM, which owns 80% of TFM and through which its railroad operations are conducted. Under the agreement, KCS was to acquire the Grupo TMM’s interest in Grupo TFM in exchange for $200 million in cash and 18,000,000 shares of common stock of KCS’s successor corporation. In addition, Grupo TMM was to have the right to receive an additional earnout of up to $175 million in cash ($180 million if KCS elected to defer a portion of the payment) in the event that the pending VAT claim against the Government by TFM was successfully resolved prior to the execution by the Government of its “put” rights in certain shares of TFM and the amount of VAT Proceeds received was greater than the purchase price of the “put” shares held by the Government. Completion of the TFM sale was subject to approval by (i) holders of Grupo TMM existing notes, (ii) the shareholders of KCS and (iii) the shareholders of Grupo TMM, receipt of certain governmental approvals in the United States and Mexico and other customary conditions. Subsequent to the execution of the Acquisition Agreement, KCS representatives undertook certain activities that Grupo TMM believes jeopardized the economic value to be realized by Grupo TMM and its shareholders form the sale of Grupo TFM. Grupo TMM believes these actions interfered with its ability to realize the earnout and also created the potential for serious detriment to the value of the KCS shares Grupo TMM was to receive in the transaction.

      On August 18, 2003, Grupo TMM’s shareholders voted to reject the Acquisition Agreement. In addition, Grupo TMM’s Board of Directors met on August 22, 2003 and voted to terminate the Acquisition Agreement. Grupo TMM sent a notice of termination of the Acquisition Agreement to KCS that day.

      KCS has disputed Grupo TMM rights to terminate the Acquisition Agreement and alleged certain breaches by Grupo TMM of the Acquisition Agreement. Under the terms of the Acquisition Agreement, the parties have submitted these disputes to binding arbitration. An arbitration panel has been chosen in accordance with the terms of the Acquisition Agreement. KCS has obtained a preliminary injunction for the Delaware Chancery Court enjoining Grupo TMM from violating the terms of the Acquisition Agreement pending a subsequent decision by a panel of arbitrators regarding whether the Acquisition Agreement was properly terminated.

      On December 8, 2003, Grupo TMM and KCS participated in a preliminary hearing with the arbitrators during which the arbitrators deliberated whether the issued of the Acquisition Agreement’s continued effectiveness should be bifurcated from the other issues in the case. On December 22, 2003, the panel bifurcated the issue of whether Grupo TMM properly terminated the Acquisition Agreement for the other

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

disputed issues between the parties. On February 2, 3 and 4, 2004 a hearing was held in New York on the issue of whether Grupo TMM’s termination was proper. Grupo TMM maintained that they properly terminated the Acquisition Agreement while KCS sought a declaration that the Acquisition Agreement was wrongfully terminated. On February 19, 2004, Grupo TMM and KCS filed post-hearing briefs with the panel. Grupo TMM is currently awaiting a ruling from the panel on the issue of whether Grupo TMM’s termination was proper, which ruling is expected from the panel in April 2004. Once the panel issues its ruling, the parties will agree to a schedule to resolve the other remaining issues.

      In March 2003, Grupo TMM announced that the three-member panel in the arbitration proceeding between KCS and Grupo TMM concluded, in an interim award, that the rejection of the Acquisition Agreement by Grupo TMM’s shareholders in its vote on August 18, 2003, did not authorized Grupo TMM to terminate the Agreement. Accordingly, the three-member panel indicated the Agreement will remain in force and binding on the parties until otherwise terminated according to its terms or by law. In reaching the conclusion, the panel found it unnecessary to determine whether approval by Grupo TMM’s shareholders is a “condition” of the Agreement.

      Grupo TMM continues to believe that any transaction cannot occur without approval of the Company’s shareholders, and the panel’s decision did not reach a conclusion on that issue. The arbitration process will continue, and Grupo TMM will review the interim reward with its counsel and analyze the alternatives available to it in this process.

Recent events

      In December 15, 2004, KCS and Grupo TMM, S.A. have entered into an amended acquisition agreement whereby TMM will sell its 51 percent voting interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”) to KCS for $200 million in cash, 18 million shares of KCS common stock, $47 million in a two-year promissory note, and up to $110 million payable in a combination of cash and KCS common stock upon successful resolution of the current proceedings related to the VAT Claim and the Put with the Mexican Government. The $47 million promissory note and a portion of the $110 million contingent payment will be subject to certain escrow arrangements to cover potential indemnification claims. The boards of directors of both companies have approved the transaction.

      As part of the transaction, KCS will also enter into a three-year consulting contract with a consulting firm controlled by Jose Serrano Segovia. KCS and TMM have also agreed that upon completion of the transaction all litigation between the two companies will be dismissed.

      Consummation of the transaction remains subject to the satisfaction of certain conditions, including KCS shareholder approval. TMM’s controlling shareholders have entered into a voting trust providing for approval of the transaction.

      Both the Mexican Foreign Investment Commission and the Mexican Federal Competition Commission have approved acquisition of the controlling interest in TFM by KCS. Although KCS and TMM previously satisfied the requirements of the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, that authorization has expired and the parties have agreed to file the required information promptly with the U.S. Department of Justice. This authorization is required prior to consummation of the transaction.

E) Other Legal Disputes involving KCS

      Several Grupo TFM and TFM board of directors meetings have taken place since August 25, 2003. KCS and certain of its representatives have initiated judicial proceedings in Mexico seeking the nullification of such board meetings. In addition, KCS has initiated another proceeding seeking the nullification of Grupo TFM’s November 24, 2003 shareholders’ meeting. The Company believes that KCS’s claims in this connection are without merit. At present, the Company has responded to all claims concerning which the Company has been

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

served. Although the Company cannot assure the outcome of the proceedings resulting from these claims, the Company believes that none of the underlying claims initiated by KCS in Mexico, if ultimately determined in favor of KCS, will have a material adverse effect on Grupo TFM or TFM.

F) Other legal proceedings

•	The Company is a party to various other legal proceedings and administrative actions, all of which are of an ordinary or routine nature and incidental to its operations. Although it is impossible to predict the outcome of any legal proceeding, in the opinion of the Company’s Management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

•	The Company has significant transactions and relationships with related parties. Because of these relationships, in accordance with the Mexican Income Tax Law, the Company must obtain a transfer pricing study that confirms that the terms of these transactions are the same as those that would result from transactions among wholly unrelated parties. The Company is in the process of completing this study.

•	In January 2004, TFM and Arrendadora TFM assumed joint and several responsibility for the prepayment of federal taxes.

      The SAT, which is empowered to verify tax results for the last five years, is performing a review of the TFM’s 2000 and 2001 tax results. At present no final conclusion has been reached from the tax authorities; however, the Company considers that no material adverse effect would result from these reviews. GTFM and its subsidiaries are parties to various legal actions and other claims in the ordinary course of their business, mainly related to labor and social security obligations. Management does not believe that any pending litigation against GTFM and subsidiaries will, individually or in the aggregate, have a material adverse effect on results of operations or financial condition.

      TFM has filed a claim for the refund of approximately $262 million (Ps 2,111 million), plus interest and actualization of value added tax paid in connection with the acquisition of the concession and the initial assets of TFM. However, a full valuation allowance has been provided in the accompanying consolidated financial statements.

      In September 2001, Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”) filed a legal claim against TFM relating to payments that both parties are required to make to each other for interline services and trackage and haulage rights pursuant to each of their respective concessions. At the date of issuance of these consolidated financial statements, GTFM and Ferromex have not been able to agree upon the rates that each is required to pay to the other for such services and rights. Accordingly, in 2001 TFM has initiated an administrative proceeding pursuant to the Mexican Railroad Services Law and Regulations requesting a determination of such rates by the SCT to determine the conditions and rates under which such services and rights are to be rendered. On September 25, 2002 the third civil court of Mexico City rendered its judgment in favor of TFM. Ferromex has appealed the judgment and it cannot be predicted whether TFM will ultimately prevail.

      On March 14, 2002, TFM received the ruling from SCT solving the procedures and conditions for the trackage rights for 2002. The Ministry of Transportation was silent with respect to rates for interline services and stated that rates for haulage services should be privately negotiated because these services are not established under any railroad concession. The trackage rights rates established by the Ministry of Transportation under the ruling are to become effective immediately, and TFM and Ferromex are directed to settle the amounts each one owes to the other for interline services and trackage and haulage rights within a period of 45 day after TFM commence operating under long-distance trackage rights. Although the Ministry of Transportation’s ruling establishes rates using the criteria set forth in the Mexican railroad services law and

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

regulations, TFM is appealing the ruling on the grounds that it fails to establish rates for interline services and because TFM disagree with the methodology applied to the criteria in calculating the trackage rights rates. TFM is also requesting a suspension of the effectiveness of the ruling pending resolution of this appeal.

      In connection with the Ferromex claim, Ferromex temporarily prevented TFM from using certain short trackage rights, which TFM has over a portion of its route running from Celaya to Silao, which is the site of a General Motors plant from where TFM transport finished vehicles to the border crossing at Nuevo Laredo. Ferromex was subsequently ordered by the court to resume giving TFM access, and in October 2002, TFM filed a counterclaim against Ferromex relating to these actions.

      Management cannot predict whether TFM will ultimately prevail in this proceeding and whether the rates TFM is ultimately allowed to charge will be adequate to compensate TFM. Management believes that, even if the rates established in the ruling go into effect and TFM and Ferromex begin using the long-distance trackage rights over each other’s rail line, this will not have a material adverse effect on the results of operations. However, Management cannot guarantee that the competitors’ usage of TFM’s rail lines will not result in losing business or that losses will be offset by revenues generated from the payments for the rights to use TFM’s tracks. TFM believes that the payments for interline services and haulage owed by Ferromex exceed the amount of payments that Ferromex claims TFM owes to Ferromex for such services and rights. Accordingly, TFM believes that the outcome of this legal claim will not have a material adverse effect on the financial condition of TFM.

4.	Reconciliation of Differences Between IAS and U.S. GAAP

      GTFM’s combined and consolidated financial statements are prepared in accordance with IAS, which differ in certain material respects from U.S. GAAP. The main differences between IAS and U.S. GAAP, as they relate to GTFM, are summarized in the following pages. An explanation is provided, when considered necessary, of the effects on the consolidated net income and on stockholders’ equity.

     a. Reconciliation of net income

		Nine Months Ended
		September 30,

Reference to subnote d.		2003	2004

Net income (loss) under IAS		(45,256)	13,746
Deferred income tax	i	68,175	3,372
Deferred employees’ statutory profit sharing	i	5,708	6,675
Deferred charges	ii	—	—
Amortization of deferred charges	ii	(17)	52
Depreciation	iii	(459)	(15,723)
Effect of U.S. GAAP adjustments on minority interest		(14,642)	1,145

Net income under U.S. GAAP		13,509	9,267

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

b. Reconciliation of stockholders’ equity

		Nine Months Ended
		September 30,

Reference to subnote d.		2003	2004

Stockholders’ equity under IAS		$667,088	$677,152
Deferred income tax	i	101,581	121,157
Deferred employees’ statutory profit sharing	i	44,401	56,896
Deferred charges	ii	(248)	(146)
Depreciation	iii	(918)	(16,794)
Effect on purchase of subsidiary shares	iii	16,447	16,447
Effect of U.S. GAAP adjustments on minority interest		(28,970)	(32,259)

Stockholders’ equity under U.S. GAAP		$799,381	$822,453

c. Analysis of changes in stockholders’ equity under U.S. GAAP:

		Nine Months Ended
		September 30,

Reference to subnote d.		2003	2004

Balance at beginning of the year		$785,872	$813,186
Effect on purchase of subsidiary shares	iii	—	—
Treasury shares		—	—
Net income		13,509	9,267

Balance at end of the year		$799,381	$822,453

d. Significant differences between IAS and U.S. GAAP:

i. Deferred income tax and employees’ statutory profit sharing

      The deferred income tax included in the consolidated financial statements was calculated in accordance with the IAS-12 (revised) which requires the recording of deferred taxes for fixed assets and concession, including the effects of indexing for tax purposes.

      U.S. GAAP does not recognize deferred tax assets or liabilities for differences related to assets and liabilities that are remeasured from the local currency into the functional currency using historical exchange rates and that result from changes in exchange rates or the indexation for tax purposes.

      In Mexico, companies are obligated to pay their employees a portion of the net income as defined by specific regulations. For U.S. GAAP purposes, deferred profit sharing liabilities or assets would be recorded for temporary differences that may arise in the determination of the current liability based on the statutory rate of 10%. These temporary differences are similar to those that exist for deferred income tax purposes. IAS do not require the establishment of assets or liabilities for these differences.

      The differences in the net deferred income tax and employees’ statutory profit sharing assets determined under U.S. GAAP and IAS at December 31, 2003 and September 30, 2004 are summarized below:

	Deferred income		Deferred profit
	tax assets		sharing assets

	2003	2004	2003	2004

Amounts recorded under IAS	$78,845	$102,545	$—	$—
Amount determined under U.S. GAAP	196,630	223,253	50,221	56,896

Net difference	$(117,785)	$(120,708)	$(50,221)	$(56,896)

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

      Under U.S. GAAP, employee profit sharing would be considered as operating expense.

ii. Deferred charges

      During 2001, TFM incurred in certain financing costs paid to third parties which were capitalized under IAS amounting to $933. Under U.S. GAAP, it is required that these costs are expensed as incurred.

      Additionally during 2002, GTFM incurred certain expenses related with the $180,000 senior notes. Under U.S. GAAP the legal fees for the exchange of such senior notes amounting to $231 should be expensed as incurred. Nevertheless, under IAS these expenses should be capitalized and amortized over the period of the senior notes.

iii. Mexrail transaction

      On March 27, 2002, Grupo TMM and KCS sold their respective interests in Mexrail to TFM for an aggregate purchase price of $64 million. Under U.S. GAAP, GTFM has recorded this transaction pursuant to SFAS No. 141 “Business Combinations” with partial fair value step-up (49%), for KCS’ investment, being recognized for the assets and liabilities being acquired. Thus, the amount recorded was $20,557 and the corresponding deferred income tax (45%) for $9,249, both allocated in fixed assets. During the period ended September 30, 2004 the depreciation of this transaction was $357. The portion sold by Grupo TMM to TFM (51%) amounting to $21.4 million would be accounted for on a historical carryover basis since both Mexrail and TFM are under the common control of Grupo TMM. Thus, the effect of the latter affected stockholders’ equity by $16.4 million (80%) and minority interest by $4.1 million.

iv. Earnings per share

      The weighted average number of shares outstanding for the periods ended September 30, 2003 and 2004 was 7,585,100, respectively. The net income per share (basic and diluted) under U.S. GAAP was $1.78 for the first nine month ended in 2003 and $1.22 for the same period in 2004.

v. Sales and disposals of fixed assets

      In accordance with SAB 101, the gains or losses on sales and disposals of fixed assets should be included in other operating expenses. Under IAS, these expenses are included in other (expenses) income — net. For the periods ended September 30, 2003 and 2004 the (losses) or gains on sales and disposals of fixed assets amounted to ($2,000) and ($2,300), respectively.

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

5.	Unaudited Condensed Combined and Consolidated Interim Balance Sheets and Income Statements.

      The following unaudited condensed combined and consolidated interim balance sheets and income statements reflect the effects of the principal differences between IAS and U.S. GAAP:

Condensed, Combined and Consolidated Balance Sheets

	December 31,	September 30,
	2003	2004

Total current assets	$225,742	$253,824
Long-term account receivable	1,350	1,233
Concession rights and related assets — Net	1,174,217	1,142,172
Property, machinery and equipment — Net	660,294	561,930
Deferred income taxes and employees’ statutory profit sharing	238,474	280,149
Other non-current assets	37,447	69,207

Total assets	$2,337,524	$2,308,515

Total short-term liabilities	$362,689	$262,160
Total long-term liabilities	806,660	866,400

Total liabilities	1,169,349	1,128,560

Minority interest	354,989	357,502

Capital stock	807,008	807,008
Treasury Shares	(204,904)	(204,904)
Effect on purchase of subsidiary shares	(17,115)	(17,115)
Retained earnings	228,197	237,464

Total stockholders’ equity	813,186	822,453

Total liabilities and stockholders’ equity	$2,337,524	$2,308,515

NOTES TO THE UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS — (Continued)

For the Periods Ended September 30, 2003 and 2004

Condensed, Combined and Consolidated Statements of Income

	Nine Months Ended
	September 30,

	2003	2004

Transportation revenues	$523,365	$526,915
Cost and expenses	420,214	426,948

Income on transportation	103,151	99,967
Other income (expenses) — Net	(23,121)	(20,606)

Operating income	80,030	79,361
Comprehensive financing cost	(93,522)	(85,681)

(Loss) before provision for income tax and deferred income taxes	(13,492)	(6,320)
Current income tax	878	(8,961)
Income tax and deferred income tax	29,517	27,870

Income before equity method and minority interest	16,903	12,589
Equity Method		(762)
Minority interest	(3,394)	(2,560)

Net income for the year	$13,509	$9,267

APPENDICES

Appendix A

AMENDED AND RESTATED

ACQUISITION AGREEMENT

by and among

KANSAS CITY SOUTHERN,

a Delaware corporation,

KARA Sub, Inc.,

a Delaware corporation,

KCS INVESTMENT I, LTD.,

a Delaware corporation

KCS ACQUISITION SUBSIDIARY, INC.,

a Delaware corporation

CAYMEX TRANSPORTATION, INC.,

a Delaware corporation

GRUPO TMM, S.A.,

a sociedad anónima organized under
the laws of the United Mexican States,

TMM HOLDINGS, S.A. de C.V.,

a sociedad anónima de capital variable
organized under the laws of the United Mexican States,

TMM MULTIMODAL, S.A. de C.V.,

a sociedad anónima de capital variable
organized under the laws of the United Mexican States

and

GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. de C.V.,

a sociedad anónima de capital variable
organized under the laws of the United Mexican States

DATED AS OF DECEMBER 15, 2004

A-i

A-ii

A-iii

TABLE OF DEFINED TERMS

Term	Page	Section

Acquisition	A-1	Preamble
Acquisition Agreement Claims	A-32	7.15(a)
Affiliate	A-41	11.1
Affiliate Agreements	A-16	5.21
Agreement	A-1	Preamble
Amended By-laws	A-23	7.1(a)
Amendment to the Trust Agreement	A-41	11.1
Ancillary Agreements	A-1	Preamble
Applicable Law	A-41	11.1
Arbitration	A-32	7.15(c)
Arbitration Costs	A-50	12.11(d)(iii)
Arbitration Demand	A-49	12.11(d)
Arbitrators	A-50	12.11(d)(i)
Authority Litigation	A-41	11.1
Authority Litigation Agreement	A-41	11.1
Benefit Plan	A-11	5.9(a)
Business Day	A-41	11.1
Buyer Parties	A-30	7.10(c)
Capital Reduction	A-3	2.1(a)
Caymex	A-1	Preamble
Certificate of Merger	A-3	3.1(a)
CFC	A-27	7.4(d)
Change of Control	A-41	11.1
Closing	A-4	4.1
Closing Date	A-4	4.1
Closing Escrow	A-2	1.1(b)
Closing Escrow Agreement	A-2	1.1(b)
Code	A-22	6.13
Commence	A-32	7.15(a)
Concession	A-42	11.1
Confidentiality Agreements	A-42	11.1
Consultant	A-42	11.1
Consulting Agreement	A-42	11.1
Continuing Affiliate Agreements	A-16	5.21
Contracts	A-42	11.1
Control	A-42	11.1
De Teresa	A-10	5.7(d)
De Teresa Agreements	A-10	5.7(d)
Del. G.C.L	A-3	3.1(a)
Designated Person	A-37	10.2(a)(ii)
Dismissals	A-42	11.1
Disputes	A-49	12.11(a)

A-iv

Term	Page	Section

Dispute Notice	A-49	12.11(c)
Dispute Parties	A-49	12.11(a)
Dispute Party	A-49	12.11(a)
Effective Time	A-3	3.1(a)
EMVA	A-15	5.17
Encumbrance	A-42	11.1
Environmental Laws	A-42	11.1
Environmental Permit	A-42	11.1
ERISA	A-21	6.13
ERISA Affiliate	A-43	11.1
Escrow Agent	A-4	4.2(a)
Exchange Act	A-43	11.1
Expiration Date	A-36	10.1(a)
FIC	A-27	7.4(e)
FIC Approval	A-27	7.4(e)
Final Tax Resolution	A-41	10.5(e)(iv)
Final Resolution of the VAT Claim and Put	A-43	11.1
GAAP	A-43	11.1
Governmental Authority	A-43	11.1
GTFM	A-1	Preamble
GTFM Assets	A-16	5.19
GTFM Benefit Plan	A-11	5.9(a)
GTFM Business	A-43	11.1
GTFM Financial Statements	A-9	5.6
GTFM Form 20-F	A-43	11.1
GTFM Group	A-43	11.1
GTFM Insurance Policies	A-15	5.16
GTFM Material Adverse Effect	A-43	11.1
GTFM Shares	A-2	1.1(a)
GTFM Sub Note	A-3	2.1(b)
GTFM Subsidiaries	A-43	11.1
GTFM Taxpayer	A-40	10.5(e)
GTFM Trademarks	A-43	11.1
GTFM Voting Debt	A-7	5.2
Hazardous Materials	A-43	11.1
HSR Act	A-44	11.1
IFRS	A-44	11.1
Income Taxes	A-44	11.1
Indemnified Party	A-39	10.4(a)
Indemnity Escrow	A-3	1.2(c)
Indemnity Escrow Agreement	A-3	1.2(c)
Indemnity Escrow Notes	A-2	1.2(a)
Intellectual Property	A-44	11.1
Investment Advisers Act	A-44	11.1

A-v

Term	Page	Section

Investment Company Act	A-44	11.1
KARA Sub	A-1	Preamble
KCS	A-1	Preamble
KCS Acquisition Proposal	A-30	7.10(c)
KCS Assets	A-44	11.1
KCS Board	A-19	6.3(c)
KCS Business	A-44	11.1
KCS Disclosure Schedule	A-22	Article 6 Introduction
KCS Investment	A-1	Preamble
KCS Financial Statements	A-20	6.6(a)
KCS Indemnitees	A-37	10.2(a)
KCS Material Adverse Effect	A-44	11.1
KCS Preferred Stock	A-19	6.4
KCS Purchasers	A-1	Preamble
KCS SEC Documents	A-20	6.5
KCS Stockholder Approval	A-18	6.3(a)
KCS Stockholder Rights Plan	A-44	11.1
KCS Stock Option Plan	A-44	11.1
KCS Sub	A-1	Preamble
KCS Sub Common Stock	A-3	2.1(b)
KCS Sub Note	A-3	2.1(b)
KCS Sub Shares	A-3	2.1(b)
KCS Voting Debt	A-19	6.4
Knowledge	A-44	11.1
Law	A-44	11.1
Legal Representation Release	A-34	7.16
Losses	A-37	10.2(a)
Management Claims	A-32	7.15(a)
Master Trust Agreement	A-17	5.25
Merger	A-1	Preamble
Mexican Litigation List	A-33	7.15(e)
MM	A-1	Preamble
MM Stockholder Approval	A-9	5.5(a)
MM Subsidiaries	A-45	11.1
Net Receivable Amount	A-2	1.3(a)
New Series Preferred Stock	A-19	6.4
NOL Value	A-31	7.13(a)
NYSE	A-45	11.1
Ongoing Litigation Matters	A-10	5.7(d)
Option Agreement	A-17	5.25
Original Acquisition Agreement	A-1	Preamble
Party	A-1	Preamble
Parties	A-1	Preamble
Permits	A-14	5.13(a)

A-vi

Term	Page	Section

Permitted Encumbrance	A-45	11.1
Person	A-45	11.1
Proceedings	A-14	5.12
Process Agent	A-51	12.11(f)
Put	A-45	11.1
Put Agreement	A-45	11.1
Put Assignment Agreement	A-45	11.1
Put Purchase Price	A-45	11.1
Reconciliation	A-9	5.6
Releases	A-45	11.1
Release Resolutions	A-45	11.1
Scheduled Contracts	A-10	5.7(a)
SEC	A-45	11.1
Securities	A-45	11.1
Securities Act	A-45	11.1
Securities Laws	A-45	11.1
Selected Tax Advisor	A-40	10.5(e)(iii)
Seller Disclosure Schedule	A-6	Article 5 Introduction
Seller Indemnitees	A-38	10.3(a)
Seller Material Adverse Effect	A-45	11.1
Seller Parties	A-30	7.10(a)
Sellers	A-6	Article 5 Introduction
Stock Purchase	A-1	Preamble
Stock Purchase Price	A-2	1.1(a)
Straddle Period	A-28	7.6(a)
Subscription Agreement	A-3	2.1(b)
Subsidiary	A-46	11.1
Subsidiary Approvals	A-9	5.5(a)
Subsidiary Investment	A-1	Preamble
Surviving Company	A-4	3.1(a)
Tax	A-46	11.1
Tax Assessment	A-40	10.5(e)(i)
Tax Return	A-46	11.1
Taxing Authority	A-46	11.1
Termination Date	A-36	9.1(a)(vi)
TFM	A-46	11.1
Third-Party Claim	A-39	10.4(a)
TMM	A-1	Preamble
TMM Acquisition Proposal	A-29	7.10(a)
TMM Parties	A-27	7.4(e)(i)
TMM Stockholder Approval	A-9	5.5(a)
TMMH	A-1	Preamble
TMMH Stockholder Approval	A-9	5.5(a)
Transition Management Team	A-24	7.1(c)

A-vii

Term	Page	Section

Transition Managers	A-24	7.1(c)
Trust	A-17	5.25
UMS	A-1	Preamble
U.S.	A-46	11.1
VAT	A-46	11.1
VAT Claim	A-46	11.1
VAT Contingency Payment	A-31	7.13(a)
VAT Escrow	A-31	7.13(a)
VAT Escrow Agreement	A-31	7.13(a)
VAT Payment	A-46	11.1
Volume Weighted Price	A-46	11.1
Voting Trust	A-46	11.1

Exhibit A	Seller Disclosure Schedule
Exhibit B	KCS Disclosure Schedule
Exhibit C	Form of Release Resolutions
Exhibit D	Certificate of Merger
Exhibit E	Form of Indemnity Escrow Notes
Exhibit F	GTFM Resolutions Effecting Capital Reduction
Exhibit G	Form of GTFM Subordinated Promissory Note
Exhibit H	Revoked Powers of Attorney
Exhibit I	New Powers of Attorney
Exhibit J	Amended By-laws of GTFM and TFM
Exhibit K	Mexican Litigation List
Exhibit L	Legal Representation Release
Exhibit M	Omitted
Exhibit N	Subscription Agreement
Exhibit O	Selected Tax Advisor
Exhibit P	Designated Person

A-viii

      AMENDED AND RESTATED ACQUISITION AGREEMENT, dated as of December 15, 2004 (this “Agreement”), by and among KANSAS CITY SOUTHERN, a Delaware corporation (“KCS”), KARA Sub, Inc., a Delaware corporation (“KARA Sub”), KCS Investment I, Ltd., a Delaware corporation (“KCS Investment”), KCS Acquisition Subsidiary, Inc., a Delaware corporation (“KCS Sub”), Caymex Transportation, Inc., a Delaware corporation (“Caymex”), KARA Sub, KCS Investment, KCS Sub and Caymex being subsidiaries of KCS, GRUPO TMM, S.A., a sociedad anónima organized under the laws of the United Mexican States (“UMS”) (“TMM”), TMM HOLDINGS, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS and a subsidiary of TMM (“TMMH”), TMM MULTIMODAL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS (“MM”) and a subsidiary of TMMH and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS (“GTFM”) and a subsidiary of MM (each, a “Party” and collectively, the “Parties”).

      WHEREAS, certain of the Parties entered into an Acquisition Agreement dated as of April 20, 2003 (the “Original Acquisition Agreement”);

      WHEREAS, disputes with respect to the Original Acquisition Agreement and certain other matters have arisen between the parties to that agreement and the Parties desire to amend and restate the Original Acquisition Agreement in order to, among other things, facilitate settlement and final resolution of such disputes;

      WHEREAS, each of the Boards of Directors of KCS, TMM, TMMH and MM has approved and declared advisable the acquisition by KCS of all of MM’s interest in GTFM, through (i) the purchase by KARA Sub, KCS Investment and Caymex (together, the “KCS Purchasers”) from MM of all of the capital stock of GTFM held by MM (the “Stock Purchase”), (ii) the investment by MM in KCS Sub (the “Subsidiary Investment”), and (iii) the merger of KCS Sub with and into KCS (the “Merger”) upon the terms and subject to the conditions of this Agreement (collectively, the Stock Purchase, Subsidiary Investment and the Merger comprise the “Acquisition”); and

      WHEREAS, certain of the Parties and other parties are entering into ancillary agreements (the “Ancillary Agreements,” identified hereinafter) and a Consulting Agreement to carry out certain of the objectives of this Agreement and of the Acquisition.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

STOCK PURCHASE

      SECTION 1.1     Stock Purchase and Escrow.

      (a) Upon the terms and subject to satisfaction or waiver of the conditions set forth in Article 8, at the Closing (as defined in Section 4.1), the KCS Purchasers shall purchase, acquire and receive from MM, and MM shall sell, assign, transfer, convey and deliver to the KCS Purchasers, in the proportions set forth below, all GTFM Shares held by MM, consisting of 25,500 shares of Series “A” fixed capital stock of GTFM and

3,842,901 shares of Series “A” variable capital stock of GTFM (collectively, the “GTFM Shares”), for the consideration described in Section 1.2 (the “Stock Purchase Price”).

	Shares of GTFM	Shares of GTFM
	Series A Fixed	Series A Variable
	Capital Stock to	Capital Stock to
KCS Purchasers	Be Purchased	Be Purchased

KARA Sub	12,750	1,696,201
KCS Investment	12,750	1,696,201
Caymex	-0-	450,499

Total	25,500	3,842,901

      (b) Immediately following execution of this Agreement by all of the Parties, the GTFM Shares shall be deposited into an escrow account (the “Closing Escrow”) to be held in accordance with the terms and conditions of the escrow agreement entered into as of the date of this Agreement by certain of the Parties (the “Closing Escrow Agreement”).

      SECTION 1.2     Stock Purchase Price.

      (a) The Stock Purchase Price to be paid by the KCS Purchasers to MM for the purchase of the GTFM Shares shall be paid by the delivery of: (i) at the Closing, $200 million, in immediately available funds, by wire transfer to the account designated by TMM by notice to the Escrow Agent (defined below), with a copy to KCS, at least three (3) business days prior to the Closing Date (as defined in Section 4.1), (ii) on that date which shall be determined as provided in Section 7.13, the amount of any VAT Contingency Payment which shall then be due under the terms and conditions in Section 7.13, and (iii) at the Closing, promissory notes of KCS in the aggregate principal amount of $47 million in the form set forth in Exhibit E hereto (the “Indemnity Escrow Notes”).

      (b) Immediately following execution of this Agreement by all of the Parties, on behalf of the KCS Purchasers, KCS shall deposit $100 million, and within five (5) business days after the date of this Agreement, KCS shall deposit the additional $100 million, in the Closing Escrow to be held in accordance with the terms and conditions of the Closing Escrow Agreement.

      (c) At the Closing, on behalf of the KCS Purchasers, KCS shall deposit the Indemnity Escrow Notes in another escrow account (the “Indemnity Escrow”) to be held in accordance with the terms and conditions of an escrow agreement (the “Indemnity Escrow Agreement”) entered into as of the date of this Agreement by certain of the Parties.

      SECTION 1.3     Intercompany Account Settlement.

      (a) The Parties shall settle the net intercompany receivables as follows: (A) the Parties shall calculate the amount, if any, of open accounts receivables as of the Closing Date, or if the Closing shall not occur at the end of a month, at the end of the month immediately preceding the month in which the Closing occurs, (i) from TMM, TMM Logistics, S.A. de C.V. or any other Subsidiary of TMM (other than GTFM or any of the GTFM Subsidiaries), on the one hand, to GTFM or any of the GTFM Subsidiaries, on the other hand, and (ii) from GTFM or any of the GTFM Subsidiaries, on the one hand, to TMM, TMM Logistics, S.A. de C.V. or any other Subsidiary of TMM (other than GTFM or any of the GTFM Subsidiaries), on the other hand; (B) the Parties shall calculate the absolute value of the difference between the amount determined under clause (i) above, and the amount determined under clause (ii), above (the “Net Receivable Amount”); and (C) such Net Receivable Amount shall be paid to the Party with the greater amount of open accounts receivables, within three (3) business days after the Net Receivable Amount is finally determined as set forth in this Section 1.3.

      (b) Each Party has the right to audit, upon reasonable written notice to another Party (or Parties, in each case) (at the requesting Party’s expense), during normal business hours and at the principal office of the other Party such other Party’s records and procedures relating to the calculations required by this Section 1.3. Such other Party shall reasonably cooperate with the requesting Party during any such audit.

      (c) Any Party may dispute another Party’s computation of the Net Receivable Amount by notice to the other Party within five (5) business days of the receipt of the other Party’s computation. In the event that any Party (i) fails to provide any computation of the Net Receivable Amount within five (5) business days of a written request therefor or (ii) having been furnished with the other Party’s computation, fails to provide a notice of dispute within the period set forth above, the Party failing to provide the computation or failing to provide such notice of dispute shall be deemed to have accepted and may not dispute the other Party’s computation for purposes of this Agreement. In the event that both Parties provide a notice of dispute, the Parties’ respective representatives shall meet as promptly as practicable to attempt to agree on the computation of the Net Receivable Amount. If the Parties are unable to agree within forty-five (45) days following such meeting on the computation of the Net Receivable Amount, then the computation of the Net Receivable Amount shall be determined by arbitration as set forth in Section 12.11 (provided, that if the Parties agree, they may appoint a single arbitrator for purposes of this Section 1.3).

ARTICLE 2

CAPITAL REDUCTION; SUBSIDIARY INVESTMENT

SECTION 2.1	GTFM Capital Reduction; Subsidiary Investment.

      (a) GTFM shall, effective at the Closing Date, adopt the resolutions attached as Exhibit F to effect, immediately prior to the Stock Purchase, the capital reduction (the “Capital Reduction”) under the Laws of the UMS, as specified in such resolutions.

      (b) At the Closing, (i) MM shall exchange the Subordinated Promissory Note of GTFM, received pursuant to the Capital Reduction in the form attached hereto as Exhibit G (the “GTFM Sub Note”) for a subordinated promissory note of KCS Sub in the principal amount equal to the principal amount of the GTFM Sub Note (the “KCS Sub Note”), (ii) MM shall subscribe for and purchase from KCS Sub 100 shares (the “KCS Sub Shares”) of KCS Sub common stock, $.01 par value per share (“KCS Sub Common Stock”), representing 10% of the issued and outstanding shares of KCS Sub Common Stock pursuant to the terms and conditions of the Subscription Agreement in the form attached hereto as Exhibit N (the “Subscription Agreement”), (iii) KCS Sub shall issue, sell and transfer to MM the KCS Sub Shares in consideration for delivery by MM to KCS Sub of the KCS Sub Note (the transactions described in (i) through (iii) collectively, the “Subsidiary Investment”), and (iv) the GTFM Sub Note shall be delivered to GTFM by KCS or Subsidiaries of KCS in exchange for equity of GTFM as specified in the resolutions attached hereto as Exhibit F.

      (c) Simultaneously with the execution of this Agreement, MM and KCS Sub shall enter into the Subscription Agreement for the purchase at the Closing by MM of the KCS Sub Shares. Immediately following execution of this Agreement, the Subscription Agreement, the KCS Sub Shares, the GTFM Sub Note and the KCS Sub Note shall be deposited in the Closing Escrow, to be held in accordance with the terms and conditions of the Closing Escrow Agreement.

ARTICLE 3

THE MERGER

      SECTION 3.1     The Merger.

      (a) Immediately following the Subsidiary Investment, KCS Sub shall be merged with and into KCS in accordance with the General Corporation Law of the State of Delaware (“Del. G.C.L.”). KCS and KCS Sub shall cause the Merger to be consummated by causing the Escrow Agent to file a certificate of merger in the form attached hereto as Exhibit D (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the Del. G.C.L. (the date and time of the filing of the Certificate of Merger being the “Effective Time”). At the Effective Time, the effects of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the Del. G.C.L. As a result of the Merger, the separate corporate existence of KCS Sub shall cease and KCS shall continue as the surviving corporation of the Merger (the “Surviving Company”).

      (b) Immediately following execution of this Agreement by all of the Parties, (i) KCS and KCS Sub shall deposit in the Closing Escrow the form of Certificate of Merger to be executed in accordance with the Del. G.C.L., and (ii) KCS shall deposit in the Closing Escrow the shares of KCS Common Stock to be received by MM in the Merger, as provided in Section 4.3.

ARTICLE 4

CLOSING

      SECTION 4.1     Closing. Unless this Agreement shall have been earlier terminated in accordance with the terms hereof, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall, subject to the satisfaction or waiver of the conditions set forth in Article 8, take place at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 24th Floor, New York, New York, on the second (2nd) Business Day after all of the conditions set forth in Article 8 have been satisfied or waived (other than the conditions that relate to actions to be taken at the Closing) or at such other date, time and place as KCS and TMM shall mutually agree in writing (the date on which the Closing takes place, the “Closing Date”). The closing of the Acquisition is dependent upon the closing of each of the Stock Purchase, the Subsidiary Investment and the Merger and if any one of the Stock Purchase, the Subsidiary Investment or the Merger shall not occur, then the Acquisition shall not close and all shares, consideration, agreements, instruments and other items shall be released from or retained in the Closing Escrow as provided for in the Closing Escrow Agreement or as otherwise agreed in writing by the Parties.

      SECTION 4.2     Actions at Closing. At the Closing:

(a) Pursuant to the Closing Escrow Agreement, the escrow agent appointed pursuant to the Closing Escrow Agreement (the “Escrow Agent”) shall (i) deliver to MM the Stock Purchase Price, on behalf of the KCS Purchasers, and (ii) deliver to the KCS Purchasers, on behalf of MM, the stock certificates for the GTFM Shares, duly endorsed and in proper form to transfer to the KCS Purchasers, as their interests appear in Section 1.1(a), ownership of such shares free and clear of any and all Encumbrances.

(b) Pursuant to the Closing Escrow Agreement, the Escrow Agent (i) on behalf of MM, shall deliver to KCS Sub the GTFM Sub Note, duly endorsed for transfer to KCS Sub free and clear of any and all Encumbrances, (ii) on behalf of KCS Sub, shall deliver to MM the KCS Sub Note, (iii) on behalf of MM, shall deliver to KCS Sub the KCS Sub Note, duly endorsed for transfer to KCS Sub free and clear of any and all Encumbrances, and (iv) on behalf of KCS Sub, shall issue and deliver to MM the KCS Sub Shares.

(c) [Omitted]

(d) Pursuant to the Closing Escrow Agreement, the Escrow Agent shall deliver the Certificate of Merger to KCS for execution and filing with the Secretary of State of Delaware to effect the Merger, and at the Effective Time shall deliver to MM the shares of KCS Common Stock to which MM shall have become entitled pursuant to Section 4.3.

(e) The Indemnity Escrow Notes shall be deposited into the Indemnity Escrow to be held pursuant to the terms and conditions of the Indemnity Escrow Agreement.

(f) The Parties shall deliver and receive, respectively, the officers’ certificates referred to in Section 8.2(c) and 8.3(c).

(g) To the extent in the possession of, or available to, TMM or MM, or any of their respective Subsidiaries, Affiliates, directors, officers, employees or representatives, TMM and MM shall, and TMM shall cause MM to, deliver to GTFM all files and books of account, including business, financial and tax records, of GTFM, including minute books, stock record books, the agreement relating to the Concession and supporting exhibits and records relating thereto and work papers. In addition, each Party shall deliver to the other Parties such other documents, resolutions, appointments, powers of attorney and instruments of transfer necessary or appropriate to implement this Agreement and effect the transactions contemplated hereby and by the Ancillary Agreements, in each case as may be reasonably requested and in form and substance reasonably acceptable to the requesting Party.

(h) The Secretary of GTFM shall make the corresponding notation in the Stock Registry Book of GTFM evidencing the KCS Purchasers, as their interests appear in Section 1.1(a), as the record, legal and beneficial owners of the GTFM Shares as of the Closing Date.

(i) All other instruments, agreements and items held in the Closing Escrow (including the Releases, the Release Resolutions and the documents necessary for the Dismissals) shall be delivered to the party entitled to receive the same pursuant to the terms of the Closing Escrow Agreement and TMM shall deliver to KCS the Legal Representation Release.

(j) Sellers shall deliver a copy of resolutions which Sellers and KCS shall have caused to be adopted by the shareholders of GTFM and TFM, effective as of the Closing, (i) accepting the resignations of the representatives of TMM serving on such boards of directors, (ii) approving the financial statements of GTFM and TFM for the year ended December 31, 2003, (iii) waiving all rights of first refusal to, and approving, the transfer of the GTFM Shares to the KCS Purchasers, and (iv) electing new directors of GTFM and of TFM.

(k) Each action taken at the Closing pursuant to this Agreement shall depend on the occurrence of all actions required to be taken at the Closing pursuant to this Agreement and no action or transaction will be deemed to have taken place, or document delivered, or payment made, unless all actions and transactions have been completed and all documents have been executed and delivered; provided, that any agreements that, in accordance with their terms, are to become effective prior to the Closing Date, shall be effective to the extent provided therein. Each Party shall take all action necessary to cause the Escrow Agent to take all action required under the Closing Escrow Agreement to be taken by the Escrow Agent on such Party’s behalf.

      SECTION 4.3     Conversion of Securities. At the Effective Time, by virtue of the Merger and without any other action on the part of any Party:

(a) the KCS Sub Shares shall be converted into and exchanged for an aggregate of 18,000,000 shares of KCS Common Stock;

(b) the shares of KCS Sub Common Stock issued and outstanding immediately prior to the Effective Time, other than the KCS Sub Shares, shall be cancelled;

(c) each share of KCS Common Stock, KCS Preferred Stock (as defined in Section 6.4) and New Series Preferred Stock (as defined in Section 6.4), issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as one share of KCS Common Stock, KCS Preferred Stock and New Series Preferred Stock, respectively, of the Surviving Company;

(d) each share of KCS Common Stock and each share of KCS Preferred Stock and New Series Preferred Stock that is owned by KCS immediately prior to the Effective Time as treasury stock shall remain as one share of treasury stock of the Surviving Company; and

(e) each option to acquire KCS Common Stock issued and outstanding immediately prior to the Effective Time shall be adjusted as necessary to provide that, at the Effective Time, such option shall be deemed an option to acquire, on the same terms and conditions as were applicable under such option, the number of shares of Common Stock of the Surviving Company equal to the number of shares of KCS Common Stock subject to such option.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLERS

      Except as set forth under the applicable sections in the disclosure schedule attached as Exhibit A to this Agreement (the “Seller Disclosure Schedule”), TMM, TMMH and MM (“Sellers”), jointly and severally, represent and warrant to KCS as set forth below. With respect to each such representation, it shall be deemed qualified by matters set forth on the Seller Disclosure Schedule under the corresponding section number, whether or not the representation or any portion thereof refers to the Seller Disclosure Schedule by use of the phrase “except as set forth in the Seller Disclosure Schedule” or words of similar import.

      SECTION 5.1     Organization and Related Matters.

      (a) TMM is a sociedad anónima, duly formed and validly existing under the laws of the UMS. TMM has the corporate power and authority necessary to carry on its business in the manner as it is now being conducted and to own, lease and operate all of its properties and assets. The copy of TMM’s Corporate Charter and Bylaws previously provided to KCS is a complete and correct copy of such instrument as in effect on the date hereof. Sellers have provided KCS with an English translation of such documents.

      (b) TMMH is a sociedad anónima de capital variable, duly formed and validly existing under the laws of the UMS. TMMH has the corporate power and authority necessary to carry on its business in the manner it is now being conducted and to own, lease and operate all of its properties and assets. TMMH is a subsidiary of TMM, which owns all of the issued and outstanding capital stock of TMMH, except as set forth in Section 5.1 of the Seller Disclosure Schedule.

      (c) MM is a sociedad anónima de capital variable, duly formed and validly existing under the laws of the UMS. MM has the corporate power and authority necessary to carry on its respective business in the manner it is now being conducted and to own, lease and operate all of its properties and assets. MM is a subsidiary of TMMH, which owns all of the issued and outstanding capital stock of MM, except as set forth in Section 5.1 of the Seller Disclosure Schedule.

      (d) GTFM is a sociedad anónima de capital variable, duly formed and validly existing under the laws of the UMS, and each of the GTFM Subsidiaries is a sociedad anónima de capital variable or other business entity duly formed, validly existing and in good standing under the laws of the UMS. GTFM has the corporate power and authority necessary to carry on its business in the manner it is now being conducted and to own, lease and operate all of its properties and assets.

      (e) Each of TMM, TMMH, MM, GTFM and the GTFM Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except in jurisdictions where the failure to be so licensed or qualified would not individually or in the aggregate have a GTFM Material Adverse Effect.

      (f) The copies of the Corporate Charter and Bylaws of each of TMMH, MM, GTFM, and of each of the GTFM Subsidiaries, delivered to KCS by TMM prior to the execution of this Agreement are complete and correct copies of such instruments as in effect immediately prior to the execution of this Agreement and Sellers have provided KCS with English translations of such documents.

      (g) The powers of attorney identified in Exhibit H hereto have been revoked and replaced with new powers of attorney, identified in Exhibit I hereto, effective as of the date of this Agreement.

      SECTION 5.2     Authorized Capitalization. The authorized capital stock of GTFM consists of (i) 25,500 shares of Series “A” fixed capital, of which 25,500 shares are held by MM, (ii) 3,842,901 shares of Series “A” variable capital, of which 3,842,901 shares are held by MM, (iii) 24,500 shares of Series “B” fixed capital, of which 24,500 shares are held by NAFTA Rail, S.A. de C.V., (iv) 3,692,199 shares of Series “B” variable capital, of which 3,692,199 shares are held by NAFTA Rail, S.A. de C.V., and (v) 2,478,470 shares of Series “L-2” variable capital, of which 2,478,470 are held by TFM. There are no other shares of capital stock of GTFM or other ownership interests in GTFM issued, reserved for issuance or outstanding. All of the shares of capital stock of GTFM outstanding are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 5.2 of the Seller Disclosure Schedule, free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement), or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which GTFM or any of the Sellers is a party or by which GTFM or any of the Sellers is bound. Except as set forth in Section 5.2 of the Seller Disclosure Schedule, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to which GTFM or the Sellers are a party or are otherwise bound entitling any Person to purchase or otherwise acquire (including by exchange or conversion) from GTFM or any GTFM Subsidiary any shares of capital stock of GTFM. Except as set forth in the Put Agreement (which is currently being contested pursuant to pending legal proceedings), there are no outstanding obligations of GTFM or any of its Subsidiaries to redeem, repurchase or otherwise acquire any of the shares of capital stock of GTFM or any shares of capital stock (or other ownership interests) of any of its Subsidiaries. Neither GTFM nor any GTFM Subsidiary has outstanding any bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of shares of capital stock of GTFM may consent or vote (“GTFM Voting Debt”). There are no options, warrants, rights, convertible or exchangeable Securities, “phantom” interests or other ownership interest appreciation rights, commitments, Contracts, arrangements or undertakings of any kind to which GTFM or any of the GTFM Subsidiaries is a party or by which any of them is bound (i) obligating GTFM or any of the GTFM Subsidiaries or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of GTFM or capital stock (or other ownership interests) of any GTFM Subsidiary, or any security convertible into or exercisable or exchangeable for any of the foregoing or for GTFM Voting Debt, (ii) obligating GTFM or any GTFM Subsidiary or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, Contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of GTFM or capital stock (or other ownership interests) of any GTFM Subsidiary, or (iv) that give rise to a right to receive any payment from GTFM or any GTFM Subsidiary upon the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, except as set forth in Section 5.2 of the Seller Disclosure Schedule. Notwithstanding the disclosures set forth in Section 5.2 of the Seller Disclosure Schedule or otherwise, the shares of GTFM to be acquired by the KCS Purchasers and by KCS Sub pursuant to this Agreement shall be acquired by the KCS Purchasers and KCS Sub free and clear of any and all Encumbrances, except for any Encumbrances (y) created by the KCS Purchasers or their Affiliates or (z) by operation of law which does not involve a breach by TMM or any Affiliate of any provision of this Agreement.

      SECTION 5.3     GTFM and GTFM Subsidiaries.

      (a) Section 5.3 of the Seller Disclosure Schedule lists each GTFM Subsidiary and its jurisdiction of incorporation or organization and the outstanding shares of capital stock and other ownership interests, if any, of the GTFM Subsidiaries, and the record owner thereof. All of the outstanding shares of capital stock of, or other equity interests in, each of the GTFM Subsidiaries have been validly issued and are fully paid and nonassessable and such shares or interests are owned directly or indirectly by GTFM free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except as set forth in Section 5.3 of the Seller Disclosure Schedule. Except for the capital stock or other ownership interests of the GTFM Subsidiaries as set forth in Section 5.3 of the Seller Disclosure Schedule, GTFM does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

      (b) Neither GTFM nor any of the GTFM Subsidiaries engage in or conduct any business other than as set forth in the GTFM Form 20-F, or as set forth in Section 5.3 of the Seller Disclosure Schedule. Neither GTFM nor any of the GTFM Subsidiaries has taken any action or commenced or threatened any legal proceeding for the administration, winding-up or provisional winding-up or dissolution of GTFM or any of the GTFM Subsidiaries or seeking to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of any of the properties, revenues, undertakings or assets of GTFM or any of the GTFM Subsidiaries, nor have any orders been made for any of the foregoing.

      SECTION 5.4     Authority; No Violation.

      (a) TMM, TMMH, MM and GTFM each has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which any of TMM, TMMH, MM or GTFM is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on their respective parts, and no other corporate action on the part of TMM, TMMH, MM or GTFM, as the case may be, is necessary to approve this Agreement or the Ancillary Agreements to which it is a party or to authorize or consummate the transactions contemplated hereby or thereby, other than approvals from the shareholders of TMM, TMMH and MM, to be obtained as provided in Section 5.5. TMM has received the opinion of JP Morgan Securities, Inc. to the effect that the consideration to be received in the Acquisition is fair from a financial point of view to TMM. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by TMM, TMMH, MM and GTFM (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other Parties hereto and thereto) constitute valid and binding obligations of TMM, TMMH, MM and GTFM (except for those Ancillary Agreements that are not dated the date hereof or, by their terms are not effective at the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of TMM, TMMH, MM and GTFM at the Closing or the effective date thereof, as the case may be), enforceable against TMM, TMMH, MM and GTFM in accordance with their terms, except as (i) the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity), and (ii) rights to indemnification may be limited by the Securities Laws and the policies underlying such laws.

      (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by TMM, TMMH, MM or GTFM nor the consummation by TMM, TMMH, MM or GTFM of any of the transactions contemplated hereby or thereby to be performed by them, nor compliance by TMM, TMMH, MM or GTFM with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Charter or Bylaws of TMM, TMMH or MM or the Charter or Bylaws or comparable organizational documents of GTFM or any GTFM Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 5.5 are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which TMM, TMMH, MM, GTFM or the GTFM Subsidiaries or any of their respective properties, Contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance other than any Permitted Encumbrance upon the properties, Contracts or assets of TMM, TMMH, MM, GTFM or the GTFM Subsidiaries under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries is a party, or by which TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries or any of their properties or assets may be bound or affected, except, in the case of this clause (ii), would not have or be reasonably expected to have, individually or in the aggregate, a GTFM Material Adverse Effect or result in an Encumbrance on the GTFM Shares.

      SECTION 5.5     Consents and Approvals.

      (a) The affirmative vote of the holders of a majority of the outstanding shares of Series A Shares of TMM (the “TMM Stockholder Approval”), is the only vote of the holders of any Security of TMM necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements. Holders of more than a majority of the outstanding shares of Series A Shares of TMM have (i) entered into the Voting Trust with respect to 7,841,343 Series A Shares of TMM pursuant to which they have transferred such shares to an irrevocable trust for the purpose of assuring that such shares are voted in favor of the TMM Stockholder Approval, and (ii) entered into the Amendment to the Trust Agreement, with respect to 574,150 Series A Shares of TMM pursuant to which the settlors have irrevocably instructed, and the trustee under such agreement has irrevocably agreed, to vote the shares in favor of the TMM Stockholder Approval. The affirmative vote of the shares subject to the Voting Trust and the Amendment to the Trust Agreement, when it occurs, will be sufficient to constitute TMM Stockholder Approval. The Voting Trust and Amendment to the Trust Agreement are valid and binding obligations of the signatories thereto, enforceable in accordance with their terms. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of TMMH (the “TMMH Stockholder Approval”) is the only vote of the holders of any Security of TMMH necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements and the affirmative vote of the holders of a majority of the outstanding shares of capital stock of MM (the “MM Stockholder Approval”) is the only vote of the holders of any Security of MM necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements (collectively, the “Subsidiary Approvals”). As a part of the TMM Stockholder Approval, TMM, as holder owning all (but one) of the shares of TMMH entitled to vote, will be irrevocably instructed to irrevocably vote all such shares in favor of the TMMH Stockholder Approval. As a part of the TMMH Stockholder Approval, TMMH, as holder of more than 91% of the shares of MM entitled to vote, will be irrevocably instructed to irrevocably vote such shares in favor of the MM Stockholder Approval.

      (b) Except (i) as set forth in Section 5.5(a), in Section 5.5 of the Seller Disclosure Schedule or in the Ancillary Agreements, (ii) the prior approval of the Mexican Foreign Investments Commission, (iii) clearance by the Mexican Antitrust Commission, (iv) notice to the Mexican Ministry of Communications and Transportation, (v) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (vi) any required filings with the NYSE, (vii) the filing of the Certificate of Merger, and (viii) the expiration or earlier termination of the waiting period under the HSR Act, no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary on the part of the Sellers in connection with the execution and delivery by each Seller of this Agreement or the Ancillary Agreements to which it is a party and the consummation by the Sellers of the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements other than such consents, approvals, filings, declarations or registrations which if not obtained would not reasonably be expected to delay materially the Closing or have a GTFM Material Adverse Effect. To the best of Sellers’ Knowledge, no control share, anti-takeover or similar statute under the Laws of the UMS is applicable to the transactions contemplated hereby or by the Ancillary Agreements.

      SECTION 5.6     Financial Statements; Undisclosed Liabilities. Except as set forth in Section 5.6 or Section 5.11 of the Seller Disclosure Schedule, the audited consolidated financial statements of GTFM and its consolidated Subsidiaries and the audited consolidated financial statements of TFM and its consolidated subsidiaries for the period ended December 31, 2003, previously provided to KCS (the “GTFM Financial Statements”) present fairly, in all material respects, in conformity with IFRS applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of GTFM and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The reconciliation (“Reconciliation”) to U.S. GAAP from IFRS of the GTFM Financial Statements prepared by PriceWaterhouseCoopers, provided by GTFM to KCS, fairly presents in all material respects all adjustments necessary to reflect the presentation of such financial statements on a U.S. GAAP basis. Except as set forth in the GTFM Financial Statements, neither GTFM nor any of its

Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IFRS to be set forth on a consolidated balance sheet of GTFM and the consolidated GTFM Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a GTFM Material Adverse Effect.

      SECTION 5.7     Contracts.

      (a) Section 5.7 of the Seller Disclosure Schedule sets forth a complete and accurate list or description, as of the date of this Agreement, of all Contracts: (i) pursuant to which GTFM or any of the GTFM Subsidiaries is either obligated to pay or entitled to receive in excess of $10 million in any year (that is not otherwise required to be disclosed pursuant to this Section 5.7), (ii) that are employment, management, consulting or severance agreements with any officer or director of GTFM or any of the GTFM Subsidiaries, (iii) that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of GTFM or any of the GTFM Subsidiaries to compete (geographically or otherwise) in any line of business or which would so limit the Surviving Company or any of its Subsidiaries after the Effective Time, (iv) that are trackage rights agreements, interline or interchange agreements with other railroads, or (v) that constitute nondisclosure agreements or confidentiality agreements which could reasonably be expected to have a significant effect on the conduct of the GTFM Business or the business of the Surviving Company ((i) through (v) collectively, the “Scheduled Contracts”).

      (b) As of the date of this Agreement, each of the Scheduled Contracts is a legal, valid and binding obligation of GTFM or the GTFM Subsidiaries (assuming the due authorization, execution and delivery by the other Parties thereto) and is in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or in equity).

      (c) As of the date of this Agreement, neither GTFM nor any of the GTFM Subsidiaries has received notice of cancellation of or default under or intent to cancel or call a default under any of the Scheduled Contracts. Assuming receipt of the consents and approvals set forth in Section 5.5, to the best of the Sellers’ Knowledge, nothing has occurred which with or without notice or lapse of time or both would constitute a material breach of or a material default under any of the Scheduled Contracts.

      (d) On and after the Closing Date, GTFM, TFM and their respective Subsidiaries shall have no liability or obligation under or with respect to any agreement or arrangement with José Joaquín de Teresa y Polignac (“De Teresa”) or any of its affiliates (the “De Teresa Agreements”) other than pursuant to the ongoing litigation matters identified in Section 5.7 of the Seller Disclosure Schedule (the “Ongoing Litigation Matters”). Since May 17, 2004 through the date of this Agreement, (i) no amount has been paid by or on behalf of GTFM or any GTFM Subsidiary to De Teresa other than for Ongoing Litigation Matters, and (ii) the amounts paid or payable for the Ongoing Litigation Matters have not exceeded the amount set forth in Section 5.7(d) of the Seller Disclosure Schedule.

      SECTION 5.8     Intellectual Property Rights.

      (a) With respect to all Intellectual Property used in the conduct of the GTFM Business, GTFM or a GTFM Subsidiary either has all right, title and interest in or valid and binding rights under Contract to use such Intellectual Property, except where the failure to have such rights would not reasonably be expected to have a GTFM Material Adverse Effect. Except as disclosed in Section 5.8 of the Seller Disclosure Schedule or as would not reasonably be expected to have a GTFM Material Adverse Effect, (i) all registrations with and applications to Governmental Authorities in respect of Intellectual Property owned by GTFM or any GTFM Subsidiary are valid and in full force and effect, (ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by GTFM or any GTFM Subsidiary in respect of such Intellectual Property, (iii) to the Knowledge of the Sellers neither GTFM nor any GTFM Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any Contract to use such Intellectual Property, and (iv) to the Knowledge of the Sellers, such Intellectual Property owned by GTFM or any GTFM Subsidiary is not being infringed by any other Person.

Neither GTFM nor any GTFM Subsidiary has received notice that GTFM or any GTFM Subsidiary is infringing in any material respect any Intellectual Property of any other Person, to the Knowledge of Sellers, no claim is pending or has been made to such effect that has not been resolved and, to the Knowledge of the Sellers, neither GTFM nor any GTFM Subsidiary is infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a GTFM Material Adverse Effect. GTFM owns and will own at the Closing, all right, title and interest in and to that certain trademark of mixed type registered with the Mexican Institute of Industrial Property under number 53951, class 37, in connection with the name “TFM” and its design.

      SECTION 5.9     Employee Benefit Matters.

      (a) Section 5.9 of the Seller Disclosure Schedule sets forth a true and complete list of each material pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, funded or unfunded, to any current or former director, officer or employee (or to any dependent or beneficiary thereof) of GTFM or any GTFM Subsidiary under which GTFM or any GTFM Subsidiary has any present or future material obligation or liability, whether actual or contingent. Each such plan, agreement, program, policy and arrangement shall be referred to as a “Benefit Plan.” Each Benefit Plan is further designated in Section 5.9 of the Seller Disclosure Schedule as either currently or formerly maintained, sponsored or contributed to by GTFM or any GTFM Subsidiary (a “GTFM Benefit Plan”) or by any other entity (in which case such entity is identified). Neither GTFM nor any GTFM Subsidiary, nor to the Knowledge of Sellers, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any GTFM Benefit Plan, other than with respect to a modification, change or termination required by Applicable Law.

      (b) With respect to each Benefit Plan, GTFM has delivered or made available to KCS true, current, correct and complete copies of (i) each Benefit Plan (or, if not written, a written summary of its material terms), including all plan documents, adoption agreements, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (ii) any summaries and summary plan descriptions, including any summary of material modifications, distributed to Benefit Plan participants, (iii) the most recent actuarial report or other financial statement relating to such Benefit Plan, as applicable, and (iv) all filings made with any Governmental Authorities with respect to any Benefit Plan.

      (c) Each Benefit Plan has been administered in material compliance with its terms and all Applicable Laws and material contributions required to be made under the terms of any of the Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected in the GTFM Financial Statements. With respect to the Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which GTFM could be subject to any material liability (other than for liabilities to pay benefits) under the terms of, or with respect to, such Benefit Plans, or any Applicable Law.

      (d) Except as disclosed in Section 5.9 of the Seller Disclosure Schedule: (i) there has been no prohibited transaction (within the meaning of Applicable Law) with respect to any Benefit Plan that could result in material liability to GTFM or the Surviving Company, (ii) subject to compliance with Applicable Law, each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than liability for ordinary administrative expenses typically incurred in a termination event), (iii) no suit, administrative proceeding, action or other litigation has been brought or, to the Knowledge of Sellers, is threatened, against or with respect to any such Benefit Plan, including any audit or inquiry by any Governmental Authority, (iv) all tax, annual reporting and other governmental filings required have been timely filed with the appropriate Governmental Authority and all notices and disclosures have been timely provided to participants, and (v) each Benefit Plan meets the requirement for deductibility under the Law and regulations of the UMS.

      (e) No Benefit Plan exists, and no other payment shall be made that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with a subsequent event), could result in the payment to any employee of the GTFM Group of any money or other property or could result in the increase, acceleration or provision of any payments, other rights or benefits to any such employee.

      SECTION 5.10     Labor and Other Employment Matters.

      (a) Sellers have delivered to KCS a complete and accurate list (giving name and current payroll compensation) of each current employee of each company in the GTFM Group as of the date of this Agreement. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, none of the members of the GTFM Group has any responsibility or liability to any of its employees for any delinquent payments of wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employee or paid to such employee for mandatory profit sharing, housing, mandatory retirement benefits, vacation benefits or social security benefits required under the Laws of the UMS in an amount that would have a GTFM Material Adverse Effect.

      (b) Except as set forth in Section 5.10 of the Seller Disclosure Schedule or as would not reasonably be expected to have a GTFM Material Adverse Effect, each of the members of the GTFM Group (i) are in compliance in all material respects with all Applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, wages and hours and any other Law applicable to any of their employees, and (ii) has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing.

      (c) Except as set forth in Section 5.10 of the Seller Disclosure Schedule or, with respect to notices received after the date hereof by TMM or any TMM Subsidiaries, disclosed in writing to KCS prior to the Closing, no current officer of any member of the GTFM Group has given written notice to TMM or any TMM Subsidiary of such person’s termination of employment with the GTFM Group.

      (d) Except as described in Section 5.10 of the Seller Disclosure Schedule, the Mexican Railway Workers Union (El Sindicato de Trabajadores Ferrocarrileros de la República Mexicana) is the only trade union or labor union representing any employees of GTFM or any GTFM Subsidiary. Sellers have provided to KCS a true and complete copy of the collective bargaining agreement and any amendments thereof. Neither GTFM nor any of the GTFM Subsidiaries is a party, or is otherwise subject, to any other collective bargaining agreement or other labor union contract applicable to its employees. There are no material activities or proceedings by a labor union or representative thereof to organize any employees of GTFM or any of the GTFM Subsidiaries. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, there are no pending negotiations between GTFM or any of the GTFM Subsidiaries and any labor union or representative thereof regarding any proposed material changes to any existing collective bargaining agreement and no such collective bargaining agreement is subject to expiration or renewal within one year after the date hereof or the extension or renewal of such an agreement or the entering of any such agreement. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, there are no pending, and none of GTFM or any of the GTFM Subsidiaries has experienced since March 31, 2004 any, material labor disputes, lockouts, strikes, slowdowns, work stoppages, or threats thereof nor, to the Knowledge of Sellers, has any event occurred or does any circumstance exist that would provide a reasonable basis for any such dispute, lockout, strike, slowdown, work stoppage or threat thereof. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, GTFM and the GTFM Subsidiaries are not in default and have not breached in any material respect the terms of any applicable collective bargaining or other labor union contract, and there are no material claims or grievances outstanding against GTFM, any of the GTFM Subsidiaries, or any of their respective employees under any such agreement or contract.

      (e) Except as specified in Section 5.10 of the Seller Disclosure Schedule, (i) there are no claims, disputes or actions pending, or to the Knowledge of Sellers threatened, between GTFM or any of the GTFM Subsidiaries, on the one hand, and any of their employees, on the other hand, and (ii) to the Knowledge of Sellers, there are no facts or circumstances involving any employee that would form the basis of, or give rise to, any cause of action, including unlawful termination based on discrimination of any kind, except in case of such clause (i) or (ii) as would not reasonably be expected to have, individually or in the aggregate, a GTFM Material Adverse Effect.

      SECTION 5.11     Tax Matters.

      (a) Except as set forth in Section 5.11 of the Seller Disclosure Schedule or as would not have a GTFM Material Adverse Effect, all Tax Returns and reports of GTFM and the GTFM Subsidiaries required to be filed on or before the Closing Date have been duly and timely filed (taking into account all proper extensions) with the appropriate Taxing Authorities and all such Tax Returns were complete, correct and accurate. All Taxes shown on such Tax Returns as owed by GTFM or the GTFM Subsidiaries have been paid.

      (b) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has received any written notice of deficiency or assessment from any Taxing Authority with respect to material liabilities for Taxes of GTFM or any of the GTFM Subsidiaries which have not been paid or finally settled. No claim has ever been made in writing by an authority in a jurisdiction where GTFM or any of the GTFM Subsidiaries do not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. Except as set forth in Section 5.11 of the Seller Disclosure Schedule, no audit of any Tax Return concerning GTFM or any of the GTFM Subsidiaries is pending, being conducted, or to the Knowledge of Sellers, threatened to be instituted by a Taxing Authority. Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has in effect a waiver of any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that will be in effect as of the Closing Date.

      (c) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there are no liens for Taxes on any assets of GTFM or any of the GTFM Subsidiaries other than liens for current Taxes (i) not yet due and payable, or (ii) that would not have a GTFM Material Adverse Effect.

      (d) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has any liability for the Taxes of any other Person as a transferee or successor, by Contract, for withholding or otherwise.

      (e) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there are no Tax sharing or Tax indemnity agreements or similar arrangements with respect to or involving GTFM or any of the GTFM Subsidiaries, other than agreements among GTFM and the GTFM Subsidiaries in which GTFM owns directly or indirectly all equity interest.

      (f) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, each of GTFM and the GTFM Subsidiaries has complied in all material respects with all applicable governmental rules relating to the payment, collection and withholding of Taxes.

      (g) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there is no Tax litigation pending or to the Knowledge of Sellers threatened against GTFM and/or the GTFM Subsidiaries.

      (h) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries will suffer any adverse tax consequences under the Laws of the UMS from ceasing, as a result of the Acquisition, to be members of the TMM consolidated group.

      (i) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, during the period from the date of the GTFM Financial Statements until the date of this Agreement, GTFM and each of the GTFM Subsidiaries (i) have made no change in any accounting method used for Tax purposes or in depreciation or amortization policies, and have made no election for Tax purposes which is not consistent with the method, policies and elections made prior to the date of the GTFM Financial Statements, and (ii) have not settled any pending Tax audits or settled any Tax liability.

      (j) The net operating loss carry forwards of GTFM and the GTFM Subsidiaries shown on the most recent Tax Returns for GTFM and the GTFM Subsidiaries are not subject to reduction as a result of consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than any reduction in connection with the Final Resolution of the VAT Claim and Put).

      SECTION 5.12     Legal Proceedings. Except (i) as set forth in Section 5.12 of the Seller Disclosure Schedule, and (ii) for actions brought or threatened to be brought by or on behalf of KCS and its Affiliates or their respective officers, directors, employees or agents, including persons named by them as directors or alternate directors of GTFM or any GTFM Subsidiary, there are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature whether in the UMS or elsewhere (collectively, “Proceedings”) that are pending or, to the Knowledge of Sellers, threatened against GTFM or any of the GTFM Subsidiaries or any of their respective directors or officers (in their capacities as such) or the GTFM Assets or the GTFM Business, which if determined adversely would have a GTFM Material Adverse Effect, or that challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements. The Proceedings set forth in Section 5.10 of the Seller Disclosure Schedule under the heading “List of Direct Lawsuits Against GTFM By Former TFM Employees” are not reasonably expected to have a GTFM Material Adverse Effect. There is no injunction, order, judgment or decree imposed upon GTFM or any of the GTFM Subsidiaries, any material portion of the GTFM Assets or the GTFM Business. Section 5.12 of the Seller Disclosure Schedule sets forth a complete and accurate list of all Proceedings which any of Sellers, any of Sellers’ Subsidiaries, or to the Knowledge of Sellers, any of Sellers’, or their Subsidiaries’, respective officers, directors, agents or representatives, including persons named by TMM as directors or alternate directors of GTFM or any GTFM Subsidiary, have filed or caused to be filed against KCS, any KCS Subsidiary or any of their respective officers, directors or stockholders, in their capacity as such.

      SECTION 5.13     Permits and Compliance.

      (a) Except as set forth in Section 5.13 of the Seller Disclosure Schedule, GTFM and each of the GTFM Subsidiaries hold all licenses, franchises, concessions, decrees, permits and authorizations required under Applicable Law (collectively, “Permits”) to operate the GTFM Business as currently conducted where the failure to hold such Permits would reasonably be expected to have a GTFM Material Adverse Effect. Each of GTFM and the GTFM Subsidiaries (i) holds, and at all times has held, and at Closing will hold, all Permits for the lawful ownership, operation and use of the GTFM Assets and the conduct of the GTFM Business, (ii) has been and is in compliance with each such Permit, and (iii) has not received notice asserting any violation of any such Permit, in each case, where the failure to hold or comply or such violation would reasonably be expected to have a GTFM Material Adverse Effect.

      (b) Except (i) as set forth in Section 5.13 of the Seller Disclosure Schedule, (ii) for normal examinations conducted by any Governmental Authority in the regular course of the business of GTFM and the GTFM Subsidiaries, or (iii) as would not reasonably be expected to have a GTFM Material Adverse Effect, since December 31, 2003, no Governmental Authority has provided written notice to GTFM or any of the GTFM Subsidiaries of any threatened proceeding or investigation into the business or operations of GTFM or any of the GTFM Subsidiaries or any of their members, officers, directors or employees in their capacity as such with GTFM or any of the GTFM Subsidiaries and, to the Knowledge of the Sellers, no such proceedings or investigations are contemplated. Except as set forth in Section 5.13 of the Seller Disclosure Schedule, there is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of GTFM or any of the GTFM Subsidiaries.

      (c) Except as set forth in Section 5.13 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries is in violation of any Applicable Laws or orders of any Governmental Authority except as would not reasonably be expected to have a GTFM Material Adverse Effect. No event has occurred or exists that would (with or without notice or lapse of time) give rise to any obligation on the part of GTFM or any of the GTFM Subsidiaries to undertake or to bear all or any portion of the cost of any remedial action of any nature which would reasonably be expected to have a GTFM Material Adverse Effect.

      (d) Without limiting the generality of the foregoing, to the Knowledge of Sellers no basis exists for revocation, material modification or termination prior to the expiration, of the Concession, except as set forth in Section 5.13 of the Seller Disclosure Schedule.

      SECTION 5.14     Environmental Matters. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, GTFM and each of the GTFM Subsidiaries (i) are in compliance with, and are not subject to any liability under, in each case with respect to all, applicable Environmental Laws, (ii) hold all Environmental Permits necessary to conduct their current operations, and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not be expected to have a GTFM Material Adverse Effect. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, or as would not reasonably be expected to have a GTFM Material Adverse Effect, neither GTFM nor any of the GTFM Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that GTFM or any of the GTFM Subsidiaries may be in violation of, or liable under, any Environmental Law. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries (x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of the Sellers, threatened, with respect thereto, or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of the Sellers, any claim threatened, by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, none of the real property owned or leased or operated by GTFM or any of the GTFM Subsidiaries is listed or, to the Knowledge of the Sellers, proposed for listing on any list of sites maintained by any Governmental Authority requiring investigation or cleanup.

      SECTION 5.15     Properties. Section 5.15 of the Seller Disclosure Schedule sets forth a true and complete list of all real property and interests in real property owned or leased by GTFM or any of the GTFM Subsidiaries and a summary of the lease agreements with respect thereto (true and correct copies of which leases have been provided to KCS) and a true and complete list of all personal property, equipment and fixtures (other than items having a book value of less than $1 million individually) owned by GTFM or any of the GTFM Subsidiaries, all of which personal property, equipment and fixtures are in good condition and repair, normal wear and tear excepted. Each of GTFM and the GTFM Subsidiaries has good and marketable title to, or valid and enforceable leasehold or concession interests in, all of its properties and tangible assets necessary to conduct the GTFM Business as currently conducted except where the failure to have such title or interest would not reasonably be expected to have a GTFM Material Adverse Effect. All such property and assets which constitute personal property, equipment, and fixtures, are in good condition and repair, normal wear and tear excepted. Except as set forth in Section 5.15 of the Seller Disclosure Schedule, all of such assets and properties, other than assets and properties in which GTFM or any of the GTFM Subsidiaries has a leasehold interest, are free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances which would not individually or in the aggregate reasonably be expected to have a GTFM Material Adverse Effect. Each of GTFM and the GTFM Subsidiaries has complied in all material respects with the terms of all leases and concessions (including the Concession) to which it is a party and under which it is in occupancy, and all such leases and concessions (including the Concession) are in full force and effect.

      SECTION 5.16     Insurance. Section 5.16 of the Seller Disclosure Schedule includes a list of all policies of fire, liability, product liability, workers’ compensation, health and other forms of insurance in effect as of the date of this Agreement with respect to the GTFM Business (the “GTFM Insurance Policies”), including the named insured(s) and all beneficiaries thereunder, and true and complete copies of the GTFM Insurance Policies have been delivered to KCS. Neither GTFM, nor any of the GTFM Subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been rescinded by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of GTFM and each of the GTFM Subsidiaries have been conducted in a manner so as to conform in all material respects to all material provisions of the GTFM Insurance Policies.

      SECTION 5.17     No Other Broker. Other than J.P. Morgan Chase and Elek, Moreno-Valle y Asociados, S.A. de C.V. (“EMVA”), the fees and expenses of which have been or will be paid by TMM, no broker, finder or similar intermediary is entitled to any broker’s, finder’s or similar fee or other remuneration from or as a result of engagement by Sellers or any of their respective Affiliates in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

      SECTION 5.18     No GTFM Material Adverse Effect. Since December 31, 2003, (i) GTFM and the GTFM Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, except as set forth in Section 5.18 of the Seller Disclosure Schedule, and (ii) there has not been (x) any GTFM Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a GTFM Material Adverse Effect, or (y) to the Knowledge of Sellers, any event or development that would, individually or in the aggregate, reasonably be expected to materially delay or prevent the consummation of, or the performance by Sellers or any of their respective Affiliates, of any of their obligations under, this Agreement or any of the Ancillary Agreements, to which any Seller is a party.

      SECTION 5.19     Sufficiency of and Title to Assets. GTFM and each of the GTFM Subsidiaries owns or licenses, and upon the consummation of the Merger, the Surviving Company and its Subsidiaries will own or license, all right, title and interest in and to all of the properties, assets, Contracts and rights of any kind, whether tangible or intangible, real or personal (including the Concession), necessary to enable GTFM, the GTFM Subsidiaries (prior to the Closing) and the Surviving Company (after the Closing) to conduct the GTFM Business as presently conducted (the “GTFM Assets”), free and clear of any Encumbrances other than Permitted Encumbrances, except as set forth in Section 5.19 of the Seller Disclosure Schedule.

      SECTION 5.20     Information in Filed Documents. None of the information regarding any of TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries supplied or to be supplied by Sellers in writing prior to the Closing expressly for inclusion or incorporation by reference in any documents to be filed with any Governmental Authority prior to the Closing in connection with the transactions contemplated hereby, including the proxy materials to be filed with the SEC by KCS in connection with the Merger, will, at the respective times such information is supplied, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.21     Affiliate Agreements. Section 5.21 of the Seller Disclosure Schedule sets forth a complete and accurate list or description, as of the date of this Agreement, of all Contracts, understandings and arrangements between GTFM or any GTFM Subsidiary, on the one hand, and TMM or any TMM Affiliate (other than GTFM and its Subsidiaries), on the other hand (the “Affiliate Agreements”) (other than this Agreement, the Ancillary Agreements and the other Agreements contemplated herein and therein to be entered into in connection with the transactions contemplated hereby and thereby) and identifying those: (i) Affiliate Agreements which shall continue in effect in accordance with their terms after the Closing Date (the “Continuing Affiliate Agreements”), and (ii) Affiliate Agreements which shall be terminated as of the Closing Date (in each case without penalty or obligation to GTFM or any GTFM Subsidiary). With respect to the Affiliate Agreements, other than the Continuing Affiliate Agreements, (w) KCS or a KCS Affiliate shall be entitled to terminate any or all of those agreements after ninety (90) days following the Closing Date at its sole discretion upon sixty (60) days notice and without liability or further obligation thereunder, (x) TFM and its Affiliates after the Closing Date shall be liable under those agreements only for the contracted basic charge for services and not for any other charges, expenses, costs, interest, or penalties, and (y) neither TFM, nor any entity which is after the Closing Date an Affiliate of TFM, shall be responsible for any charges, payments, expenses, or other costs incurred under those agreements prior to May 17, 2004.

      SECTION 5.22     No Loss of Significant Customers. From January 1, 2004 through the Business Day immediately preceding the date of this Agreement, neither GTFM nor any of the GTFM Subsidiaries has had any customer which has canceled, terminated or failed to renew, or threatened in writing to do so, any Contract with such entity which accounted for more than $10 million in revenues to such entity in the year ended December 31, 2003.

      SECTION 5.23     Trading in and Ownership of KCS Common Stock. None of Sellers or any of their respective Affiliates has, during the sixty (60) Business Days prior to the date hereof, either directly or indirectly, bought or sold, or otherwise effected any trade in any shares of KCS Common Stock, or any

Security derivative of KCS Common Stock and none of Sellers or any of their respective Affiliates, own as of the date of this Agreement any shares of KCS Common Stock or any security derivative of KCS Common Stock.

      SECTION 5.24     Solvency. No insolvency or bankruptcy proceedings against TMM or any of its Subsidiaries are pending as of the last Business Day preceding the date of this Agreement.

      SECTION 5.25     Termination of Option Agreement. The Amended and Restated Option Agreement between MM and The Bank of New York, as Trustee, dated October 25, 2002, as amended (the “Option Agreement”), entered into in connection with the Logistics Trust 2000-A (the “Trust”) formed pursuant to the Second Amended and Restated Master Trust Agreement, dated as of December 10, 2002 (the “Master Trust Agreement”), between TMM and The Bank of New York, as Trustee, has been terminated, and the Master Trust Agreement and the Transaction Documents (as defined in the Master Trust Agreement) have been amended, so that as of the date of this Agreement and the Closing Date (i) there is and shall be no outstanding option, warrant, right, subscription, call, legally binding commitment or other agreement or right of any kind entitling any Person (including The Bank of New York, as Trustee of the Trust) to acquire, or any other Encumbrance arising under such agreements on, any shares of capital stock of GTFM, (ii) the provision in Section 6.4 of the Option Agreement requiring a written agreement to be bound by the terms of the Option Agreement and related agreements does not and shall not apply to the purchase of the GTFM Shares under this Agreement, and (iii) the purchase of the GTFM Shares hereunder will be effective without KCS or any Subsidiary of KCS entering into any agreement to be bound by the terms of the Option Agreement and related agreements. MM has caused each legend affixed to any stock certificates evidencing GTFM Shares pursuant to the Option Agreement to be cancelled or removed, and MM has caused any annotation that was required by the Option Agreement to be placed in the Stock Registry Book of GTFM to be cancelled or removed. The Amended and Restated Put Option Agreement between MM and The Bank of New York, as Trustee, dated October 25, 2002, as amended, entered into in connection with the Trust has been terminated, and the Master Trust Agreement and the Transaction Documents (as defined in the Master Trust Agreement) have been amended so that as of the date of this Agreement and the Closing Date there is and shall be no obligation of KCS, the KCS Purchasers or any of their Affiliates to purchase or otherwise acquire any certificate or other interest in or related to the Trust.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF KCS

      Except as set forth in the disclosure schedule attached as Exhibit B to this Agreement (the “KCS Disclosure Schedule”), KCS hereby represents and warrants to each of the Sellers as follows:

      SECTION 6.1     Organization and Related Matters.

      (a) KCS is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. KCS has the corporate power and authority and each of its Subsidiaries has the corporate or other applicable power and authority necessary to carry on their respective businesses in the manner they are now being conducted and to own, lease and operate all of their respective properties and assets.

      (b) KCS and each of its respective Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except in jurisdictions where the failure of such license or qualification would not individually or in the aggregate have a KCS Material Adverse Effect.

      SECTION 6.2     Authority; No Violation.

      (a) Each of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex and no other corporate action on any of their parts is necessary to approve this Agreement or the Ancillary Agreements to which it is a party or authorize or consummate the transactions contemplated hereby and thereby, except for obtaining the KCS Stockholder Approval as described in Section 6.3. KCS or its Affiliates have taken all actions required to be taken on their part to approve the execution, delivery and performance by GTFM of this Agreement and any Ancillary Agreements to which GTFM is a Party. KCS has received the opinion of Morgan Stanley & Co., Incorporated, to the effect that the Acquisition is fair from a financial point of view to KCS. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by KCS, KARA Sub, KCS Sub, KCS Investment and Caymex (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other Parties hereto and thereto) constitute valid and binding obligations of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex at the Closing), enforceable against each of them in accordance with their terms, except as (i) the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity), and (ii) rights to indemnification may be limited by the Securities Laws and the policies underlying such laws.

      (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by KCS, KARA Sub, KCS Sub, KCS Investment and Caymex nor the consummation by them of the transactions contemplated hereby or thereby to be performed by them, nor compliance by them with any of the terms or provisions hereof or thereof, will (i) violate any provision of their respective Certificates of Incorporation or Bylaws, (ii) assuming that the consents and approvals referred to in Section 6.3 are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which KCS or any of its Subsidiaries or any of its properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance upon the properties, contracts or assets of KCS, KARA Sub, KCS Sub, KCS Investment or Caymex under, or require any notice, approval or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which KCS or any of its Subsidiaries is a party, or by which KCS or any of its Subsidiaries, or any of its properties or assets, may be bound or affected except in the case of this clause (ii) in each case as would not have or reasonably be expected to have a KCS Material Adverse Effect.

      (c) The shares of KCS Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement will be duly and validly issued, fully paid and non-assessable and free of any pre-emptive rights (except those provided in the Stockholders’ Agreement) and entitled to the benefits and rights set forth in the Certificate of Incorporation of KCS, as in effect at the Effective Time.

      SECTION 6.3     Consents and Approvals.

      (a) The affirmative vote of the holders of a majority of the votes cast by the holders of all outstanding shares of KCS Common Stock and KCS Preferred Stock, voting together as a single class, to approve the issuance of the Common Stock in accordance with the Del. G.C.L. and the rules of the NYSE (the “KCS Stockholder Approval”), is the only vote of the holders of any Security of KCS necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements.

      (b) Except (i) as set forth in Section 6.3(a), (ii) the prior approval of the Mexican Foreign Investments Commission, (iii) clearance by the Mexican Competition Commission, (iv) notice to the Mexican Ministry of Communications and Transportation, (v) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (vi) any required filings with the NYSE, (vii) the filing of the Certificate of Merger, and (viii) the expiration or earlier termination of the waiting period under the HSR Act, no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary in connection with the execution and delivery by KCS of this Agreement and the Ancillary Agreements to which it is a party and the consummation by KCS of the Acquisition or the other transactions contemplated by this Agreement and the Ancillary Agreements.

      (c) The Board of Directors of KCS (the “KCS Board”) has approved this Agreement, the Ancillary Agreements, and the Acquisition contemplated herein, including the issuance of more than 15% of the outstanding voting stock of KCS pursuant to the Acquisition, to ensure that the restrictions on business combinations set forth in Section 203 of the Del. G.C.L. will not apply to the Acquisition or to the consummation of the other transactions referred to in this Agreement and the Ancillary Agreements (including the exercise of pre-emptive rights under and in accordance with the terms of the Stockholders’ Agreement). Prior to Closing, KCS shall take all corporate action necessary to amend the KCS Stockholder Rights Plan so that the acquisition of the KCS Common Stock pursuant to this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements will not constitute a “trigger event” under the KCS Stockholder Rights Plan. To the best of KCS’s Knowledge, except for Section 203 of the Del. G.C.L., no control share, anti-takeover or similar statute under the laws of any state in the United States is applicable to the acquisition of KCS Common Stock contemplated hereby and by the Ancillary Agreements.

      SECTION 6.4     Authorized Capitalization. The authorized capital stock of KCS consists of 400,000,000 shares of Common Stock, $.01 par value per share, 840,000 shares of Preferred Stock, $25 par value per share (“KCS Preferred Stock”) and 2,000,000 shares of New Series Preferred Stock, $1.00 par value per share (“New Series Preferred Stock”). As of March 31, 2004, there were (i) 62,641,294 shares of KCS Common Stock, 242,170 shares of KCS Preferred Stock and 400,000 shares of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C, issued and outstanding, (ii) 4,730,485 shares of KCS Common Stock reserved for issuance pursuant to options granted pursuant to the KCS Stock Option Plan, and (iii) 13,389,120 shares of KCS Common Stock reserved for issuance upon conversion of the 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C. All of the shares of KCS Common Stock and KCS Preferred Stock outstanding at the date of this Agreement are listed for trading on the NYSE. All of the shares of capital stock of KCS outstanding are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which KCS is a party, except for restricted share agreements between KCS and certain of its officers and limited stock appreciation rights. Except as set forth in this Agreement, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from KCS or any KCS Subsidiary any shares of capital stock of KCS. There are no outstanding obligations of KCS or any of its Subsidiaries to redeem, repurchase or otherwise acquire any of the shares of capital stock of KCS or any shares of capital stock (or other ownership interests) of any of its Subsidiaries. Neither KCS nor any KCS Subsidiary has outstanding any bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of shares of capital stock of KCS may consent or vote (“KCS Voting Debt”). There are no options, warrants, rights, convertible or exchangeable Securities, “phantom” interests or other ownership interest appreciation rights, commitments, contracts, arrangements or undertakings of any kind to which KCS or any of its Subsidiaries is a party or by which any of them is bound, except for this Agreement, (i) obligating KCS or any of its Subsidiaries or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of KCS or capital stock (or other ownership interests) of its Subsidiaries, or any security convertible into or exercisable or exchangeable for any of the foregoing or for KCS Voting Debt, (ii) obligating KCS or any of its Subsidiaries or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of KCS or capital stock (or other ownership interests) of its Subsidiaries, or (iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, except as set forth in this Agreement.

      SECTION 6.5     SEC Filings. Since December 31, 2003, KCS has filed with the SEC all documents required to be filed by it under the Exchange Act and the Securities Act and as of their requisite dates (or the dates of any amendments thereto) such documents (the “KCS SEC Documents”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable rules of the SEC thereunder.

      SECTION 6.6     Financial Statements; Undisclosed Liabilities.

      (a) Subject to the limitation in Section 6.6(b):

(i) the audited consolidated financial statements and unaudited interim financial statements of KCS and its consolidated Subsidiaries included in the KCS SEC Documents (the “KCS Financial Statements”) present fairly, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of KCS and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), and

(ii) except as set forth in the KCS Financial Statements or the KCS SEC Documents filed prior to the date of this Agreement, neither KCS nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of KCS and the consolidated KCS Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a KCS Material Adverse Effect.

      (b) Notwithstanding the foregoing, no representation or warranty is made with respect to any information regarding GTFM or any GTFM Subsidiary which is based upon and in conformity with information provided in writing by GTFM and included in, or relied upon with respect to information included in, the KCS Financial Statements or the KCS SEC Documents.

      SECTION 6.7     No Other Broker. Other than Morgan Stanley & Co., Incorporated, whose fees and expenses will be paid by KCS, no broker, finder or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission from or as a result of engagement by KCS or any of its Subsidiaries in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

      SECTION 6.8     Information in Filed Documents. None of the information regarding KCS or any of its Subsidiaries supplied or to be supplied by KCS for inclusion in any documents to be filed with any Governmental Authority prior to Closing in connection with the transactions contemplated hereby will, at the respective times such information is supplied by KCS, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to any information regarding GTFM or any GTFM Subsidiary which is based upon and in conformity with information provided in writing by GTFM and included in, or relied upon with respect to information included in, documents referred to in this Section. Except as set forth in the KCS SEC Documents filed prior to the date of this Agreement, neither KCS nor any of its Subsidiaries has entered into any agreement or transaction with any officer, director or other employee of KCS or any Subsidiary of KCS or any immediate family member of any such person which would be required to be reported or disclosed in the KCS SEC Documents.

      SECTION 6.9     No KCS Material Adverse Effect; Other Actions.

      (a) Since March 31, 2004, (i) KCS and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, (ii) there has not been any KCS Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a KCS Material Adverse Effect, and (iii) to the Knowledge of KCS, there has not occurred any event or development that would, individually or in the aggregate, reasonably be expected to prevent the consummation of the Acquisition or the performance by KCS of its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

      (b) Except as disclosed in the KCS SEC Documents, there are no ongoing discussions regarding, and neither KCS nor any Subsidiary of KCS has entered into any agreement or understanding regarding:

(i) a transaction which, if completed, would result in a Change of Control of KCS or a KCS Acquisition Proposal;

(ii) the sale, lease or other disposition of all or substantially all of the consolidated assets of KCS and its Subsidiaries or the creation of any material joint ventures; or

(iii) the issuance of a material amount of equity securities of KCS (except as contemplated in this Agreement).

      SECTION 6.10     KCS Sub. The authorized capital stock of KCS Sub consists of 1,000 shares of KCS Sub Common Stock. There are 900 shares of KCS Sub Common Stock issued and outstanding, all of which are owned by KCS, free and clear of all Encumbrances. All of the shares of KCS Sub Common Stock outstanding are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other contract restricting or otherwise relating to the voting, dividend rights of disposition of such shares. KCS Sub is not a party to any contract other than this Agreement. KCS Sub has not conducted any business other than in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and has incurred no material indebtedness and has no material assets except as described in this Agreement.

      SECTION 6.11     Legal Proceedings.

      (a) There are no Proceedings that are pending or, to the Knowledge of KCS, threatened against KCS or any of its Subsidiaries or any of their respective directors or officers (in their capacity as such) or the KCS Assets or the KCS Business (other than the Proceedings referred to in Section 7.15) which (i) if adversely determined, would have a KCS Material Adverse Effect, or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements.

      (b) Section 6.11 of the KCS Disclosure Schedule sets forth a complete and accurate list of all litigation or arbitration actions, claims or proceedings, which KCS, any of its Subsidiaries, or to the Knowledge of KCS, any of KCS’s or its Subsidiaries’ respective officers, directors, agents or representatives, including persons named by KCS as directors or alternate directors of GTFM or any GTFM Subsidiary, have filed or caused to be filed against any of the Sellers, any of the Sellers’ Subsidiaries, or any of their respective officers, directors or shareholders, in their capacity as such.

      SECTION 6.12     KCS Capital Resources. The information set forth in the KCS Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC accurately sets forth anticipated material capital expenditures required to maintain in good repair and working order the KCS Assets and to provide for material additions to KCS property, plant and equipment necessary to conduct the business of KCS as described in such SEC Report. KCS has access to capital resources sufficient to fund such capital expenditures in the amount and at the time required.

      SECTION 6.13     Employee Benefit Matters. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) that is maintained, administered or contributed to by KCS or any of its Subsidiaries for employees or former employees of KCS and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding, for these purposes, accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan as determined using reasonable actuarial assumptions.

      SECTION 6.14     Labor and Other Employment Matters. There are no existing or, to the Knowledge of KCS and its Subsidiaries, threatened, labor disputes with employees of KCS and its Subsidiaries which would be reasonably expected to have a KCS Material Adverse Effect.

      SECTION 6.15     Tax. KCS and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all Taxes shown thereon and all assessments received by them or any of them to the extent that such Taxes have become due and are not being contested in good faith, except as would not, individually or in the aggregate, have a KCS Material Adverse Effect. Except as disclosed in Section 6.15 of the KCS Disclosure Schedule, there is no Tax deficiency which has been or might reasonably be expected to be asserted or threatened against KCS or any of its Subsidiaries, except as would not, individually or in the aggregate, have a KCS Material Adverse Effect.

      SECTION 6.16     Permits and Compliance.

      (a) Except as would not, individually or in the aggregate, have a KCS Material Adverse Effect, (i) each of KCS and its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other Governmental Authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and (ii) neither KCS nor any of its Subsidiaries has received notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization.

      (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of KCS and its Subsidiaries or as would not reasonably be expected to have a KCS Material Adverse Effect, since March 31, 2004, no Governmental Authority has provided written notice to KCS or any of its Subsidiaries of any threatened proceeding or investigation into the business or operations of KCS or any of its Subsidiaries or any of their members, officers, directors or employees in their capacity as such with KCS or any of its Subsidiaries.

      (c) Neither KCS nor any of its Subsidiaries is in violation of any Applicable Laws or orders of any Governmental Authority, except as would not reasonably be expected to have a KCS Material Adverse Effect. No event has occurred or exists that would (with or without notice or lapse of time) give rise to any obligation on the part of KCS or any of its Subsidiaries to undertake or to bear all or any portion of the cost of any remedial action of any nature which would reasonably be expected to have a KCS Material Adverse Effect.

      SECTION 6.17     Environmental Matters. KCS and each of its Subsidiaries (i) are in compliance with, and are not subject to any liability under, in each case, all applicable Environmental Laws, (ii) hold all Environmental Permits necessary to conduct their current operations, and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not reasonably be expected to have a KCS Material Adverse Effect. Neither KCS nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that KCS or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, except where the preceding would not reasonably be expected to have a KCS Material Adverse Effect. Neither KCS nor any of its Subsidiaries (x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of KCS and its Subsidiaries, threatened with respect thereto, except as would not reasonably be expected to have a KCS Material Adverse Effect, or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of KCS and its Subsidiaries, any claim threatened by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials, except as would not reasonably be expected to have a KCS Material Adverse Effect. None of the real property owned or leased or operated by KCS or any of its Subsidiaries is listed or, to the Knowledge of KCS and its Subsidiaries, proposed for listing on any list of sites maintained by any Governmental Authority requiring investigation or cleanup, except as would not reasonably be expected to have a KCS Material Adverse Effect.

      SECTION 6.18     Properties. Each of KCS and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold, easement or concession interests in, all of its properties and tangible assets necessary to conduct the KCS Business as it is currently conducted, except where the failure to have such title or interest would not reasonably be expected to have a KCS Material Adverse Effect. All such property and assets which constitute personal property, equipment, and fixtures, are in good condition and repair, normal wear and tear excepted. Each of KCS and its Subsidiaries has complied in all material respects with the terms of all leases and concessions to which it is a party and under which it is in occupancy, and all such leases and concessions are in full force and effect, except in each case as would not reasonably be expected to have a KCS Material Adverse Effect.

ARTICLE 7

COVENANTS AND ADDITIONAL AGREEMENTS

      SECTION 7.1     Interim Governance Arrangements; Conduct of Business by the GTFM Group.

      (a) TMM and KCS have caused the By-laws of GTFM and TFM to be amended, effective upon execution of this Agreement, (i) to require that the number of Directors of GTFM and TFM shall not exceed, respectively, 7 and 8 and that all actions taken by the Board of Directors of GTFM shall require the approval of at least 5 members of such Board and all actions taken by the Board of Directors of TFM shall require the approval of at least 5 members of such Board (6, if the Mexican government elects a director), and that the tie-breaking vote of the Chairman of GTFM and of TFM has been eliminated, and (ii) to require that 5 members of the Board of Directors of GTFM and of TFM shall be required for a quorum for any meeting of such Board of Directors, and (iii) as otherwise set forth in Exhibit J hereto (as so amended, the “Amended By-laws”). TMM and KCS have taken all action required by the Amended By-laws and the Laws of the UMS to appoint (A) Messrs. José Vicente Corta Fernández and Iker Ignacio Arriola Peñalosa, respectively, as Secretary and Alternate Secretary (Prosecretario) of the Board of Directors of GTFM and of the Board of Directors of TFM (replacing Romualdo Segovia and José Manuel Muñoz Arteaga), and (B) Messrs. José Manuel Rincón Gallardo Purón and Javier García Sabaté, as Examiners (Comisarios propietarios), and Mario Fernández Dávalos and Carlos Méndez Rodríguez, as Alternate Examiners (Comisarios suplentes), of GTFM and TFM.

      (b) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement (i) no Party shall cause, or permit any action to be taken to cause, the Amended By-laws to be amended, revoked or repealed without the consent of TMM and KCS, (ii) no Party shall permit TFM to establish, and will take, or cause to be taken, all action on their part necessary (including voting or causing to be voted all the shares of capital stock of GTFM and TFM) to prevent TFM from establishing, any internal committees or decision making rules which have not been approved in writing by KCS and TMM, (iii) Sellers shall take, or cause to be taken, all action on their part necessary to cause José Vicente Corta Fernández and Iker Ignacio Arriola Peñalosa to remain, respectively, as Secretary and Alternate Secretary (Prosecretario) of the Board of Directors of GTFM and TFM, and (iv) Sellers and KCS shall take, or cause to be taken, all action on their part necessary to cause José Manuel

Rincón Gallardo Purón and Javier García Sabaté to remain as Examiners (Comisarios propietarios), and Mario Fernández Dávalos and Carlos Méndez Rodríguez to remain as Alternate Examiners (Comisarios suplentes), of GTFM and TFM.

      (c) After the date of this Agreement, KCS shall create a transition management team (the “Transition Management Team”) to facilitate the transition to KCS of ownership of the GTFM Group at the Closing. KCS shall have the right to designate up to six (6) persons who shall serve until the Closing or earlier termination of this Agreement (the “Transition Managers”) and shall pay the salaries of, and direct expenses incurred by, the Transition Managers. The management of GTFM and of TFM shall cooperate fully with the Transition Managers with the goal of ensuring a smooth transition at the Closing Date. To facilitate the transition, the Transition Managers shall have access as they deem reasonably necessary to all books, records, and meetings of the officers, directors or other employees, agents or representatives of TFM and GTFM, and each of TFM and GTFM shall cause each of their respective officers, directors, and other employees, agents and representatives to provide such access to the Transition Managers. Notwithstanding the foregoing, the Transition Managers shall function only as observers with respect to the foregoing, and shall have no authority to control or direct the actions of TFM or GTFM or any of their respective directors, officers, employees, agents, or representatives and shall not materially interfere with the normal operations of TFM or GTFM.

      (d) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement, the Sellers and KCS shall use commercially reasonable efforts to cause GTFM and each of its Subsidiaries to (x) carry on its business in the ordinary course consistent with past practice, subject to the restrictions imposed by court order identified in Section 5.18 of the Seller Disclosure Schedule and (y) use commercially reasonable efforts to preserve their present business organizations and relationships (including keeping available the present services of their employees and preserving their rights, franchises, goodwill and relations with their customers and others with whom they conduct business).

      (e) During the period from the date of this Agreement and continuing through the Closing Date, neither TMM nor KCS shall cause GTFM or any GTFM Subsidiaries to take any of the following actions without the express written consent of the other Party:

(i) amend or agree to amend their charters or bylaws (or comparable organizational documents) except as provided in Section 7.1(a) and (b), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any of their membership interests, shares or any other ownership interests, or change or agree to change in any manner the rights of their membership interests, shares or any other ownership interests or liquidate or dissolve;

(ii) (x) issue, sell, redeem or acquire any share or any other ownership interest or any debt security in GTFM or any of the GTFM Subsidiaries, (y) issue, sell or grant any option, warrant, convertible or exchangeable Security, right, “phantom” or other ownership interest, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any shares or any other ownership interests in GTFM or any of the GTFM Subsidiaries, or (z) enter into any Contracts, agreements or arrangements to issue, redeem, acquire or sell any shares or any other ownership interests in GTFM or any of the GTFM Subsidiaries;

(iii) refinance existing indebtedness on materially different terms or incur any additional indebtedness for borrowed money in excess of $10 million in the aggregate (outstanding at any one time), or guarantee any liability, obligation or indebtedness (whether or not currently due or payable) of any other Person or incur any GTFM Voting Debt;

(iv) except as required by Law or IFRS, make any change in their accounting methods or practices for Tax or accounting purposes or make any change in depreciation or amortization policies or rates adopted by them for Tax or accounting purposes or make any material, or change any existing, Tax election, settle any pending audits or make voluntary disclosure agreements or settle or compromise any

Tax liability, except in the case of any such liability to the extent reserved for on the GTFM Financial Statements or except to the extent such change would not have a GTFM Material Adverse Effect;

(v) make any loan or advance or capital contribution to any of their Affiliates who are not members of the GTFM Group, or any of their officers, directors, employees, consultants, agents or other representatives (other than reasonable and customary travel advances made in the ordinary course of business consistent with past practice);

(vi) sell, transfer, lease, license, offer to sell, abandon or make any other disposition of any of their assets or rights or grant or suffer, or agree to grant or suffer, any Encumbrance other than Permitted Encumbrances on any of their assets or rights, other than in the ordinary course of business consistent with past practice and not exceeding $1 million in the aggregate;

(vii) except as expressly permitted pursuant to subsection (xv) below, settle any claim, action or proceeding involving any liability for money damages or any restrictions upon any of their operations, any of the GTFM Assets or the GTFM Business, except to the extent such settlement would not have a GTFM Material Adverse Effect;

(viii) create, renew, amend, terminate or cancel, any Contract other than in the ordinary course of business consistent with past practice and providing for consideration payable by or to GTFM or any GTFM Subsidiaries equal to or less than $1 million individually;

(ix) enter into, amend, or agree to enter into or amend any Contract, agreement or arrangement or any financial transaction with any of their officers, directors, consultants, agents representatives, (in the case of agents and representatives, other than in the ordinary course of business consistent with past practice), or Affiliates who are not members of the GTFM Group; provided, however, that this clause (ix) shall not prohibit the performance of Contracts executed prior to the date of this Agreement, the terms of which have been disclosed to KCS in the Seller Disclosure Schedule;

(x) except as set forth in Section 2.1(a), declare or make any dividends or declare or make any other distributions of any kind payable to MM or any Affiliate of MM (in any such case other than any other member of the GTFM Group) or to KCS or any Affiliate of KCS;

(xi) acquire or agree to acquire in any manner any equity interests in, or any business of, any Person or other business organization or division thereof, including by way of merger, consolidation, or purchase of an equity interest or assets;

(xii) enter into, amend, modify or renew any Benefit Plan or other written employment, consulting, severance or similar employment agreements or arrangements, or grant any salary or wage increase or increase in severance or termination pay or increase any employee benefit or hire any new employee for a management position, except as may be required by Applicable Law, or in the ordinary course of business consistent with past practice.

(xiii) take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Benefit Plan or employment, indemnification, severance or termination agreement;

(xiv) make or incur any capital expenditures in excess of those set forth in the GTFM 2004 Capital Budget, a copy of which has been provided to KCS, or cease to make capital expenditures in the ordinary course of business consistent with past practice;

(xv) cancel any indebtedness or waive any claims or rights in amounts, in each case, in excess of $500,000 ($10,000 in the case of claims or rights against any Affiliate) in the aggregate;

(xvi) accrue or pay any bonuses to any employee of the GTFM Group other than in the ordinary course of business consistent with past practices, except as set forth in Section 7.1 of the Seller Disclosure Schedule; and

(xvii) authorize or agree (by Contract or otherwise) to do any of the foregoing.

      (f) During the period from the date of this Agreement and continuing through the Closing Date, neither GTFM nor any GTFM Subsidiary shall pay or incur any fees, expenses or other costs to De Teresa other than amounts with respect to the Ongoing Litigation Matters, which amounts shall not aggregate more than $50,000 per month (on average, computed as of the Closing Date for the months or portions thereof occurring during such period) without the prior written consent of KCS.

      SECTION 7.2     Conduct of Business by KCS and its Subsidiaries.

      (a) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement or with the prior written consent of TMM, KCS and its Subsidiaries shall take no action that would reasonably be expected to prevent completion of, or materially delay, the Acquisition, or change materially the terms of the Acquisition to the detriment of Sellers, and take none of the following actions if it would materially change the economic benefits of the Acquisition to the detriment of the Sellers:

(i) amend their charters or bylaws (or comparable organizational documents), or merge or consolidate with, any other Person, subdivide or reclassify their common stock or other ownership interests, or change the rights of their common stock or other ownership interests or liquidate or dissolve;

(ii) issue, sell or acquire any common stock or other ownership interest of any of the KCS Subsidiaries;

(iii) make any loan or advance or capital contribution to any of their Affiliates (other than any KCS Subsidiary), or any of their officers, directors, employees, consultants, agents or other representatives (other than in the ordinary course of business consistent with past practice);

(iv) declare or make any dividends or declare or make any other distributions of any kind on or payable to the holders of its capital stock (other than regularly scheduled dividends payable on KCS Preferred Stock or New Series Preferred Stock);

(v) acquire any equity interests in, or assets of any business of, any Person; or

(vi) authorize or agree to do any of the foregoing.

      SECTION 7.3     Confidentiality. The Parties agree, and KCS agrees to cause the Transition Managers, to continue to be bound by and comply with the provisions set forth in the Confidentiality Agreements, and all amendments thereto, the provisions of which are hereby incorporated herein by reference, to the extent such provisions are not in conflict with the terms of this Agreement.

      SECTION 7.4     Regulatory Matters; Governing Documents; Third-Party Consents.

      (a) The Parties shall cooperate with each other and use their commercially reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all Governmental Authorities, third parties and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and requests for required consents under any contracts, including those referred to in Sections 5.5 and 6.3. KCS and Sellers agree to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement, other than those conditions or requirements, in the aggregate, the satisfaction of which are reasonably likely to result in either a GTFM Material Adverse Effect, a KCS Material Adverse Effect or a Seller Material Adverse Effect. The Parties agree that, subject to the exclusive authority granted to KCS in Section 7.4(e), they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Governmental Authorities, third parties and other Persons necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements and each Party will keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated herein and therein.

      (b) The Parties shall promptly advise each other Party hereto upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

      (c) Each Party will (i) within five (5) business days of the date of this Agreement take all actions necessary to make the filings required of such Party or its Affiliates under the HSR Act (which filings shall include a request for the early termination of the waiting period under the HSR Act), (ii) comply at the earliest practicable date with any request for additional information received by such Party or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, and (iii) cooperate with each other Party in connection with such other Party’s filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

      (d) If the current authorization issued by the Mexican Antitrust Commission (Comision Federal de Competencia, the “CFC”) shall have expired, KCS shall, in a timely manner after the date of this Agreement, with the cooperation of TMM, (i) file before the CFC the notification required pursuant to Articles 20 and 21 of the Mexican Antitrust Law (Ley Federal de Competencia Económica), using commercially reasonable efforts to assure that the notification is accurate and complete and contains all of the information required pursuant to the regulations of the Mexican Antitrust Law (Reglamento de la Ley Federal de Competencia Económica) and other official forms therefor, and (ii) assure that any request for any additional information that may be required or otherwise solicited by the CFC from KCS or any of its Affiliates in connection with such notification is complied with on a timely basis. Sellers shall use their reasonable best efforts to provide KCS with all information regarding Sellers, GTFM and GTFM Subsidiaries requested by KCS, within the time requested by KCS, in connection with KCS’s obligations under this Section 7.4(d). The Parties shall cooperate with each other in connection with such Mexican antitrust notification and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement, commenced by either the CFC directly or as a result of any person filing any claim before the CFC in connection therewith.

      (e) If the current authorization issued by the Foreign Investment Commission (“FIC”) shall have expired, KCS shall have exclusive authority, notwithstanding any other provision of this Agreement, to seek the approval of the FIC to the acquisition of control of TFM contemplated in this Agreement (“FIC Approval”). Without limiting the generality of the foregoing:

(i) TMM shall, and TMM shall assure that its controlled Affiliates, including TMMH and MM, and their respective employees, officers, directors, corporate secretaries, attorneys-in-fact and agents (collectively, the “TMM Parties”) shall, cooperate with KCS to obtain as soon as possible the FIC Approval, including using their reasonable best efforts to provide KCS with all information regarding Sellers, GTFM and GTFM Subsidiaries that may be requested by KCS, within the time requested by KCS, in connection with obtaining FIC Approval.

(ii) TMM shall assure that none of the TMM Parties initiate any communication, formal or informal, with the FIC or its directors or employees, concerning this Agreement or the FIC Approval or any other matter which could have an adverse effect on obtaining FIC Approval.

(iii) TMM shall assure that any communications by any of the TMM Parties with the FIC concerning this Agreement or the FIC Approval shall (i) be made solely at the express written request of José Vicente Corta Fernández or an officer of KCS, and (ii) be made through Carlos Galván Duque or EMVA. TMM shall assure that if the FIC communicates with any of the TMM Parties, that party shall promptly notify José Vicente Corta Fernández of the communication and shall direct the FIC to communicate with Carlos Galván Duque or EMVA for a response, and that Carlos Galván Duque or EMVA shall consult with KCS before responding to the FIC or providing any documents or other information to the FIC concerning this Agreement or the FIC Approval.

(iv) All references in this Section 7.4(e) to communications with or by the FIC shall include communications with members of the FIC, including officers of the Ministry of Communication and Transport (SCT), the Ministry of Economy, and the Ministry of Finance but shall not include communications in the ordinary course of business of TMM or the GTFM Group that do not concern this Agreement or the FIC Approval provided, that if in the course of such communications the subject of this Agreement or the FIC Approval is raised, no discussions concerning those subjects are held and all inquiries related to such subjects are referred to José Vicente Corta Fernández (unless José Vicente Corta Fernández requests otherwise).

(v) KCS shall keep TMM and EMVA informed, on a current basis, regarding any communications with the FIC and will provide TMM with any materials received from the FIC concerning this Agreement or FIC Approval.

      (f) TMM and KCS shall cause GTFM and the GTFM Subsidiaries to use their commercially reasonable efforts to obtain the consents of the lessor and the lenders required under the Sublease of Locomotives identified in Section 5.5 of the Seller Disclosure Schedule, to the change of control resulting from the Acquisition.

      SECTION 7.5     Stockholder Approvals.

      (a) As soon as practicable following the date of this Agreement, but in any event within sixty (60) days following the date of this Agreement, KCS shall file with the SEC an amended proxy statement for a special meeting of its stockholders to be called to obtain the KCS Stockholder Approval and shall use its commercially reasonable efforts to obtain clearance of such proxy statement from the SEC as soon as practicable. Promptly after the definitive proxy statement has been cleared by the SEC, KCS will call and give notice of a special meeting of its stockholders, cause a proxy statement and any amendments thereto to be mailed to its stockholders, convene the special meeting of its stockholders, which KCS shall endeavor to hold within forty-five (45) days following the mailing of such proxy statement or the last of any amendment or supplement thereto, and seek to obtain the approval of its stockholders to the matters set forth therein as requiring such approval, including recommending such approval to its stockholders, provided that the KCS Board may withdraw its recommendation of the Acquisition if it is advised by counsel to the effect that because of a third party proposal occurring after the date of the KCS Board’s initial approval of the Acquisition, for the KCS Board to continue to recommend the Acquisition would be a breach of the KCS Board’s fiduciary duties to the KCS stockholders.

      (b) Within forty-five (45) days following the date of this Agreement, subject to extension for such period of time as is necessary to receive any clearances or approvals in connection with the Corporate Restructure Information Memorandum described below, TMM shall hold a meeting of its stockholders to obtain the TMM Stockholder Approval and the shares of capital stock of TMM subject to the Voting Trust shall be voted at such meeting in accordance with the terms of the Voting Trust. The Board of Directors of TMM shall recommend such approval to the TMM stockholders. TMM will provide to KCS a draft of the relevant Corporate Restructure Information Memorandum that TMM must present to the Mexican Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.) with respect to the approval of this Agreement for review by KCS prior to distribution of such memorandum to the shareholders of TMM. TMM shall not unreasonably exclude from such memorandum any information reasonably requested by KCS for inclusion therein.

      (c) Immediately following TMM Stockholder Approval, TMM shall obtain the TMMH Stockholder Approval, and TMMH shall obtain the MM Stockholder Approval.

      SECTION 7.6     Tax Matters.

      (a) GTFM shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns for GTFM and the GTFM Subsidiaries for all periods ending on or prior to the Closing Date and for Tax periods that begin before the Closing Date and end after the Closing Date (a “Straddle Period”).

      (b) After the Closing Date, KCS, GTFM and their respective Subsidiaries, on the one hand, and TMM and its Subsidiaries, on the other hand, shall provide each other with such cooperation and information, to the extent available to such Parties, relating to TMM, GTFM and their respective Subsidiaries as the Parties may reasonably request in (i) filing any Tax Return, (ii) determining any liability for Taxes or a right to a Tax refund, or (iii) conducting or defending any proceeding in respect of Taxes.

      (c) At the Closing, TMM (to the extent available or in TMM’s possession or the possession of any TMM Subsidiaries or any of their respective directors, officers, employees or representatives) shall deliver to GTFM and KCS shall, and shall cause GTFM and the GTFM Subsidiaries to, retain for a period of five (5) years following the Closing Date, all Tax Returns, books and records (including computer files) of, or with respect to the activities of, GTFM and the GTFM Subsidiaries for all taxable periods from date of incorporation to the Closing Date for GTFM and all GTFM Subsidiaries.

      (d) After the Closing, KCS shall control and manage any audit, contest, claim, proceeding or inquiry with respect to Taxes of GTFM and any of the GTFM Subsidiaries for any taxable period ending on or before the Closing Date and for any Straddle Period; provided, that KCS shall promptly provide TMM with notice and information regarding any such audit, contest, claim, proceeding or inquiry. KCS shall have the right, after consultation with TMM, to settle or contest any such audit, contest, claim, proceeding or inquiry.

      SECTION 7.7     Insurance. Each of the Sellers and KCS shall cause GTFM and the GTFM Subsidiaries to maintain in effect and pay all premiums due for the period ending on the Closing Date with respect to any and all fidelity bonds maintained by them on the date hereof and all GTFM Insurance Policies or procure comparable replacement policies and bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in effect until the Closing Date.

      SECTION 7.8     Notification of Certain Matters. Each Party to this Agreement shall give prompt notice to the other parties, to the extent known by such Party, of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, or (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.

      SECTION 7.9     Further Assurances. Each Party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Upon the request of the Sellers or KCS, as the case may be, KCS or the Sellers and their respective Affiliates, as the case may be, shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the other Party may reasonably request to effectuate the purposes of this Agreement and the Ancillary Agreements.

      SECTION 7.10     Third-Party Matters.

      (a) From the date of this Agreement to the Effective Time, (i) neither Sellers, nor any of their respective Affiliates, officers, directors, employees, members, controlling shareholders (which shall include for this purpose all signatories to any of the Ancillary Agreements), representatives or agents, including any investment banker, attorney or accountant engaged by any of them shall, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, or any merger or business combination with, TMMH, MM, GTFM or any of their respective Subsidiaries, and (ii) TMM shall not enter into any agreement with any Person concerning any acquisition or purchase of a controlling equity interest in TMM by any Competitor (as defined in the Stockholders’ Agreement which is part of the Ancillary Agreements) (each acquisition, purchase, merger or business combination, a “TMM Acquisition Proposal”), or furnish any information regarding a TMM Acquisition Proposal to any such Person. Sellers shall notify KCS, providing full information, within twenty-four (24) hours if any TMM Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, TMM, TMMH, MM, GTFM, any of their respective Affiliates, officers, directors, employees, members, or controlling shareholders (for purposes of this Section 7.10, collectively, the “Seller Parties”), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section 7.10 by any Seller Party or any investment banker, attorney or other advisor or representative of the Seller Parties shall be deemed to be a breach of this Section 7.10 by Sellers.

      (b) Sellers shall, and shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any Parties, conducted prior to the date hereof with respect to any TMM Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by Sellers or any of their respective Affiliates or advisors returned to TMM promptly. Neither Sellers or any of their respective Affiliates, officers, directors, employees, members, shareholders, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. Sellers shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and agents to comply with the provisions of Sections 7.10(a) and 7.10(b).

      (c) From the date of this Agreement to the Effective Time, neither KCS, nor any of its respective Affiliates, officers, directors, employees, representatives or agents, including any investment banker, attorney or accountant engaged by any of them shall, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or substantially all of the assets of, or a controlling equity interest in, KCS or KCSR or any merger or business combination with KCS or KCSR which, if consummated would result in a Change of Control of KCS or KCSR (each, a “KCS Acquisition Proposal”), or furnish any information regarding a KCS Acquisition Proposal to any such Person. KCS shall notify TMM, providing full information, within twenty-four (24) hours if any KCS Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, KCS, any of its respective Affiliates, officers, directors, employees (for purposes of this Section 7.10, collectively, the “Buyer Parties”), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section 7.10 by any Buyer Party or any investment banker, attorney or other advisor or representative of the Buyer Parties shall be deemed to be a breach of this Section 7.10 by KCS.

      (d) KCS shall, and shall cause its KCS Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any Parties, conducted prior to the date hereof with respect to any KCS Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by KCS or its Affiliates or advisors returned to KCS promptly. Neither KCS nor any of its Affiliates, officers, directors, employees, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. KCS shall cause its Affiliates, officers, directors, employees, representatives and agents to comply with the provisions of Sections 7.10(c) and 7.10(d).

      (e) Nothing set forth in this Section 7.10 shall preclude the KCS Board or TMM from taking any action in good faith if it is advised by counsel that failure to do so would be a breach of duty to its stockholders.

      SECTION 7.11     Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law, no party to this Agreement shall knowingly take any action which, or knowingly fail to take any action the failure of which to be taken, could reasonably be expected to: (i) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect, (ii) result in any conditions to the Closing set forth in Article 8 not being satisfied, or (iii) result in a violation of any provision of this Agreement or the Ancillary Agreements.

      SECTION 7.12     Expenses. Except as expressly provided otherwise in this Agreement, the Parties shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

      SECTION 7.13     VAT Contingency Payment.

      (a) On the later to occur of (i) the Closing Date, or (ii) the Final Resolution of the VAT Claim and Put, KCS shall pay the sum of $110 million, reduced (but not below zero) by: (i) any cash payments required to be made by KCS, TFM or any of their respective Affiliates (including for purposes of this Section 7.13, GTFM) to any agency of the Mexican government to obtain the Final Resolution of the VAT Claim and Put, net of any cash payments received by KCS, TFM or such Affiliates from any such agency related to the Final Resolution of the VAT Claim and Put, (ii) the NOL Value, (iii) 67% of the face amount of any other Tax credits under the Laws of the UMS which TFM or any of its Affiliates is required to apply, use or relinquish to the Mexican government without any value received in exchange therefor (other than the value resulting from the Final Resolution of the VAT Claim and Put), to obtain the Final Resolution of the VAT Claim and Put, and (iv) any Taxes incurred with respect to the Final Resolution of the VAT Claim and Put which are not offset by the NOL Value or the other Tax credits referred to in Section 7.13(a)(iii), and (v) the contingency fees, in an amount of $1,500,000 each (but not any portion of the ongoing legal fees and expenses) to the extent they are required to be paid by GTFM or any GTFM Subsidiary to (y) Rocha y Asociados, S.C., or Zambrano, Rocha y Espina, S.C. in connection with the successful resolution of the Put and (z) CEA Abogados, S.C., in connection with the successful resolution of the VAT Claim (the “VAT Contingency Payment”). The VAT Contingency Payment shall be paid as follows: (i) $35 million shall be paid in cash; (ii) $35 million shall be paid by delivery of that number of shares of KCS Common Stock as, valued at the Volume Weighted Price, shall be equal to $35 million, and (iii) $40 million shall be paid by deposit into escrow (the “VAT Escrow”), to be held and be subject to reduction in accordance with the terms of an escrow agreement (the “VAT Escrow Agreement”), of a note in the principal amount of $40 million, which shall be converted at the fifth anniversary of the Closing Date, or at such earlier date following the date that is two (2) years after the Final Resolution of the VAT Claim and Put as KCS may, in its sole discretion, deem appropriate after consultation with a Tax consultant knowledgeable about Mexican Tax Laws, into that number of shares of KCS Common Stock as, valued at the Volume Weighted Price, shall be equal to the remaining principal amount of the VAT Escrow as of such date. Any reduction in the VAT Contingency Payment pursuant to this Section 7.13(a) shall be made in equal proportions in the amounts set forth in clauses (i) through (iii) in the immediately preceding sentence. KCS may at its election deliver shares of KCS Common Stock valued at the Volume Weighted Price, in lieu of any portion of the cash payment. The term “NOL Value” means 23% of the amount of any net operating losses available to TFM and its Subsidiaries under applicable Tax Laws of the UMS which are relinquished to the Mexican government by TFM and its Affiliates without any other value received therefor.

      (b) KCS shall have the exclusive right to manage the negotiation, prosecution and settlement of the VAT Claim and any extensions or other modifications of the obligations under the Put and in doing so shall act prudently and in good faith. As used in this section, “prudently” shall mean acting as a reasonably prudent person would act in dealing with its own property and without regard to the obligation to make the VAT Contingency Payment. TMM shall, and shall use its reasonable best efforts to cause its Affiliates, officers, directors, agents and attorneys-in-fact to, cooperate with KCS in any matters reasonably required by KCS in connection with these negotiations; provided TMM and its Affiliates shall not be required to pay any amounts or relinquish any assets, Tax credits or other Tax attributes or other items of value. TMM, TMMH and MM, hereby release KCS, its Affiliates, officers, directors, agents and attorneys-in-fact from any and all claims, liabilities and obligations arising out of or in connection with the negotiations or settlement with the Federal Government of the UMS with respect to the VAT Claim and Put, except for any breach of the obligation to pay the VAT Contingency Payment pursuant to Section 7.13(a) or any breach of its obligations under this Section 7.13(b).

      SECTION 7.14     Financing for Acquisition. In connection with the financing for the Acquisition (including any amounts due under Section 7.13), KCS shall not, and shall cause its Subsidiaries not to, enter into any financing arrangements that materially (i) restrict the ability of KCS and its Subsidiaries to make any payments required to be made by this Agreement, or (ii) deny or restrict in any material way any material rights granted to TMM or any of its Subsidiaries under this Agreement or the Ancillary Agreements.

      SECTION 7.15     Suspension and Dismissal of Actions; Releases.

      (a) During the period from the date of this Agreement to the Closing Date or the date of a termination in accordance with Article 9, none of KCS, TMM, any controlled Affiliate of KCS or TMM, or any officer, director, agent or representative of KCS acting on behalf of KCS, TMM or their respective controlled Affiliates, including persons named by them as directors or alternate directors of GTFM or any GTFM Subsidiary, shall initiate, file, commence, publicly threaten to initiate, file or commence, or continue to pursue (collectively, “Commence”) any proceedings previously filed, except as necessary in the opinion of their counsel to avoid dismissal or adverse ruling or to preserve or exercise rights arising under this Agreement, before any court, arbitral panel, regulatory body or other agency or body which, directly or indirectly, is based upon or arises out of, in whole or in part, the Original Acquisition Agreement or the transactions referred to therein (collectively, “Acquisition Agreement Claims”) or any claim or allegation with respect to actions taken or meetings held prior to the date of this Agreement by, or in their capacity as, the directors, officers, employees, shareholders or agents of TMM, KCS, or any Subsidiary of TMM or KCS (collectively, “Management Claims”).

      (b) The Acquisition Agreement Claims and the Management Claims shall be dismissed, or may be reinstated, as follows:

(i) If this Agreement is terminated in accordance with Section 9.1(a)(i), then the Acquisition Agreement Claims and the Management Claims, and if the termination is in accordance with Section 9.1(a)(vii), then only the Acquisition Agreement Claims, shall be dismissed with prejudice. Each Party shall make all filings necessary, and shall take all steps reasonably requested by the other Parties, to effect such dismissal on the date of such termination or as soon thereafter as possible, with each Party to bear its own costs and expenses.

(ii) If the Agreement is terminated other than as described in Section 7.15(b)(i), then, upon termination, the Acquisition Agreement Claims and the Management Claims which were suspended as described in Section 7.15(a) (and any other related claims (whether as cross-claims or otherwise)) may be Commenced.

(iii) If the Agreement is not terminated, then on the Closing Date, the Acquisition Agreement Claims and the Management Claims shall be dismissed with prejudice. Each Party shall make all filings necessary, and shall take all steps reasonably requested by the other Parties, to effect such dismissal on the Closing Date or as soon thereafter as possible, with each Party to bear its own costs and expenses.

      (c) Within ten days after the date of this Agreement, the Parties shall cause their respective litigation counsel to inform the American Arbitration Association of the suspension of proceedings in the matter styled Kansas City Southern and Kara Sub, Inc. v. Grupo TMM, S.A.; TMM Holdings, S.A. de C.V.; and TMM Multimodal, S.A. de C.V., No. 50 T 181 00514 03 (the “Arbitration”). The Arbitration shall be held in abeyance, but not dismissed or terminated, until the Closing Date. Immediately following Closing or, if this Agreement is terminated as described in Section 7.15(b)(i) on a basis which requires dismissal of Acquisition Agreement Claims, immediately following such termination, the Parties shall cause their respective litigation counsel to request that the Arbitration be terminated and shall take all other action necessary to have the

Arbitration terminated as promptly as possible, with the Parties to bear their own costs and expenses. If this Agreement is terminated other than as described in Section 7.15(b)(i), then any Party may reinstate proceedings in the Arbitration, request a hearing and, reinstate or pursue any claims it may have in such proceeding (whether as a counter-claim or otherwise).

      (d) On the date of this Agreement, KCS and TMM, each on behalf of itself and its controlled Affiliates, have entered into Releases, which shall be deposited in the Closing Escrow immediately following execution of this Agreement. The Releases shall become effective on the Closing Date and be released from the Closing Escrow to the parties entitled to receive them at the Closing in accordance with the terms of the Closing Escrow Agreement; provided, that if this Agreement is terminated as described in to Section 7.15(b) on a basis which requires dismissal of Acquisition Agreement Claims and Management Claims, then, at the effective time of such termination, the Releases relating to the claims to be dismissed shall become effective and be released from the Closing Escrow to the Parties entitled to receive them. The Parties agree that the Releases shall not release Sellers from any indemnification obligations under Article 10 of this Agreement.

      (e) Within ten (10) days after execution of this Agreement, the Parties will cause their respective litigation counsel to jointly file briefs before any relevant authority to suspend, except for the Authority Litigation, any pending civil litigation either as a pre-judgment measure (medida cautelar) or as an Ordinary Commercial Proceeding as described in the “Mexican Litigation List” attached hereto as Exhibit K. The Parties acknowledge that the suspensions previously obtained in those proceedings (which are in effect on the date hereof) will remain in full force and effect during the suspension period. The proceedings described in the “Mexican Litigation List” shall be held in abeyance, but not dismissed or terminated, until the Closing Date. Upon Closing, or a termination of this Agreement as referred to in Section 7.15(b)(i), the Parties will cause their respective litigation counsel to jointly request that, except for the Authority Litigation, the proceedings described in the “Mexican Litigation List” be terminated in accordance with Section 7.15(b)(i), with the Parties to bear their own costs and expenses. If for any reason this Agreement is terminated, except for a termination in accordance with Section 9.1(a)(i), or if any Party repudiates this Agreement, then any Party may reinitiate the proceedings described in the “Mexican Litigation List.”

      (f) Except for the Authority Litigation, the Parties agree to suspend after admission and before service any lawsuit filed by such Party before the execution of this Agreement and not yet admitted and/or served on the defendant(s) so long as such suspension does not imply the loss of any proceeding rights such as the filing of any deadline brief. Upon Closing or termination of this Agreement as referred to in Section 7.15(b)(i), the Parties will cause their litigation counsel to request that such proceedings be terminated in accordance with Section 7.15(b)(i). If for any reason this Agreement is terminated otherwise than in accordance with Section 7.15(b)(i) or if any Party repudiates this Agreement, then any Party may reinitiate the proceeding so admitted and suspended and not yet served.

      (g) Since the “Amparo” proceedings in the UMS are not subject to be suspended by agreement of the Parties, the Parties acknowledge the right of each Party to file any briefs or legal resources, such as queja, reclamación or revisión in order to preserve their rights against any Amparo resolution or any decree or resolution entered into in any Amparo proceeding related to the proceedings described in the “Mexican Litigation List,” and the Parties acknowledge the right of the Party to file a new Amparo complaint only: (i) against resolutions adopted before the Parties filed the suspension briefs after the execution of this Agreement, and (ii) against those resolutions entered into after the execution of this Agreement so long as: (x) they are the consequence of the accomplishment of an Amparo resolution, or (y) they are entered into in any appeal related to any proceeding listed in the “Mexican Litigation List.”

      (h) At the time of the execution of this Agreement, KCS and TMM shall take all action necessary to cause GTFM, TFM and the other GTFM Subsidiaries to adopt the Release Resolutions and will not subsequently take, or permit to be taken, any action to amend, repeal, revoke, or otherwise change, in whole or in part, such Release Resolutions.

      (i) With respect to the Authority Litigation, KCS will grant releases, which will be independent of the Releases identified in Section 7.15(d) above, to those persons identified in the Authority Litigation Agreement.

      SECTION 7.16     Legal Representation Release. TMM shall deliver to KCS at the Closing, a full and complete release, in the form attached hereto as Exhibit L (the “Legal Representation Release”), of GTFM, TFM and their respective Subsidiaries of any and all claims for fees or expenses of De Teresa and its Affiliates other than with respect to the Ongoing Litigation Matters.

ARTICLE 8

CONDITIONS

      SECTION 8.1     Mutual Conditions. The obligations of each party to this Agreement to consummate the Acquisition shall be subject to the satisfaction of each of the following conditions, unless any such condition is waived by KCS and TMM:

(a) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts in any material manner or makes illegal consummation of the Acquisition;

(b) Each of the consents, waivers, authorizations and approvals required from all Governmental Authorities shall have been obtained without the imposition of conditions or requirements, in the aggregate, the satisfaction of which by KCS or its Subsidiaries or TMM or its Subsidiaries is reasonably likely to result in either a KCS Material Adverse Effect, a GTFM Material Adverse Effect or a Seller Material Adverse Effect;

(c) The Common Stock to be issued by KCS pursuant to this Agreement shall have been approved for listing by the NYSE; and

(d) The Release Resolutions, the Releases, the Dismissals, the Ancillary Agreements and the Consulting Agreement shall be eligible for release from the Closing Escrow, subject only to the occurrence of the Closing.

      SECTION 8.2     Conditions to the Obligations of KCS. The obligations of KCS to consummate the Acquisition shall be subject to the satisfaction of each of the following conditions, any of which may be waived in writing by KCS:

(a) For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Sellers set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date other than the date of this Agreement shall speak only as of such date) and such representations and warranties shall be true and correct in all material respects;

(b) Sellers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

(c) TMM, TMMH and MM shall have delivered to KCS a certificate, dated as of the Closing Date, signed on their behalves by their respective Presidents and Chief Financial Officers confirming their satisfaction of the conditions applicable to them contained in Sections 8.2(a) and 8.2(b);

(d) There shall not exist any event or combination of events that, individually or in the aggregate, will (or would reasonably be expected to) prevent any of the Sellers from performing any of its material post-closing obligations under this Agreement, any Ancillary Agreement or the Consulting Agreement at or after the Effective Time;

(e) Since December 31, 2003, there shall not have been any GTFM Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a GTFM Material Adverse Effect, of which KCS did not have Knowledge prior to the date of this Agreement;

(f) KCS shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to Contracts with any member of the GTFM Group that are required in respect of the transactions to be consummated at the Closing, other than those that if not obtained would not individually or in the aggregate reasonably be expected to have a GTFM Material Adverse Effect or a KCS Material Adverse Effect and such consents and other items shall remain in full force and effect as of the Closing Date;

(g) KCS shall have received the KCS Stockholder Approval;

(h) There shall not be pending any insolvency or bankruptcy proceeding (including a Concurso Mercantil under the laws of the UMS) against TMM, MM, TMMH, GTFM or TFM; and

(i) The Legal Representation Release shall have been duly executed and delivered to KCS.

      SECTION 8.3     Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the Acquisition shall be subject to satisfaction of each of the following conditions, any of which may be waived in writing by TMM:

(a) For purposes of this Section 8.3(a), the accuracy of the representations and warranties of KCS and the KCS Purchasers set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date other than the date of this Agreement shall speak only as of such date) and such representations and warranties shall be true and correct in all material respects;

(b) Each of KCS and the KCS Purchasers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

(c) Each of KCS and the KCS Purchasers shall have delivered to TMM a certificate, dated as of the Closing Date, signed on its behalf by its Chief Executive Officer and Chief Financial Officer, confirming the satisfaction of the conditions contained in Sections 8.3(a) and 8.3(b);

(d) There shall not exist any event or combination of events that, individually or in the aggregate, will (or would reasonably be expected to) prevent KCS from performing any of its material post-Closing obligations under this Agreement or any Ancillary Agreement at or after the Effective Time;

(e) Since December 31, 2003, there shall not have been any KCS Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a KCS Material Adverse Effect, of which TMM did not have Knowledge prior to the date of this Agreement; and

(f) TMM shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to contracts with KCS or any of its Subsidiaries that are required in respect of the transactions to be consummated at Closing, other than those that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a KCS Material Adverse Effect and such consents and other items shall remain in full force and effect as of the Closing Date.

ARTICLE 9

TERMINATION

      SECTION 9.1     Termination.

      (a) This Agreement may be terminated prior to the Closing as follows:

(i) by written consent of KCS and TMM;

(ii) by KCS or TMM if any order of any Governmental Authority permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition shall have become final and non-appealable or if any of the approvals of any Governmental Authority to perform the transactions herein, imposes any condition or requirement, the satisfaction of which is reasonably likely to result in either a KCS Material Adverse Effect or a GTFM Material Adverse Effect;

(iii) by KCS if any condition to the obligations of KCS hereunder becomes incapable of fulfillment through no fault of KCS and is not waived by KCS;

(iv) by TMM if any condition to the obligations of Sellers hereunder becomes incapable of fulfillment through no fault of Sellers and is not waived by TMM;

(v) by KCS if TMM shall have experienced a Change of Control or publicly announced any agreement or intention to complete a transaction which, if completed, would result in a Change of Control, or by TMM if KCS shall have experienced a Change of Control or publicly announced any agreement or intention to complete a transaction which, if completed, would result in a Change of Control;

(vi) by KCS or TMM if the Closing shall not have occurred by the close of business on December 31, 2005 (the “Termination Date”); provided, however, that the Termination Date may be extended by KCS and TMM by written agreement; and

(vii) by KCS or TMM if KCS shall not have obtained the KCS Stockholder Approval at any meeting of its stockholders called for that purpose (including any adjournments or continuances of such meeting).

      (b) The termination of this Agreement shall be effectuated by the delivery by the Party terminating this Agreement to the other Parties of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

      SECTION 9.2     Survival after Termination. If this Agreement is terminated in accordance with Section 9.1 and the transactions contemplated hereby are not consummated, this Agreement, each Ancillary Agreement and the Consulting Agreement (other than any Ancillary Agreement that this Agreement or such Ancillary Agreement provides shall become effective in the event of such termination) shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of this Section 9.2 and Sections 7.3, 7.12, 7.15, 12.5, 12.11 and 12.13. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any Party to this Agreement of liability for a breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

ARTICLE 10

INDEMNIFICATION

      SECTION 10.1     Survival of Representations, Warranties and Covenants; Exclusive Monetary Remedies.

      (a) All representations and warranties in this Agreement or in any instrument executed and delivered in fulfillment of the requirements of this Agreement shall survive the Closing until April 1, 2007 (the “Expiration Date”), except that the representations and warranties of the Sellers set forth in Sections 5.10(b)(ii) and 5.10(b)(iii) with respect (in both subsections) to the payment or withholding of Taxes, and the representations and warranties in Sections 5.7(d) and 5.11, shall survive for the applicable statute of limitations. All representations and warranties of KCS set forth in this Agreement shall survive the Closing until the Expiration Date. All covenants or other agreements in this Agreement shall terminate at the Effective Time, except the covenants in Sections 7.3, 7.6, 7.9, 7.12, 7.13, 7.14 and 7.15 which shall survive the Closing indefinitely or for the period of the respective statutes of limitation relating thereto.

      (b) Notwithstanding anything in this Agreement to the contrary, the sole and exclusive basis on which any Party may recover monetary damages for any breach of this Agreement by any other Party, whether based upon breach of representations and warranties, breach of any covenant, or otherwise, shall be in accordance with the indemnification provisions set forth in this Article 10, and subject to the limitations and exclusions set forth in this Article 10, provided however, that such exclusive remedies for monetary damages shall not preclude any Party from pursuing the remedies of specific performance, injunctive relief, declaratory judgment or any other non-monetary equitable remedies available to such Party under Applicable Law.

      (c) All Losses (as defined below) for which any Party may seek indemnification hereunder shall be net of (i) any insurance recoveries received by such Party or to which such party is entitled, (ii) any amounts which such Party has received or is entitled to receive from any third party under any indemnification or other similar agreement, and (iii) any Tax benefits accruing to such Party as a result of the Losses.

      SECTION 10.2     Indemnification by Sellers.

      (a) Subject to the limitations contained in this Article 10, Sellers, jointly and severally, shall indemnify and hold KCS, the Surviving Company and each of their Subsidiaries (including GTFM and the GTFM Subsidiaries), and each of their respective officers, directors, alternate directors, employees, members, stockholders, agents and representatives (“KCS Indemnitees”) harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys’, accountants’, experts’ and other fees and expenses in connection therewith) (“Losses”) resulting from, arising out of, or due to, directly or indirectly, any of the following:

(i) Any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Sellers contained in Article 5 (excluding, to avoid duplication, those which are the subject of indemnification under Section 10.5), in any schedule or exhibit delivered hereunder by any of Sellers or in any certificates delivered by any of Sellers pursuant to this Agreement, or any breach or nonfulfillment of any covenant or agreement of any of Sellers contained in this Agreement, in any schedule or exhibit delivered hereunder by any of Sellers or in any certificates delivered by any of Sellers pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing;

(ii) Any action (other than any actions relating to the arrangements with DeTeresa or which are the subject of the Management Claims, the Acquisition Claims or the Authority Litigation) by or at the direction of any Person released pursuant to Section 7.15 hereof (except for Larry M. Lawrence and the officers and directors of KCS) or the Authority Litigation Agreement, or any Designated Person that (x) constituted a fraud or a criminal act equivalent to a felony under the Laws of the jurisdiction where the act occurred (including the burden of proof required under such Laws) or (y) occurred during the period from April 20, 2003 to the date of this Agreement and required the approval of KCS under the terms of the Original Acquisition Agreement, which approval was not obtained and resulted in Losses to GTFM or any GTFM Subsidiary in excess of $1 million. The term “Designated Person” means any person identified on Exhibit P.

(iii) Penalties and other termination payments aggregating more than $1 million (including any punitive, special, exemplary or other similar damages not incurred as a result of a wrongful act by KCS) required to be paid by the GTFM Group to terminate any Contract (x) which was required to be, but was not, identified in Section 5.7 of the Seller Disclosure Schedule and (y) which is actually terminated prior to the eighteen (18) month anniversary of the Closing Date; provided, that prior to any such termination, KCS shall give notice to the Sellers of its desire to terminate the Contract and the Sellers shall have the right at their expense to negotiate with the other parties to such Contract as to the termination of any such Contract, but the exercise of such right by Sellers shall not prejudice or prevent the exercise by KCS of its rights under this subsection (iii);

(iv) Claims against TMM or any of its Affiliates for any breach in the performance during the two year period following the Closing Date of any obligation of TMM or any of its Affiliates under any Continuing Affiliate Agreement; and

(v) Any litigation, arbitration, mediation or other adversary proceeding brought against any KCS Indemnitee by De Teresa or any of its Affiliates, other than for fees or expenses incurred in the Ongoing Litigation Matters which do not exceed the amounts contemplated in Section 5.7(d).

      (b) Sellers’ indemnification obligations under Section 10.2(a)(i) for any inaccuracy or misrepresentation in, or breach of any representation or warranty regarding GTFM or its Subsidiaries, except for the representations and warranties set forth in Sections 5.7, 5.11 and 5.21, shall be limited to 51% of Losses and then only to the extent such 51% of Losses amount to, in the aggregate, $5 million or more; provided, that for the purpose of computing this limitation on Sellers’ indemnification obligations, (i) Losses shall be computed without regard to whether such Losses resulted in a GTFM Material Adverse Effect (i.e., if a representation or warranty is qualified by GTFM Material Adverse Effect or words of similar import and, giving effect to any such qualification, there has been a breach of such representation or warranty, then the computation of Losses as a result of such breach shall take effect of the full amount of such Losses and not solely the amount that exceeded an amount that resulted in a GTFM Material Adverse Effect), (ii) Losses shall exclude all Losses with respect to any single matter where the amount of the Losses arising out of such matter is less than $50,000 (provided, that in computing such amount, all matters arising out of the same set of facts or substantially the same set of facts shall be aggregated), (iii) to the extent that the calculation of Losses depends, in whole or in part, on any matters relating to the financial statements of any member of the GTFM Group, such calculation shall be made exclusively by reference to IFRS and to financial statements prepared in accordance with IFRS, and (iv) Losses which could be subject to the limitations of this subsection (b) but which also constitute Losses that are not subject to such limitations, shall be deemed not subject to the limitations in this subsection (b).

      (c) Any claim against Sellers for indemnification for Losses (except for those relating to Taxes, or the matters referred to in Sections 10.2(a)(iii), (iv) and (v) and any Losses arising out of or resulting from any action or omission on the part of any Seller or its Affiliate that involved a crime, fraud or willful misconduct,) shall be satisfied exclusively out of, and the maximum aggregate liability of all the Sellers for such Losses shall be limited to, the assets held in the Indemnity Escrow; provided, at KCS’s election, any claim against Sellers for indemnification for Losses may be satisfied from assets remaining in the Indemnity Escrow. Any claim for indemnification against the assets in the Indemnity Escrow, unless such claim is not contested by TMM, shall be made by KCS by instituting arbitration proceedings in accordance with the dispute resolution procedures set forth in Section 12.11; provided, no more than two (2) such arbitration proceedings may be instituted and no such claim or arbitration proceeding may be instituted later than April  1, 2007.

      (d) Any claim for indemnification pursuant to Article 10 by a KCS Indemnitee other than KCS shall be brought only by and through KCS, and not directly by such other KCS Indemnitee.

      SECTION 10.3     Indemnification by KCS.

      (a) Subject to the limitations contained in this Article 10, KCS shall indemnify and hold harmless Sellers, each of their Subsidiaries and each of their respective officers, directors, alternate directors, employees, members, stockholders, agents and representatives (“Seller Indemnitees”) from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any inaccuracy or misrepresentation in, or breach of, any representation or warranty of KCS contained in Article 6, in any schedule or exhibit delivered hereunder by KCS or in any certificates delivered by KCS pursuant to this Agreement, or any breach or nonfulfillment of any covenant of KCS contained in this Agreement, in any schedule or exhibit delivered hereunder by KCS or in any certificates delivered by KCS pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing.

      (b) KCS’s indemnification obligations under this Article 10 shall be limited to Losses which amount to, in the aggregate, $10 million or more, provided that for the purpose of computing this limitation or KCS’s indemnification obligations, Losses shall be calculated without regard to whether such Losses involved a KCS Material Adverse Effect (i.e., if a representation or warranty is qualified by KCS Material Adverse Effect or words of similar import and, giving effect to any such qualification, there has been a breach of such representation or warranty, then the computation of Losses as a result of such breach shall take effect of the full amount of such Losses and not solely the amount that exceeded an amount that resulted in a KCS Material Adverse Effect). The limitation set forth in the first sentence of this Section 10.3(b) shall not be applicable to any Losses arising out of or resulting from any action or omission on the part of KCS or its Affiliate that involved a crime, fraud or willful misconduct. Losses shall also exclude all Losses with respect to any single matter where the amount of the Losses arising out of such matter are less than $50,000 (provided, that in computing such amount, all matters arising out of the same set of facts or substantially the same set of facts shall be aggregated).

      (c) Any claim for indemnification pursuant to this Article 10 by a Seller Indemnitee other than TMM shall be brought only by and through TMM and not directly by such other Seller Indemnitee.

      SECTION 10.4     Procedures for Third-Party Claims.

      (a) In order for a Person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 10.2 or 10.3 in respect of, arising out of or involving a claim made by any Person (other than another Party or its Affiliate) against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must notify the indemnifying party in writing of the Third-Party Claim promptly (but in any event not later than the second Business Day in the case of any litigation, arbitration or other adversary proceedings) following receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced (including with respect to the defense of such Third Party-Claim) as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying party, as promptly as practicable following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim that are not separately addressed to the indemnifying party.

      (b) If a Third-Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any reasonable legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; provided, however, that the indemnifying party shall bear the reasonable fees and expenses of such separate counsel (i) if the Parties to any such action or proceeding (including impleaded parties) include other Parties and representation of both Parties would, in the reasonable opinion of counsel for the Indemnified Party, be inappropriate due to a conflict of interest, or (ii) if the indemnifying party shall not have employed counsel (other than counsel that is reasonably objected to by the Indemnified Party) within a reasonable time after the Indemnified Party has given notice of the institution of a Third-Party Claim in compliance with Section 10.4(a). The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, provided, however, that such counsel is not reasonably objected to by the indemnifying party. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof at the indemnifying party’s expense. Such cooperation shall include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld or delayed). If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the Indemnified Party completely in connection with such Third-Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

      SECTION 10.5     Tax Indemnification.

      (a) Sellers shall, jointly and severally, indemnify and hold each of the KCS Indemnitees harmless from and against 51% of all Taxes and associated penalties, interest and similar charges of GTFM and the GTFM Subsidiaries relating to periods ending prior to the Closing Date and that part of any Straddle Period ending on the Closing Date and which exceed the amounts set forth on the Tax Returns and reports filed by GTFM or its Affiliates for such periods which GTFM or any GTFM Subsidiary becomes obligated to pay pursuant to this Section 10.5.

      (b) Sellers’ indemnification obligations under this Section 10.5 shall not be limited to the assets held in the Indemnity Escrow or the VAT Escrow; provided, however, that at the election of KCS, to the extent assets remain in the Indemnity Escrow or the VAT Escrow, Sellers’ indemnification obligations may be satisfied therefrom.

      (c) None of the KCS Indemnitees, GTFM or any GTFM Subsidiaries shall make any payment to any of the Sellers or any other Person or Persons on account of any adjustment to any Tax item of GTFM or the GTFM Subsidiaries for any Tax period ending prior to the Closing Date, or any portion of any Straddle Period ending on the Closing Date, regardless of whether any such payments would otherwise be payable pursuant to any agreement among any of the Sellers, GTFM and the GTFM Subsidiaries or any other Person or Persons, or pursuant to any provision of Applicable Law relating to Tax consolidation or otherwise.

      (d) KCS shall indemnify and hold Sellers harmless from and against all Taxes of GTFM and the GTFM Subsidiaries for periods beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date, as to which Sellers have no indemnification obligations to the KCS Indemnitees under this Section 10.5.

      (e) (i) In the event that any Mexican governmental taxing authority shall assert that Taxes are due (a “Tax Assessment”) from GTFM or any GTFM Subsidiary (the “GTFM Taxpayer”) with respect to any period covered by Sellers’ indemnification obligations under this Section 10.5, GTFM shall give written notice thereof to TMM and shall consult with an advisor chosen by GTFM which is knowledgeable about Tax Laws of the UMS.

      (ii) Following such consultation, GTFM shall give written notice to TMM of GTFM’s determination, including the reasons therefor, to pay, contest, or pay and contest the Tax Assessment. If the Tax Assessment is $10,000 or more, the procedure set forth below in clauses (iii) through (v) of this Section 10.5(e) shall be followed. For Tax Assessments of less than $10,000, TMM shall be bound by GTFM’s determination, without resort to that procedure or to arbitration pursuant to Section 12.11.

      (iii) If TMM disagrees with GTFM’s determination, TMM shall advise GTFM in writing within ten (10) days after the notice from GTFM. Following receipt of a notice of disagreement from TMM, GTFM shall promptly consult with one of the advisors identified in Exhibit O (a “Selected Tax Advisor”) as to whether GTFM’s determination is reasonable from the perspective of the GTFM Taxpayer. If the Selected Tax Advisor agrees that GTFM’s determination was reasonable, then Seller shall have an indemnification obligation pursuant to Section 10.5 with respect to such matter and shall pay (or advance, in the case of payment and contest) 51% of the Tax Assessment upon demand from KCS.

      (iv) If the Selected Tax Advisor disagrees with GTFM’s determination, GTFM may consult another Selected Tax Advisor. If the second Selected Tax Advisor agrees with GTFM’s determination, then Sellers’ indemnification obligations shall be as set forth above in subsection (iii). If the second Selected Tax Advisor disagrees with GTFM, then Sellers’ indemnification obligations pursuant to this Section 10.5 with respect to such matter shall arise only when the Tax Assessment is finally judicially affirmed by a final judgment resolving the complaint (queja) of a constitutional appeal (amparo) (a “Final Tax Resolution”) If the Tax Assessment is finally judicially rejected by a Final Tax Resolution, then any amount of the Tax Assessment paid or advanced by TMM shall be returned to TMM promptly following receipt thereof by GTFM from the Taxing Authority.

      (v) The procedure set forth in this Section 10.5(e) shall be the exclusive procedure followed by the Parties for resolution of disputes among the Parties regarding Tax Assessments, and shall be in lieu of the dispute resolution procedure set forth in Section 12.11. The Parties shall bear their own expenses incurred under this Section 10.5(e), except that the fees and expenses of the Selected Tax Advisors shall be borne by GTFM.

ARTICLE 11

DEFINITIONS

      SECTION 11.1     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

      “Agreement” shall have the meaning set forth in the preamble to this Agreement.

      “Amendment to the Trust Agreement” means the Amended and Restated Irrevocable Trust Agreement F-410 dated as of December 14, 2001, among José Francisco Serrano Segovia, Ramón Serrano Segovia, Teresa Serrano Segovia, as settlors, and GE Capital Bank, S.A., Institución de Banca Múltiple, GE Capital Grupo Financiero, as trustee, with the appearance of Citibank, N.A., and with the acknowledgement and agreement of TMM, TMMH and MM.

      “Ancillary Agreements” shall mean the following agreements entered into as of the date of this Acquisition Agreement: (i) Stockholders’ Agreement by and among KCS, TMM, TMMH and MM and certain other parties, (ii) Registration Rights Agreement among KCS, TMM, TMMH and MM and certain other parties, (iii) the Marketing and Services Agreement; (iv) the Releases, (v) the Closing Escrow Agreement, (vi) the Indemnity Escrow Agreement, (vii) the VAT Escrow Agreement, (viii) the Authority Litigation Agreement, (ix) the Put Assignment Agreement, and (x) the agreement between TMM and KCS relating to cooperation with respect to the Final Resolution of the Vat Claim and Put.

      “Applicable Law” shall mean any Law applicable to KCS, TMM, TMMH, MM or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

      “Authority Litigation” shall have the meaning set forth in the Authority Litigation Agreement.

      “Authority Litigation Agreement” shall mean that certain agreement dated contemporaneously herewith among the Parties relating to the Authority Litigation claims.

      “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the United States or the UMS.

      “Certificate of Merger” shall have the meaning set forth in Section 3.1 of this Agreement.

      “Change of Control” shall mean, with respect to such Person, the occurrence of any of the following prior to the Closing Date: (a) any Person or Group, other than a Subsidiary or any employee benefit plan (or any related trust) of such Person or a Subsidiary of such Person, becomes the beneficial owner of voting Securities representing 20% or more of the combined voting power of all voting Securities of such Person, (b) the individuals who, as of the date of this Agreement, constitute the board of directors of such Person (the “Incumbent Directors”) cease for any reason to constitute at least 75% of the members of such board of directors unless, at least 75% of the individuals then constituting such board of directors were nominated upon the recommendation of at least 75% of the Incumbent Directors or other directors so nominated, or (c) approval by the stockholders of such Person of any of the following: (1) a merger, reorganization or consolidation (“Consolidation”) with respect to which the individuals and entities who were the respective beneficial owners of the stock and voting Securities of the Person immediately before such Consolidation do not, after such Consolidation, beneficially own, directly or indirectly, more than 80% of the combined voting power of the voting Securities of the Person resulting from such Consolidation in substantially the same proportion as their ownership immediately before such Consolidation, (2) a liquidation or dissolution of such Person, or (3) the sale or other disposition of all or substantially all of the assets of such Person.

      “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      “Concession” shall mean the concession title from the Mexican government held by TFM to provide freight transportation services over its rail lines in the UMS.

      “Confidentiality Agreements” shall mean the Confidentiality Agreements dated as of November 9, 2002, by and between KCS and TMM, and all amendments thereto.

      “Consultant” shall mean the Company owned by José Francisco Serrano Segovia that has entered into the Consulting Agreement with KCS.

      “Consulting Agreement” shall mean that agreement between Consultant and KCS dated as of the date hereof.

      “Contracts” shall mean all written or oral contracts, agreements, evidences of indebtedness, guarantees, leases and executory commitments to which any member of the GTFM Group is a party (jointly or severally, in whole or in part, with others or solely) or by which any of the GTFM Assets are bound, or otherwise related to the GTFM Business.

      “Control” shall mean the ability whether directly or indirectly to direct the affairs of another by means of ownership of assets or voting Securities, or by contract.

      “Designated Person” shall have the meaning set forth in Section 10.2(a)(ii) of this Agreement.

      “Dismissals” shall mean the dismissals or terminations that are required in accordance with the terms of this Agreement, of the Acquisition Agreement Claims and the Management Claims referred to in Section 7.15(a), the Arbitration referred to in Section 7.15(c) and the litigation matters referred to in Sections 7.15(e) and (f).

      “Encumbrance” shall mean any lien, pledge, mortgage, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction (other than a restriction on transferability imposed by federal or state securities laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

      “Environmental Laws” shall mean any and all U.S. and Mexican federal, state and local statutes, laws, regulations, ordinances or rules in existence on or prior to the Closing Date relating to (i) the protection of the environment or natural resources, occupational safety and health, (ii) the effect of the environment or Hazardous Materials on human health, (iii) emissions, discharges or releases of Hazardous Materials into the environment, including, ambient air, surface water, groundwater or land, or (iv) otherwise relating to the handling of Hazardous Materials or the investigation, clean-up or other remediation or analysis thereof.

      “Environmental Permit” shall mean any permit, approval, identification number, license and other authorization required under any applicable Environmental Law, including any administratively complete application that is sufficient to serve as an authorization for an activity regulated under Environmental Law.

      “ERISA Affiliate” shall mean any Person who is in the same controlled group of corporations or who is under common control with KCS (within the meaning of Section 414 of the Code).

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      “Final Resolution of the VAT Claim and Put” shall mean any combination of settlements, resolutions, agreements or other legal actions which collectively result in KCS or any Affiliate or GTFM or any GTFM Subsidiary receiving the shares of TFM owned by the Mexican government, without any appeal or other claim having been brought within one hundred eighty (180) days thereafter by any governmental agency or other person, and the favorable cancellation of the 1997 Tax audit carried out by the Mexican Tax Administration Service (Servicio de Administración Tributaria) as a result of which no additional Tax liability is imposed in connection with the amortization or deduction of the value of the Concession and Concession related assets and the termination or dismissal with prejudice, as applicable, of all litigation relating to the VAT Claim and the Put, or which is otherwise agreed to in writing by KCS, provided KCS receives the consideration provided for in such written agreement.

      “GAAP” shall mean generally accepted accounting principles, consistently applied, as used in the United States of America as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

      “Governmental Authority” shall mean any United States, Mexican or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States, Mexican or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States, Mexican or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE).

      “GTFM Business” shall mean the business and operations of the GTFM Group in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by the GTFM Group to be conducted, whether conducted by GTFM or any of its Subsidiaries.

      “GTFM Financial Statements” shall mean those financial statements referred to in Section 5.6.

      “GTFM Form 20-F” shall mean the Annual Report on Form 20-F for the year ended December 31, 2003 filed by GTFM with the SEC.

      “GTFM Group” shall mean GTFM and the GTFM Subsidiaries, collectively.

      “GTFM Material Adverse Effect” shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of the GTFM Group taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the UMS or the United States generally, (ii) changes in general economic conditions in the United States or the UMS or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect the GTFM Group, or (iv) performance of this Agreement in accordance with its terms.

      “GTFM Subsidiaries” shall mean all of the Subsidiaries of GTFM except Mexrail, Inc. and its Subsidiaries.

      “GTFM Trademarks” shall mean all trademarks of GTFM and its Subsidiaries.

      “Hazardous Materials” shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

      “HSR Act” means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

      “IFRS” shall mean International Financial Reporting Standards, consistently applied as used in the UMS as in effect at the time any applicable financial statements were or are prepared or any act requiring compliance with IFRS was or is performed.

      “Income Taxes” shall mean all Taxes, charges, fees, levies or other assessments imposed by any Taxing Authority and based on or measured solely with respect to income or profits, including any interest, penalties or additions attributable or imposed with respect thereto.

      “Intellectual Property” shall mean all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

      “Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      “KCS Assets” shall mean the properties, assets, contracts and rights of any kind, whether tangible or intangible, real or personal, necessary to enable KCS (prior to the Closing) and the Surviving Company (after the Closing) to conduct the KCS Business as presently conducted.

      “KCS Business” shall mean the consolidated business and operations of KCS and its Subsidiaries in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by KCS and its Subsidiaries to be conducted, whether conducted by KCS or any of its Subsidiaries.

      “KCS Disclosure Schedule” shall have the meaning set forth in the introduction to Article 6 of this Agreement.

      “KCS Material Adverse Effect” shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of KCS and its Subsidiaries, taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States generally, (ii) changes in general economic conditions in the United States or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect KCS or its Subsidiaries, or (iv) performance of this Agreement in accordance with its terms.

      “KCS Stockholder Rights Plan” shall mean the Rights Agreement, dated as of September 19, 1995, between KCS and Harris Trust & Savings Bank, as Rights Agent.

      “KCS Stock Option Plan” shall mean the 1991 Amended and Restated Stock Option and Performance Award Plan, as amended and restated effective November  7, 2002.

      “Knowledge” of (a) KCS shall mean actual knowledge after reasonable inquiry of Michael Haverty, Ronald Russ, Gerald Davies, Larry Lawrence, Jay Nadlman or any other executive officer of KCS, and (b) TMM, TMMH or MM shall mean actual knowledge after reasonable inquiry by José Segovia Serrano, Javier Segovia Serrano, Juan Fernández Galeazzi, Jacinto Marina Cortes, Mario Mohar Ponce, or any executive officer of TMM, TMMH or MM.

      “Law” shall mean any U.S., Mexican or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement or arbitration award or finding (including those of the NYSE or any other applicable self-regulatory organization).

      “Losses” shall have the meaning set forth in Section 10.2(a) of this Agreement.

      “MM Subsidiaries” shall mean GTFM and the GTFM Subsidiaries.

      “NYSE” shall mean the New York Stock Exchange, Inc.

      “Permitted Encumbrance” shall mean (i) liens reflected in the GTFM Financial Statements, (ii) liens imposed by operation of law and not for borrowed money, such as materialmen’s, mechanics’, workers’, repairmen’s, employees’, carriers’, vendors’ warehousemen’s and other like liens that are insignificant, individually and in the aggregate, to the operation of the GTFM Business, and (iii) liens incurred in the ordinary course of business and not for borrowed money that are insignificant, individually and in the aggregate, to the operation of the GTFM Business.

      “Person” shall mean any individual, firm, corporation, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

      “Put” shall mean the right (currently being contested through legal proceedings) of the Federal Government of the United Mexican States under the Put Agreement to compel purchase of the shares of TFM held by the government.

      “Put Agreement” shall mean the Agreement between the Federal Government of the United Mexican States, GTFM, TMM and KCS, dated June 9, 1997.

      “Put Assignment Agreement” shall mean the Agreement of Assignment and Assumption of Rights, Duties and Obligations among TMM, KCS and TFM dated as of the date of this Agreement.

      “Put Purchase Price” shall mean the purchase price for the 20% of TFM stock held by the Federal Government of the United Mexican States, as defined in the Put Agreement and calculated under the Twenty-Sixth Clause of the Stock Purchase Agreement.

      “Releases” shall mean the mutual Release agreements, dated the date hereof (which shall become effective at the Closing or as otherwise specified therein) between KCS, TMM, certain of their respective Affiliates and other parties identified therein.

      “Release Resolutions” shall mean the resolutions, in the form attached hereto as Exhibit C, adopted by the respective Boards of Directors identified therein.

      “SEC” shall mean the Securities and Exchange Commission, and any successor thereto.

      “Securities” shall mean any securities as defined in the Securities Act.

      “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      “Securities Laws” shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act, all applicable state “blue sky” laws, all applicable Mexican and foreign securities laws, and the rules and regulations promulgated thereunder.

      “Seller Material Adverse Effect” shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Sellers and their Subsidiaries, taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States generally, (ii) changes in general economic conditions in the United States or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect a Seller or any of its Subsidiaries, or (iv) performance of this Agreement in accordance with its terms.

      “Subsidiary” of a Person shall mean any other Person more than 50% of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

      “Tax” and “Taxes” shall mean all U.S. and Mexican federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments, contributions and other similar charges (and all interest and penalties thereon and additions thereto imposed by any Governmental Authority), including all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security (IMSS), housing, unemployment, disability, estimated or withholding taxes, housing fund (Infonavit), retirement fund contributions (SAR) and all customs and import duties.

      “Tax Return” shall mean any and all returns, reports, declarations, information statements, schedules or other documents required to be provided by GTFM or any of its Subsidiaries with respect to Taxes to any Governmental Authority or Tax authority or agency, whether U.S., Mexican or foreign.

      “Taxing Authority” shall mean any government authority, U.S., Mexican or other, having jurisdiction over the assessment, determination, collection, or other imposition of Taxes.

      “TFM” shall mean TFM, S.A. de C.V.

      “U.S.” means the United States of America.

      “VAT” means the Mexican value added tax.

      “VAT Claim” means TFM’s claim against the Mexican Treasury for the refund of a VAT payment in the original principal amount of 2,111,111,790 pesos, plus indexation and interest.

      “VAT Payment” means the shares or cash compensation received by TFM or its designee from the Mexican government on the VAT Claim.

      “Volume Weighted Price” means the average trading price per share for KCS Common Stock on the NYSE, as reported on Bloomberg (VAP function), for the twenty (20) consecutive trading days immediately preceding the later of (i) the Closing Date, or (ii) the date of the public announcement by KCS of the Final Resolution of the VAT Claim and Put.

      “Voting Trust” means the irrevocable Trust Agreement dated as of December  15, 2004, among José Francisco Serrano Segovia, Ramón Serrano Segovia, Teresa Serrano Segovia, and Servicios Directivos Servia, S.A. de C.V., as settlors and beneficiaries, and Ixe Banco, S.A., Institución de Banca Múltiple, Ixe Grupo Financiero, División Fiduciaris, as trustee, with the acknowledgement and agreement of TMM, TMMH and MM.

ARTICLE 12

MISCELLANEOUS

      SECTION 12.1     Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by KCS and TMM. KCS and TMM may amend this Agreement without notice to or the consent of any other Party and any third party. Any agreement on the part of KCS and TMM to waive (i) any inaccuracies in any representation and warranty contained herein or in any document, certificate or writing delivered pursuant hereto, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement. Any delay or omission on the part of KCS or TMM to exercise any right hereunder shall not in any manner impair the exercise of any right accruing to it hereafter.

      SECTION 12.2     Entire Agreement. This Agreement (including the Seller Disclosure Schedule, the KCS Disclosure Schedule, any other exhibits, schedules, certificates, lists and documents referred to herein, and any other agreements or documents executed by the Parties simultaneously herewith or pursuant thereto), the Ancillary Agreements, the Consulting Agreement and the Confidentiality Agreements shall constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and to the extent this Agreement (as defined in this Section 12.2) is in conflict with any prior agreements or understandings, written and oral, among the Parties, this Agreement shall prevail. Upon Closing, the following agreements shall be deemed terminated notwithstanding any provisions therein to the contrary: Letter of Intent, dated August 28, 1995, between TMM and KCS; the Joint Venture Implementation Agreement, dated September 7, 1995, between TMM and KCS; the undated Letter of Understanding between TMM and KCS; the Shareholders Agreement dated as of May 1997, by and among KCS, Caymex, Grupo Servia, S.A. de C.V., TMM and MM; Management Services Agreements between KCS and TFM, dated May 9, 1997, and between TMM and TFM, dated May 9, 1997 (as such agreements have been amended and extended from time to time).

      SECTION 12.3     Interpretation.

      (a) The Recitals, Exhibits and Schedules to this Agreement are incorporated by reference into, and are deemed to be part of, this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “shall” when used in this Agreement is a word of mandate, construed as “must.” Unless expressly stated otherwise, all references to “Dollars” or “$” in this Agreement shall mean U.S. dollars.

      (b) Each of the Seller Disclosure Schedule and the KCS Disclosure Schedule shall set forth items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such Party’s representations or warranties or one or more of its covenants contained in this Agreement, in each case making reference to the particular subsection of this Agreement requiring such disclosure or to which such exception is being taken.

      (c) This Agreement is written in the English language. The Parties waive any rights they may have under Applicable Law to have this Agreement or any of the Ancillary Agreements made in any language other than English; provided to the extent that any such waiver shall not be valid under Applicable Law, the Parties agree that in case of any ambiguity or contradiction between the English language version of this Agreement and any translation into any other language, that the English language version shall control.

      SECTION 12.4     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      SECTION 12.5     Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by facsimile (with written confirmation), or (c) delivered by an express courier (with written confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

      If to Sellers:

Grupo TMM, S.A.,
Avenida de la Cúspide, No. 4755
Colonia Parques del Pedregal
14010 Mexico, D.F.
Attention: Corporate Secretary

CT Corporation
111 Eighth Avenue
New York, New York 10011

      With a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005
Attention: Thomas C. Janson, Esq.

      If to KCS:

By U.S. Mail:
Kansas City Southern
P.O. Box 219335
Kansas City, MO 64121-9335
Attention: Senior Vice President and General Counsel

By Delivery Service:
Kansas City Southern
427 West 12th Street
Kansas City, MO 64105
Attention: Senior Vice President and General Counsel

      With a copy (which shall not constitute notice) to:

Sonnenschein Nath & Rosenthal LLP
4520 Main Street, Suite 1100
Kansas City, MO 64111
Attention: John F. Marvin, Esq.

Any Party hereto may from time to time change its address for notices under this Section 12.5 by giving at least ten (10) days’ notice of such changed address to the other Parties hereto.

      SECTION 12.6     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

      SECTION 12.7     Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties.

      SECTION 12.8     No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other Person.

      SECTION 12.9     Counterparts. This Agreement may be executed in two or more counterparts, each original or facsimile of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart.

      SECTION 12.10     Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity. The Parties agree that each Party shall have the right to apply for any of the prejudgment measures (medidas cautelares) to which the Parties may be entitled to under the applicable law of the UMS to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement. The Parties agree that actions with respect to any such prejudgment measures (medidas cautelares) may be instituted in any local or federal civil courts of the UMS which has proper jurisdiction to enforce those prejudgment measures (medidas cautelares).

      SECTION 12.11     Governing Law; Dispute Resolution.

      (a) Resolution of any and all disputes between KCS and one or more of Sellers (each of KCS, on the one hand, and one or more of the Sellers, on the other hand, a “Dispute Party” and together, the “Dispute Parties”) arising from or in connection with this Agreement (except those to be resolved pursuant to Section 10.5(e)), the Ancillary Agreements or any transactions contemplated by this Agreement or the Ancillary Agreements, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, (“Disputes”) including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this Section 12.11; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

      (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO AND THE ADJUDICATION AND ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS.

      (c) As to any Dispute which is not resolved in the ordinary course of business, the Dispute Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Dispute Parties may initiate this procedure by delivery of written notice of the Dispute (the “Dispute Notice”) to the other. Not later than twenty (20) days after delivery of the Dispute Notice, one executive of one of the Dispute Parties with authority to settle the Dispute shall meet with one executive of the other Dispute Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Dispute Party’s executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this Section 12.11(c) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

      (d) Each Dispute Party hereby agrees to submit all Disputes not resolved pursuant to Section 12.11(c) to final and binding arbitration in New York, New York. Either Dispute Party may initiate such arbitration by delivery of a demand therefor (the “Arbitration Demand”) to the other Dispute Party not sooner than sixty (60) days after the date of delivery of the Dispute Notice but promptly thereafter; provided, that if a Dispute Party rejects participation in the procedures provided under Section 12.11(c), the other Dispute Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorney’s fees and expenses, Arbitration Costs (as defined below) in connection with arbitration hereunder.

(i) Three (3) Arbitrators shall be appointed (the “Arbitrators”), one of whom shall be appointed by KCS, one by TMM, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two (2) Arbitrators within ten (10) Business Days of the first two (2) Arbitrators confirmation by the American Arbitration Association. Each Party agrees that Sellers shall be considered jointly as one side for the purposes of constitution of the arbitration tribunal hereunder. If either Dispute Party fails to appoint an Arbitrator within ten (10) Business Days of a request in writing by the other Dispute Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within ten (10) Business Days of their confirmation by the American Arbitration Association, then such Arbitrator shall be appointed by the American Arbitration Association in accordance with its Commercial Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within fifteen (15) days thereafter; provided, that the Arbitrators may extend the date of the hearing upon request of any Dispute Party to the extent necessary to insure that such Dispute Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Dispute Parties five (5) Business Days before the hearing date. At such time the Dispute Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

(ii) The arbitration shall be conducted in the English language pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, (A) each Dispute Party shall have the right to audit the books and records of the other Dispute Party that are reasonably related to the Dispute; (B) each Dispute Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Dispute Party intends to present in such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Dispute Party may at its expense make a stenographic record thereof.

(iii) The Arbitrators shall endeavor to complete all hearings not later than one hundred twenty (120) days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Dispute Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in Section 12.11(b) of this Agreement. Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of New York, United States of America, and the courts of the Federal District of Mexico. Any such award shall include appropriate instructions to the Escrow Agent under the Closing Escrow Agreement. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators’ fees and expenses, fees and expenses of experts and fees and expenses of translators (“Arbitration Costs”) between the prevailing and non-prevailing Dispute Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Dispute Party has rejected participation in procedures under Section 12.11(c), the Arbitrators may assess all Arbitration Costs against the non-prevailing Dispute Party and may include in the award the prevailing Dispute Party’s attorney’s fees and expenses in connection with any and all proceedings under this Section 12.11. Notwithstanding the foregoing, in no event may the Arbitrators award multiple or punitive damages.

      (e) Pursuant to an agreement of the Parties hereto or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in Section 12.11, KCS and each of Sellers irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement shall be brought only in the courts of the State of New York, or of Federal courts of the United States of America sitting in New York, and by execution and delivery of this Agreement, KCS and each of Sellers irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such Party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Agreement, the enforcement of the terms of this Agreement, the Acquisition, the Ancillary Agreements and the other terms contemplated hereby and thereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

      (f) Each of the Parties irrevocably appoints CT Corporation (the “Process Agent”), at 111 Eighth Avenue, New York, New York 10011 (212-894-8940), respectively, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the Parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Parties hereto agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties hereto shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

      SECTION 12.12     Announcements. KCS and TMM shall consult with each other before issuing, and provide each other the opportunity to review, comment on and concur with, any press release or other public statement with respect to this Agreement, the Acquisition, the Ancillary Agreements and the other transactions contemplated hereby and thereby, except as either Party may determine is otherwise required by Applicable Law, judicial or administrative action or any requirement of the NYSE or any other applicable self-regulatory organization.

      SECTION 12.13     Termination Fee. In the event of (i) a termination pursuant to Section 9.1(a)(v), the Party experiencing the Change of Control shall promptly after a demand therefor remit to the Party terminating in immediately available funds the sum of Eighteen Million Dollars ($18,000,000), and (ii) a termination pursuant to Section 9.1(a)(iii) or 9.1(a)(iv) as a result of the failure of the stockholders of KCS or of TMM to approve the Acquisition if at or prior to the meeting of such stockholders to approve the Acquisition, the Board of Directors of KCS, in the case of the KCS stockholders’ meeting, or the Board of Directors of TMM, in the case of the TMM stockholders’ meeting, shall have failed to recommend or shall have withdrawn and not reinstated its recommendation of, the Acquisition, then the Party whose stockholders shall not have approved the Acquisition shall remit to the other Party, if the other Party elects to terminate and promptly after a demand therefor, in immediately available funds, the sum of Eighteen Million Dollars ($18,000,000). The receipt of any sums pursuant to this Section 12.13 shall not preclude or diminish any other rights a Party may have under this Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

KANSAS CITY SOUTHERN

By:	/s/ MICHAEL R. HAVERTY

Name: Michael R. Haverty

Title:	Chairman, President & CEO

KARA SUB, INC.

By:	/s/ RONALD G. RUSS

Name: Ronald G. Russ

Title:	Vice President

KCS INVESTMENT I, LTD.

By:	/s/ RONALD G. RUSS

Name: Ronald G. Russ

Title:	Vice President

KCS ACQUISITION SUBSIDIARY, INC.

By:	/s/ RONALD G. RUSS

Name: Ronald G. Russ

Title:	Vice President

CAYMEX TRANSPORTATION, INC.

By:	/s/ JAY M. NADLMAN

Name: Jay M. Nadlman

Title:	Vice and Secretary

GRUPO TMM, S.A.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SERRANO SEGOVIA

Name: Javier Serrano Segovia

Title:	Attorney in fact

TMM HOLDINGS, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SERRANO SEGOVIA

Name: Javier Serrano Segovia

Title:	Attorney in fact

TMM MULTIMODAL, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

GRUPO TRANSPORTACION FERROVIARIA
MEXICANA, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

Appendix B

STOCKHOLDERS’ AGREEMENT

      STOCKHOLDERS’ AGREEMENT dated as of December 15, 2004, but to become effective as herein provided, by and among Kansas City Southern, a Delaware corporation (“KCS”), Grupo TMM, S.A., a sociedad anónima organized under the laws of the United Mexican States (“UMS”) (“TMM”), TMM Holdings, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS and a subsidiary of TMM (“TMMH”), TMM Multimodal, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS and a subsidiary of TMMH) (“MM”), and the stockholders of TMM who have executed this Stockholders’ Agreement (collectively, the “Principal Stockholders”).

RECITALS

      A. Pursuant to an Amended and Restated Acquisition Agreement (the “Acquisition Agreement”) dated the date hereof among KCS, certain subsidiaries of KCS, TMM, TMMH, and MM, KCS will acquire from MM all of the issued and outstanding capital stock of Grupo Transportación Ferroviaria Mexicana, S.A. de CV., a sociedad anónima de capital variable organized under the laws of the UMS (“GTFM”), held by MM and MM will receive from KCS shares of Common Stock of KCS;

      B. Upon completion of the transactions contemplated by the Acquisition Agreement and the Ancillary Agreements, MM will become a significant stockholder of KCS, each of TMM, TMMH, MM and the Principal Stockholders will thereby obtain the opportunity to derive substantial economic benefits and one or more of the Principal Stockholders may become significant stockholders of KCS, and

      C. The parties hereto (each, a “Party,” and collectively, the “Parties”) desire to set forth herein certain of their rights and duties arising out of and in connection with the Acquisition Agreement and the transactions contemplated thereby.

      NOW, THEREFORE, in consideration of the recitals (which are deemed to be part of this Stockholders’ Agreement), the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

      1.1     Representations and Warranties of KCS. KCS represents and warrants to TMM, TMMH, MM and the Principal Stockholders that as of the Effective Date:

(a) The execution, delivery and performance by KCS of this Stockholders’ Agreement and the performance by KCS of its obligations hereunder are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Stockholders’ Agreement constitutes a legal, valid and binding agreement of KCS enforceable against KCS in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(b) The execution, delivery and performance of this Stockholders’ Agreement by KCS does not (i) violate, conflict with or result in any breach of any provision of the charter or by-laws of KCS, (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of KCS or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any lien or encumbrance upon any of the properties or assets of KCS, under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which KCS is a party or by which KCS or any of its respective properties or assets may be bound or affected, or (iii) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to KCS or any of its properties, assets or operations.

      1.2     Representations and Warranties of TMM, TMMH and MM. TMM, TMMH, and MM, each represents and warrants, jointly and severally, to KCS that as of the Effective Date:

(a) The execution, delivery and performance by each of TMM, TMMH and MM of this Stockholders’ Agreement and the performance by TMM, TMMH and MM of its obligations hereunder are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Stockholders’ Agreement constitutes a legal, valid and binding agreement of TMM, TMMH and MM enforceable against TMM, TMMH and MM in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(b) The execution, delivery and performance of this Stockholders’ Agreement by TMM, TMMH and MM does not (i) violate, conflict with or result in any breach of any provision of the respective charters or by-laws of TMM, TMMH or MM, (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of MM or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any lien or encumbrance upon any of the properties or assets of TMM, TMMH or MM under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which MM or any of its subsidiaries is a party or by which TMM, TMMH, MM or any of their respective subsidiaries or any of their respective properties or assets may be bound or affected, or (iii) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to TMM, TMMH, MM or any of their respective subsidiaries, or any of their respective properties, assets or operations.

(c) Except for shares of Common Stock issuable pursuant to the Acquisition Agreement, neither TMM, TMMH, MM nor any of their respective controlled Affiliates is the beneficial owner of any Voting Securities of KCS.

(d) No insolvency proceedings against TMM or any of its Subsidiaries are pending.

      1.3     Representations and Warranties of Principal Stockholders. Each of the Principal Stockholders represents and warrants, severally, to KCS as follows as of the Effective Date:

(a) Such Principal Stockholder is either (i) an entity that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to enter into, execute and deliver this Stockholders’ Agreement and to perform and observe fully its obligations hereunder and to perform the transactions contemplated hereby, or (ii) a natural person who has the legal capacity to enter into this Stockholders’ Agreement and to consummate the transactions contemplated hereby. Such Principal Stockholder has taken all action required by law, such Person’s organizational or governing documents (if applicable), or otherwise to authorize the execution, delivery and performance of this Stockholders’ Agreement and the consummation by such Principal Stockholder of the transactions contemplated hereby. This Stockholders’ Agreement has been duly and validly executed and delivered by such Principal Stockholder and, assuming due authorization, execution and delivery by KCS, constitutes valid and binding legal obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) The execution, delivery and performance of this Stockholders’ Agreement by such Principal Stockholder does not (i) violate, conflict with or result in any breach of any provision of the organizational or governing documents of any of such Principal Stockholder (if applicable), (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any lien or encumbrance upon any of the respective properties or assets of TMM, TMMH or MM or any of their respective Affiliates or any of the Principal Stockholders, in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which such Principal Stockholder is a party or by which they or any of their respective properties or assets may be bound or affected or (c) violate any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to such Principal Stockholder or any of their respective properties, assets or operations; and

(c) Except for shares of Common Stock issuable pursuant to the Acquisition Agreement, neither such Principal Stockholder nor any controlled Affiliate of such Principal Stockholder is the beneficial owner of any Voting Securities of KCS.

(d) To the best of their knowledge, no insolvency proceedings against TMM or any of its Subsidiaries are pending.

ARTICLE II

STANDSTILL PROVISIONS

      2.1     Standstill Provisions. (a) TMM, TMMH, MM and each of the Principal Stockholders covenants to and agrees with KCS that, unless it is specifically invited in writing to do so by the Board of Directors, during the Standstill Period such Person will not, and will cause each of its Affiliates not to, directly or indirectly, alone, as part of a Group or in concert with others:

(i) acquire or agree to acquire (other than pursuant to the Acquisition Agreement, the Consulting Agreement, or this Agreement) beneficial ownership of any Voting Securities (or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership of any Voting Securities), if after any such acquisition, such Person and its Affiliates, or such Group would beneficially own aggregate outstanding Voting Securities representing more than 20% of the Total Voting Power;

(ii) make any public announcement with respect to any acquisition or proposal by any TMM Holder, or any Group of which any TMM Holder is a member or acting in concert with, for the acquisition of Voting Securities with respect to any merger, consolidation or business combination involving KCS or its Affiliates or for or with respect to any purchase of a substantial portion of the assets of KCS or its Affiliates, whether or not such proposal might require the making of a public announcement by KCS;

(iii) solicit, initiate, make, or in any way participate in, any “solicitation” of “proxies” to vote any Voting Securities or become a “participant” in any “election contest” (as such terms are defined or used in Regulation 14A under the Exchange Act, as such Regulation is currently in effect, disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1));

(iv) except as approved by the Board of Directors, call, or vote in favor of a call for, any special meeting of stockholders of KCS;

(v) initiate or propose any matter for submission to a vote of stockholders of KCS or participate in the making of, or solicit stockholders for the approval of, any stockholder proposal;

(vi) grant any proxy with respect to any Voting Securities to any Person not approved in writing by KCS, except for proxies granted to representatives of KCS in connection with the voting of shares at an annual or special meeting of stockholders or to a pledgee pursuant to a pledge that complies with Section 3.6 of this Agreement;

(vii) take any action which would be reasonably likely to require KCS to make a public announcement regarding any of the matters specified in this Section 2.1(a)(i)-(xi); or

(viii) initiate or participate in any negotiations or arrangements with any third party with respect to any of the foregoing, or provide any information or take any action designed to advise, assist, encourage or act in concert with any third party in connection with any of the foregoing;

(ix) disclose publicly any intention, plan or arrangement inconsistent with the foregoing;

(x) make any request in a public manner or that would require public disclosure, that KCS (or any of its officers, directors, representatives, employees, attorneys, advisors, agents or Affiliates) to waive, amend or modify any provisions of Section 2.1(a)(i)-(xi); or

(xi) otherwise act, alone or in concert with others, to seek to control or influence materially the management, Board of Directors or policies of KCS.

      (b) TMM, TMMH, MM and each of the Principal Stockholders covenants to and agrees with KCS that such Person will promptly notify the Board of Directors of any serious inquiry from any third party regarding any of the matters specified in Section 2.1(a)(i)-(xi) (which notification shall include the identity of each such third party and the material terms and conditions of each such inquiry). The Parties acknowledge that any such inquiry made by a Competitor or a representative of a Competitor shall be regarded as a serious inquiry.

      2.2     Effect of violations. If TMM, TMMH, MM, the Principal Stockholders or any of their respective Affiliates owns or acquires beneficial ownership of any Voting Securities of KCS in violation of Section 2.1(a)(i), none of TMM, TMMH, MM, the Principal Stockholders, nor any of their Affiliates shall be entitled to vote, or cause to be voted, any Voting Securities in excess of the greater of (i) the level owned immediately prior to the acquisition of Voting Securities that resulted in the violation and (ii) the level permitted to be owned by Section 2.1(a)(i), for any purposes (including, without limitation, with respect to a transaction of any type or for the election of directors) and shall be deemed thereby to have granted to any Person designated by the Board of Directors an irrevocable proxy to vote such securities in proportion to the votes cast by all other holders of Voting Securities of KCS on such matter; provided, that the right to vote such securities shall be reinstated, and such proxy shall be deemed to be revoked, upon the earlier of (i) any transfer of such securities other than to an Affiliate of the transferor and that is not otherwise in violation of this Stockholders’ Agreement and (ii) the first date on which the beneficial ownership of Voting Securities is reduced to the greater of (x) the level owned immediately prior to the acquisition of Voting Securities that resulted in the violation and (y) the level permitted by Section 2.1(a)(i). KCS shall (as specified in Section 9.11) be entitled to enforce specifically the terms of this Section 2.2 and may also pursue any other available remedy to which it may be entitled as a result of any violation of this Stockholders’ Agreement.

      2.3     Termination. The rights and obligations under this Article II shall immediately and irrevocably terminate upon the earliest to occur of (i) a Change of Control of KCS, or (ii) the first date the TMM Holders beneficially own in the aggregate less than 15% of the outstanding Voting Securities of KCS for at least 30 consecutive days.

      2.4     Section 203, Delaware General Corporation Law. The acquisition of Voting Securities of KCS by any of the TMM Holders pursuant to this Agreement, the Acquisition Agreement or the Consulting Agreement shall not be subject to Section 203 of the Delaware General Corporation Law (“Section 203”), but Section 203 shall remain applicable to any other acquisitions of Voting Securities by any of the TMM Holders.

ARTICLE III

RESTRICTIONS ON TRANSFER

      3.1     General restrictions on transfers. The TMM Holders shall not, directly or indirectly, alone or in concert with others, sell, assign, transfer, pledge, hypothecate, otherwise subject to any lien, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Voting Securities beneficially owned by them (a “Disposition”), except in accordance with the terms of this Stockholders’ Agreement.

      3.2     Dispositions to Competitors.

      (a) For a period of seven years after the Effective Date, the TMM Holders shall not, directly or indirectly, alone or in concert with others, effect a Disposition to a Competitor; provided that no Disposition pursuant to a Public Offering or a Rule 144 Transaction will be deemed to violate this prohibition if the selling TMM Holder(s) invoke and follow or require participating underwriters or brokers to invoke and follow, appropriate and reasonable procedures (subject to the prior approval of KCS, which shall not be unreasonably withheld) designed to prevent the sale of such Voting Securities to any Competitor. The Parties agree that a written representation from the purchaser or a representative of the purchaser shall satisfy the requirements of appropriate and reasonable procedures set forth in this Section 3.2(a) provided such representation authorizes reliance thereon by KCS and KCS has no reasonable grounds to believe that such representation cannot be relied upon to satisfy such requirements.

      (b) After the earliest of (i) seven years following the Effective Date, or (ii) the first date on which the TMM Holders have beneficially owned in the aggregate, directly or indirectly and alone or as part of a Group, less than 15% of the outstanding Voting Securities of KCS for at least 30 consecutive days (such earlier time being referred to herein as the “ROFR Commencement Date”), any TMM Holder may sell Voting Securities to a Competitor so long as the procedures set forth in this Section 3.2(b) are followed. If after the ROFR Commencement Date the selling TMM Holder proposes to sell Voting Securities to a Competitor (it being agreed that no Disposition pursuant to a Public Offering or a Rule 144 Transaction will be deemed to give rise to this right of first refusal), then KCS shall have a right of first refusal. If such a Disposition to a Competitor is proposed, the selling TMM Holder shall deliver a written notice to KCS advising KCS of the number of Voting Securities such holder desires to sell and the bona fide terms, including price, of any such proposed transaction. KCS shall have the right (but not the obligation) to purchase, in whole but not in part, such Voting Securities at a per share cash purchase price equal to the cash purchase price, or on such other terms as provided, in the agreement between the selling TMM Holder and a Competitor. In order to exercise its purchase rights hereunder, KCS must deliver a written notice to the seller to such effect within 10 business days after receipt of written notice of the proposed sale. If KCS timely elects to purchase the Voting Securities specified in the notice, it shall complete the purchase within 60 days from the delivery of such notice, unless a longer time is required to secure any regulatory approvals, in which case the purchase shall occur on the second business day after the receipt of any such required approvals, which approvals shall be obtained as soon as practicable. Unless KCS exercises its right of first refusal by delivering written notice to the selling TMM Holder prior to the expiration of the offering period described above, the selling TMM Holder shall be entitled to sell such Voting Securities which KCS has not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to KCS. Any Voting Securities not so sold by the selling TMM Holder during such 120 day period may not thereafter be sold unless again offered to KCS pursuant to the terms of this provision. This purchase right shall be assignable, in whole or in part, by KCS to any other Person, but no such assignment shall relieve KCS of its obligation to assure payment of the purchase price for any Voting Securities as to which a notice of election to exercise the right of first refusal is made by KCS or any such assignee.

      3.3     Dispositions to Affiliates. For a period of seven years after the Effective Date, each of the TMM Holders shall not, directly or indirectly, alone or in concert with others, effect a Disposition of Voting Securities to any Affiliate of TMM, TMMH, or MM or any Affiliate of any Principal Stockholders unless such Affiliate agrees in writing to be bound by the terms of this Stockholders’ Agreement and provided that the TMM Holders shall remain responsible, jointly and severally, for any breaches of this Stockholders’ Agreement by such Affiliate (provided that any TMM Holder which is a Principal Stockholder shall be severally responsible only for breaches by an Affiliate of the Principal Stockholder to which such Principal Stockholder effects a Disposition).

      3.4     Dispositions to Certain Holders. Subject to the provisions of Sections 3.2 and 3.3, the TMM Holders may make a Disposition of any or all Voting Securities beneficially owned by such Person, provided that:

(a) No Disposition (whether in a single transaction or series of transactions) that in the aggregate represents 5% or more of the outstanding Voting Securities shall be made to any Person (other than a Permitted Underwriter or an Affiliate pursuant to and in accordance with Section 3.3) other than a Person who is eligible to file reports pursuant to Rule 13d-1 under the Exchange Act (a “13G Filer”), unless such Person would not be so eligible with respect to the Voting Securities acquired from the Disposition; and

(b) No Disposition (whether in a single transaction or series of transactions) of Voting Securities that in the aggregate represents 5% or more of the outstanding Voting Securities shall be made to any 13G Filer unless:

(i) such 13G Filer would continue to be eligible to file reports pursuant to Section 13(g) under the Exchange Act with respect to the Voting Securities after giving effect to the proposed acquisition of such Voting Securities; and

(ii) the selling TMM Holder shall have delivered a written notice to KCS advising KCS of the number of Voting Securities the seller desires to sell and the terms, including price, of the proposed transaction and KCS has been provided the right (but not the obligation) to purchase, in whole or in part, such Voting Securities at a per share cash purchase price equal to the purchase price, or upon such other terms as provided, in the proposed transaction. In order to exercise its purchase rights hereunder, KCS must deliver a written notice to the seller to such effect within five business days after receipt of written notice of the proposed sale. Upon the expiration of the offering period described above, the selling TMM Holder shall be entitled to sell such Voting Securities which KCS has not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to KCS. Any Voting Securities not so sold by the selling TMM Holder during such 120 day period may not thereafter be sold unless again offered to KCS pursuant to the terms of this provision. This purchase right shall be assignable, in whole or in part, by KCS to any other Person, but no such assignment shall relieve KCS of its obligation to assure payment of the purchase price for any Voting Securities as to which KCS has delivered such a written notice.

(c) Notwithstanding the provisions of Section 3.4(a) and (b), no Disposition (whether in a single transaction or a series of transactions) shall be made to any Person or Group that would, together with such Person’s Affiliates and Associates and after giving effect to the acquisition of such Voting Securities, beneficially own or have the right to acquire more than 15% of the Total Voting Power.

      3.5     Dispositions of Holders of Voting Securities. For a period of seven years after the Effective Date, no TMM Holder shall, directly or indirectly, alone or in concert with others, sell, assign, transfer, pledge, hypothecate, otherwise subject to any lien, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any capital stock or Voting

Securities or control of any Person that, directly or indirectly, beneficially owns any Voting Securities of KCS to a Competitor, except as permitted by Section 3.3.

      3.6     Pledges. Subject to the provisions contained herein, a TMM Holder may pledge or hypothecate as security for any indebtedness or other obligations any or all Voting Securities beneficially owned by such Person provided that such TMM Holder obtains prior to such pledge or hypothecation written consent from the pledgee that upon the occurrence of an event which gives the pledgee the right to foreclose on the pledged Voting Securities (“Foreclosure Event”) such pledgee shall provide to KCS prompt written notice of such Foreclosure Event and provide KCS the right to purchase such Voting Securities at a cash purchase price equal to the average closing price of KCS’s Common Stock on the New York Stock Exchange over the five consecutive trading days preceding the date of receipt of the notice of the pending foreclosure sale. In order to exercise its purchase rights hereunder, KCS must deliver a written notice to the pledgee to such effect within five business days after receipt of written notice of the Foreclosure Event and complete such purchase within 60 days from the delivery of such notice unless a longer time is required to secure any regulatory approvals, in which case the purchase shall occur on the second business day after the receipt of any such required approvals. This purchase right shall be assignable, in whole or in part, by KCS to any other Person, but no such assignment shall relieve KCS of its obligation to assure payment of the purchase price for any Voting Securities as to which KCS has delivered such a written notice.

      3.7     Effect of Non-Compliance. Any attempted Disposition of any Voting Securities in violation of any provision of this Stockholders’ Agreement shall be void, and KCS shall not record such Disposition on its books or treat any purported transferee of such Voting Securities as the owner of such shares for any purpose, including without limitation, voting, receiving dividends or other distributions and being entitled to any of the benefits of this Stockholders’ Agreement.

      3.8     Permitted Dispositions in Connection with Certain Transactions. Notwithstanding the provisions of this Article III, the TMM Holders shall be permitted to make a Disposition in connection with any tender or exchange offer made by an unaffiliated third party to acquire KCS Common Stock so long as the following conditions are satisfied (i) the TMM Holders are in compliance with the provisions of Section 2.1(a) with respect to such tender or exchange offer; (ii) such tender or exchange offer must be for all of the outstanding Voting Securities; (iii) the offeror shall have made a commitment to effect a merger after the completion of the tender or exchange offer to provide the same consideration being provided to the holders of the securities tendered in the tender offer; (iv) the holders of a majority of the Voting Securities of KCS, other than the Voting Securities beneficially owned by the TMM Holders, shall have tendered their Voting Securities pursuant to such tender or exchange offer and such Voting Securities shall not have been withdrawn; (v) such tender or exchange offer shall not be subject to any financing condition; and (vi) the TMM Holders may not tender, or publicly disclose their intention to tender, prior to the business day immediately preceding the scheduled expiration of the tender or exchange offer.

      3.9     Termination. Except for Section 3.2(b) (which shall survive indefinitely), the rights and obligations under this Article III shall immediately and irrevocably terminate:

(i) on the first date the TMM Holders beneficially own in the aggregate less than 15% of the outstanding Voting Securities of KCS for at least 30 consecutive days; or

(ii) a Change of Control of KCS.

ARTICLE IV

PRE-EMPTIVE RIGHTS

      4.1     Pre-Emptive Rights.

      (a) Subject to Section 4.1(d) below, except for issuances of Common Stock (including for this purpose, options, warrants and other securities convertible into or exercisable for Common Stock) issued:

(i) to KCS’s employees, directors, consultants, agents, independent contractors or other service providers in connection with a Plan existing on the date hereof or a Plan approved by the Board of Directors and adopted by KCS after the date hereof;

(ii) upon the exercise of any options, warrants, convertible or exchangeable securities which are outstanding as of the date hereof;

(iii) in connection with the acquisition (by merger, consolidation, acquisition of assets or equity interests or otherwise) of the equity interests or assets of another Person; or

(iv) issued pursuant to the Acquisition Agreement, the Ancillary Agreements, or the Consulting Agreement;

      if KCS authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), KCS shall first notify TMM Holders of such proposed transaction and offer to sell to each such Person a number of shares of Common Stock (or, as applicable, options, warrants or other securities convertible into or exercisable for Common Stock) equal to the product obtained by multiplying the number of shares of Common Stock or securities containing options or rights to acquire Common Stock authorized to be sold by KCS by a fraction, (1) the numerator of which is the number of shares of Common Stock owned by such Person and (2) the denominator of which is the total of all then-outstanding Voting Securities. Each TMM Holder shall be entitled to purchase such Common Stock (or, as applicable, options, warrants or other securities convertible into or exercisable for Common Stock) at the same price and on the same terms and conditions as such Common Stock (or, as applicable, options, warrants or other securities convertible into or exercisable for Common Stock) are to be offered to any other Persons. To the extent that any TMM Holder elects not to participate in such pre-emptive rights, each of the other TMM Holders shall have a prorata right to purchase at the same price and on the same terms and conditions the Voting Securities which such non-participating TMM Holder had the right but elected not to purchase; provided that the exercise of such right does not extend the time for written notice set forth in Section 4.1(b). The purchase price for all stock and securities offered to such TMM Holders shall be payable in cash or, to the extent that other payment is to be made by the other Persons to whom stock or securities are so offered, on such other payment terms.

      (b) In order to exercise its purchase rights hereunder, a TMM Holder must deliver a written notice to KCS to such effect within ten business days after receipt of written notice from KCS describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms, such holder’s percentage allotment, and the number of shares of Common Stock (or, as applicable, options, warrants or other securities convertible into or exercisable for Common Stock) such holder has the right to purchase hereunder.

      (c) Upon the expiration of the offering period described above, KCS shall be entitled to sell such stock or securities which such TMM Holders have not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such TMM Holders. Any stock or securities not so sold by KCS during such 120 day period may not thereafter be sold unless again offered to the TMM Holders pursuant to the terms of this Article IV.

      (d) The rights of the TMM Holders under this Article IV shall immediately and irrevocably terminate on the earlier to occur of (i) the date that the TMM Holders do not beneficially own in the aggregate at least 40% of the Voting Securities initially acquired by MM pursuant to the Acquisition Agreement; or (ii) the date that is three (3) years following the date hereof.

ARTICLE V

VOTING AGREEMENT

      5.1     Voting Agreement. From and after the Effective Date and until the provisions of this Article V cease to be effective, each TMM Holder shall vote all of the Voting Securities beneficially owned by such Person and entitled to vote in the election of directors (i) in favor of all Persons nominated by the Nominating Committee for election as a member of the Board of Directors by the holders of Common Stock; and (ii) against any proposal to remove any director nominated by the Nominating Committee and elected to the Board of Directors by the holders of Common Stock; and each such holder shall take all other reasonably necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause such actions to be taken.

ARTICLE VI

EFFECTIVE DATE

      6.1     This Stockholders’ Agreement shall become effective on and as of the Closing Date provided for in the Acquisition Agreement (“Effective Date”).

ARTICLE VII

TERMINATION

      7.1     Termination. Subject to Section 7.2, this Stockholders’ Agreement, except to the extent earlier termination is expressly provided for herein, shall terminate on the earliest to occur of:

(a) the first date the TMM Holders and their Affiliates shall have, for at least 30 consecutive days, beneficially owned in the aggregate less than 40% of the Voting Securities initially acquired by MM pursuant to the Merger contemplated by the Acquisition Agreement; and

(b) the termination of this Stockholders’ Agreement in a writing signed by each of the parties hereto and approved by the Board of Directors.

      7.2     Effect of Termination. If this Stockholders’ Agreement is terminated in accordance with Section 7.1, hereof, this Stockholders’ Agreement shall become null and void and of no further force and effect, except that (a) the terms and provisions of this Section 7.2, Section 2.2, and Sections 3.2(b), 3.7, and 3.8 shall remain in full force and effect, and as long as such Sections remain in effect Articles 8 and 9 shall remain in full force and effect, and (b) any termination of this Stockholders’ Agreement shall not relieve any Party hereto from any liability for any breach of its obligations hereunder, regardless of whether such Party terminated this Stockholders’ Agreement.

ARTICLE VIII

DEFINITIONS

      8.1     Defined Terms. As used in this Stockholders’ Agreement, the following terms shall have the following meanings (unless indicated otherwise, all Article and Section references are to Articles and Sections of this Stockholders’ Agreement):

“13G Filer” shall have the meaning assigned to such term in Section 3.4(d) of this Stockholders’ Agreement.

“Acquisition Agreement” shall have the meaning set forth in Recital A of this Stockholders’ Agreement.

“Affiliate” shall mean, with respect to any Person, (i) any other Person directly or indirectly through one or more intermediaries controlling or controlled by, or under direct or indirect common control with, such specified Person; (ii) any other Person that owns, directly or indirectly, ten percent or more of such Person’s capital stock or other equity interests or any officer or director of any such Person or other Person or, (iii) with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; provided, however, that for the purposes of this Stockholders’ Agreement, (w) KCS and its subsidiaries and Affiliates shall not be deemed Affiliates of TMM, TMMH, MM or any of their respective subsidiaries and (x) TMM, TMMH, MM and any of their respective subsidiaries and Affiliates shall not be deemed Affiliates of KCS and its subsidiaries. For purposes hereof, (y) a “subsidiary” of a Person shall mean any other Person more than 50% of the outstanding Voting Securities of which are owned, directly or indirectly, by such Person and (z) “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Ancillary Agreements” shall have the meaning assigned to such term in the Acquisition Agreement.

“Applicable Law” shall mean any Law applicable to KCS, TMM, TMMH, MM or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

“Arbitration Costs” shall have the meaning assigned to such term in Section 9.12(d)(iii) of this Stockholders’ Agreement.

“Arbitrators” shall have the meaning assigned to such term in Section 9.12(d)(i) of this Stockholders’ Agreement.

“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“beneficial ownership” shall be determined pursuant to Rule 13d-3 of the Exchange Act or, if Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof; provided, that Voting Securities issued or issuable pursuant to the Consulting Agreement shall not be counted for purposes of Section 2.1(a)(i).

“Board of Directors” shall mean the board of directors of KCS.

“Change of Control” shall mean, with respect to such Person, the occurrence of any of the following: (a) any Person or Group, other than a subsidiary or any employee benefit plan (or any related trust) of such Person or a subsidiary of such Person, becomes the beneficial owner of 20% or more of the Voting Securities representing 20% or more of the combined Total Voting Power of all Voting Securities of such Person, except that (1) no such Person or Group shall be deemed to beneficially own any securities held by such Person or a subsidiary or any employee benefit plan (or any related trust) of such Person or a subsidiary, or (2) no Person who or which, together with all Affiliates of such Person, was the beneficial owner of Voting Securities representing 20% or more of the combined Total Voting Power of all Voting Securities of such Person issued and outstanding as of the Effective Time of the Merger, as defined in the Acquisition Agreement shall be deemed as a result thereof to have caused a Change of Control of such Person hereunder; provided, however, that if such Person or any of its Affiliates, after the Effective Time, as defined in the Acquisition Agreement, of the Merger (A) acquires, in one or more transactions, beneficial ownership of an additional number of Voting Securities which exceeds 5% of the then-outstanding Voting Securities or Total Voting Power and (B) beneficially owns after such acquisition Voting Securities representing 20% or more of the combined Total Voting Power of all Voting Securities of such Person, then such Person shall be deemed to have caused a Change of Control hereunder; or (b) within a period of 24 months or less, the individuals who, as of any date, constitute the board of directors of such Person (the “Incumbent Directors”) cease for any reason to constitute at least 75% of the members of such board of directors unless at the end of such period, at least 75% of the individuals then constituting such board of directors were either Incumbent Directors or nominated upon the recommendation of at least 75% of the Incumbent Directors or other directors so nominated; or

(c) approval by the stockholders of such Person of any of the following: (1) a merger, reorganization or consolidation (“Acquisition”) with respect to which the individuals and entities who were the respective beneficial owners of the stock and Voting Securities of the Person immediately before such Acquisition do not, after such Acquisition, beneficially own, directly or indirectly, more than 80% of, respectively, the common stock and the combined voting power of the Voting Securities of the Person resulting from such Acquisition in substantially the same proportion as their ownership immediately before such Acquisition, (2) a liquidation or dissolution of such Person, or (3) the sale or other disposition of all or substantially all of the assets of such Person.

“Closing Date” shall have the meaning assigned to such term in the Acquisition Agreement.

“Common Stock” shall mean the common stock, par value $.01 per share, of KCS, as set forth in the Restated Certificate of Incorporation of KCS.

“Competitor” shall mean Canadian National Railway, Canadian Pacific Railway Company, Union Pacific Corporation, Burlington Northern Santa Fe Corporation, CSX Corporation, Norfolk Southern Corp., Ferrocarril Mexicano, S.A. de C.V., Ferrocarril del Sureste, S.A. de C.V., Grupo Mexico, S.A. de C.V., the Anschutz Corporation, Carlos Slim Helu, and any other Person who operates a railroad in the United States, Mexico or Canada after the date hereof which, if operated in the United States would be regarded as a Class I railroad, and any of their respective successors or Affiliates.

“Consulting Agreement” shall mean the agreement between KCS and Consulting Firm referred to in the Acquisition Agreement.

“Disposition” shall have the meaning assigned to such term in Section 3.1 of this Stockholders’ Agreement.

“Dispute Notice” shall have the meaning assigned to such term in Section 9.12(c) of this Stockholders’ Agreement.

“Dispute Party” and “Dispute Parties” shall have the meaning assigned to such terms in Section 9.12(a) of this Stockholders’ Agreement.

“Disputes” shall have the meaning assigned to such term in Section 9.12(a) of this Stockholders’ Agreement.

“Effective Date” shall have the meaning assigned to such term in Section 6.1 of this Stockholders’ Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Foreclosure Event” shall have the meaning assigned to such term in Section 3.6 of this Stockholders’ Agreement.

“Governmental Authority” shall mean any United States, Mexican or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States, Mexican or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States, Mexican or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the New York Stock Exchange).

“Group” shall have the meaning specified in Section 13(d)(3) of the Exchange Act.

“Law” shall mean any U.S., Mexican or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement or arbitration award or finding

(including, without limitation, those of the New York Stock Exchange or any other applicable self-regulatory organization).

“Merger” shall have the meaning assigned to such term in the Acquisition Agreement.

“Nominating Committee” shall mean the Nominating Committee of the Board of Directors.

“Parties” and “Party” shall have the meaning assigned to such term in Recital C of this Stockholders’ Agreement.

“Permitted Underwriter” shall mean any underwriter who is in the business of underwriting securities and who, in the ordinary course of its business as an underwriter, acquires Voting Securities in connection with a public offering with the bona fide intention of reselling all of the Voting Securities so acquired pursuant to such public offering.

“Person” shall mean any individual, firm, corporation, partnership (limited or general) limited liability company, joint venture organization, or other entity and shall include any group comprised of any Person and any other Person with whom such Person or an Affiliate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any shares of Voting Securities.

“Plan” shall mean each bonus, pension, stock option, stock purchase, stock bonus, benefit, profit sharing, retirement, severance, incentive, deferred compensation and other similar employee benefit plans, funds, programs or arrangements, all employment contracts or executive compensation agreements, written or oral, and all collective bargaining agreements, each other “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and each other superannuation and similar schemes, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees (regardless whether such employees’ regular place of employment is within or without the United States) or terminated employees of KCS or any subsidiary or Affiliate.

“Public Offering” shall mean an underwritten public offering of securities of KCS pursuant to an effective registration statement under the Securities Act or such other public offering pursuant to an effective registration statement under the Securities Act effecting a broad distribution of the Voting Securities offered.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated the date hereof, by and among KCS, TMM, TMMH, MM and the Principal Stockholders.

“Rights Agreement” shall have the meaning assigned to such term in Section 2.3 of this Stockholders’ Agreement.

“ROFR Commencement Date” shall have the meaning assigned to such term in Section 3.2(b) of this Stockholders’ Agreement.

“Rules” shall mean any federal, state, local or foreign statute, law, code, ordinance, rule, regulation, judgment, writ, decree, injunction, order, concession, grant, franchise, permit or license or other governmental or regulatory authorization, consent or approval applicable to TMM, TMMH, MM or any of the Principal Stockholders or any of their respective assets, properties, operations or Plans, in each case as applicable.

“Rule 144 Transaction” shall mean sale(s) of Common Stock made in accordance with the provisions of Rule 144 under the Securities Act, as currently in effect, including the brokers’ transaction, volume and manner of sale provisions thereof.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Standstill Period” shall mean the period commencing on the Effective Date and ending on the date seven years after the Effective Date.

“TFM” shall mean TFM, S.A. de C.V.

“TMM Holders” shall mean, at any date, each of TMM, TMMH, MM, the Principal Stockholders, and any of their respective Affiliates who are then holders of Common Stock.

“Total Voting Power” shall mean, at any date, the total number of votes that may be cast in the election of directors of KCS (including all outstanding shares of Common Stock) at any meeting of stockholders of KCS held on such date assuming all Voting Securities then entitled to vote at such meeting were present and voted at such meeting, other than votes that may be cast only upon the happening of a contingency.

“Voting Securities” shall mean any securities of KCS (unless the context specifically contemplates another issuer) which are entitled to vote generally in the election of directors without regard to any event or occurrence (including, without limitation, the Common Stock), and any other securities by their terms convertible into or exercisable or exchangeable for such securities (whether or not any event or occurrence required to occur prior to such conversion, exercise or exchange shall have occurred).

ARTICLE IX

MISCELLANEOUS

      9.1     Amendments; Waiver. This Stockholders’ Agreement may not be amended, altered or modified except by written instrument executed by KCS and TMM. KCS and TMM may amend this Stockholders’ Agreement without notice to or the consent of any third party. Any agreement on the part of KCS and TMM to waive (i) any inaccuracies in any representation and warranty contained herein or in any document, certificate or writing delivered pursuant hereto, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of the Party against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Stockholders’ Agreement. Any delay or omission on the part of KCS or TMM to exercise any right hereunder shall not in any manner impair the exercise of any right accruing to it hereafter.

      9.2     Entire Agreement. This Agreement constitutes the entire agreement of the Parties, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the Parties with respect to the subject matter hereof.

      9.3     Interpretation. This Stockholders’ Agreement is in the English language. The Parties waive any rights they may have under Applicable Law to have this Stockholders’ Agreement made in any language other than English; provided to the extent that any such waiver shall not be valid under Applicable Law, the Parties agree that in case of any ambiguity or contradiction between the English language version of this Stockholders’ Agreement and any translation into any other language, that the English language version shall control.

      9.4     Severability. Any term or provision of this Stockholders’ Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Stockholders’ Agreement or affecting the validity or enforceability of any of the terms or provisions of this Stockholders’ Agreement in any other jurisdiction. If any provision of this Stockholders’ Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.5     Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by facsimile (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third day after such mailing) or (d) delivered by an express courier (with written confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

      If to TMM, TMMH, MM or the Principal Stockholders:

Grupo TMM, S.A.
Avenida de la Cuspide, No. 4755
Colonia Parques del Pedregal
14010 Mexico, D.F.

CT Corporation
1209 Orange Street
Wilmington, Delaware 19801

      With a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Attention: Thomas C. Janson

      If to KCS:

Kansas City Southern
P.O. Box 219335
427 West 12th Street
Kansas City, MO 64121-9335
Attention: President

      With a copy (which shall not constitute notice) to:

Sonnenschein Nath & Rosenthal LLP
4520 Main Street, Suite 1100
Kansas City, MO 64111
Attention: John F. Marvin, Esq.

Any Party hereto may from time to time change its address for notices under this Section 9.5 by giving at least 10 days’ notice of such changed address to the other Parties hereto.

      9.6     Headings. The headings herein are for convenience only, do not constitute a part of this Stockholders’ Agreement and shall not be deemed to limit or affect any of the provisions of this Stockholders’ Agreement.

      9.7     Binding Effect; Persons Benefiting; No Assignment. This Stockholders’ Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns (including transferees of Voting Securities). No provision of this Stockholders’ Agreement is intended or shall be construed to confer upon any entity or Person other than the Parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Stockholders’ Agreement or any part hereof. This Stockholders’ Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties.

      9.8     Restrictive Legend. A copy of this Stockholders’ Agreement shall be filed with the Secretary of KCS and kept with the records of KCS. Upon original issuance thereof and until such time as the same is no longer required hereunder or under any Applicable Law, any certificate issued representing any shares of Common Stock issued to any of the TMM Holders and all certificates issued upon transfer (except for transfers in accordance with Section 3.3) or in exchange or substitution therefor in accordance with this Stockholders’ Agreement shall bear the following restrictive legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANS-

FERRED”) UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT.

THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE STOCKHOLDERS’ AGREEMENT, DATED DECEMBER 15, 2004, BETWEEN KCS AND CERTAIN STOCKHOLDERS, AS FROM TIME TO TIME IN EFFECT, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF KCS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST TO KCS. NO SUCH TRANSFER WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS’ AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST KCS TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDERS’ AGREEMENT.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE STOCKHOLDERS’ AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES SUCH AGREEMENT SHALL BE EFFECTIVE.

      The certificates representing Voting Securities beneficially owned by the TMM Holders (including, without limitation, all certificates issued upon transfer or in exchange thereof or substitution therefor in accordance with this Stockholders’ Agreement) shall also bear any legend required under any other applicable laws, including state securities or blue sky laws. KCS may make a notation on its records or give instructions to any transfer agents or registrars for such shares in order to implement the restrictions on transfer set forth in this Stockholders’ Agreement. KCS shall not incur any liability for any refusal or delay in recognizing any transfer of Voting Securities if KCS in good faith reasonably believes that such transfer may have been or would be in violation of the provisions of applicable law or this Stockholders’ Agreement.

      9.9     No Third Party Beneficiaries. This Stockholders’ Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Stockholders’ Agreement be enforced by, any other Person.

      9.10     Counterparts. This Stockholders’ Agreement may be executed in two or more counterparts, each original or facsimile of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart.

      9.11     Specific Enforcement. The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Stockholders’ Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Stockholders’ Agreement by the other and to enforce specifically the terms and provisions of this Stockholders’ Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

      9.12     Governing Law; Dispute Resolution.

      (a) Resolution of any and all disputes between KCS, on the one hand, and one or more of TMM, TMMH, MM, the Principal Stockholders, and any of their respective Affiliates on the other hand, (each of KCS, on the one hand, and TMM, TMMH, MM, the Principal Stockholders, or any of their respective Affiliates, on the other hand, a “Dispute Party” and, both of KCS, on the one hand, and TMM, TMMH, MM, the Principal Stockholders, or any of their respective Affiliates, on the other hand, the “Dispute Parties”) arising from or in connection with this Stockholders’ Agreement or any transactions contemplated by this Stockholders’ Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, (“Disputes”), including Disputes arising in connection with claims by third Persons, shall be exclusively governed by and settled in accordance with the provisions of this Section 9.12; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

      (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO AND THE ADJUDICATION AND ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS.

      (c) As to any Dispute which is not resolved in the ordinary course of business, the Dispute Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Dispute Parties may initiate this procedure by delivery of written notice of the Dispute (the “Dispute Notice”) to the other. Not later than 20 days after delivery of the Dispute Notice, one executive of one of the Dispute Parties with authority to settle the Dispute shall meet with one executive of the other Dispute Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Dispute Party’s executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this Section 9.12(c) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

      (d) Each Dispute Party hereby agrees to submit all Disputes not resolved pursuant to Section 9.12(c) hereof to final and binding arbitration in New York, New York. Either Dispute Party may initiate such arbitration by delivery of a demand therefor (the “Arbitration Demand”) to the other Dispute Party not sooner than 60 days after the date of delivery of the Dispute Notice but promptly thereafter; provided, that if a Dispute Party rejects participation in the procedures provided under Section 9.12(c), the other Dispute Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorney’s fees and expenses, and Arbitration Costs (as defined below) in connection with arbitration hereunder.

(i) Three Arbitrators shall be appointed (the “Arbitrators”), one of whom shall be appointed by KCS, one by TMM, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two Arbitrators within 10 business days of the first two Arbitrators confirmation by the American Arbitration Association. Each Party agrees that the TMM Holders shall be considered jointly as one side for the purposes of constitution of the arbitration tribunal hereunder. If either Dispute Party fails to appoint an Arbitrator within 10 business days of a request in writing by the other Dispute Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within 10 business days of their confirmation by the American Arbitration Association, then such Arbitrator shall be appointed by the American Arbitration Association in accordance with its Commercial Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within 15 days thereafter; provided, that the Arbitrators may extend the date of the hearing upon request of any Dispute Party to the extent necessary to insure that such Dispute Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Dispute Parties five business days before the hearing date. At such time the Dispute Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

(ii) The arbitration shall be conducted in the English language pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, (A) each Dispute Party shall have the right to audit the books and records of the other Dispute Party that are reasonably related to the Dispute; (B) each Dispute Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Dispute Party intends to present in such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Dispute Party may at its expense make a stenographic record thereof.

(iii) The Arbitrators shall endeavor to complete all hearings not later than 120 days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Dispute Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in Section 9.12(b) of this Agreement. Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of New York, United States of America, and the courts of the Federal District of Mexico. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators’ fees and expenses, fees and expenses of experts and fees and expenses of translators (“Arbitration Costs”) between the prevailing and non-prevailing Dispute Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Dispute Party has rejected participation in procedures under Section 9.12(c), the Arbitrators may assess all Arbitration Costs against the non-prevailing Dispute Party and may include in the award the prevailing Dispute Party’s attorney’s fees and expenses in connection with any and all proceedings under this Section 9.12. Notwithstanding the foregoing, in no event may the arbitrator award multiple or punitive damages.

      (e) Pursuant to an agreement of the Parties hereto or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in Section 9.12(d), KCS, TMM, TMMH, MM and the Principal Stockholders each irrevocably agrees that any legal action or proceeding against it with respect to this Stockholders’ Agreement and any transaction contemplated by this Stockholders’ Agreement shall be brought only in the courts of the State of New York, or of Federal courts of the United States of America sitting in New York, and by execution and delivery of this Stockholders’ Agreement, KCS and each of TMM Holders irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such Party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Stockholders’ Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Stockholders’ Agreement, the enforcement of the terms of this Stockholders’ Agreement, the Acquisition Agreement, the Ancillary Agreements and the other terms contemplated hereby and thereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

      (f) Each of the Parties hereto irrevocably appoints CT Corporation (the “Process Agent”), at 1209 Orange Street, Wilmington, Delaware, 19801 (telephone 302-658-7581) as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Parties hereto agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties hereto shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

      9.13     Announcements. KCS and TMM shall consult with each other before issuing, and provide each other the opportunity to review, comment on and concur with, any press release or other public statement with respect to this Stockholders’ Agreement, except as KCS or TMM may determine is otherwise required by Applicable Law, judicial or administrative action or any requirement of the Mexican Stock Exchange, the New York Stock Exchange or any other applicable self-regulatory organization.

      9.14     Cooperation on TMM Distribution. KCS acknowledges that holders may desire to effect a distribution of the shares of Common Stock to the stockholders of TMM in a tax efficient manner (a “Spin-Off”). In the event that TMM determines to effect a Spin-Off, KCS will, and will cause its subsidiaries to, take commercially reasonable efforts to cooperate with TMM in the consummation of the Spin-Off. Without limiting the generality of the foregoing, if requested by TMM, KCS agrees to use its commercially reasonable efforts to effect the Spin-Off Merger (as defined below) as promptly as practicable after receipt from TMM of notice of its intention to effect such Spin-Off Merger. TMM shall cooperate fully with KCS, and shall reimburse KCS, for any out-of-pocket expenses that KCS incurs in connection with the Spin-Off Merger, including the reasonable fees and expenses of KCS’s counsel (other than any such expenses that constitute Registration Expenses (as defined in the Registration Rights Agreement) in the event that the Spin-Off Merger requires registration under the Securities Act (in which case such registration shall reduce by one (1) the number of registrations required to be effected by KCS under Section 2 of the Registration Rights Agreement)) and shall indemnify and hold KCS harmless from and against all costs and expenses of any nature whatsoever (including taxes in connection therewith) resulting from, arising out of, or due to, directly or indirectly, the Spin-Off Merger (other than with respect to matters as to which KCS is obligated to provide indemnification under the Registration Rights Agreement).

      For purposes of this Agreement, the term “Spin-Off Merger” shall mean a transaction occurring prior to that date which shall be one year following the Effective Time (as defined in the Acquisition Agreement) in which (i) a newly-formed entity organized under the laws of the UMS whose assets consist solely of the shares of Common Stock (“Holdco”) and the stock of which is distributed to the holders of capital stock of TMM is merged with and into a wholly-owned subsidiary of KCS and, in such merger, the outstanding shares of capital stock of Holdco are converted into the right to receive, in the aggregate, a number of shares of Common Stock equal to the number of shares of Common Stock held by Holdco; (ii) Holdco shall not have any indebtedness or other obligations (other than any obligations related solely to its organization and the holding of the shares of Common Stock, which obligations TMM shall agree to indemnify KCS against pursuant to an indemnity agreement satisfactory in form and substance to KCS and TMM); (iii) KCS and its subsidiaries shall not be required to assume or become liable for any other liabilities as a result of the Spin-Off Merger (other than any obligations or liabilities resulting from the registration of the shares of Common Stock issuable pursuant to the Spin-Off Merger); and (iv) KCS shall be reasonably satisfied that the transaction will not affect adversely in any material way any rights of KCS or any of its Affiliates under the Acquisition Agreement or any of the Ancillary Agreements, including without limitation, rights to receive any indemnification determined to be due thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Stockholders’ Agreement to be duly executed by their respective authorized officers as of the date hereof.

KANSAS CITY SOUTHERN

By:	/s/ MICHAEL R. HAVERTY

Name: Michael R. Haverty

Title:	Chairman, President & CEO

GRUPO TMM, S.A.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

TMM HOLDINGS, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

TMM MULTIMODAL, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

PRINCIPAL STOCKHOLDERS

/s/ JOSE F. SERRANO SEGOVIA

Jose F. Serrano Segovia

/s/ RAMON SERRANO SEGOVIA

Ramon Serrano Segovia

/s/ TERESA SERRANO SEGOVIA

Teresa Serrano Segovia

SERVICIOS DIRECTIVOS SERVIA, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

PROMOTORA SERVIA, S.A. DE C.V.

By:	/s/ JOSE F. SERRANO SEGOVIA

Name: Jose F. Serrano Segovia

Title:	Attorney in fact

By:	/s/ JAVIER SEGOVIA SERRANO

Name: Javier Segovia Serrano

Title:	Attorney in fact

Appendix C

CONSULTING AGREEMENT

BETWEEN

KANSAS CITY SOUTHERN

AND

JOSÉ F. SERRANO INTERNATIONAL BUSINESS, S.A. de C.V.

C-i

TABLE OF DEFINITIONS

      “Acquisition” shall have the meaning set forth in the Recitals to this Agreement.

      “Acquisition Agreement” shall have the meaning set forth in the Recitals to this Agreement.

      “Affiliate” shall mean, with respect to a specified person, (i) any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, and (ii) any person that is an officer, director, trustee, member or general member of, or serves in a similar capacity with respect to, the specified person, or of which the specified person is an officer, director, trustee, member or general member, or with respect to which the specified person serves in a similar capacity. For purposes of this definition, the term “control” when used with respect to a person (including entities incorporated or organized in the UMS) means (a) the beneficial ownership of 10% or more of the voting interests in such person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

      “Agreement” shall have the meaning set forth in the preamble of this Agreement.

      “Annual Fee” shall have the meaning set forth in Section 5(a) of this Agreement.

      “Arbitration Costs” shall have the meaning set forth in Section 17(e)(ii) of this Agreement.

      “Arbitration Demand” shall have the meaning set forth in Section 17(d) of this Agreement.

      “Arbitrators” shall have the meaning set forth in Section 18(e) of this Agreement.

      “Board” shall mean the Board of Directors of Company.

      “Business” shall have the meaning set forth in the Recitals to this Agreement.

      “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the U.S. or the UMS.

      “Company” shall have the meaning set forth in the preamble of this Agreement.

      “Company trade secret” shall have the meaning set forth in Section 9 of this Agreement.

      “Consolidated Fee” shall have the meaning set forth in Section 5(a) of this Agreement.

      “Consulting Compensation Escrow” shall have the meaning set forth in Section 5(a) of this Agreement.

      “Consulting Compensation Escrow Agent” shall have the meaning set forth in Section 5(a) of this Agreement.

      “Consulting Compensation Escrow Agreement” shall have the meaning set forth in Section 5(a) of this Agreement.

      “Consulting Firm” shall have the meaning set forth in the preamble of this Agreement.

      “Consulting Firm Stock” shall have the meaning set forth in Section 5(c) of this Agreement.

      “Consulting Services” shall have the meaning set forth in Section 3(a) of this Agreement.

      “disability” shall have the meaning set forth in Section 8(b) of this Agreement.

      “Disputes” shall have the meaning set forth in Section 17(a) of this Agreement.

      “Dispute Notice” shall have the meaning set forth in Section 17(c) of this Agreement.

      “Dollars” or “$” shall have the meaning set forth in Section 1(a)(ix) of this Agreement.

      “Effective Time” shall mean the time of the occurrence of the Closing of the Acquisition Agreement.

      “Exchange Act” shall have the meaning set forth in Section 5(c) of this Agreement.

C-ii

      “for Cause” shall have the meaning set forth in Section 8(e) of this Agreement.

      “GTFM” shall mean Grupo Transportación Ferroviaria Mexicana, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS.

      “including” shall have the meaning set forth in Section 1(a)(v) of this Agreement.

      “IRS” shall mean Internal Revenue Service of the U.S.

      “JSS” shall have the meaning set forth in the Recitals to this Agreement.

      “Labor Lawsuit” shall have the meaning set forth in Section 8(e)(viii) of this Agreement.

      “Losses” shall have the meaning set forth in Section 12 of this Agreement.

      “MM” shall mean TMM Multimodal S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS.

      “Non-Management Directors” shall have the meaning set forth in Section 5(b) of this Agreement.

      “Party” or “Parties” shall have the meaning set forth in the preamble of this Agreement.

      “Payment Conditions” shall have the meaning set forth in Section 5(b) of this Agreement.

      “Payment Date” shall have the meaning set forth in Section 5(a) of this Agreement.

      “Payment Date Period” shall have the meaning set forth in Section 5(b) of this Agreement.

      “person” shall have the meaning set forth in Section 1(a)(vi) of this Agreement.

      “Process Agent” shall have the meaning set forth in Section 17(g) of this Agreement.

      “Records” shall have the meaning set forth in Section 11(e) of this Agreement.

      “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date of this Agreement, among Company, TMM, TMMH, MM and certain stockholders of TMM.

      “shall” shall have the meaning set forth in Section 1(a)(viii) of this Agreement.

      “Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of the date of this Agreement, among Company, Grupo TMM, S.A. and certain subsidiaries and stockholders of Grupo TMM, S.A.

      “Term” shall have the meaning set forth in Section 4 of this Agreement.

      “TFM” shall mean TFM, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS.

      “TMM” shall mean Grupo TMM S.A., a sociedad anónima organized under the laws of the UMS.

      “TMMH” shall mean TMM Holdings S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS and a subsidiary of GTMM.

      “Transfer” shall have the meaning set forth in Section 7 of this Agreement.

      “UMS” shall mean the United Mexican States.

      “U.S.” shall mean the United States of America.

      “U.S. Laws” shall have the meaning set forth in Section 11(b) of this Agreement.

      “VAT Claim and Put Advisory Fee” shall have the meaning set forth in Section 6(a) of this Agreement.

      “Volume Weighted Price” means the average trading price per share of Company Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the announcement of the Final Resolution of the VAT and Put (excluding for this purpose the 180 day period for claims and appeals), as reported on Bloomberg (VAP function).

C-iii

CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this “Agreement”), made and entered into as of this 15th day of December, 2004, but to become effective as hereinafter provided, by and between Kansas City Southern, a Delaware corporation (“Company”), and José F. Serrano International Business, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the UMS, organized under the laws of the UMS (“Consulting Firm”) (individually, a “Party”; collectively, the “Parties”). Unless otherwise specified herein, all capitalized terms used and not defined in this Agreement shall have the meanings ascribed to them in the Acquisition Agreement (defined below).

RECITALS

      WHEREAS, Company, along with its Affiliates, owns and operates a North American rail network which connects key commercial and industrial markets in the central U.S. with major industrial cities in the UMS (the “Business”);

      WHEREAS, Company, TMM, MM, TMMH and others have entered into an amended and restated acquisition agreement dated as of December 15, 2004 (the “Acquisition Agreement”), pursuant to which, among other things, all of the shares of stock of GTFM owned by MM are to be acquired by subsidiaries of Company (the “Acquisition”), resulting in an increase in the Company’s interest in and need for support of the operations of the Business in the UMS;

      WHEREAS, José F. Serrano Segovia (“JSS”), as Chairman of the Board of Directors of GTFM, has knowledge and experience regarding Mexican governmental relationships relevant to the Business;

      WHEREAS, JSS has established Consulting Firm to provide certain consulting services; and

      WHEREAS, as a condition to its willingness to enter into the Acquisition Agreement, Company desires that Consulting Firm agree to provide to the Company certain consulting services, and Consulting Firm is willing to make such services available to Company, all on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Company and Consulting Firm as follows:

      1. Construction.

      (a) References.

(i) The Recitals to this Agreement shall be incorporated by reference into, and deemed part of, this Agreement and all references to this Agreement shall include the Recitals.

(ii) References to any law, legislative act, rule or regulation shall mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation.

(iii) References to a number of days shall mean calendar days, unless expressly indicated otherwise.

(iv) References to an Exhibit, Schedule, Section or Article shall be to such Exhibit, Schedule, Section or Article of this Agreement, unless otherwise provided herein.

(v) References to the word “including” shall mean “including, without limitation.”

(vi) The word “person” includes, where appropriate, firms, associations, companies, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

(vii) Words importing the singular import the plural, and vice versa, and words importing one gender import the other gender.

(viii) The word “shall” when used in this Agreement or any Schedules hereto is a word of mandate, construed as “must.”

(ix) References to “Dollars” and “$” in this Agreement shall mean Dollars of the U.S.

      (b) Headings. The Article, Section, Schedule and Exhibit headings of, and the Table of Contents to, this Agreement are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

      (c) Definitions. Defined terms used in this Agreement shall have the meanings specified in the Table of Definitions set forth immediately prior to the preamble.

      2. Engagement.

      (a) Company hereby agrees to engage Consulting Firm as of the Effective Time during the Term to provide the Consulting Services, and Consulting Firm hereby accepts such engagement and agrees to perform the Consulting Services, upon the terms and conditions of this Agreement. Consulting Firm represents and warrants that it has full authority to enter into this Agreement and that it is not restricted in any manner whatsoever from performing services hereunder.

      (b) The relationship hereby created between Company and Consulting Firm shall be that of an independent contractor and shall not be considered as creating the relationship of employer-employee/laborer, partnership, principal-agent, joint venture or association of any other kind. Consulting Firm acknowledges that there does not exist between one or more of Consulting Firm, JSS or any employee or representative of Consulting Firm, on the one side, and one or more of Company or its Affiliates, on the other side, the relationship of employer-employee/laborer, partnership, principal-agent or joint venture.

      (c) Notwithstanding any other provision of this Agreement, unless Consulting Firm is or becomes subject to taxation in the U.S. as a result of actions other than those of Company set forth below, Company agrees that it will not during the Term or thereafter:

(i) take any action that would subject Consulting Firm or JSS to federal income taxation in the U.S. of any payments or benefits received by Consulting Firm under this Agreement;

(ii) take any tax position inconsistent with Consulting Firm or JSS being an independent contractor or not being subject to federal income taxation in the U.S. in connection with its performance under this Agreement (unless and until there is a final non-appealable judgment of a court of competent jurisdiction that requires Company to do otherwise); or

(iii) require Consulting Firm to perform any Consulting Services that Consulting Firm’s counsel advises Company would reasonably be expected to subject Consulting Firm or JSS to taxation in the U.S.

      3. Duties.

      (a) Provision of Consulting Services. Consulting Firm shall provide such consulting services as may be reasonably requested in writing by the Board of the Company related to the maintenance, fostering and promotion of a positive relationship between the Company and/or its Affiliates and high-ranking officials of those branches of the Mexican government that have an impact on the Mexican railroad industry or the Business (the “Consulting Services”). Consulting Firm shall faithfully perform its duties under this Agreement to the best of its ability, utilizing all of its skills and experience, and shall devote all business time necessary for the performance of the Consulting Services hereunder. Company acknowledges that Consulting Firm will render the Consulting Services in Mexico and in no event in the U.S.

      (b) Participation of JSS. Consulting Firm represents and warrants that (i) JSS is an officer of the Consulting Firm, serving as the legal representative, and (ii) JSS personally is actively engaged in the provision of Consulting Services to Company. Company acknowledges that JSS is employed full-time as the Chief Executive Officer of another corporation and may during the Term have other or additional business activities or interests, including managing other enterprises and managing his and his family’s investments and business activities. Nothing herein shall be interpreted to require that JSS devote his full time and full attention to providing the Consulting Services, provided that during the Term (whether or not this Agreement has been terminated) JSS shall not be employed by or provide any advice or service to any Competitor, as defined in the Stockholders’ Agreement.

      4. Term. The term of this Agreement shall be for a period of three (3) years, commencing on the first Business Day following the Effective Time and terminating on the third anniversary thereof, unless terminated earlier in accordance with Section 8 (the “Term”).

      5. Consulting Services Fees and Escrow.

      (a) Subject to the limitations in this Agreement, Company shall pay Consulting Firm during the Term as consideration for providing the Consulting Services an annual fee of $3,000,000 (three million Dollars) in cash (the “Annual Fee”), which Annual Fee shall be paid no later than the last day of the month following the first, second and third anniversary of the date of this Agreement (the “Payment Date”). At Closing (as defined in the Acquisition Agreement), Company shall deposit the total amount of the Annual Fee for each of the years comprising the three (3) year Term equal to $9,000,000 (nine million Dollars) (the “Consolidated Fee”) in an escrow account (the “Consulting Compensation Escrow”). The Consolidated Fee deposited in the Consulting Compensation Escrow shall be held and released by an escrow agent (the “Consulting Compensation Escrow Agent”) in accordance with the terms and conditions of this Agreement and the escrow agreement in the form attached hereto as Exhibit A (the “Consulting Compensation Escrow Agreement”).

      (b) Notwithstanding any other provision of this Agreement, the Annual Fee payable with respect to each successive one-year period within the Term shall not be paid on the respective Payment Date if the members of the Board who are independent directors of the Company, as defined under the applicable rules of the New York Stock Exchange (the “Non-Management Directors”), shall have reasonably determined in good faith prior to the applicable Payment Date that, during such one-year period (the “Payment Date Period”), Consulting Firm or JSS has failed to comply in one or more material respects with the terms of this Agreement, which failure was not remedied within ten (10) Business Days after written notice from the Non-Management Directors setting forth in reasonable detail the actions which the Non-Management Directors believe constitute such failure (collectively, the “Payment Conditions”). In the event that the Non-Management Directors determine that Consulting Firm or JSS has not satisfied the Payment Conditions, the Non-Management Directors shall, prior to the relevant Payment Date, provide written notice to Consulting Firm specifically identifying the manner in which the Non-Management Directors believe that Consulting Firm or JSS has failed to satisfy the Payment Conditions during such period and the Annual Fee which would have been paid pursuant to Section 5(a) shall be forfeited. In such case, the Company shall provide written notice to the Consulting Compensation Escrow Agent prior to the relevant Payment Date that the Payment Conditions have not been satisfied. If the Consulting Compensation Escrow Agent has not received such written notice prior to the relevant Payment Date, the Consulting Compensation Escrow Agent shall transfer the Annual Fee for such period to Consulting Firm pursuant to Section 5(a). For purposes of this Agreement, the determination of a majority of the Non-Management Directors shall be deemed the determination of the Non-Management Directors.

      (c) As of the date of execution of the Consulting Compensation Escrow Agreement, Consulting Firm shall control all investment decisions of the amounts held in escrow by the Consulting Compensation Escrow Agent. Subject to the Stockholders’ Agreement and in a manner that complies with the Securities Exchange Act of 1934 (the “Exchange Act”) and other applicable U.S. Laws and regulations, if so instructed by Consulting Firm, the Consulting Compensation Escrow Agent may acquire shares representing the capital stock of Company (“Consulting Firm Stock”).

      6. VAT Claim and Put Advisory Fee. On the later of (i) the Effective Date and (ii) the Final Resolution of the VAT Claim and Put (as defined in the Acquisition Agreement), Company shall pay to Consulting Firm $9,000,000 (nine million Dollars), which at the Company’s election upon ten (10) days notice to Consulting Firm may be paid in cash or common stock of the Company, valued at the Volume Weighted Price (the “VAT Claim and Put Advisory Fee”) as consideration for Consulting Firm’s services to Company in connection with the resolution of the VAT Claim and Put advisory services to Company. The Parties acknowledge that the Final Resolution may occur prior to the Effective Time, which shall not affect the Company’s obligation to make payment of the VAT Claim and Put Advisory Fee pursuant to this Section 6.

      7. Restrictions on Transfer of Consulting Firm Stock. Consulting Firm shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (“Transfer”) any interest in any shares of Consulting Firm Stock, except in accordance with the terms of the Stockholders’ Agreement.

      8. Termination.

      (a) Expiration. This Agreement shall terminate automatically upon the expiration of the Term, except for the provisions of Section 6, which shall survive such termination.

      (b) Death or Disability of JSS. This Agreement and Consulting Firm’s engagement hereunder shall terminate automatically on the death or disability of JSS. For purposes of this Agreement, “disability” shall mean the inability, in the reasonable good faith judgment of the Board, of JSS personally to be actively engaged in the day-to-day management, business and operations of Consulting Firm or personally to be actively engaged in the provision of Consulting Services to Company on account of physical or mental illness or incapacity, which illness or incapacity continues uninterruptedly for a period of six (6) consecutive months or continues with interruptions for an aggregate period of six (6) months within any given twelve (12) month period. In the event that this Agreement is terminated as a result of JSS’s death or disability, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occurred prior to such termination, (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of death or disability and, (iii) if the Final Resolution of the VAT Claim and Put (excluding for this purpose the one hundred eighty (180) day period for claims and appeals) has occurred, or occurs within six (6) months of the date of death or disability, the VAT Claim and Put Advisory Fee, if not previously paid, and such fee shall be payable at the date of the Final Resolution of the VAT Claim and Put. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination.

      (c) Dissolution or Bankruptcy of Consulting Firm. This Agreement and Consulting Firm’s engagement hereunder shall terminate automatically upon the commencement in any court of competent jurisdiction of a proceeding or case seeking (i) Consulting Firm’s reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Consulting Firm or of all or any substantial part of its property or assets or (iii) similar relief in respect of Consulting Firm under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or upon an order for relief against Consulting Firm entered in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts. In the event that this Agreement is terminated in accordance with the preceding sentence, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occurred prior to such termination, and (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of termination. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination.

      (d) Termination by Consulting Firm. Consulting Firm may terminate this Agreement and its engagement hereunder (i) at any time without reason by the giving of at least thirty (30) days’ advance written notice to Company, and (ii) in the event of any material breach of this Agreement by Company, upon Company’s failure to cure the same within ten (10) days of receipt of Consulting Firm’s written notice thereof. In the event that this Agreement is terminated by Consulting Firm (x) pursuant to clause (i) of the preceding sentence, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occurred prior to such termination, (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of termination or (y) pursuant to clause (ii) of the preceding sentence, Consulting Firm shall be entitled only to (i) any unpaid Annual Fees due for any Payment Date that occurred prior to such termination, (ii) all remaining Annual Fees payable during the remainder of the Term (assuming the Agreement had not been terminated and the Payment Condition had been met), and (iii) if the Final Resolution of the VAT Claim and Put (excluding for this purpose the one hundred eighty (180) day period for claims and appeals) has occurred, or occurs thereafter, the VAT Claim or Put Advisory Fee, if not previously paid, shall be payable at the date of the Final Resolution of the VAT Claim and Put. The payments required by clause (x)(i) and (ii) or (y)(i) and (ii) of the preceding sentence, as the case may be, shall be made in a lump sum within five (5) business days of the termination.

      (e) Termination by Company For Cause. Company may terminate this Agreement and Consulting Firm’s engagement hereunder “for Cause” immediately upon notice to Consulting Firm. In the event that this Agreement is terminated by the Company for Cause, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occurred prior to such termination, (ii) a pro rata portion of the applicable Annual Fee for the period from the last Payment Date to the date of termination. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination. For purposes of this Agreement, termination “for Cause” shall mean termination based upon any one or more of the following occurring after the Effective Date:

(i) Any material breach of this Agreement by Consulting Firm which is not cured within ten (10) days after Consulting Firm receives from the Board written notice of the breach which identifies in reasonable detail the actions which are alleged to constitute a material breach of this Agreement;

(ii) Material dishonesty of Consulting Firm (including that of JSS or one or more of Consulting Firm’s directors, officers or employees) involving Company or any Affiliate of Company;

(iii) Gross negligence or willful misconduct in the performance of Consulting Firm’s duties as determined in good faith by the Non-Management Directors which continues after written notice to the Consulting Firm from the Non-Management Directors identifying in reasonable detail the manner in which the Non-Management Directors believe that the Consulting Firm’s conduct constitutes gross negligence or willful misconduct;

(iv) Willful failure by Consulting Firm to provide Consulting Services as reasonably required from time to time by the Board or the Chief Executive Officer of the Company, which continues after written notice to the Consulting Firm from the Non-Management Directors identifying in reasonable detail the manner in which the Non-Management Directors believe that the Consulting Firm has not provided such Consulting Services (other than any such failure due to JSS’s disability);

(v) The indictment for, conviction of, or plea of nolo contendre to, a felony involving moral turpitude by Consulting Firm (including one or more of Consulting Firm’s directors or officers);

(vi) Embezzlement or misappropriation by Consulting Firm (including one or more of Consulting Firm’s directors, officers or employees) involving the Company or its Affiliates;

(vii) The failure of JSS to be an officer and (x) legal representative, or (y) actively engaged in the provision of the Consulting Services to Company (other than as a result of JSS’s death or disability); or

(viii) The commencement of a lawsuit by or on behalf of one or more of Consulting Firm or any director, officer or employee of Consulting Firm, including JSS, on the one side, against one or more of Company or any of its Affiliates, on the other side, claiming, in violation of Section 2(b), that there exists a relationship, other than an independent contractor relationship, between any director, officer or employee of Consulting Firm, including JSS, on the one side, and one or more of Company or its Affiliates, on the other side, including an employer-employee/laborer relationship, a partnership relationship, a principal-agent relationship, a joint venture relationship or an association of any other kind (a “Labor Lawsuit”).

      (f) Termination by Company Other Than For Cause. Company may terminate this Agreement and Consulting Firm’s engagement hereunder other than for Cause at any time by written notice to Consulting Firm. In the event that this Agreement is terminated by the Company other than for Cause, Consulting Firm shall be entitled only to (i) any unpaid Annual Fee due for any Payment Date that occurred prior to such termination, (ii) all remaining Annual Fees payable during the remainder of the Term (assuming the Agreement had not been terminated and the Payment Condition had been met) and, (iii) if the Final Resolution of the VAT Claim and Put (excluding for this purpose the one hundred eighty (180) day period for claims and appeals) has occurred, or occurs thereafter, the VAT Claim or Put Advisory Fee, if not previously paid, shall be paid at the date of the Final Resolution of the VAT Claim and Put. The payments required by clause (i) and (ii) of the preceding sentence shall be made in a lump sum within five (5) business days of the termination.

      9. Non-Disclosure. During the Term and at all times after any termination of this Agreement, Consulting Firm, its employees (including JSS), officers, directors, Affiliates and agents shall not, either directly or indirectly, use or disclose any Company trade secret, except to the extent necessary for Consulting Firm to perform its duties hereunder. For purposes of this Agreement, the term “Company trade secret” shall mean any information regarding the business or activities of Company or any subsidiary or Affiliate, including any formula, pattern, compilation, program, device, method, technique, process, customer list, technical information or other confidential or proprietary information, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts of Company or its subsidiary or Affiliate that are reasonable under the circumstances to maintain its secrecy. Notwithstanding the foregoing, Consulting Firm shall be entitled to make such disclosures as are required by applicable law or by the requirements of any governmental or judicial agency or body. In the event of any breach of this Section 9 by Consulting Firm, notwithstanding the requirement pursuant to Section 8(f) that Company pay to Consulting Firm all remaining unpaid portions of the Consolidated Fee, Company shall not be required to pay to Consulting Firm any remaining unpaid portions of the Consolidated Fee and shall be entitled to pursue such other legal and equitable remedies as may be available.

      10. Duties Upon Termination; Survival.

      (a) Duties. Upon termination of this Agreement, whether by Company, Consulting Firm or automatically, for any or no reason whatsoever, Consulting Firm shall immediately return to Company all Company trade secrets which exist in tangible form (including those in the possession of Consulting Firm’s officers, directors or employees).

      (b) Survival. The provisions of Sections 8, 9, 10, 11, 12 and 17 shall survive any termination of this Agreement by Company or Consulting Firm.

      11. Compliance with Laws.

      (a) In performing its obligations hereunder, and with regard to any funds, assets, or records relating thereto, Consulting Firm shall, and shall use its commercially reasonable efforts to cause each of its employees and agents to, comply in all material respects with all applicable laws and/or regulations which are applicable to Consulting Firm, the violation of which would reasonably be expected to adversely affect the Company.

      (b) Consulting Firm hereby acknowledges that it is the policy of Company to refrain from engaging in any act which may violate any federal, state, local or other laws of the U.S., including the Foreign Corrupt Practices Act (“U.S. Laws”), or any foreign laws, including foreign anti-bribery laws, which are applicable to Consulting Firm. Consulting Firm shall, and shall use its best efforts to cause its officers, directors, employees and agents to, comply with this policy.

      (c) In performing its obligations under this Agreement, Consulting Firm shall not, and shall use its best efforts to cause each of its employees and agents not to, directly or indirectly pay, offer, give or promise to pay or give, or authorize the payment or gift of any, monies or other things of value, to (a) an official, employee or agent of any government, (b) an official, employee or agent of any agency or instrumentality of any government, (c) a candidate for political office in any country, (d) a political party or party official in any country to influence any acts or decisions of such political party or party official, or (e) any other person, individual or entity at the suggestion, request or direction or for the benefit of any of the persons described in items (a) through (d) of this Section 11(c), in any such case in material violation of any laws and/or regulations applicable to Consulting Firm where it would reasonably be expected that such violation would constitute a violation by Company or by Consulting Firm as a result of its engagement hereunder.

      (d) Consulting Firm agrees promptly and completely to respond to Company’s reasonable requests for information necessary for Company to determine if any particular transaction can be conducted in compliance with U.S. Laws which are applicable to one or more of Consulting Firm, Company or any of Company’s Affiliates. Consulting Firm shall, and shall use its best efforts to cause each of its employees and agents to, execute all certifications and provide all information as Company may reasonably request for Company to comply with such applicable laws, regulations and orders. Consulting Firm agrees promptly to report to Company all violations of this Section 11 that Consulting Firm becomes aware of.

      (e) Consulting Firm shall, and shall use commercially reasonable efforts to cause each of its employees and agents to, maintain and keep in a safe place, for a period of five (5) years from the date of their origination, books, records and accounts in any media which adequately reflect the recipient, nature and terms of every payment, expenditure or other disbursement made directly or indirectly in connection with the sale and/or resale by Company of the services of Company or its employees (collectively, “Records”), and, upon judicial or arbitral order, shall make such Records available at Consulting Firm’s premises for inspection. Consulting Firm shall certify in writing that such Records at the time of such judicial or arbitral order, accurately and completely reflect the recipient, nature and terms of such payments, expenditures or disbursements. Immediately upon judicial or arbitral order, Consulting Firm shall provide to the issuing court or arbitration tribunal such supplementary information and explanation as is requested by such courts or arbitration tribunals (whether requested of Consulting Firm or of Company or its Affiliates) to fully understand the material contained in the Records and trace the application and use of every payment, expenditure or other disbursement made in connection with the sale of the services of Company or its Affiliates.

      (f) Consulting Firm represents and warrants that, to the best knowledge of its president, as of the date hereof, except as disclosed to Company, none of the officers, employees or agents of Consulting Firm, and none of their respective spouses, children (including step-children), siblings, parents (including step-parents), parents-in-law (including step-parents-in-law), uncles and aunts, is an employee, officer or representative of any government or agency or instrumentality of any government, or of a political party or is a candidate for political office. Consulting Firm agrees promptly to notify Company of any change in the status of the officers, employees or agents of Consulting Firm, or their respective family members specified above of which it becomes aware after the date hereof, which would make the representations or warranties set forth in this paragraph inaccurate.

      (g) Company shall withhold from any payment under this Agreement any amount required to be withheld by Company under applicable law.

      12. Indemnification. Consulting Firm shall indemnify and hold Company and each of its Affiliates, and each of their respective officers, directors, employees, members, stockholders, agents and representatives, harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys’, accountants’, experts’ and other fees and expenses in connection therewith) (“Losses”) resulting from, arising out of, or due to, directly or indirectly, the filing of a Labor Lawsuit by or on behalf of Consulting Firm or any director, officer or employee of Consulting Firm, including JSS. The indemnification set forth in the preceding sentence shall be in addition to any other remedy to which Company may be entitled by law or equity. All indemnification payments of Consulting Firm hereunder shall be in Dollars. The indemnification obligations of Consulting Firm set forth in this Section 12 shall survive the termination or expiration of this Agreement. In addition to any other remedy, Company shall be entitled, but shall not be obligated, to offset all Losses against any obligations of Company to Consulting Firm, now or hereafter existing, including payments of the Annual Fee.

      13. Notice. Notices and all other communications to either Party pursuant to this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent via express courier such as UPS or DHL (as high priority) or delivered by facsimile (but only to the extent that a copy of such facsimile is sent via express courier such as UPS or DHL (as high priority) promptly thereafter), addressed as follows, or to such other address as a Party shall designate by notice to the other Party:

      (a) in the case of Company, to:

Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105
Attention: Senior Vice President and General Counsel

      With a copy (which shall not constitute notice) to:

Sonnenschein Nath & Rosenthal LLP
4520 Main Street, Suite 1100
Kansas City, MO 64111
Attention: John F. Marvin

and

White & Case, S.C.
Blvd. Manuel Ávila Camacho 24, PH
Colonia Lomas de Chapultepec, 11000
México, D.F., Mexico
Attention: José Vicente Corta Fernández and/or Iker I. Arriola Peñalosa

      (b) in the case of Consulting Firm, to:

José F. Serrano International Business, S.A. de C.V.
[ ]
[ ]
[ ]
Attention: José Francisco Serrano Segovia

      With a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005, U.S.A.
Attention: Thomas C. Janson

and

Martínez, Algaba, Estrella, De Haro y Galván Duque, S.C.
Paseo de los Tamarindos [*]
Colonia Bosques de las Lomas [*]
México, D.F., México
Attention: Carlos Galván Duque

      14. Amendment. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing, signed by Consulting Firm, the Chairman of the Board and a duly authorized member of the Board. No waiver by either Party at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

      15. Successors in Interest. The rights and obligations of Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Company, regardless of the manner in which such successors or assigns shall succeed to the interest of Company hereunder, and this Agreement shall not be terminated by the voluntary or involuntary dissolution of Company or by any merger or consolidation or acquisition involving Company, or upon any transfer of all or substantially all of Company’s assets, or terminated otherwise than in accordance with its terms. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation or other person to which such assets shall be transferred. Neither this Agreement nor any of the payments or benefits hereunder may be pledged, assigned or transferred by Consulting Firm either in whole or in part in any manner, without the prior written consent of Company.

      16. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      17. Governing Law; Dispute Resolution.

      (a) Resolution of any and all disputes between the Parties arising from or in connection with this Agreement or any transactions contemplated by this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, (“Disputes”) including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this Section 17; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

      (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND ENFORCEMENT THEREOF SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

      (c) As to any Dispute which is not resolved in the ordinary course of business, the Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Parties may initiate this procedure by delivery of written notice of the Dispute (the “Dispute Notice”) to the other. Not later than 20 days after delivery of the Dispute Notice, one executive of one of the Parties with authority to settle the Dispute shall meet with one executive of the other Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Party’s executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this Section 17(c) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

      (d) Each Party hereby agrees to submit all Disputes not resolved pursuant to Section 17(c) to final and binding arbitration in New York, New York, U.S. Either Party may initiate such arbitration by delivery of a demand therefor (the “Arbitration Demand”) to the other Party not sooner than 60 days after the date of delivery of the Dispute Notice but promptly thereafter; provided, that if a Party rejects participation in the procedures provided under Section 17(c), the other Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorneys’ fees and expenses, and Arbitration Costs (as defined below) in connection with arbitration hereunder.

      (e) Three Arbitrators shall be appointed (the “Arbitrators”), one of whom shall be appointed by Company, one by Consulting Firm, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two Arbitrators within ten (10) Business Days of the first two Arbitrators’ confirmation by the American Arbitration Association. If either Party fails to appoint an Arbitrator within ten (10) Business Days of a request in writing by the other Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within ten (10) Business Days of their confirmation by the American Arbitration Association, then such Arbitrator shall be appointed by the American Arbitration Association in accordance with its Commercial Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within fifteen (15) days thereafter; provided, that the Arbitrators may extend the date of the hearing upon request of any Party to the extent necessary to insure that such Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Parties five Business Days before the hearing date. At such time the Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

(i) The arbitration shall be conducted in the English language pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, (A) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (B) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present at such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Party may at its expense make a stenographic record thereof.

(ii) The Arbitrators shall endeavor to complete all hearings not later than 120 days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in Section 17(b). Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of New York, U.S., and the courts of the Federal District of Mexico. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators’ fees and expenses, fees and expenses of experts and fees and expenses of translators (“Arbitration Costs”) between the prevailing and non-prevailing Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Party has rejected participation in procedures under Section 17(c), the Arbitrators may assess all Arbitration Costs against the non-prevailing Party and may include in the award the prevailing Party’s attorneys’ fees and expenses in connection with any and all proceedings under this Section 17. Notwithstanding the foregoing, in no event may the Arbitrators award multiple or punitive damages.

      (f) Pursuant to an agreement of the Parties or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in Section 17, each Party irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement shall be brought only in the courts of the State of New York, or of Federal courts of the U.S. sitting in New York, and by execution and delivery of this Agreement, each Party irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Agreement, the enforcement of the terms of this Agreement and the other terms contemplated hereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

      (g) Each of the Parties irrevocably appoints CT Corporation (the “Process Agent”), at 111 Eighth Avenue, New York, New York 10011 (212-894-8940), respectively as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the Parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Parties agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

      18. Entire Agreement; Effective Time. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and terminates and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the terms of Consulting Firm’s engagement or severance arrangements. This Agreement shall become effective at the Effective Time.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

KANSAS CITY SOUTHERN

By:	/s/ MICHAEL R. HAVERTY

Name: Michael R. Haverty

Title:	Chairman, President & CEO

JOSÉ F. SERRANO INTERNATIONAL BUSINESS, S.A. DE C.V.

By:	/s/ JOSÉ FRANCISCO SERRANO SEGOVIA

Name: José Francisco Serrano Segovia

      Unless otherwise specified herein, all capitalized terms used and not defined in the following Guaranty (as defined below) shall have the meanings ascribed to them in the above Consulting Agreement.

      JSS hereby, unconditionally and irrevocably, personally guarantees (the “Guaranty”), by way of an independent obligation to Company, the obligation of Consulting Firm pursuant to Section 12 of the Agreement to indemnify and hold Company and each of its Affiliates, and each of their respective officers, directors, employees, members, stockholders, agents and representatives harmless from and against all Losses (as such term is defined in Section 12 of the Agreement) resulting from, arising out of, or due to, directly or indirectly, the filing of a Labor Lawsuit by Consulting Firm or any director, officer or employee of Consulting Firm, including JSS (“Guaranteed Obligation”). This is a guaranty of payment and not of collection only. If for any reason whatsoever Consulting Firm shall fail or be unable promptly to comply with the Guaranteed Obligation, JSS will promptly upon receipt of notice thereof from Company, pay or cause to be paid in lawful money of the U.S. the unpaid Guaranteed Obligation then due and payable to Company (in the amounts and to the extent required of Consulting Firm under the Agreement). JSS waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligation and notice of or proof of reliance by Company upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligation shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Company and Consulting Firm shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor agrees that (i) any notice provided in the manner required under the Agreement shall be deemed to constitute notice to JSS for purposes hereof and (ii) any knowledge of Consulting Firm shall be deemed knowledge of JSS for purposes hereof. The liability of the undersigned under this Guaranty shall not be affected or excused by (x) any lack of enforceability against Consulting Firm of the Guaranteed Obligation for any reason whatsoever and (y) any other circumstance which might otherwise constitute a discharge of a guarantor. JSS waives promptness, diligence and notices with respect to the Guaranteed Obligation and this Guaranty and any requirement that Company exhaust any right or take any action against Consulting Firm. Any term or provision of this paragraph which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this paragraph or affecting the validity or enforceability of any of the terms or provisions of this paragraph in any other jurisdiction. If any provision of this paragraph is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. This Guaranty is strictly limited to the Guaranteed Obligations.

      AGREED AND ACCEPTED AS OF THE DATE OF THE ABOVE CONSULTING AGREEMENT

/s/ JOSÉ FRANCISCO SERRANO SEGOVIA

José Francisco Serrano Segovia

1585 Broadway New York, NY 10036 tel 212 761 4000

Appendix D

December 14, 2004

Board of Directors

Kansas City Southern
427 West 12th Street
Kansas City, MO 64105

Members of the Board of Directors:

We understand that Kansas City Southern (“KCS”), KARA Sub, Inc. (“KARA Sub”), KCS Investment I, Ltd. (“KCS Investment”), KCS Acquisition Subsidiary, Inc. (“KCS Sub”), Caymex Transportation, Inc. (“Caymex”) (KARA Sub, KCS Investment, KCS Sub and Caymex are subsidiaries of KCS), Grupo TMM, S.A. “TMM”), TMM Holdings, S.A. de C.V., a subsidiary of TMM (“TMMH”), TMM Multimodal, S.A. de C.V., a subsidiary of TMMH (“MM”), and Grupo Transportation Ferroviarta Mexicana, S.A. de C.V..(“GTFM”), a subsidiary of MM (each, a “Party” and collectively, the “Parties”), propose to enter into an Amended and Restated Acquisition Agreement, substantially in the form of the draft dated December 10, 2004 (the “Amended Acquisition Agreement”), which provides, among other things, for the acquisition by KCS of all of MM’s interest in GTFM through (i) the purchase by KARA Sub, KCS Investment and Caymex (together, the “KCS Purchasers”) from MM of all of the capital stock of GTFM held by MM (the “Stock Purchase”), (ii) the investment by MM in KCS Sub (the “Subsidiary Investment”), and (iii) the merger of KCS Sub with and into KCS (the “Merger”) upon the terms and subject to the conditions of the Amended Acquisition Agreement. Additionally, we understand that KCS and a consulting firm (the “Consulting Firm”) propose to sign a separate consulting agreement, substantially in the form of the draft dated December 10, 2004 (the “Consulting Agreement” and together with the Amended Acquisition Agreement, the “Agreements”) and that the effectiveness of the Consulting Agreement is conditioned upon the closing of the Amended Acquisition Agreement (collectively, the Stock Purchase, Subsidiary Investment, Merger and Consulting Agreement comprise the “Acquisition”).

Morgan Stanley & Co. Incorporated (“Morgan Stanley”) understands that certain of the Parties entered into an Acquisition Agreement dated as of April 20, 2003 (the “Original Acquisition Agreement”). We further understand that disputes with respect to the Original Acquisition Agreement and certain other matters have arisen between the parties to that agreement and the Parties desire to amend and restate the Original Acquisition Agreement in order to, among other things, facilitate settlement and final resolution of such disputes.

Under the Amended Acquisition Agreement, the KCS Purchasers shall purchase, acquire and receive from MM, and MM shall sell, assign, transfer, convey and deliver to the KCS Purchasers all GTFM Shares held by MM, consisting of 25,500 shares of Series “A” fixed capital stock of GTFM and 3,842,901 shares of Series “A” variable capital stock of GTFM (collectively, the “GTFM Shares”), for (i) $200 million in cash (ii) 18,000,000 shares of KCS common stock, (iii) promissory notes in the aggregate principal amount of $47 million (the “Indemnity Escrow Notes”) and (iv) up to $110 million in stock and cash in a potential VAT Contingency Payment, as defined in the Amended Acquisition Agreement. Additionally, the Consulting Firm shall receive additional consideration for its consulting services (the total consideration to be received by

MM and the Consulting Firm as part of the Acquisition is the “Aggregate Consideration”). The terms and conditions of the Acquisition are more fully set forth in the Agreements.

You have asked for our opinion as to whether the Aggregate Consideration to be paid by KCS in the Acquisition is fair from a Financial point of view to KCS.

For purposes of the opinion set forth herein, we have:

i)	reviewed certain publicly available financial statements and other information of GTFM, TMM and KCS;

ii)	reviewed certain internal financial statements and other financial and operating data concerning GTFM prepared by the management of GTFM;

iii)	reviewed certain financial projections prepared by the management of GTFM;

iv)	discussed the past and current operations and financial condition and the prospects of GTFM with senior executives of GTFM and TMM;

v)	reviewed certain internal financial statements and other financial operating data concerning KCS prepared by the management of the KCS;

vi)	reviewed certain financial projections regarding GTFM and KCS prepared by the management of KCS;

vii)	discussed the past and current operations and financial condition and the prospects of KCS, including information relating to certain strategic, financial and operational benefits anticipated from the Acquisition, with senior executives of KCS;

viii)	reviewed the pro forma impact of the Acquisition on KCS’s earnings per share, consolidated and standalone capitalization and financial ratios;

ix)	compared the financial performance of GTFM with that of certain other comparable publicly-traded companies and their securities;

x)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

xi)	discussed the strategic rationale for the Acquisition with the management of KCS;

xii)	participated in discussions and negotiations among representatives of TMM and KCS and their financial and legal advisors;

xiii)	reviewed the Agreements and certain related documents; and

xiv)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Acquisition,,we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of GTFM and KCS, and we express no opinion with respect to such forecasts or assumptions on which they are based. In addition, we have assumed that the Acquisition will be consummated in accordance with the terms set forth in the Agreements. We have relied upon the assessments by the management of KCS of the strategic rationale for the Acquisition. We are not legal, tax or regulatory experts and for the purposes of our analysis, we have assumed the accuracy and veracity of the assessments provided by such advisors to KCS with respect to such issues. We have not made any independent valuation or appraisal of the assets or liabilities of GTFM or KCS, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of KCS in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Acquisition. In addition, Morgan Stanley or one or more of its affiliates intends to participate in the financing of the Acquisition. In the ordinary course of our securities trading, investment management or brokerage activities, we or our affiliates may actively trade the securities or loans of KCS or TMM for our own account, for the accounts of investment funds or other accounts under the management of Morgan Stanley or its affiliates and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities or loans. In the past, Morgan Stanley and its affiliates have provided and may in the future seek to provide financial advisory and financing services for KCS and have received fees and may receive fees for the rendering of these services.

This opinion addresses only the fairness of the Aggregate Consideration to be paid as part of the Acquisition, and does not address the fairness or the relative fairness of the consideration to be paid to the recipients thereof or the terms and conditions of the receipt of such consideration. Our opinion does not address the relative merits of the Acquisition or its structure compared to any other alternative business transaction or transaction structure that might be or might have been available to KCS, including the transaction contemplated as part of the Original Acquisition Agreement. It is understood that this letter is for the information of the Board of Directors of KCS and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by KCS in respect of the Acquisition with the Securities and Exchange Commission, in addition, this opinion does not in any manner address the prices at which the common and preferred stock of KCS will trade following consummation of the Acquisition or at any other time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of KCS should vote at the shareholder’s meeting held in connection with the Acquisition.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Aggregate Consideration to be paid by KCS in the Acquisition is fair from a financial point of view to KCS.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ NELSON WALSH

Nelson Walsh
Managing Director

Kansas City Southern

Special Meeting of Shareholders
March 29, 2005

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS, EACH OF WHICH IS VALID UNDER DELAWARE LAW:

1. Vote by Internet
2. Vote by Phone
3. Vote by mailing your proxy in the enclosed envelope.

VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Visit our Internet Voting site at http://www.eproxyvote.com/ksu and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, March 28, 2005. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

VOTE BY TELEPHONE
Your telephone vote is quick, easy and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your proxy card below.
4. Follow the simple recorded instructions.

Please note that all votes cast by Telephone must be submitted prior to 5:00 p.m. Central Time, March 28, 2005. Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

VOTE BY MAIL

1. Read the accompanying Proxy Statement.
2. Mark your vote on the reverse side of the attached proxy card.
3. Sign and date the proxy card.
4. Detach and return the proxy card in the postage paid envelope provided.

THANK YOU FOR YOUR VOTE

(Tear Here)

KANSAS CITY SOUTHERN	PROXY

     This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated February 28, 2005, receipt of which is hereby acknowledged.

Signature		Date	, 2005

Signature		Date	, 2005

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing. Please indicate whether you plan to attend the Special Meeting:

	☐ Will Attend		☐ Will Not Attend
(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

KANSAS CITY SOUTHERN	PROXY

This proxy is solicited by the Board of Directors. Robert J. Druten, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern entitled to be voted by the stockholder(s) signing this proxy at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Special Meeting. If no choice is specified, such proxies will vote “For” the proposal.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

Kansas City Southern

Special Meeting of Shareholders
March 29, 2005

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS, EACH OF WHICH IS VALID UNDER DELAWARE LAW:

1. Vote by Internet
2. Vote by Phone
3. Vote by mailing your voting instruction card in the enclosed envelope.

VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Visit our Internet Voting site at http://www.eproxyvote.com/ksuep and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, March 27, 2005. Your Internet vote instructs the trustee of the plan how to vote the shares of Kansas City Southern allocated to your account under the plan.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY TELEPHONE
Your telephone vote is quick, easy and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your voting instruction card below.
4. Follow the simple recorded instructions.

Please note that all votes cast by Telephone must be submitted prior to 5:00 p.m. Central Time, March 27, 2005. Your telephone vote instructs the trustee of the plan how to vote the shares of Kansas City Southern allocated to your account under the plan.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY MAIL

1. Read the accompanying Proxy Statement.
2. Mark your vote on the reverse side of the attached voting instruction card.
3. Sign and date the voting instruction card.
4. Detach and return the voting instruction card in the postage paid envelope provided.

THANK YOU FOR YOUR VOTE

(Tear Here)

CONFIDENTIAL VOTING INSTRUCTIONS TO NATIONWIDE TRUST COMPANY AS TRUSTEE UNDER
THE KANSAS CITY SOUTHERN EMPLOYEE STOCK OWNERSHIP PLAN

Signature	Date	, 2005

Please sign exactly as name appears.
(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

Kansas City Southern

Special Meeting of Shareholders

March 29, 2005

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS, EACH OF WHICH IS VALID UNDER DELAWARE LAW:

1. Vote by Internet
2. Vote by Phone
3. Vote by mailing your voting instruction card in the enclosed envelope.

VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Visit our Internet Voting site at http://www.eproxyvote.com/ksu4k and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, March 27, 2005. Your Internet vote instructs the trustee of the plan how to vote the shares of Kansas City Southern allocated to your account under the plan.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY TELEPHONE
Your telephone vote is quick, easy and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your voting instruction card below.
4. Follow the simple recorded instructions.

Please note that all votes cast by Telephone must be submitted prior to 5:00 p.m. Central Time, March 27, 2005. Your telephone vote instructs the trustee of the plan how to vote the shares of Kansas City Southern allocated to your account under the plan.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY MAIL

1. Read the accompanying Proxy Statement.
2. Mark your vote on the reverse side of the attached voting instruction card.
3. Sign and date the voting instruction card.
4. Detach and return the voting instruction card in the postage paid envelope provided.

THANK YOU FOR YOUR VOTE

(Tear Here)

CONFIDENTIAL VOTING INSTRUCTIONS TO NATIONWIDE TRUST COMPANY AS TRUSTEE UNDER
THE KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN.

Signature	Date	, 2005

Please sign exactly as name appears.
(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

Kansas City Southern

Special Meeting of Shareholders
March 29, 2005

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS, EACH OF WHICH IS VALID UNDER DELAWARE LAW:

1. Vote by Internet
2. Vote by Phone
3. Vote by mailing your voting instruction card in the enclosed envelope.

VOTE BY INTERNET
Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Visit our Internet Voting site at http://www.eproxyvote.com/ksude and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, March 27, 2005. Your Internet vote instructs the trustee of the plan how to vote the shares of Kansas City Southern allocated to your account under the plan.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY TELEPHONE
Your telephone vote is quick, easy and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your voting instruction card below.
4. Follow the simple recorded instructions.

Please note that all votes cast by Telephone must be submitted prior to 5:00 p.m. Central Time, March 27, 2005. Your telephone vote instructs the trustee of the plan how to vote the shares of Kansas City Southern allocated to your account under the plan.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY MAIL

1. Read the accompanying Proxy Statement.
2. Mark your vote on the reverse side of the attached voting instruction card.
3. Sign and date the voting instruction card.
4. Detach and return the voting instruction card in the postage paid envelope provided.

THANK YOU FOR YOUR VOTE

(Tear Here)

CONFIDENTIAL VOTING INSTRUCTIONS TO MARSHALL & ISLEY TRUST AS TRUSTEE UNDER
THE EMPLOYEE STOCK OWNERSHIP PLAN OF DST SYSTEMS, INC.

Signature	Date	, 2005

Please sign exactly as name appears.

(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105

February 28, 2005

Dear Participant in the Gateway Western Railway Union 401(k) Plan:

     Enclosed is your voting instruction card in connection with the Special Meeting of Stockholders of KCS to be held on March 29, 2005, which instructs Nationwide Trust Company as Trustee of the Gateway Western Railway Union 401(k), how to vote the shares of KCS common stock allocated to your 401(k) account.

     Please do not deliver this card to the Company, as your vote is confidential. Your card should be returned to UMB Bank, N.A., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013, in the enclosed postage-paid return envelope at your earliest convenience.

Thank you,

Michael R. Haverty
Chairman of the Board,
President and Chief Executive Officer

PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED

(Date, sign and return promptly in the prepaid envelope enclosed)
(Tear Here)

CONFIDENTIAL VOTING INSTRUCTIONS TO NATIONWIDE TRUST COMPANY AS TRUSTEE
UNDER THE GATEWAY WESTERN RAILWAY UNION 401(K) PLAN

Signature	Date	, 2005

Please sign exactly as name appears.

(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105

February 28, 2005

Dear Participant in The Kansas City Southern Railway Company Union 401(k) Plan:

     Enclosed is your voting instruction card in connection with the Special Meeting of Stockholders of KCS to be held on March 29, 2005, which instructs Nationwide Trust Company as Trustee of The Kansas City Southern Railway Company Union 401(k) Plan, how to vote the shares of KCS common stock allocated to your 401(k) account.

     Please do not deliver this card to the Company, as your vote is confidential. Your card should be returned to UMB Bank, N.A., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013, in the enclosed postage-paid return envelope at your earliest convenience.

Thank you,

Michael R. Haverty
Chairman of the Board,
President and Chief Executive Officer

PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED

(Date, sign and return promptly in the prepaid envelope enclosed)
(Tear Here)

CONFIDENTIAL VOTING INSTRUCTIONS TO NATIONWIDE TRUST COMPANY AS TRUSTEE
UNDER THE KANSAS CITY SOUTHERN RAILWAY COMPANY UNION 401(K) PLAN

Signature	Date	, 2005

Please sign exactly as name appears.

(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105

February 28, 2005

Dear Participant in the MidSouth Rail Union 401(k) Retirement Savings Plan:

     Enclosed is your voting instruction card in connection with the Special Meeting of Stockholders of KCS to be held on March 29, 2005, which instructs Nationwide Trust Company as Trustee of the MidSouth Rail Union 401(k) Retirement Savings Plan, how to vote the shares of KCS common stock allocated to your 401(k) account.

     Please do not deliver this card to the Company, as your vote is confidential. Your card should be returned to UMB Bank, N.A., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013, in the enclosed postage-paid return envelope at your earliest convenience.

Thank you,

Michael R. Haverty
Chairman of the Board,
President and Chief Executive Officer

PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED

(Date, sign and return promptly in the prepaid envelope enclosed)
(Tear Here)

CONFIDENTIAL VOTING INSTRUCTIONS TO NATIONWIDE TRUST COMPANY AS TRUSTEE
UNDER THE MIDSOUTH RAIL UNION 401(K) RETIREMENT SAVINGS PLAN

Signature	Date	, 2005

Please sign exactly as name appears.

(Continued on other side)

(Continued, and to be signed on reverse side)

(Tear Here)

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on March 29, 2005, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting.

1. Proposed Issuance of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.